As filed with the Securities and Exchange Commission on November 26, 2008
Registration No. 333-140025

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 2 to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EDUCATION MANAGEMENT LLC
EDUCATION MANAGEMENT FINANCE CORP.
(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware Delaware	8249 8249	20-4506022 20-4887689
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Education Management Corporation
210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222
(412)-562-0900
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

J. Devitt Kramer, Esq.
Senior Vice President, General Counsel and Secretary
210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222
(412)-562-0900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a copy to:
Richard A. Fenyes, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Tel: (212) 455-2000

Approximate date of commencement of proposed offer: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	per Note	Offering Price	Fee
8 3/4% Senior Notes due 2014	(1)	(1)	(1)	(1)
10 1/4% Senior Subordinated Notes due 2016	(1)	(1)	(1)	(1)
Guarantees of 8 3/4% Senior Notes due 2014(2)	(1)	(1)	(1)	(1)
Guarantees of 10 1/4% Senior Subordinated Notes due 2016(2)	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by an affiliate of the registrant. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no filing fee is required.

(2)	See inside facing page for additional registrant guarantors.

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

Table of Additional Registrant Guarantors

Address, Including Zip Code
	State or Other		and Telephone Number,
Exact Name of	Jurisdiction of	I.R.S. Employer	Including Area Code, of
Registrant Guarantor as	Incorporation or	Identification	Registrant Guarantor’s
Specified in Its Charter	Organization	Number	Principal Executive Offices

AID Restaurant, Inc.	Texas	01-0691168	8080 Park Lane Suite 100 Dallas, Texas 75231 214-692-8080
AIH Restaurant, Inc.	Texas	76-0431417	1900 Yorktown Houston, Texas 77056 713-623-2040
AIIM Restaurant, Inc.	Minnesota	41-1977654	15 S. 9th St. LaSalle Building Minneapolis, Minnesota 55409 612-332-3361
Argosy University Family Center, Inc.	Minnesota	16-1665500	310 East 38th St. Minneapolis, MN 55409 612-827-5981
Brown Mackie Holding Company	Delaware	20-3108775	210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222 412-562-0900
The Connecting Link, Inc.	Georgia	58-1987235	5126 Ralston St. Ventura, CA 93003 805-654-0739
EDMC Marketing and Advertising, Inc.	Georgia	58-1591601	210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222 412-562-0900
Higher Education Services, Inc.	Georgia	58-1983881	709 Mall Avenue Savanah, GA 31406 803-799-9082
MCM University Plaza, Inc.	Illinois	36-4118464	210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222 412-562-0900

Filed Pursuant to Rule 424(b)(3)
File No. 333-140025

PROSPECTUS

Education Management LLC
Education Management Finance Corp.

$375,000,000 8 3/4% Senior Notes due June 1, 2014
$385,000,000 10 1/4% Senior Subordinated Notes due June 1, 2016

The 8 3/4% senior notes due June 1, 2014 (the “senior notes”) were issued on June 1, 2006 in exchange for the 8 3/4% senior notes due June 1, 2014 originally issued on June 1, 2006. The 10 1/4% senior subordinated notes due June 1, 2016 (the “senior subordinated notes”) were issued on June 1, 2006 in exchange for the 10 1/4% senior subordinated notes due June 1, 2016 originally issued on June 1, 2006. The senior notes and the senior subordinated notes are collectively referred to as the “notes,” unless the context otherwise requires.

We will pay interest on the notes on June 1 and December 1 of each year. The senior notes will mature on June 1, 2014 and the senior subordinated notes will mature on June 1, 2016.

The notes will be redeemable, in whole or in part, on or after June 1, 2010 in the case of the senior notes and on or after June 1, 2011 in the case of the senior subordinated notes, in each case at the redemption prices specified under “Description of Notes — Optional Redemption.” In addition, we may redeem up to 35% of each series of the notes before June 1, 2009 with the net cash proceeds from certain equity offerings at a price equal to 108.75% in the case of the senior notes and 110.25% in the case of the senior subordinated notes. We may also redeem the notes, at any time prior to June 1, 2010 in the case of the senior notes and June 1, 2011 in the case of the senior subordinated notes, in whole or in part, at a price equal to their principal amount plus a make-whole premium together with accrued and unpaid interest.

The notes of each series are fully and unconditionally guaranteed by all of our existing direct and indirect domestic restricted subsidiaries, other than any subsidiary that directly owns or operates a school or has been formed for such purpose and has no material assets. The senior notes and the guarantees thereof are general unsecured senior obligations and are pari passu with or senior to all of our and the guarantors’ existing and future debt, but are effectively subordinated to all secured obligations and any obligations of non-guarantor subsidiaries. The senior subordinated notes and the guarantees thereof are unsecured senior subordinated obligations and are subordinated to all of our and the guarantors’ existing and future senior debt and effectively subordinated to all secured obligations and any obligations of non-guarantor subsidiaries.

See “Risk Factors” beginning on page 17 for a discussion of certain risks that you should consider before participating in the exchange offers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offers or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and may be used by Goldman, Sachs & Co. and other affiliates of The Goldman Sachs Group, Inc. in connection with offers and sales of the notes related to market-making transactions in the notes effected from time to time. Such affiliates of The Goldman Sachs Group, Inc. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any proceeds from such sales.

The date of this prospectus is November 26, 2008.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

We have not authorized anyone to give you any information or to make any representations about the transactions we discuss in this prospectus other than those contained in the prospectus. If you are given any information or representation about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

We have filed with the U.S. Securities and Exchange Commission, or the “SEC”, a registration statement on Form S-1 under the Securities Act with respect to the notes offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted

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as permitted by the rules and regulations of the SEC. For further information about us and the notes, we refer you to the registration statement and to its exhibits and schedules. With respect to statements in this prospectus about the contents of any contract, agreement or other document, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers.

The public may read and copy any reports or other information that we and our subsidiaries file with the SEC. Such filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website is included in this prospectus as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Some of the industry and market data contained in this prospectus are based on independent industry publications or other publicly available information, while other information is based on internal company sources. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified, and neither the underwriters nor we can assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market industry data contained in this prospectus, and beliefs and estimates based on such data, may not be reliable. We obtained information relating to the U.S. post-secondary education market from the National Center for Education Statistics, which is the primary federal entity for collecting and analyzing data related to education, the College Board, the U.S. Census Bureau, the U.S. Department of Labor — Bureau of Labor Statistics and Eduventures Inc., a leading information services company for the education market.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you in making your investment decision. You should carefully read the entire prospectus, including the financial data and related notes and section entitled “Risk Factors,” before making an investment decision.

Our ultimate parent company, Education Management Corporation (“EDMC” or the “Predecessor”), was acquired by Providence Equity Partners, Goldman Sachs Capital Partners and Leeds Equity Partners (the “Sponsors”) on June 1, 2006 through a merger of an acquisition company into EDMC, with EDMC surviving the merger (the “Transaction”). Unless the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “the Successor” and “the Company” refer to Education Management LLC and its consolidated subsidiaries (including Education Management Finance Corp.), which consist of all of EDMC’s operations prior to the merger. References to our fiscal year refer to the twelve month period ended June 30 of the year referenced.

Education Management Corporation was incorporated under Pennsylvania law in 1962. Education Management LLC was organized under Delaware law on March 15, 2006. Education Management Finance Corp. was incorporated under Delaware law on May 2, 2006. EDMC’s principal executive offices are located at 210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222 and its telephone number is (412) 562-0900. Our website is accessible through www.edmc.com. Information on, or accessible through, this website is not a part of, and is not incorporated into, this prospectus.

Our Business

EDMC is among the largest providers of post-secondary education in North America, with approximately 110,500 enrolled students as of October 2008. We offer academic programs to our students through campus-based and online instruction, or through a combination of both. We are committed to offering quality academic programs and continuously strive to improve the learning experience for our students. Our educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including design, media arts, health sciences, psychology and behavioral sciences, culinary, fashion, business, education, legal and information technology. Each of our schools located in the United States is licensed in the state in which it is located, accredited by a nationally recognized accreditation agency and certified by the U.S. Department of Education, enabling students to access federal student loans, grants and other forms of public and private financial aid. Our academic programs are designed with an emphasis on applied, career-oriented content and are taught primarily by faculty members who, in addition to having appropriate credentials, offer practical and relevant professional experience in their respective fields. Our net revenues for fiscal 2008 were $1,684.2 million.

During our more than 35-year operating history, we have expanded the reach of our education systems and currently operate 88 primary locations across 28 U.S. states and in Canada. In addition, we have offered online programs since 2000, enabling our students to pursue degrees fully online or through a flexible combination of both online and campus-based education. Since October 1997, we have experienced a compounded annual enrollment growth rate of 18.0%. During the same time period, the schools that we have owned or operated for one year or more experienced a compounded annual enrollment growth rate of 12.0%.

Since the Transaction in June 2006, we have enhanced our senior management team and made investments to accelerate enrollment growth. We have made significant investments in numerous areas of our workforce, including marketing and admissions, new and expanded campuses, online education and infrastructure in order to support future enrollment growth and enhance the student experience. Our increased focus on online education has resulted in strong enrollment growth. The number of students enrolled in fully online academic programs has more than doubled to approximately 13,100 students in October 2007, compared to approximately 4,600 students in July 2006. In addition, we have opened 15 new locations, acquired two schools, developed over 30 new academic programs and introduced over 375 new or existing academic programs to locations that had not previously offered such programs. Total enrollment at our schools has grown by 19.5% between October 2006 and October 2007. During the same time period, same-school enrollment for schools owned or operated for one year or more increased 18.2%.

Each of our 88 schools provides student-centered, career-focused education. Our portfolio of schools is organized and managed to capitalize on recognized brands and align them with specific targeted markets based on field of study, employment opportunity, type of degree offering and student demographics:

•	The Art Institutes. The Art Institutes focus on applied arts in creative professions such as graphic design, interior design, web design and interactive media, digital filmmaking, media arts and animation, game art and design, fashion design and marketing and culinary arts. The Art Institutes offer Associate’s, Bachelor’s and Master’s degree programs, as well as certain non-degree diploma programs. Students pursue their degrees through local campuses, fully online programs through The Art Institute of Pittsburgh, Online Division and blended formats, which combine on campus and online education. There are 43 Art Institutes campuses in 23 U.S. states and in Canada.

•	Argosy University. Argosy University offers academic programs in psychology and behavioral sciences, education, business and health sciences disciplines. Argosy students can obtain Doctoral, Master’s and undergraduate degrees. Argosy’s academic programs focus on graduate students seeking advanced credentials as a prerequisite to initial licensing, career advancement and/or structured pay increases. Students pursue their degrees through local campuses, fully online programs and blended formats. There are 19 Argosy University campuses in 13 U.S. states.

•	Brown Mackie Colleges. Brown Mackie Colleges offer flexible Associate’s and non-degree diploma programs that enable students to develop skills for entry-level positions in high demand vocational specialties and Bachelor’s degree programs that assist students to advance within the workplace. Brown Mackie Colleges offer programs in growing fields such as nursing, medical assisting, business, criminal justice, legal support and information technology. There are 20 Brown Mackie College campuses in ten U.S. states.

•	South University. South University offers programs in health sciences and business disciplines, including business administration, health services management, nursing, pharmacy, medical assistant, criminal justice and information technology. South University offers Doctoral, Master’s, Bachelor’s and Associate’s degrees through local campuses, fully online programs and blended formats. There are five South University campuses in four U.S. states.

Our business model has a number of favorable financial characteristics, including consistent historical revenue growth, the opportunity for future profit margin expansion and strong operating cash flow generation, although the increase in interest expense resulting from the significant indebtedness that we incurred in connection with the Transaction has caused our net income to decline in recent periods as compared to periods prior to the Transaction.

•	History of consistent revenue growth. We believe that we benefit from a business model with good insight into future revenue and earnings, given the length of our academic programs and relatively consistent persistence rates. Over 63% of our students as of October 2007 were enrolled in Doctorate, Master’s and Bachelor’s degree programs, which are typically multi-year programs that contribute to the overall stability of our student population. The significant investments we have made since the Transaction in numerous areas of our workforce, including marketing and admissions, new campuses and online education and infrastructure, are designed to support future enrollment growth.

•	Opportunity for future profit margin expansion. Our business model benefits from scale and permits us to leverage fixed costs across our delivery platforms. Since the Transaction in June 2006, and notwithstanding the increase in interest expense resulting from the indebtedness that we incurred in connection with the Transaction and the resulting adverse effect on our net income, we have made significant investments in numerous areas of our workforce in order to support future enrollment growth and enhance the student experience. We expect that our business model, along with the anticipated benefits of these investments, will enable us to leverage fixed costs as we add new locations and expand our existing locations. With respect to our online programs, we have built sufficient presence to enable us over time to utilize shared technology and infrastructure. We believe that our continued focus on information systems, operating processes and key performance indicators will permit us to enhance our educational quality, growth and profitability over time, although we expect that expenses incurred with respect to our student lending initiatives will negatively impact our profitability in the short term.

•	Strong operating cash flow generation. We historically have generated strong cash flows. We benefit from investments with attractive returns on capital and favorable working capital balances due to advance payment of tuition and fees. In fiscal 2008, we generated cash flows from operations of $151.3 million. Since the Transaction, most of our investments have been made to support growth, as well as the infrastructure required to leverage our delivery platforms.

All of these characteristics complement the successful outcomes that we deliver to our students, as reflected in our student persistence and graduate employment rates and in student satisfaction survey data. Approximately 90% of undergraduate students who graduated from our institutions during the calendar year ended December 31, 2007 and were available for employment obtained a position in their field of study or a related field within six months of graduation.

Industry Overview

The U.S. Department of Education estimates that the U.S. public and private post-secondary education market for degree-granting institutions was a $364 billion industry in 2005, representing approximately 17.5 million students enrolled at over 4,300 institutions. According to the National Center of Education Statistics, traditional students, who typically are recent high school graduates under 25 years of age and are pursuing their first higher education degree, represent approximately 61% of the national student population. The remaining 39% of the student population is comprised of non-traditional students, who are largely working adults pursuing further education in their current field or are preparing for a new career.

We believe that there are a number of factors contributing to the long-term growth of the post-secondary education industry. First, the shift toward a services-based economy increases the demand for higher levels of education. According to the U.S. Department of Labor — Bureau of Labor Statistics, the projected growth rate for total job openings from 2006 to 2016 for occupations that require post-secondary education is over 15%, nearly double the growth rate for occupations that do not require post-secondary education. Second, economic incentives are favorable for post-secondary graduates. According to the U.S. Census Bureau, in 2005, the median income for individuals aged 25 years and older with a Bachelor’s degree was approximately 63% higher than for high school graduates of the same age with no college experience, and the average unemployment rate in 2006 for persons aged 25 years and older with a Bachelor’s degree was nearly half that of those without college experience. Third, government and private financial aid in various forms, including loan guarantees, grants and tax benefits for post-secondary students, has continued to increase. We believe that this support will continue as the U.S. government emphasizes the development of a highly skilled, educated workforce to maintain global competitiveness. Finally, the strong demand for post-

secondary education has enabled educational institutions to consistently increase tuition and fees. According to the College Board, public four-year colleges have increased tuition and fees by 7.1% annually on average over the last ten years.

We believe that for-profit providers will capture an increasing share of the growing demand for post-secondary education, which has not been fully addressed by traditional public and private universities. Non-profit public and private institutions can face limited financial capability to expand their offerings in response to the growing demand for education, due to a combination of state funding challenges, significant expenditures required for research and the professor tenure system. Certain private institutions also may control enrollments to preserve the perceived prestige and exclusivity of their degree offerings.

As a result, we believe that for-profit, post-secondary education providers continue to have significant opportunities for growth. According to the National Center of Education Statistics, the number of students at for-profit, degree-granting institutions grew at an average annual rate of 15.4% from 1995 to 2005, compared to 2.1% growth for all degree-granting institutions over the same period. For-profit providers have continued their strong growth, primarily due to the higher flexibility of their programmatic offerings and learning structure, their emphasis on applied, career-oriented content and their ability to consistently introduce new campuses and academic programs. Despite rapid growth, the share of the post-secondary education market that has been captured by for-profit providers remains relatively small. In 2005, according to the National Center for Education Statistics, for-profit institutions accounted for 5.8% of all post-secondary enrollments, up from 1.7% in 1995.

We believe that growth in online education has been supported by favorable student outcomes, the flexibility and convenience associated with the instructional format and the higher penetration of broadband Internet access. According to Eduventures Inc., a leading information services company for the education market, online education programs generated an estimated $8.6 billion of revenues in 2006. Eduventures estimates that online enrollment grew by 36% annually from 2002 to 2005 and projects growth of 20% in 2007 and 17% in 2008.

The post-secondary education industry is highly fragmented, with no one provider controlling a significant share of the market. Students choose among providers based on programs and degrees offered, program flexibility and convenience, quality of instruction, graduate employment rates, reputation and recruiting effectiveness. This multi-faceted market fragmentation results in significant differentiation among various education providers, limited direct competition and minimal overlap between for-profit providers. The main competitors of for-profit, post-secondary education providers are local public and private two-year junior and community colleges, traditional public and private undergraduate and graduate colleges and, to a lesser degree, other for-profit, career-oriented schools.

Our Competitive Strengths

We believe that the combination of the following strengths differentiates our business:

•	Recognized brands aligned with specific fields of study and degree offerings

We offer academic programs primarily through four education systems. We have devoted significant resources to establishing, and continue to invest in developing, the brand identity for each education system. Through The Art Institutes, Argosy University, Brown Mackie Colleges and South University education systems, we have the ability to align our academic program offerings to address the unique needs of specific student groups. Our marketing strategy is designed to develop brand awareness among practitioners and likely prospects in particular fields of study. We believe that this comprehensive brand building approach in each specific market also enables us to gain economies of scale with respect to student acquisition and retention costs, assists in the recruitment and retention of quality faculty and staff members and accelerates our ability to expand online course offerings.

•	Diverse program offerings and broad degree capabilities

Our breadth of programmatic and degree offerings enables us to appeal to a diverse range of potential students. We currently offer academic programs in the following areas: design, media arts, health sciences, psychology and behavioral sciences, culinary, fashion, business, education, legal and information technology. Students seeking Bachelor’s or more advanced degrees represent over 63% of our student population, which provides us with a stable student population and consistent revenues.

•	National portfolio of schools and integrated online learning platform

The combination of our national portfolio of schools and integrated online learning platform provides students at three of our education systems with flexible curriculum delivery options and academic programs taught on campus, online and in blended formats. This flexibility enables our academic programs to appeal to both traditional students and working adults who may seek convenience due to scheduling, geographical or other constraints.

We have 88 primary locations across 28 U.S. states and in Canada. Our campuses are located primarily in large metropolitan areas, and we focus our marketing efforts on generating demand primarily within a 100-mile radius of the campus. Throughout our history, we have invested in our campuses in order to provide attractive and efficient learning environments. Our schools offer many amenities found in traditional colleges, including libraries, bookstores and laboratories, as well as the industry-specific equipment necessary for the various programs that we offer.

Our online presence offers a practical and flexible solution for our students. We have made a significant investment in online education by strengthening our online presence within The Art Institutes, Argosy University and South University education systems. We have introduced new online academic programs, strengthened our technology infrastructure, hired additional faculty and staff and increased our spending on marketing and admissions. We intend to continue to invest in the expansion of our online program offerings and our marketing efforts to capitalize on our well-known branded schools in order to expand our online presence.

•	Commitment to offering quality academic programs and student and graduate success

We are committed to offering quality academic programs, and we continuously strive to improve the learning experience for our students. We are dedicated to recruiting and retaining quality faculty and instructors with relevant industry experience and appropriate academic credentials. Our advisory boards help us to reassess and update our educational offerings on a regular basis in order to ensure the relevance of our curriculum and to design new academic programs. We do this with the goal of enabling students to either enter or advance in their chosen field. Our staff of trained, dedicated career services specialists maintains strong relationships with employers in order to improve our student graduate employment rates in their chosen fields. We measure the quality of our academic programs through metrics such as student persistence, graduate employment and graduate starting salary.

•	Strong management team with a focus on long-term performance

Since the Transaction, we have enhanced our senior management team and made investments to accelerate enrollment growth and build infrastructure to establish a platform for sustainable growth. Our school presidents and senior operating executives also have substantial experience in the sector and have contributed to our history of success. We plan to continue to build our strong management team as we execute on our growth strategy.

Our Growth Strategy

We intend to pursue the following key elements of our current growth strategy:

•	Introduce new and existing academic programs across our national portfolio of schools

We seek to identify emerging industry trends in order to understand the evolving educational needs of our students and graduates. With the assistance of over 1,500 industry experts and employers who actively participate on curriculum advisory teams, we are able to rapidly develop new academic programs that address specific market opportunities. We are also able to tailor our existing proprietary content for courses across our degree programs. New academic programs that we have introduced since the Transaction include Master’s degree programs in Interior Design, Management, Principal Preparation and Health Services Management, Bachelor’s degree programs in Entertainment Design, Hotel and Restaurant Management and Hospitality Management, and Associate’s degree programs in Accessory Design, Early Childhood Education, Restaurant and Catering Operations, Registered Nursing and Veterinary Technician.

In addition to developing new academic programs, we frequently introduce existing academic programs to additional locations in our national portfolio of schools, allowing us to drive incremental enrollment growth, utilize our existing curriculum development in multiple locations and capitalize on identified market needs.

•	Increase enrollments in online distance learning and blended-format programs

Our investments in online education have enabled us to increase the number of students enrolled in fully online academic programs from approximately 4,600 students as of July 2006 to approximately 13,100 students as of October 2007. We believe that the fully online programs offered by The Art Institute of Pittsburgh, Online Division, Argosy University and South University allow us to offer academic programs that meet the needs of a wide range of distance learning students. In addition, our 88 schools operate under brands that are well-known within various fields, and we believe that our online programs benefit from our strong campus presence and related marketing expenditures. Online offerings are also a cost effective means for us to utilize many of our existing education curricula and generate attractive returns on capital. We intend to continue to invest in the expansion of our online program offerings and enhance our marketing efforts to capitalize on our well-known branded schools and further expand our online presence.

•	Develop new school locations in attractive markets

We believe that many attractive locations are available to open additional campuses across the United States. We have identified target locations in new geographic markets, as well as opportunities to open additional campuses within existing large metropolitan areas. Because of the relatively large number of potential markets available for opening new campuses, we focus our efforts on markets that we believe offer the most attractive projected growth and return on capital. We rigorously analyze employment statistics and demographic data in order to align our new schools with the specific educational needs of a targeted market. This focus enables penetration and presence for new schools. After entering a market, we drive incremental growth through the introduction of new academic programs and degrees, which enhance return on investment in new markets. We pursue additional efficiencies through our centralized and standardized infrastructure, systems and processes.

Recent Developments in Student Financial Assistance

In the United States, the largest sources of financial assistance that enable students at our schools to pay for the cost of their education are the federal student aid programs under Title IV of the Higher Education Act of 1965, which we refer to as the HEA. Additional sources of funds include other federal grant programs, state grant and loan programs, private loan programs and institutional grants and scholarships. During fiscal 2008, approximately 64% and 22% of our net revenues were indirectly derived from Title IV programs and private loan programs, respectively. There have been significant recent developments that have affected these programs.

On May 7, 2008, the Ensuring Continued Access to Student Loans Act of 2008 was enacted to authorize the U.S. Department of Education to purchase student loans from lenders of private, federally guaranteed Title IV loans in order to provide liquidity relief to student lenders in light of the tightened credit markets. The act also provides increased student loan availability by, among other things, increasing the maximum amount a student can borrow under the Stafford loan program by $2,000. In addition, legislation to reauthorize the HEA through at least September 30, 2014 became law in August 2008. The HEA reauthorization, among other things, revised the 90/10 Rule described elsewhere in this prospectus to provide relief from the increases in student aid availability established by the Ensuring Continued Access to Student Loans Act in May 2008 for those loans that are disbursed before July 1, 2011.

We are responding to our students’ need for private educational loans through several initiatives. In April 2008, we entered into a new agreement with SLM Corporation, which we refer to as Sallie Mae, to provide up to $90 million of loans to current students who previously received loans from Sallie Mae but do not satisfy Sallie Mae’s current underwriting criteria. We have added new lenders to our recommended providers of private student loans and have provided additional training to our financial aid officers to enable them to better advise prospective students regarding alternative financial resources. In August 2008, we introduced a new student loan program with a private lender that enables students who have exhausted all available government-sponsored or other aid and have been denied a private loan to borrow funds to finance a portion of their tuition and other educational expenses.

Risk Factors

Investing in the notes involves substantial risks. See “Risk Factors” for a description of some of the risks you should consider before investing in the notes.

“Argosy University”, “Brown Mackie College” and the names of certain of our other schools included in this prospectus are our trademarks. We have omitted the “®” and “tm” trademark designations for such trademarks in this prospectus. Nevertheless, all rights to such trademarks named in this prospectus are reserved. All other brand names and tradenames appearing in this prospectus are the property of their respective holders.

The Notes

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuers	Education Management LLC and Education Management Finance Corp., wholly-owned subsidiary of Education Management LLC, jointly and severally issued the outstanding notes. Education Management Finance Corp. has only nominal assets, does not currently conduct any operations and was formed solely to act as co-issuer of the outstanding notes.

Securities Offered	$760.0 million aggregate principal amount of notes, consisting of:

• $375.0 million aggregate principal amount of 8 3/4% senior notes due 2014; and

• $385.0 million aggregate principal amount of 10 1/4% senior subordinated notes due 2016.

Maturity	The senior notes will mature on June 1, 2014.

The senior subordinated notes will mature on June 1, 2016.

Interest Rate	The senior notes bear interest at a rate of 8 3/4% per annum.

The senior subordinated notes bear interest at a rate of 10 1/4% per annum.

Interest Payment Dates	June 1 and December 1.

Ranking	The senior notes are our senior unsecured obligations and:

•    rank senior in right of payment to our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior notes, including the senior subordinated notes;

• rank equally in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior notes; and

•    are effectively subordinated in right of payment to all of our existing and future secured debt (including obligations under our senior secured credit facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the senior notes.

Similarly, the guarantees of the senior notes are senior unsecured obligations of the guarantors and:

• rank senior in right of payment to all of the applicable guarantor’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior notes, including such guarantor’s guarantee under the senior subordinated notes;

•    rank equally in right of payment to all of the applicable guarantor’s existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior notes; and

•    are effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under our senior secured credit facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the senior notes.

The senior subordinated notes are our unsecured senior subordinated obligations and:

• are subordinated in right of payment to our existing and future senior debt, including our senior secured credit facilities and the senior notes;

• rank equally in right of payment to all of our future senior subordinated debt;

•    are effectively subordinated in right of payment to all of our existing and future secured debt (including our senior secured credit facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the senior subordinated notes; and

• rank senior in right of payment to all of our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior subordinated notes.

Similarly, the guarantees of the senior subordinated noted are unsecured senior subordinated obligations of the guarantors and:

•    are subordinated in right of payment to all of the applicable guarantor’s existing and future senior debt, including such guarantor’s guarantee under our senior secured credit facilities and the senior notes;

• rank equally in right of payment to all of the applicable guarantor’s future senior subordinated debt;

•    are effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under our senior secured credit facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the senior subordinated notes; and

•    rank senior in right of payment to all of the applicable guarantor’s future subordinated debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior subordinated notes.

As of September 30, 2008 (1) the senior notes and related guarantees ranked senior to the $385.0 million of senior subordinated notes, (2) the senior subordinated notes and related guarantees ranked junior to $1,315.7 million of senior indebtedness outstanding under our senior secured credit facilities, including $180.0 million outstanding on our revolving credit facility that we borrowed in September 2008, and the $375.0 million senior notes and (3) we had an additional $39.8 million of unutilized capacity outstanding under our revolving credit facility after giving effect to amounts already drawn and $102.7 million of letters of credit at September 30, 2008.

Guarantees	The notes are fully and unconditionally guaranteed by all of Education Management LLC’s existing direct and indirect domestic restricted subsidiaries, other than any subsidiary that directly owns or operates a school or has been formed for such purpose and has no material assets, and will also be guaranteed by certain future restricted subsidiaries that guarantee other debt. For the three months ended September 30, 2008, our guarantor subsidiaries accounted for $3.3 million, or 0.8% of our net revenues, and $0.1 million of net income, compared to a total company net loss of $3.4 million. As of September 30, 2008, our guarantor subsidiaries, exclusive of inter-company balances, accounted for $6.7 million, or 0.2% of our total assets, and $2.3 million, or 0.1%, of our total liabilities.

Since our non-guarantor subsidiaries are our primary source of revenue, the guarantors will have limited ability to make payments in respect of the notes if the issuers are unable to satisfy their payment obligations. As a result, the guarantees will be of limited value.

Optional Redemption	Prior to June 1, 2010, we will have the option to redeem some or all of the senior notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium (as described in “Description of Notes — Optional Redemption — Senior Notes”) plus accrued and unpaid interest to the redemption date. Beginning on June 1, 2010, we may redeem some or all of the senior notes at the redemption prices listed under “Description of Notes — Optional Redemption — Senior Notes” plus accrued interest on the senior notes to the date of redemption.

Prior to June 1, 2011, we will have the option to redeem some or all of the senior subordinated notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium (as described in “Description of Notes — Optional Redemption — Senior Subordinated

Notes”) plus accrued and unpaid interest to the redemption date. Beginning on June 1, 2011, we may redeem some or all of the senior subordinated notes at the redemption prices listed under “Description of Notes — Optional Redemption — Senior Subordinated Notes” plus accrued interest on the senior subordinated notes to the date of redemption.

Optional Redemption After Certain Equity Offerings	At any time (which may be more than once) (i) before June 1, 2009, we may choose to redeem up to 35% of the senior notes at a redemption price equal to 108.75% of the face amount thereof and (ii) before June 1, 2009 we may choose to redeem up to 35% of the senior subordinated notes at a redemption price equal to 110.25% of the face amount thereof, in each case, with proceeds that we raise in one or more equity offerings, as long as at least 50% of the aggregate principal amount of the notes issued of the applicable series remains outstanding afterwards.

See “Description of Notes — Optional Redemption.”

Change of Control	Upon the occurrence of a change of control, you will have the right, as holders of the notes, to require us to repurchase some or all of the notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of Notes — Repurchase at the Option of Holders — Change of Control.”

We may not be able to pay you the required price for notes you present to us at the time of a change of control, because:

• we may not have enough funds at that time; or

• terms of our senior debt, including, in the case of the senior subordinated notes, the indenture governing the senior notes, may prevent us from making such payment.

Your right to require us to repurchase a series of notes upon the occurrence of a change of control will be suspended during any time that the applicable series of notes has investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

Restrictive Covenants	We issued the senior notes and the senior subordinated notes under separate indentures. The indentures governing the notes contain covenants limiting our ability and the ability of our restricted subsidiaries to:

• incur additional debt or issue certain preferred shares;

• pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

• make certain investments;

• sell certain assets;

• create liens on certain assets to secure debt;

• consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

• enter into certain transactions with our affiliates; and

• designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of Notes.” These covenants will be superseded with respect to a series of notes at all times when the applicable series of notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s but will be reinstated if such notes cease to have an investment grade rating.

No Public Market	The notes are freely transferable, but we cannot assure you that a market for the notes or the liquidity of the market will be maintained. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to maintain a market in the notes. The initial purchasers are not obligated, however, to maintain a market in the notes, and any such market-making may be discontinued by the initial purchasers in their discretion without notice.

Summary Consolidated Financial and Other Data

The following table sets forth summary historical consolidated financial data as of the dates and for the periods indicated. The Predecessor financial data contain information relating to Education Management Corporation prior to the consummation of the Transaction. The Successor financial data contain information relating to Education Management LLC after consummation of the Transaction. The summary historical consolidated balance sheet data at June 30, 2007 and 2008 and consolidated statement of operations and of cash flows data for the periods from July 1, 2005 through May 31, 2006, June 1 through June 30, 2006 and the fiscal years ended June 30, 2007 and 2008 have been derived from Education Management LLC’s and Education Management Corporation’s audited consolidated financial statements and related notes appearing elsewhere in this prospectus. The summary historical consolidated statement of operations and of cash flows data for the years ended June 30, 2004 and 2005 and the consolidated balance sheets at June 30, 2004, 2005 and 2006 presented in this table have been derived from audited consolidated financial statements not included in this prospectus.

The summary consolidated statement of operations data and the summary consolidated statement of cash flows data for the Successor three-month periods ended September 30, 2008 and 2007, and the summary consolidated balance sheet data of Successor as of September 30, 2008 and 2007 have been derived from our unaudited financial statements, which are included elsewhere in this prospectus. The unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements at June 30, 2008 and 2007 and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of our financial position and operating results for the unaudited periods.

The results of operations for any period are not necessarily indicative of the results to be expected for any future period. The summary historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, “Selected Consolidated Financial and Other Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

	Predecessor			Successor
			Period from	Period from
			July 1, 2005	June 1, 2006
	Year Ended		through	through	Year Ended		Three Months Ended
	June 30,		May 31,	June 30,	June 30,		September 30,
	2004(1)	2005(2)	2006	2006	2007	2008	2007	2008
	(Dollars in millions)
Statement of Operations Data:
Net revenues	$853.0	$1,019.3	$1,095.8	$74.4	$1,363.7	$1,684.2	$361.3	$434.2

Costs and expenses:
Educational services	497.6	564.2	590.9	59.0	729.9	901.1	205.6	253.5
General and administrative	167.1	202.4	273.3	26.0	314.9	419.3	96.1	121.3
Depreciation and amortization	55.3	84.1	62.9	7.4	90.5	100.3	28.3	26.6

Total costs and expenses	720.0	850.7	927.1	92.4	1,135.3	1,420.7	330.0	401.4

Income (loss) before interest and income taxes	133.0	168.6	168.7	(18.0)	228.4	263.5	31.3	32.8
Interest expense (income), net	2.5	(0.2)	(5.3)	14.1	169.1	157.7	40.7	38.3

Income (loss) before income taxes	130.5	168.8	174.0	(32.1)	59.3	105.8	(9.4)	(5.5)
Provision for (benefit from) income taxes	53.5	67.2	73.6	(12.4)	27.1	41.1	(3.6)	(2.1)

Net income (loss)	$77.0	$101.6	$100.4	$(19.7)	$32.2	$64.7	$(5.8)	$(3.4)

	Predecessor						Successor
					Period from		Period from
					July 1, 2005		June 1, 2006
	Year Ended				through		through	Year Ended				Three Months Ended
	June 30,				May 31,		June 30,	June 30,				September 30,
	2004(1)		2005(2)		2006		2006	2007		2008		2007		2008
	(Dollars in millions)
Balance Sheet Data:
Cash and cash equivalents (excludes restricted cash)	$116.7		$172.0				$263.3	$250.7		$236.0		$308.4		$349.0
Total assets	828.0		956.0				3,945.5	3,949.0		4,054.3		4,035.2		4,227.0
Total debt, including current portion	128.6		70.4				2,110.0	2,030.0		2,021.4		1,936.8		2,078.2
Total shareholders’ or members’ equity	528.7		666.0				1,282.8	1,311.1		1,351.2		1,293.1		1,347.0
Statement of Cash Flows Data:
Net cash flows provided by (used in):
Operating activities	$166.3		$192.5		$301.7		$(22.4)	$179.4		$151.3		$185.0		$108.5
Investing activities	(239.9)		(98.1)		(56.4)		(3,534.1)	(110.8)		(157.3)		(33.7)		(52.6)
Financing activities	102.0		(39.0)		(43.2)		3,445.5	(80.8)		(8.5)		(93.2)		56.8
Other Data:
EBITDA(3)	$188.3		$252.7		$231.6		$(10.6)	$318.9		$363.8		59.6		59.4
Capital expenditures(4)	82.3		74.9		57.9		7.7	96.1		150.9		32.8		50.8
Enrollment at beginning of fall quarter(5)	58,828		66,179		72,471			80,324		95,990
Campus locations (at period end)(6)	66		70		71		71	78		88		79		88
Ratio of earnings to fixed charges(7)	7.7	x	9.2	x	9.4	x		1.3	x	1.5	x	0.9	x	0.9	x

(1)	South University and the Brown Mackie Colleges are included as of their respective acquisition dates during fiscal 2004.

(2)	Fiscal 2005 results include a $19.5 million charge related to cumulative adjustments for changes in lease accounting recorded in depreciation and amortization expense in the statement of operations. This amount was substantially offset by a cumulative credit of $15.7 million related to the amortization of a deferred rent credit recorded in educational services expense in the statement of operations.

(3)	EBITDA, a measure used by management to measure operating performance, is defined as net income plus interest expense (income), net, provision for income taxes, depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our obligations to make interest payments and our other debt service obligations have increased substantially as a result of the indebtedness incurred to finance the Transaction and to pay related expenses in June 2006. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Further, we use EBITDA less capital expenditures as a financial target for purposes of determining cash bonuses granted pursuant to our Management Incentive Compensation Plan (“MICP”), as described under “Management — Compensation Discussion and Analysis — Cash Bonuses.” In addition, management believes that EBITDA provides more comparability between the historical results of EDMC and results that reflect purchase accounting and the new capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these presentations of EBITDA may not be comparable to other similarly titled measures of other companies. EBITDA is calculated as follows:

	Predecessor			Successor
			Period from	Period from
			July 1, 2005	June 1, 2006			Three Months
	Year Ended		through	through	Year Ended		Ended
	June 30,		May 31,	June 30,	June 30,		September 30,
	2004	2005	2006	2006	2007	2008	2007	2008
	(Dollars in millions)
Net income (loss)	$77.0	$101.6	$100.4	$(19.7)	$32.2	$64.7	$(5.8)	$(3.4)
Interest (income) expense, net	2.5	(0.2)	(5.3)	14.1	169.1	157.7	40.7	38.3
Provision for (benefit from) income taxes	53.5	67.2	73.6	(12.4)	27.1	41.1	(3.6)	(2.1)
Depreciation and amortization(a)	55.3	84.1	62.9	7.4	90.5	100.3	28.3	26.6

EBITDA(b)	$188.3	$252.7	$231.6	$(10.6)	$318.9	$363.8	$59.6	$59.4

(a)	Depreciation and amortization includes non-cash charges related to property, equipment and intangible asset impairments of $4.2 million in fiscal 2005, $5.5 million in fiscal 2008 and $4.8 million in the three-month period ended September 30, 2007. The year ended June 30, 2005 also includes $19.5 million related to cumulative adjustments for changes in lease accounting.

(b)	EBITDA, as presented above, is different from the Adjusted EBITDA calculated for the purpose of determining compliance with our senior secured credit agreement and the indentures governing our notes. For an explanation of our Adjusted EBITDA, see “Management Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

(4)	Capital expenditures represent net cash paid for property and equipment, leasehold improvements, online curriculum development, software and other assets.

(5)	Represents the number of students enrolled in our schools as of the first week in October of the preceding calendar year.

(6)	The Art Institute of Toronto announced in June 2007 that it will no longer accept new students and that it will close after all current students complete their respective programs. Prior to announcing this closing, approximately 250 students attended the Art Institutes of Toronto.

(7)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges include interest expense, whether expensed or capitalized, amortization of debt issuance costs, and the portion of rental expense representative of the interest factor. Earnings for the period June 1 through June 30, 2006 were inadequate to cover fixed charges by $32.1 million.

RISK FACTORS

You should carefully consider the following risks and all of the other information set forth in this prospectus before deciding to invest in the notes. The following risks comprise all the material risks of which we are aware; however, these risks and uncertainties may not be the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business or financial performance. If any of the events or developments described below actually occurred, it could have a material adverse effect on our business, financial condition or results of operations. In that case, the trading price of the senior notes and senior subordinated notes would likely decline, and you could lose all or part of your investment in the senior notes and senior subordinated notes.

RISKS RELATED TO OUR HIGHLY REGULATED INDUSTRY

Failure of our schools to comply with extensive regulations could result in monetary liabilities or assessments, restrictions on our operations, limitations on our growth or loss of external financial aid funding for our students.

A majority of our net revenues are indirectly derived from federal student financial aid programs pursuant to Title IV of the Higher Education Act of 1965, as amended (“Title IV programs”). Our participation in Title IV programs is subject to certification and oversight by the U.S. Department of Education and is further conditioned upon approvals granted by other agencies. Each of our schools also must obtain and maintain approval to enroll students, offer instruction and grant credentials from the state authorizing agency in the state in which the school is located. Such approval is also a precondition to the ability of our students to participate in Title IV programs. Participation in Title IV programs also requires each school to be accredited by an accrediting agency recognized by the U.S. Department of Education as a reliable authority on institutional quality and integrity. Accreditation is, in turn, conditioned upon the maintenance of applicable state authorization. Our schools also must comply with the requirements of any loan guarantee agencies that guarantee certain federal student loans made to our schools’ students, the requirements of such state financial aid programs as may be available to our students and the requirements of specialized accrediting agencies which oversee educational quality in particular program areas. Further, a new student loan program that we recently introduced may require us to obtain licenses, registrations or other forms of regulatory approval. As a result, our schools are subject to extensive regulation and review by these agencies which cover virtually all phases of our operations. These regulations also affect our ability to acquire or open additional schools, add new educational programs, implement the new student loan program that we are developing, substantially change existing programs or change our corporate or ownership structure. The agencies that regulate our operations periodically revise their requirements and modify their interpretations of existing requirements. See “Business — Accreditation”, “Business — Student Financial Assistance”, “Business — Federal Oversight of Title IV Programs”, “Business — State Authorization and Accreditation Agencies” and “Business — Canadian Regulation and Financial Aid”.

If any of our schools were to violate or fail to meet any of these legal and regulatory requirements, we could suffer monetary liabilities or assessments, limitations on our operating activities, loss of accreditation, limitations on our ability to add new schools or offer new programs, termination of or limitations on the school’s ability to grant degrees and certificates, or limitations on or suspension or termination of the school’s eligibility to participate in federal student financial aid programs. A significant portion of our students rely on federal student financial aid funds to finance their education. We cannot predict with certainty how all of these requirements will be applied or interpreted by a regulatory body or whether each of our schools will be able to comply with all of the applicable requirements in the future.

If we fail to obtain periodic recertifications for our schools to participate in Title IV programs, or if our certifications are withdrawn by the U.S. Department of Education prior to the next scheduled recertification, students at the affected schools would no longer be able to receive Title IV program funds.

Our schools are required to seek recertifications from the U.S. Department of Education periodically in order to participate in Title IV programs. The current provisional certifications of all but 14 of our schools expire between March 31, 2009 and December 31, 2009, and our applications for recertifications will be due for submission three months in advance of each expiration. Provisional certification for the other 14 schools expires on June 30, 2011. The U.S. Department of Education will also review our schools’ continued certifications in the event that we undergo a change of ownership and control pursuant to U.S. Department of Education regulations. In addition, the U.S. Department of Education may take emergency action to suspend any of our schools’ certification without advance notice if it receives reliable information that a school is violating Title IV requirements and determines that immediate action is necessary to prevent misuse of Title IV funds. If the U.S. Department of Education were to decide not to renew or to withdraw our certification to participate in Title IV programs at any time, our students no longer would be able to receive Title IV program funds, which would have a material adverse effect on our enrollments, revenues and results of operations.

Congress may change eligibility standards or reduce funding for federal student financial aid programs, or other governmental or regulatory bodies may change similar laws or regulations relating to other student financial aid programs, which could reduce the growth of our student population and revenue.

Political and budgetary concerns can significantly affect Title IV programs and other laws and regulations governing federal and state student financial aid programs. Title IV programs are made available pursuant to the provisions of the HEA, and the HEA must be reauthorized by Congress approximately every six years. Independent of reauthorization, Congress must annually appropriate funds for Title IV programs. In August 2008, the most recent reauthorization of the HEA was enacted, continuing the Title IV HEA programs through at least September 30, 2014. Future reauthorizations or appropriations may result in numerous legislative changes, including those that could adversely affect our ability to participate in the Title IV programs and the availability of Title IV and non-Title IV funding sources for our students. Congress also may impose certain requirements upon the state or accrediting agencies with respect to their approval of our schools. Any action by Congress or the U.S. Department of Education that significantly reduces funding for the federal student financial aid programs or the ability of our schools or students to participate in these programs would have a material adverse effect on our student population and revenue. Legislative action also may increase our administrative costs and require us to modify our practices in order for our schools to comply fully with applicable requirements.

In September 2007, President Bush signed into law legislation which, among other things, decreases private lender and guaranty agency yields for participation in the Federal Family Education Loan (“FFEL”) program, decreases student interest rates on Stafford loans and limits repayment obligations for students who receive loans pursuant to Title IV programs. Decreased yields could discourage Title IV lenders from continuing to provide private, federally guaranteed Title IV loans to our students. The new HEA reauthorization includes new notification and certification requirements for private non-Title IV program educational loans and makes them subject to the Truth in Lending Act requirements and potential liabilities, which could adversely affect private lenders’ ability to make such loans and thereby affect our students’ ability to access private student loans.

Because a significant percentage of our revenue is derived from Title IV and alternative loan programs, any action by Congress that significantly reduces Title IV program funding, the availability or attractiveness of alternative loans or the ability of our schools or students to participate in Title IV programs could have a material adverse effect on our business, results of operations or financial condition. Legislative action also could increase our administrative costs and require us to adjust our practices in order for our schools to comply fully with Title IV program requirements.

If we do not meet specific financial responsibility ratios and other compliance tests established by the U.S. Department of Education, our schools may lose eligibility to participate in federal student financial aid programs, which may result in a reduction in our student enrollment and an adverse effect on our results of operations.

To participate in federal student financial aid programs, an institution, among other things, must either satisfy certain quantitative standards of financial responsibility on an annual basis or post a letter of credit in favor of the U.S. Department of Education and possibly accept other conditions or limitations on its participation in the federal student financial aid programs. As of June 30, 2008, we believe that all of our institutions satisfied their required quantitative measures of financial responsibility on an institutional basis, although we do not satisfy all such measures on a consolidated basis.

We were required by the U.S. Department of Education to post an $87.9 million letter of credit in October 2006, which increased to $91.9 million in March 2008, and are subject to provisional certification and additional financial and cash monitoring of our disbursements of Title IV funds due to our failure on a consolidated basis to satisfy the financial responsibility standards after the completion of the Transaction resulting from the amount of debt we incurred to complete the Transaction. The amount of this letter of credit is currently set at 10% of the Title IV program funds received by students at our schools during fiscal 2007, and the letter of credit will expire in June 2009. We expect to continue to not satisfy the U.S. Department of Education’s quantitative measure of financial responsibility for the foreseeable future. As a result, we expect each of our schools to be required to continue on provisional certification for additional three-year periods. The provisional certifications of all but 14 of our schools will expire between March 31, 2009 and December 31, 2009. Provisional certification for the other 14 schools expires on June 30, 2011. We expect that the U.S. Department of Education’s evaluation of our schools’ financial responsibility on the basis of our consolidated financial statements will continue through future annual reviews and may result in continuation of the requirement that we maintain a letter of credit, provisional certification and financial and cash monitoring in future years. Any conditions or limitations on our participation in the federal student financial aid programs in addition to the letter of credit, provisional certification and additional financial and cash monitoring could adversely affect our net income and student population. We expect to be required to renew the letter of credit at the 10% level for as long as our schools remain provisionally certified, although the U.S. Department of Education could increase the amount substantially. There can be no assurance that the U.S. Department of Education will not require further restrictions as a condition of the renewal of our certification. Any failure to meet specific financial responsibility ratios and other compliance tests established by the U.S. Department of Education could affect our students’ ability to access student financial assistance programs, which would adversely affect our net income and student population. At September 30, 2008, we had a total of $92.8 million in letters of credit outstanding to the U.S. Department of Education.

An institution may lose its eligibility to participate in some or all of the federal student financial aid programs if defaults by its students on their federal student loans exceed specified rates. Certain of our schools have default rates in excess of specified rates in the Federal Perkins Loan Program, which is not a material federal student aid program for us or any of our institutions. Though we believe our schools do not exceed either the specified rates for student default for our material programs or the percentage of revenue limitation test, loss of eligibility to participate in the federal student financial aid programs by one or more of our schools could have a material adverse effect on our student population and revenue.

The consumer credit markets in the United States have recently suffered from increases in default rates and foreclosures on mortgages. Providers of federally guaranteed student loans have also experienced recent increases in default rates. Any increase in interest rates could contribute to higher default rates with respect to repayment of our students’ education loans. Such higher default rates may adversely impact our eligibility to participate in Title IV programs, which could result in a significant reduction in our student population and our profitability.

In the event of a bankruptcy filing by any of our schools, the schools filing for bankruptcy would not be eligible to receive Title IV program funds, notwithstanding the automatic stay provisions of federal bankruptcy law, which would make any reorganization difficult to implement. In addition, our other schools may be held to be jointly responsible for financial aid defaults experienced at the bankrupt schools.

If any of our schools either fails to demonstrate “administrative capability” to the U.S. Department of Education or violates other requirements of Title IV programs, the U.S. Department of Education may impose sanctions or terminate that school’s participation in Title IV programs.

Regulations adopted by the U.S. Department of Education specify criteria an institution must satisfy to establish that it has the requisite “administrative capability” to participate in Title IV programs. These criteria require, among other things, that the institution:

•	comply with all applicable federal student financial aid regulations;

•	have capable and sufficient personnel to administer the federal student financial aid programs;

•	have acceptable methods of defining and measuring the satisfactory academic progress of its students;

•	provide financial aid counseling to its students; and

•	submit all reports and financial statements required by the regulations.

If an institution fails to satisfy any of these criteria, or any other of the legal and regulatory requirements of Title IV programs, the U.S. Department of Education may:

•	require the repayment of federal student financial aid funds improperly disbursed;

•	transfer the institution from the “advance” system of payment of federal student financial aid funds to the “reimbursement” system of payment or “cash monitoring”;

•	place the institution on provisional certification status; or

•	commence a proceeding to impose a fine or to limit, suspend or terminate the participation of the institution in Title IV programs.

If one or more of our schools loses or is limited in its access to, or is required to repay, federal student financial aid funds due to a failure to demonstrate administrative capability or to comply with other requirements of Title IV programs, our business could be materially adversely affected.

If our institutions do not comply with the 90/10 Rule, they will lose eligibility to participate in federal student financial aid programs.

Regulations promulgated under the HEA require all for-profit education institutions to comply with the 90/10 Rule, which imposes sanctions on participating institutions that derive more than 90% of their total revenue on a cash accounting basis from Title IV programs. Under the new HEA reauthorization, an institution that derives more than 90% of its total revenue on a cash accounting basis from the Title IV programs for two consecutive fiscal years is immediately ineligible to participate in Title IV programs and is not permitted to reapply for eligibility until the end of the following two fiscal years. Under the regulations effective prior to July 1, 2008, an institution that derived more than 90% of its total revenue on a cash accounting basis from the Title IV programs for a given fiscal year became immediately ineligible to participate in Title IV programs and could not reapply for eligibility until the end of the following fiscal year. Compliance with the 90/10 Rule is measured at the end of each of our fiscal years. For those of our institutions that disbursed federal financial aid during fiscal

2008, the percentage of revenues derived from Title IV programs ranged from approximately 50% to 84%, with a weighted average of approximately 65%. Effective July 1, 2008, the annual Stafford loans available for undergraduate students under the FFEL program increased by $2,000 which, coupled with recent increases in grants from the Federal Pell Grant (“Pell”) program and other Title IV loan limits, will result in some of our schools experiencing an increase in the revenues they receive from Title IV programs. However, the revised rules included in the new HEA reauthorization include relief from recent increases in the availability and amount of federal aid by, among other things, for all FFEL loans disbursed before July 1, 2011, permitting the $2,000 of additional Stafford loan availability to be counted as revenue not derived from Title IV programs. The failure to renew the exclusion of the additional $2,000 of Stafford loans for periods beginning on or after July 1, 2011 would adversely affect our ability to comply with the 90/10 Rule. A decrease in the availability of state grants could also adversely impact our ability to comply with the 90/10 Rule because state grants generally are considered cash payments for purposes of the 90/10 Rule. We continue to monitor the compliance with the 90/10 Rule by each of our institutions and assess the impact of increased financial aid received by our students under the current rule. If any of our institutions violates the 90/10 Rule, its ineligibility to participate in Title IV programs for at least two years would have a material adverse effect on our enrollments, revenues and results of operations.

Our failure to comply with various state regulations or to maintain any national, regional or programmatic accreditation could result in actions taken by those states or accrediting agencies that would have a material adverse effect on our student enrollment and results of operations.

Each of our U.S. campuses, including our campuses that provide online programs, is authorized to offer education programs and grant degrees or diplomas by the state in which such school is physically located. The level of regulatory oversight varies substantially from state to state. In some U.S. states, the schools are subject to licensure by the state education agency and also by a separate higher education agency. Some states have sought to assert jurisdiction over online educational institutions that offer educational services to residents in the state or that advertise or recruit in the state, notwithstanding the lack of a physical location in the state. State laws may establish standards for instruction, qualifications of faculty, location and nature of facilities, financial policies and responsibility and other operational matters. State laws and regulations may limit our ability to obtain authorization to operate in certain states or to award degrees or diplomas or offer new degree programs. Certain states prescribe standards of financial responsibility that are different from those prescribed by the U.S. Department of Education. In addition, each of our U.S. schools is accredited by a national or regional accreditation agency recognized by the U.S. Department of Education, and some educational programs are also programmatically accredited. The level of regulatory oversight and standards can vary based on the agency. Certain accreditation agencies prescribe standards that are different from those prescribed by the U.S. Department of Education. If we are found not to be in compliance with an applicable state regulation and a state seeks to restrict one or more of our business activities within its boundaries, we may not be able to recruit or enroll students in that state and may have to cease providing services and advertising in that state, which could have a material adverse effect on our student enrollment and revenues.

If one of our schools does not meet its accreditation or applicable state requirements, its accreditation and/or state licensing could be limited, modified, suspended or terminated. Failure to maintain licensure in the state where it is physically located or institutional accreditation would make such school ineligible to participate in Title IV programs, which could have a material adverse effect on our student enrollment and revenues. In addition, if programmatic accreditation is withdrawn or fails to be renewed for any of the individual programs at any of our schools, enrollment in such program could decline, which could have a material adverse impact on student enrollment and revenues at that school.

Loss of or reductions in state financial aid programs for our students could negatively impact our revenues from students.

In fiscal 2008, approximately 3% of our net revenues were indirectly derived from state financial aid programs. State grant programs are generally subject to annual appropriation by the state legislature, which may lead to the state’s eliminating or significantly decreasing the amount of state aid to students at our schools. The loss of access to these state grants by our students could have a material adverse effect on our business due to enrollment losses at our schools.

If regulators do not approve transactions involving a change of control or change in our corporate structure, we may lose our ability to participate in federal student financial aid programs, which would result in declines in our student enrollment, and thereby adversely affect our results of operations.

If we or one of our schools experiences a change of ownership or control under the standards of applicable state agencies, accrediting agencies or the U.S. Department of Education, we or the schools governed by such agencies must seek the approval of the relevant agencies. Transactions or events that could constitute a change of control include significant acquisitions or dispositions of shares of our stock, acquisition of schools from other owners, significant changes in the composition of a school’s board of directors or certain other transactions or events, several of which are beyond our control. The failure of any of our schools to reestablish its state authorization, accreditation or U.S. Department of Education certification following a transaction involving a change of ownership or control would result in a suspension of operating authority or suspension or loss of federal student financial aid funding, which could have a material adverse effect on our student population and revenue. Further, such a change of ownership or control could result in the imposition of growth restrictions on our schools, including limitations on our ability to open new campuses or initiate new educational programs. Restrictions on growth such as these could have a material adverse impact on our student population and revenue and future growth plans. The potential adverse effects of a change of control also could influence future decisions by EDMC and its shareholders regarding the sale, purchase, transfer, issuance or redemption of EDMC’s stock.

Government and regulatory and accrediting agencies may conduct compliance reviews, bring claims or initiate litigation against us, which may adversely impact our licensing or accreditation status, and thereby adversely affect our results of operations.

From time to time, we may be subject to program reviews, audits, investigations, claims of non-compliance or lawsuits by governmental or accrediting agencies or third parties, which may allege statutory violations, regulatory infractions or common law causes of action. If the results of any such proceedings are unfavorable to us, we may lose or have limitations imposed on our accreditation, state licensing, state grant or Title IV program participation, be required to pay monetary damages or be subject to fines, penalties, injunctions or other censure that could materially and adversely affect our business. We also may be limited in our ability to open new schools or add new program offerings and may be adversely impacted by the negative publicity surrounding an investigation or lawsuit. Even if we adequately address the issues raised by an agency review or investigation or successfully defend a third-party lawsuit, we may suffer interruptions in cash flows due to, among other things, transfer from the advance funding to the “reimbursement” or “heightened cash monitoring” method of Title IV program funding, and we may have to devote significant money and management resources to address these issues, which could harm our business. Additionally, we may experience adverse collateral consequences, including declines in the number of students enrolling at our schools and the willingness of third parties to deal with us or our schools, as a result of any negative publicity associated with such reviews, claims or litigation.

Our regulatory environment and our reputation may be negatively influenced by the actions of other post-secondary education institutions.

In recent years, there have been a number of regulatory investigations and civil litigation matters targeting post-secondary education institutions. These investigations and lawsuits have alleged, among other things, deceptive trade practices, false claims against the United States and non-compliance with state and U.S. Department of Education regulations. These allegations have attracted adverse media coverage and have been the subject of federal and state legislative hearings. Allegations against the overall student lending and post-secondary education sectors may impact general public perceptions of educational institutions, including us, in a negative manner. Adverse media coverage regarding other educational institutions or regarding us directly could damage our reputation, reduce student demand for our programs, adversely impact our revenues and operating profit or result in increased regulatory scrutiny.

RISKS RELATED TO OUR BUSINESS

If our students were unable to obtain private loans from third party lenders, our business could be adversely affected given our increasing reliance on such lenders as a source of net revenues.

The education finance industry has been experiencing and may continue to experience problems that have resulted in fewer overall financing options for some of our students. Factors that could impact the general availability of loans to our students include:

•	changes in overall economic conditions or overall uncertainty or disruption in capital markets, in either case causing lenders to cease making student loans, limit the volume or types of loans made or impose more stringent eligibility or underwriting standards;

•	the financial condition and continued financial viability of student loan providers, including Sallie Mae;

•	changes in applicable laws or regulations, such as provisions of the recently-enacted HEA reauthorization that impose new disclosure and certification requirements with respect to private educational loans, that could have the effect of reducing the availability of education financing, including as a result of any lenders choosing to provide fewer loans or to stop providing loans altogether in light of increased regulation, or which could increase the costs of student loans; or

•	determinations by lenders to reduce the number of loans, or to cease making loans altogether, to students attending or planning to attend certain types of schools, particularly for-profit schools.

During fiscal 2008, private loans to students at our schools, including loans under Sallie Mae’s Discount Loan program, represented approximately 22.2% of our net revenues, as compared to approximately 22.6% of net revenues in fiscal 2007. These loans were provided pursuant to private loan programs and were made available to eligible students at our schools to fund a portion of the students’ costs of education not covered by federal and state financial aid grants due to increases in tuition and the cost of living. Private loans are made to our students by institutions and are non-recourse to us and our schools, except for repurchase obligations that we may have under the new loan program that we are developing. Approximately 95% of the private loans in fiscal 2008 were offered by Sallie Mae and its affiliates and serviced by its affiliated loan servicer. The Discount Loan Program provided up to $50.0 million of loans per year to students attending post-secondary institutions owned by us who otherwise would not have qualified for credit-based loans. Sallie Mae terminated the Discount Loan Program in March 2008 and, similar to other lenders, made the underwriting criteria used in its standard private loan programs more stringent. In April 2008, we entered into a new agreement with Sallie Mae to provide up to $90.0 million of loans to current students who previously received loans from Sallie Mae and are continuing their education but who do not satisfy Sallie Mae’s current standard underwriting criteria. We will pay a fee to Sallie Mae in connection with these loans based on the principal balance of each loan disbursed by Sallie Mae under the agreement. This fee is higher than the fees that we previously paid to Sallie Mae under the Discount Loan Program. The agreement expires on December 31, 2008 and is terminable by Sallie Mae upon 30 days prior notice to us.

The consumer credit markets in the United States have recently suffered from increases in default rates and foreclosures on mortgages, which in some cases have called into question the continued financial viability of certain student loan providers and has resulted in fewer providers of student loans. Providers of federally guaranteed student loans and alternative student loans have also experienced recent increases in default rates. Adverse market conditions for consumer and federally guaranteed student loans have resulted in providers of alternative loans reducing the attractiveness and/or decreasing the availability of alternative loans to post-secondary students, including students with low credit scores who would not otherwise be eligible for credit-based alternative loans. Prospective students may find that these increased financing costs make borrowing prohibitively expensive and abandon or delay enrollment in post-secondary education programs. Certain private lenders have also required that we pay them new or increased fees in order to provide alternative loans to prospective students.

While we are taking steps to address the private loan needs of our students, the inability of our students to finance their education could cause our student population to decrease, which could have a material adverse effect on our financial condition, results of operations and cash flows.

We recently introduced a new student loan program with a private lender that could have a material adverse effect on our financial condition, results of operations and cash flows.

In August 2008, we introduced a new student loan program with a private lender that enables students who have exhausted all available government-sponsored or other aid and have been denied a private loan to borrow a portion of their tuition and other educational expenses at our schools not covered by other financial aid sources if they or a co-borrower meet certain eligibility and underwriting criteria. We currently estimate that our investments in loans under this program will not exceed $50.0 million in fiscal 2009, subject to limitations on such investments set forth in the documents governing our debt arrangements.

We will bear the risks of collection with respect to these loans from students who do not meet eligibility and underwriting standards of other commercial lenders. As a result, we expect that our allowance for doubtful accounts and bad debt expense will increase. Factors that may impact our ability to collect these loans include general economic conditions, compliance with laws applicable to the origination, servicing and collection of loans, the quality of our loan servicers’ performance and the priority that borrowers under these loans, particularly students who did not complete or were dissatisfied with their programs of study, attach to repaying these loans as compared to other obligations. We also expect our accounts receivable and days sales outstanding to increase from prior years. In addition, because of restrictions imposed under our existing debt arrangements or otherwise, this program, or any enlargement or extension of this program, could adversely affect our ability to make investments and incur indebtedness for the financing of other aspects of our business, including acquisitions.

A number of factors also may contribute to fewer students participating in the program than we currently expect. Students may believe that loans under this program are undesirable, or we may find that fewer students qualify for the program than we anticipate. If other loans are not available to finance these students’ education, they may choose not to attend our schools. In addition, because the documents governing our debt arrangements contain limitations on the amount of investments we may make under the new loan program, student demand for loans under the program may exceed the applicable limit from time to time. Finally, if the lender participating in the program decides to discontinue its involvement, we may not be able to engage substitute lenders or initiate a direct financing or lending program in a timely manner on similar terms, if at all.

Federal, state and local laws and public policy and general principles of equity relating to the protection of consumers apply to the origination, servicing and collection of the loans that we purchase under this program. Any violation of the various federal, state and local laws, including, in some instances, violations of these laws by parties not under our control, may result in losses on the loans that we purchase or may limit our ability to collect all or part of the principal or interest on the loans that we purchase. This may be the case even if we are not directly responsible for the violations by such parties.

Federal or state financial regulators also might delay or suspend the new student loan program for a variety of reasons, including as a result of concerns that the program exposes our bank partners to unacceptable risks. Finally, depending on the terms of the loans, state consumer credit regulators may assert that our activities in connection with the new student loan program require us to obtain one or more licenses, registrations or other forms of regulatory approvals, any of which may not be able to be obtained in a timely manner, if at all.

Our business may be adversely affected by a general economic slowdown or recession in the U.S. or abroad.

The U.S. economy and the economies of other key industrialized countries currently are characterized by reduced economic activity, increased unemployment and substantial uncertainty about their financial services markets. The U.S. and other key economies may be in or heading toward recession. In addition, homeowners in the U.S. have experienced a significant reduction in wealth due to the decline in residential real estate values across much of the country. These events may reduce the demand for our programs among students, which could materially and adversely affect our business, financial condition, results of operations and cash flows. In addition, these events could adversely affect the ability or willingness of our former students to repay student loans, which could increase our student loan cohort default rate and require increased time, attention and resources to manage these defaults.

The current unprecedented disruptions in the credit and equity markets worldwide may impede or prevent our access to the capital markets for additional funding to expand or operate our business and may affect the availability or cost of borrowing under our existing credit facilities.

The credit and equity markets of both mature and developing economies have experienced extraordinary volatility, asset erosion and uncertainty in the last several months, leading to governmental intervention in the banking sector in the U.S. and abroad on an unprecedented scale. Until these market disruptions diminish, we may not be able to access the capital markets to obtain funding needed to refinance our existing indebtedness or expand our business. In addition, changes in the capital or other legal requirements applicable to commercial lenders may affect the availability or increase the cost of borrowing under our senior credit facility. If we are unable to obtain needed capital in this manner on terms acceptable to us, we may have to limit our growth initiatives or take other actions that materially adversely affect our business, financial condition, results of operations and cash flows.

We may have difficulty opening additional new schools and growing our online academic programs, and we may be unable to achieve the anticipated return on our investment.

We anticipate continuing to open new schools in the future. Establishing new schools poses unique challenges and requires us to make investments in management, capital expenditures, marketing expenses and other resources. When opening a new school, we are required to obtain appropriate state or provincial and accrediting agency approvals. In addition, to be eligible for federal student financial aid programs, a school has to be certified by the U.S. Department of Education.

Further, our debt agreements include limitations on the amount of capital expenditures we may make on an annual basis. Our failure to effectively manage the operations of newly established schools or service areas, or any diversion of management’s attention from our core school operating activities, could harm our business.

We anticipate significant future growth from online courses we offer to students. As of September 30, 2008, we offer fully online programs at The Art Institute of Pittsburgh, Online Division, Argosy University and South University. We plan to continue to introduce new online programs at these schools in the future. The success of any new online programs and classes depends in part on our ability to expand the content of our programs, develop new programs in a cost-effective manner and meet the needs of our students in a timely manner. The expansion of our existing online programs, the creation of new online classes and the development of new fully online programs may not be accepted by students or the online education market for many reasons, including as a result of the expected increased competition in the online education market or because of any problems with the performance or reliability of our online program infrastructure. In addition, a general decline in Internet use for any reason, including due to security or privacy concerns, the cost of Internet service or changes in government regulation of Internet use may result in less demand for online educational services, in which case we may not be able to grow our online programs as planned.

We may not be able to implement our growth strategy optimally if we are not able to improve the content of our existing academic programs or to develop new programs on a timely basis and in a cost-effective manner.

We continually seek to improve the content of our existing academic programs and develop new programs in order to meet changing market needs. Revisions to our existing academic programs and the development of new programs may not be accepted by existing or prospective students or employers in all instances. If we cannot respond effectively to market changes, our business may be adversely affected. Even if we are able to develop acceptable new programs, we may not be able to introduce these new programs as quickly as students require or as quickly as our competitors are able to introduce competing programs. Our efforts to introduce a new academic program may be conditioned or delayed by requirements to obtain federal, state and accrediting agency approvals. The development of new programs and classes, both conventional and online, is subject to requirements and limitations imposed by the U.S. Department of Education, state licensing agencies and the relevant accrediting bodies. The imposition of restrictions on the initiation of new educational programs by any of our regulatory agencies may delay such expansion plans. If we do not respond adequately to changes in market requirements, our ability to attract and retain students could be impaired and our financial results could suffer.

Establishing new academic programs or modifying existing academic programs also may require us to make investments in specialized personnel and capital expenditures, increase marketing efforts and reallocate resources away from other uses. We may have limited experience with the subject matter of new programs and may need to modify our systems and strategy. If we are unable to increase the number of students, offer new programs in a cost-effective manner or otherwise manage effectively the operations of newly established academic programs, our results of operations and financial condition could be adversely affected.

Our marketing and advertising programs may not be effective in attracting prospective students, current students or potential employers of our graduates.

In order to maintain and increase our revenues and margins, we must continue to attract new students in a cost-effective manner. Over the last several fiscal years, we have increased the amounts spent on marketing and advertising, and we anticipate that this trend will continue. If we are unable to successfully advertise and market our schools and programs, our ability to attract and enroll new students could be adversely impacted and, consequently, our financial performance could suffer. We use marketing tools such as the Internet, radio, television and print media advertising to promote our schools and programs. Our representatives also make presentations at high schools. If we are unable to utilize these advertising methods in a cost-effective manner or if our other costs limit the amount of funds we can contribute to advertising, our profitability and revenue may suffer. Additionally, we rely on the general reputation of our schools and referrals from current students, alumni and employers as a source of new students. Among the factors that could prevent us from successfully marketing and advertising our schools and programs are the failure of our marketing tools and strategy to appeal to prospective students or current student and/or employer dissatisfaction with our program offerings or results and diminished access to high school campuses.

A decline in the overall growth of enrollment in post-secondary institutions could cause us to experience lower enrollment at our schools, which would negatively impact our future growth.

According to the U.S. Department of Education, enrollment in degree-granting, post-secondary institutions is projected to grow 15.7% over the ten-year period ending in the fall of 2016 to approximately 20.4 million students. This growth compares with a 23.0% increase reported in the prior ten-year period ended in 2006, when enrollment increased from 14.4 million students in 1996 to 17.7 million students in 2006. While enrollment growth in the ten-year period ended 2006 was accompanied by a 24.1% increase from 2.6 million students in 1996 to 3.2 million students in 2006, the U.S. Department of Education is not projecting any significant growth in the number of high school graduates through 2016.

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and expose us to interest rate risk to the extent of our variable rate debt.

Our high degree of leverage could have significant consequences, including:

•	making it more difficult for us to make payments on our indebtedness;

•	increasing our vulnerability to general economic and industry conditions;

•	requiring a substantial portion of cash flows from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flows to fund our operations, capital expenditures and future business opportunities;

•	increasing the likelihood of our not satisfying, on a consolidated basis, the U.S. Department of Education’s annual responsibility requirements and subjecting us to letter of credit and provisional certification requirements for the foreseeable future;

•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our senior secured credit facilities, will bear interest at variable rates;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, program development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

In addition, we and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in our senior secured credit facilities and the indentures governing the notes. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

We may not be able to generate sufficient cash to service all of our debt obligations and may be forced to take other actions in an effort to satisfy our obligations under such indebtedness, which may not be successful.

Our ability to make scheduled payments on our indebtedness, or to refinance our obligations under our debt agreements on acceptable terms, if at all, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to the financial and business risk factors described in this prospectus, many of which are beyond our control. We cannot assure you that we will be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay the opening of new schools, acquisitions or capital expenditures, sell assets, seek to obtain additional equity capital or restructure our indebtedness. We also cannot assure you that we will be able to refinance any of our indebtedness or obtain additional financing on acceptable terms, if at all, particularly because of our high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our senior secured credit facilities and the indentures governing the notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit certain of our subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of capital stock or make other restricted payments;

•	make certain investments, including capital expenditures;

•	sell certain assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with affiliates.

In addition, under our senior secured credit agreement, we are required to satisfy and maintain specified financial ratios and other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those ratios and tests. A breach of any of these covenants could result in a default under the senior secured credit agreement. Upon the occurrence of an event of default under the senior secured credit agreement, the lenders could elect to declare all amounts outstanding under the senior secured credit agreement immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under the senior secured credit facilities could proceed against the collateral granted to them to secure that indebtedness. Certain of our subsidiaries have pledged a significant portion of our assets as collateral under the senior secured credit agreement. If the lenders accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our indebtedness under our senior secured credit facilities, as well as our unsecured indebtedness. See “Description of Other Indebtedness”.

Failure to keep pace with changing market needs and technology could harm our ability to attract students.

The success of our schools depends to a large extent on the willingness of prospective employers to employ our students upon graduation. Increasingly, employers demand that their new employees possess appropriate technological skills and also appropriate “soft” skills, such as communication, critical thinking and teamwork skills. These skills can evolve rapidly in a changing economic and technological environment. Accordingly, it is important that our educational programs evolve in response to those economic and technological changes. The expansion of existing academic programs and the development of new programs may not be accepted by current or prospective students or the employers of our graduates. Even if our schools are able to develop acceptable new programs, our schools may not be able to begin offering those new programs as quickly as required by prospective employers or as quickly as our competitors offer similar programs. If we are unable to adequately respond to changes in market requirements due to regulatory or financial constraints, unusually rapid technological changes or other factors, our ability to attract and retain students could be impaired, the rates at which our graduates obtain jobs involving their fields of study could suffer and our results of operations and cash flows could be adversely affected.

Failure to obtain additional capital in the future could adversely effect our ability to grow.

We believe that funds from operations, cash, investments and borrowings under our revolving credit facility will be adequate to fund our current operating plans for the foreseeable future. However, we may need additional debt or equity financing in order to finance our continued growth. The amount and timing of such additional financing will vary principally depending on the timing and size of acquisitions and new school openings, the willingness of sellers to provide financing for future acquisitions and the amount of cash flows from our operations. To the extent that we require additional financing in the future and are unable to obtain such additional financing, we may not be able to fully implement our growth strategy.

Failure to effectively manage our growth could harm our business.

Our business recently has experienced rapid growth. Growth and expansion of our operations may place a significant strain on our resources and increase demands on our management information and reporting systems, financial management controls and personnel. We may not be able to maintain or accelerate our current growth rate, effectively manage our expanding operations or achieve planned growth on a timely or profitable basis. If we are unable to manage our growth effectively, we may experience operating inefficiencies and our net income may be materially adversely affected.

Capacity constraints or system disruptions to our online computer networks could have a material adverse effect on our ability to attract and retain students.

The performance and reliability of the program infrastructure of our schools’ online operations is critical to the reputation of these campuses and our ability to attract and retain students. Any computer system error or failure, or a sudden and significant increase in traffic on our computer networks that host our schools’ online operations, may result in the unavailability of our schools’ online operations’ computer networks. In addition, any significant failure of our computer networks could disrupt our on campus operations. Individual, sustained or repeated occurrences could significantly damage the reputation of our schools’ online operations and result in a loss of potential or existing students. Additionally, our schools’ online computer systems and operations are vulnerable to interruption or malfunction due to events beyond our control, including natural disasters and network and telecommunications failures. Any interruption to our schools’ online computer systems or operations could have a material adverse effect on the ability of our schools’ online operations to attract and retain students.

The personal information that we collect may be vulnerable to breach, theft or loss that could adversely affect our reputation and operations.

Possession and use of personal information in our operations subjects us to risks and costs that could harm our business. Our schools collect, use and retain large amounts of personal information regarding our students and their families, including social security numbers, tax return information, personal and family financial data and credit card numbers. We also collect and maintain personal information of our employees in the ordinary course of our business. Our computer networks and the networks of certain of our vendors that hold and manage confidential information on our behalf may be vulnerable to unauthorized access, computer hackers, computer viruses and other security threats. Confidential information also may become available to third parties inadvertently when we integrate or convert computer networks into our network following an acquisition of a school or in connection with upgrades from time to time.

Due to the sensitive nature of the information contained on our networks, such as students’ grades, our networks may be targeted by hackers. A user who circumvents security measures could misappropriate proprietary information or cause interruptions or malfunctions in our operations. Although we use security and business controls to limit access and use of personal information, a third party may be able to circumvent those security and business controls, which could result in a breach of student or employee privacy. In addition, errors in the storage, use or transmission of personal information could result in a breach of student or employee privacy. Possession and use of personal information in our operations also subjects us to legislative and regulatory burdens that could require notification of data breaches and restrict our use of personal information. As a result, we may be required to expend significant resources to protect against the threat of these security breaches or to alleviate problems caused by these breaches. A major breach, theft or loss of personal information regarding our students and their families or our employees that is held by us or our vendors could have a material adverse effect on our reputation and results of operations and result in further regulation and oversight by federal and state authorities and increased costs of compliance.

We may not be able to retain our key personnel or hire and retain additional personnel needed for us to sustain and grow our business as planned.

Our success depends, in large part, upon our ability to attract and retain highly qualified faculty, school presidents and administrators and corporate management. We may have difficulty locating and hiring qualified personnel, and retaining such personnel once hired. In addition, key personnel may leave and subsequently compete against us. The loss of the services of any of our key personnel, many of whom are not party to employment agreements with us, or our failure to attract and retain other qualified and experienced personnel on acceptable terms could impair our ability to successfully sustain and grow our business, which could have a material adverse effect on our results of operations.

If we are not able to integrate acquired schools, we may experience operational inefficiencies.

From time to time, we engage in acquisitions of schools. Integrating acquired operations into our institutions involves significant risks and uncertainties, including:

•	inability to maintain uniform standards, controls, policies and procedures;

•	distraction of management’s attention from normal business operations during the integration process;

•	expenses associated with the integration efforts; and

•	unidentified issues not discovered in our due diligence process, including legal contingencies.

We may be unable to operate one or more of our schools due to a natural disaster or to restore a damaged school to its prior operational level.

A number of our schools are located in Florida and elsewhere in the Southeastern United States in areas prone to hurricane damage, which may be substantial. We also have a number of schools located in southern California in areas vulnerable to earthquakes. One or more of these schools may be unable to operate for an extended period of time in the event of a hurricane, earthquake or other natural disaster which does substantial damage to the area in which a school is located. In addition, we may not be in a position to devote sufficient resources to a damaged school in order for it to re-open in a timely fashion or at the same level of operation as existed prior to the damage. The failure of one or more of our schools to operate for a substantial period of time could have a material adverse effect on our results of operations.

We operate in a highly competitive industry, and competitors with greater resources could harm our business.

The post-secondary education market is highly fragmented and competitive. Our schools compete for students with traditional public and private two-year and four-year colleges and universities and other for-profit schools, including those that offer online learning programs. Many public and private colleges and universities, as well as other private career-oriented schools, offer programs similar to those we offer. We expect to experience additional competition in the future as more colleges, universities and for-profit schools offer an increasing number of online programs. Public institutions receive substantial government subsidies, and public and private institutions have access to government and foundation grants, tax-deductible contributions and other financial resources generally not available to for-profit schools. Accordingly, public and private institutions may have instructional and support resources superior to those in the for-profit sector, and public institutions can offer substantially lower tuition prices. Some of our competitors in both the public and private sectors also have substantially greater financial and other resources than we do.

We could experience an event of default under our senior secured credit agreement if the Sponsors cease to own an aggregate of at least 35% of the voting interests of our outstanding capital stock, and such an event of default could adversely effect our liquidity and financial position.

Under the current terms of our senior secured credit agreement, an event of default would occur if the Sponsors cease to own, collectively, at least 35% of the voting interests of our outstanding capital stock. This event of default could be triggered during the term of the senior secured credit agreement either by future sales or transfers of our capital stock by any of the Sponsors or by additional issuances of voting capital stock by us. Our ultimate parent entity, Education Management Corporation, is currently pursuing an initial public offering of its common stock which will result in dilution to the collective ownership interest of the Sponsors.

Because we cannot control when future transactions by any of the Sponsors will occur, we cannot offer assurances that one or more Sponsors will not engage in transactions that trigger an event of default under the current terms of our senior secured credit agreement, or that we will be able to amend this provision of our senior secured credit agreement prior to any such sale or transfer. If an event of default occurs as a result of a future sale or transfer by any of the Sponsors, the lenders could elect to declare all amounts outstanding under the senior secured credit agreement to be immediately due and payable and terminate all commitments to extend further credit. It is possible that we would not be in a position at that time to refinance the amounts due under the senior secured credit agreement on economical terms, or at all, or repay the amounts due to the lenders, and the lenders then could proceed against the collateral securing our indebtedness.

If we expand in the future into new markets outside the United States, we would be subject to risks inherent in non-domestic operations.

If we acquire or establish schools in new markets outside the United States, we will face risks that are inherent in non-domestic operations, including the complexity of operations across borders, currency exchange rate fluctuations, monetary policy risks, such as inflation, hyperinflation and deflation, and potential political and economic instability in the countries into which we expand.

RISKS RELATED TO THE NOTES

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit facilities and the indentures under which the notes were issued restrict our ability to use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Despite our current leverage, we may still be able to incur substantially more debt. This could further exacerbate the risks that we and our subsidiaries face.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. If we incur any additional indebtedness that ranks equally with the senior notes or the senior subordinated notes, the holders of that additional debt will be entitled to share ratably with the holders of the senior notes and the senior subordinated notes, respectively, in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Your right to receive payments on each series of notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under our senior secured credit facilities and each guarantor’s obligations under their respective guarantees of the senior secured credit facilities are secured by a security interest in substantially all of the domestic tangible and intangible assets of us and the guarantors, including the stock of most of our wholly-owned U.S. subsidiaries, and a portion of the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior secured credit agreement, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indentures governing the notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.”

As of September 30, 2008, we had $1,315.7 million of senior indebtedness outstanding under our senior secured credit facilities, including $180.0 million outstanding on our revolving credit facility that we borrowed in September 2008 as a precautionary measure due to the current state of the capital markets. We had an additional $39.8 million of unutilized capacity under our revolving credit facility after giving effect to amounts already drawn and $102.7 million of letters of credit at September 30, 2008. We were required by the U.S. Department of Education to post an $87.9 million letter of credit in October 2006, which increased to $91.9 million in March 2008, due to our failure on a consolidated basis to satisfy the financial responsibility standards after the completion of the Transaction resulting from the amount of debt we incurred to complete the Transaction. The indentures governing the notes permit us and our restricted subsidiaries to incur substantial additional indebtedness in the future, including senior secured indebtedness.

Claims of noteholders will be structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries and some of our U.S. subsidiaries because they will not guarantee the notes.

The notes will be fully and unconditionally guaranteed by all of our existing direct and indirect domestic restricted subsidiaries, other than any subsidiary that directly owns or operates a school or has been formed for such purpose and has no material assets. The notes will not be guaranteed by any of our non-U.S. subsidiaries or future subsidiaries, unless they guarantee other debt. Accordingly, claims of holders of the exchange notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

For the three months ended September 30, 2008, our guarantor subsidiaries accounted for $3.3 million, or 0.8% of our net revenues, and $0.1 million of net income, compared to a total company net loss of $3.4 million. As of September 30, 2008, our guarantor subsidiaries, exclusive of inter-company balances, accounted for $6.7 million, or 0.2% of our total assets, and $2.3 million, or 0.1%, of our total liabilities.

Since our non-guarantor subsidiaries are our primary source of revenue, the guarantors will have limited ability to make payments in respect of the exchange notes if the issuers are unable to satisfy their payment obligations. As a result, the guarantees will be of limited value.

Your right to receive payments on the senior subordinated notes will be junior to the rights of the lenders under our senior secured credit facilities and all of our other senior debt and any of our future senior indebtedness.

The senior subordinated notes are general unsecured obligations that will be junior in right of payment to all of our existing and future senior indebtedness. As of September 30, 2008, we had $1,315.7 million of senior indebtedness outstanding under our senior secured credit facilities, including $180.0 million outstanding on our revolving credit facility that we borrowed in September 2008 as a precautionary measure due to the current state of the capital markets. We had an additional $39.8 million of unutilized capacity under our revolving credit facility after giving effect to amounts already drawn and $102.7 million of letters of credit at September 30, 2008.

We may not pay principal, premium, if any, interest or other amounts on account of the senior subordinated notes in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under the senior secured credit facilities, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, we may not be permitted to pay any amount on account of the senior subordinated notes for a designated period of time.

Because of the subordination provisions in the senior subordinated notes, in the event of our bankruptcy, liquidation or dissolution, our assets will not be available to pay obligations under the senior subordinated notes until we have made all payments in cash on our senior indebtedness. We cannot assure you that sufficient assets will remain after all these payments have been made to make any payments on the senior subordinated notes, including payments of principal or interest when due.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under the senior secured credit agreement, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our senior secured credit facilities and the indentures governing the notes), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit agreement and the indentures governing the notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit agreement, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we will be contractually restricted under the terms of our senior secured credit agreement from repurchasing all of the senior subordinated notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the senior subordinated notes unless we are able to refinance or obtain waivers under our senior secured credit agreement. Our failure to repurchase the notes upon a change of control would cause a default under the indentures governing the notes and a cross-default under the senior secured credit agreement. The senior secured credit agreement also provides that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

The lenders under the senior secured credit facilities will have the discretion to release the guarantors under the senior secured credit agreement in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

While any obligations under the senior secured credit facilities remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indentures governing the notes, at the discretion of lenders under the senior secured credit facilities, if the related guarantor is no longer a guarantor of obligations under the senior secured credit facilities or any other indebtedness. See “Description of Notes.” The lenders under the senior secured credit facilities will have the discretion to release the guarantees under the senior secured credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

Federal and state fraudulent transfer laws may permit a court to void the notes and related guarantees, and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the related guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or related guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the related guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the related guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the related guarantees;

•	the issuance of the notes or the incurrence of the related guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•	we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the issuance of the notes or the incurrence of the related guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such related guarantees or further subordinate the notes or such related guarantees to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such related guarantees. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. Because we will use most of the proceeds to fund the merger consideration to our parent’s shareholders, a court could conclude that we received less than full value for incurring the indebtedness represented by the notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the related guarantees would not be further subordinated to our or any of our guarantors’ other debt. Generally, however, an entity would be considered solvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Our obligations under the notes will be guaranteed by certain of our existing domestic restricted subsidiaries, and the guarantees may also be subject to review under various laws for the protection of creditors. It is possible that creditors of the guarantors may challenge the guarantees as a fraudulent transfer or conveyance. The analysis set forth above would generally apply, except that the guarantees could also be subject to the claim that, since the guarantees were incurred for our benefit, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor’s obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, direct that holders of the notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes. In addition, the liability of each guarantor under each indenture is limited to the amount that will result in its guarantee not constituting a fraudulent conveyance or improper corporate distribution, and there can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.

We are dependent upon dividends from our subsidiaries to meet our debt service obligations.

We are a holding company and conduct all of our operations through our subsidiaries. Our ability to meet our debt service obligations will be dependent on receipt of dividends from our direct and indirect subsidiaries. Subject to the restrictions contained in the indentures, future borrowings by our subsidiaries may contain restrictions or prohibitions on the payment of dividends by our subsidiaries to us. See “Description of Notes — Certain Covenants.” In addition, federal and state regulations governing our regulated subsidiaries and applicable state corporate law may limit the ability of our subsidiaries to pay dividends to us on their capital stock. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries and these applicable laws will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on these notes when due. Additionally, we are required to maintain a majority of independent directors on the board of several of our non-guarantor subsidiaries. As a result, we may not be able to require such subsidiaries to pay us dividends. Our ability to satisfy obligations under the notes may be impaired if the issuers’ or the guarantors’ ability to receive dividends from these subsidiaries is limited.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

We do not intend to apply for a listing of the notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the notes and we cannot assure you as to the liquidity of markets that may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes. If such markets were to exist, the notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers have advised us that they currently intend to make a market with respect to the notes. However, these initial purchasers are not obligated to do so, and any market making with respect to the notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the offers or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes”, “expects”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the factors discussed in this prospectus. Some of the factors that we believe could affect our results include:

•	compliance with extensive federal, state and accrediting agency regulations and requirements;

•	our ability to maintain eligibility to participate in Title IV programs;

•	government and regulatory changes including revised interpretations of regulatory requirements that affect the post-secondary education industry;

•	regulatory and accrediting agency approval of transactions involving a change of ownership or control or a change in our corporate structure;

•	damage to our reputation or our regulatory environment caused by actions of other for-profit institutions;

•	availability of alternative loans for our students;

•	our introduction of a new student loan program with a private lender;

•	difficulty in opening additional schools and expanding online academic programs;

•	our ability to improve existing academic programs or to develop new programs on a timely basis and in a cost-effective manner;

•	failure to effectively market and advertise to new students;

•	decline in the overall growth of enrollment in post-secondary institutions;

•	our ability to manage our substantial leverage;

•	compliance with restrictions and other terms in our debt agreements, some of which are beyond our control;

•	our ability to keep pace with changing market needs and technology;

•	our ability to raise additional capital in the future in light of our substantial leverage;

•	our ability to effectively manage our growth;

•	capacity constraints or system disruptions to our online computer networks;

•	the vulnerability of our online computer networks to security risks;

•	failure to attract, retain and integrate qualified management personnel;

•	our ability to integrate acquired schools;

•	inability to operate schools due to a natural disaster;

•	competitors with greater resources;

•	risks inherent in non-domestic operations; and

•	the other factors set forth under “Risk Factors”.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

This prospectus is delivered in connection with the sale of notes by Goldman, Sachs & Co. in market-making transactions. We will not receive any of the proceeds from such transactions.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2008. You should read the following table in conjunction with the information in this prospectus under the captions “Selected Consolidated Financial and Other Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Other Indebtedness” and with the audited annual consolidated financial statements and related notes included elsewhere in this prospectus.

As of September 30, 2008
(in millions, )
Cash and cash equivalents (excludes restricted cash)	$349.0

Debt:
Short-term debt:
Revolving credit facility	$180.0
Current portion of long-term debt(1)	12.9
Long-term debt:
Senior secured term loan facility, due 2013	1,135.7
8 3/4% senior notes due 2014	375.0
10 1/4% senior subordinated notes due 2016	385.0
Capital leases	1.1
Mortgage debt of consolidated entities	1.4

Total long-term debt	1,898.2

Total debt	2,078.2

Total members’ equity	$1,347.0

Total capitalization	$3,425.2

(1)	Current portion of long-term debt consists primarily of payments due within the next 12 months on our senior secured term loan facilities.

CORPORATE STRUCTURE

The following diagram sets forth our corporate structure. Subsidiaries of Education Management LLC own all of the operating assets of EDMC, and each subsidiary is wholly owned, directly or indirectly, by EDMC.

(1)	The obligations under our senior secured credit facilities are guaranteed by Education Management Holdings LLC and all of Education Management LLC’s existing direct and indirect domestic subsidiaries, other than any subsidiary that directly owns or operates a school or any inactive subsidiary that has less than $100,000 of assets. The notes are fully and unconditionally guaranteed by all of our existing direct and indirect domestic restricted subsidiaries, other than any subsidiary that directly owns or operates a school or has been formed for such purpose and has no material assets.

(2)	As of September 30, 2008, we had an aggregate of $102.7 million in outstanding letters of credit, including a $91.9 million letter of credit issued to the U.S. Department of Education due to our failure to satisfy certain regulatory financial ratios after giving effect to the Transaction. Outstanding letters of credit reduce the availability under our revolving credit facility.

(3)	Education Management Finance Corp. has only nominal assets, does not currently conduct any operations and was formed solely to act as co-issuer of the notes.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following table sets forth selected historical consolidated financial data as of the dates and for the periods indicated. The Predecessor financial data contain information relating to Education Management Corporation prior to the consummation of the Transaction. The Successor financial data contain information relating to Education Management LLC after consummation of the Transaction. The selected historical consolidated balance sheet data at June 30, 2007 and 2008 and consolidated statement of operations and of cash flows data for the periods from July 1, 2005 through May 31, 2006, June 1 through June 30, 2006 and the fiscal years ended June 30, 2007 and 2008 have been derived from Education Management LLC’s and Education Management Corporation’s audited consolidated financial statements and related notes appearing elsewhere in this prospectus. The selected historical consolidated statement of operations and of cash flows data for the years ended June 30, 2004 and 2005 and the consolidated balance sheets at June 30, 2004, 2005 and 2006 presented in this table have been derived from audited consolidated financial statements not included in this prospectus.

The selected consolidated statement of operations data and the selected consolidated statement of cash flows data for the Successor three-month periods ended September 30, 2008 and 2007, and the selected consolidated balance sheet data of Successor as of September 30, 2008 and 2007 have been derived from our unaudited financial statements, which are included elsewhere in this prospectus. The unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements at June 30, 2008 and 2007 and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of our financial position and operating results for the unaudited periods.

The results of operations for any period are not necessarily indicative of the results to be expected for any future period. The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

	Predecessor			Successor
			Period from	Period from
			July 1, 2005	June 1, 2006
			through	through			Three Months Ended
	Year Ended June 30,		May 31,	June 30,	Year Ended June 30,		September 30,
	2004(1)	2005(2)	2006	2006	2007	2008	2007	2008
	(Dollars in millions)
Statement of Operations Data:
Net revenues	$853.0	$1,019.3	$1,095.8	$74.4	$1,363.7	$1,684.2	$361.3	$434.2

Costs and expenses:
Educational services	497.6	564.2	590.9	59.0	729.9	901.1	205.6	253.5
General and administrative	167.1	202.4	273.3	26.0	314.9	419.3	96.1	121.3
Depreciation and amortization	55.3	84.1	62.9	7.4	90.5	100.3	28.3	26.6

Total costs and expenses	720.0	850.7	927.1	92.4	1,135.3	1,420.7	330.0	401.4

Income (loss) before interest and income taxes	133.0	168.6	168.7	(18.0)	228.4	263.5	31.3	32.8
Interest expense (income), net	2.5	(0.2)	(5.3)	14.1	169.1	157.7	40.7	38.3

Income (loss) before income taxes	130.5	168.8	174.0	(32.1)	59.3	105.8	(9.4)	(5.5)
Provision for (benefit from) income taxes	53.5	67.2	73.6	(12.4)	27.1	41.1	(3.6)	(2.1)

Net income (loss)	$77.0	$101.6	$100.4	$(19.7)	$32.2	$64.7	$(5.8)	$(3.4)

	Predecessor						Successor
					Period from		Period from
					July 1, 2005		June 1, 2006
					through		through					Three Months Ended
	Year Ended June 30,				May 31,		June 30,	Year Ended June 30,				September 30,
	2004(1)		2005(2)		2006		2006	2007		2008		2007		2008
	(Dollars in millions)
Balance Sheet Data:
Cash and cash equivalents (excludes restricted cash)	$116.7		$172.0				$263.3	$250.7		$236.0		$308.4		$349.0
Total assets	828.0		956.0				3,945.5	3,949.0		4,054.3		4,035.2		4,227.0
Total debt, including current portion	128.6		70.4				2,110.0	2,030.0		2,021.4		1,936.8		2,078.2
Total shareholders’ or members’ equity	528.7		666.0				1,282.8	1,311.1		1,351.2		1,293.1		1,347.0
Statement of Cash Flows Data:
Net cash flows provided by (used in):
Operating activities	$166.3		$192.5		$301.7		$(22.4)	$179.4		$151.3		$185.0		$108.5
Investing activities	(239.9)		(98.1)		(56.4)		(3,534.1)	(110.8)		(157.3)		(33.7)		(52.6)
Financing activities	102.0		(39.0)		(43.2)		3,445.5	(80.8)		(8.5)		(93.2)		56.8
Other Data:
EBITDA(3)	$188.3		$252.7		$231.6		$(10.6)	$318.9		$363.8		59.6		59.4
Capital expenditures(4)	82.3		74.9		57.9		7.7	96.1		150.9		32.8		50.8
Enrollment at beginning of fall quarter(5)	58,828		66,179		72,471			80,324		95,990
Campus locations (at period end)(6)	66		70		71		71	78		88		79		88
Ratio of earnings to fixed charges(7)	7.7	x	9.2	x	9.4	x		1.3	x	1.5	x	0.9	x	0.9	x

(1)	South University and the Brown Mackie Colleges are included as of their respective acquisition dates during fiscal 2004.

(2)	Fiscal 2005 results include a $19.5 million charge related to cumulative adjustments for changes in lease accounting recorded in depreciation and amortization expense in the statement of operations. This amount was substantially offset by a cumulative credit of $15.7 million related to the amortization of a deferred rent credit recorded in educational services expense in the statement of operations.

(3)	EBITDA, a measure used by management to measure operating performance, is defined as net income plus interest expense (income), net, provision for income taxes, depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our obligations to make interest payments and our other debt service obligations have increased substantially as a result of the indebtedness incurred to finance the Transaction and to pay related expenses in June 2006. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Further, we use EBITDA less capital expenditures as a financial target for purposes of determining cash bonuses granted pursuant to our MICP, as described under “Management — Compensation Discussion and Analysis — Cash Bonuses.” In addition, management believes that EBITDA provides more comparability between the historical results of EDMC and results that reflect purchase accounting and the new capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these presentations of EBITDA may not be comparable to other similarly titled measures of other companies. EBITDA is calculated as follows:

	Predecessor			Successor
			Period from	Period from
			July 1, 2005	June 1, 2006			Three Months
			through	through			Ended
	Year Ended June 30,		May 31,	June 30,	Year Ended June 30,		September 30,
	2004	2005	2006	2006	2007	2008	2007	2008
	(Dollars in millions)
Net income (loss)	$77.0	$101.6	$100.4	$(19.7)	$32.2	$64.7	$(5.8)	$(3.4)
Interest (income) expense, net	2.5	(0.2)	(5.3)	14.1	169.1	157.7	40.7	38.3
Provision for (benefit from) income taxes	53.5	67.2	73.6	(12.4)	27.1	41.1	(3.6)	(2.1)
Depreciation and amortization(a)	55.3	84.1	62.9	7.4	90.5	100.3	28.3	26.6

EBITDA(b)	$188.3	$252.7	$231.6	$(10.6)	$318.9	$363.8	$59.6	$59.4

(a)	Depreciation and amortization includes non-cash charges related to property, equipment and intangible asset impairments of $4.2 million in fiscal 2005, $5.5 million in fiscal 2008 and $4.8 million in the three-month period ended September 30, 2007. The year ended June 30, 2005 also includes $19.5 million related to cumulative adjustments for changes in lease accounting.

(b)	EBITDA, as presented above, is different from the Adjusted EBITDA calculated for the purpose of determining compliance with our senior secured credit agreement and the indentures governing our notes. For an explanation of our Adjusted EBITDA, see “Management Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

(4)	Capital expenditures represent net cash paid for property and equipment, leasehold improvements, online curriculum development, software and other assets.

(5)	Represents the number of students enrolled in our schools as of the first week in October of the preceding calendar year.

(6)	The Art Institute of Toronto announced in June 2007 that it will no longer accept new students and that it will close after all current students complete their respective programs. Prior to announcing this closing, approximately 250 students attended the Art Institutes of Toronto.

(7)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges include interest expense, whether expensed or capitalized, amortization of debt issuance costs, and the portion of rental expense representative of the interest factor. Earnings for the period June 1 through June 30, 2006 were inadequate to cover fixed charges by $32.1 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Overview

EDMC is among the largest providers of post-secondary education in North America, with approximately 110,500 enrolled students as of October 2008. We offer academic programs to our students through campus-based and online instruction, or through a combination of both. We are committed to offering quality academic programs and continuously strive to improve the learning experience for our students. Our educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including design, media arts, health sciences, psychology and behavioral sciences, culinary, fashion, business, education, legal and information technology. Each of our schools located in the United States is recognized by an accreditation agency and by the U.S. Department of Education, enabling students to access federal student loans, grants and other forms of public and private financial aid. Our academic programs are designed with an emphasis on applied, career-oriented content and are taught primarily by faculty members who, in addition to having appropriate credentials, offer practical and relevant professional experience in their respective fields. Our net revenues for fiscal 2008 were $1,684.2 million.

Education Management LLC is a wholly owned subsidiary of Education Management Holdings LLC, which is wholly owned by EDMC. On June 1, 2006, EDMC was acquired by a consortium of private investors led by the Sponsors. The acquisition was accomplished through the merger of an acquisition company into EDMC, with EDMC surviving the Transaction. Although EDMC continued as the same legal entity, EDMC contributed substantially all of its assets and liabilities to Education Management LLC in connection with the Transaction.

Since the Transaction in June 2006, we have enhanced our senior management team and made investments to accelerate enrollment growth. We have made significant investments in numerous areas of our workforce, including marketing and admissions, new and expanded campuses, online education and infrastructure in order to support future enrollment growth and enhance the student experience. Our increased focus on online education has resulted in strong enrollment growth. The number of students enrolled in fully online academic programs has more than doubled to approximately 13,100 students in October 2007, compared to approximately 4,600 students in July 2006. In addition, we have opened 15 new locations, acquired two schools, developed over 30 new academic programs and introduced over 375 new or existing academic programs to locations that had not previously offered such programs. Total enrollment at our schools has grown by 19.5% between October 2006 and October 2007. During the same time period, same-school enrollment for schools owned or operated for one year or more increased 18.2%. We expect to continue to pursue a disciplined approach to opening new school locations in attractive target markets and plan to open approximately eight to eleven new campuses annually for the foreseeable future.

The largest component of our net revenues is tuition collected from our students, which is presented in our statements of operations after deducting refunds, scholarships and other adjustments. Net revenues consist of tuition and fees, student housing fees, bookstore sales, restaurant sales in connection with culinary programs, workshop fees, finance charges related to credit extended to students and sales of related study materials, reduced for student refunds and scholarships. We recognize revenue on a pro rata basis over the term of instruction or occupancy or when cash is received in the case of certain point-of-sale revenues. The amount of tuition revenue received from students varies based on the average tuition charge per credit hour, average credit hours taken per student, type of program, specific curriculum and average student population. Bookstore and housing revenues are largely a function of the average student population.

The two main determinants of our net revenues are average student population and tuition rates. Factors affecting our average student population include the number of continuing students attending our schools at the beginning of a period and the number of new students entering our schools during such period. We believe that the size of our student population at our campuses is influenced by the number of individuals seeking post-secondary education, the attractiveness of our program offerings, the quality of the student experience, the effectiveness of our marketing efforts, the persistence of our students, the length of the education programs and our overall educational reputation. We seek to grow our average student population by offering additional programs at existing schools and by establishing new school locations, whether through new facility start-up or acquisition. With regard to tuition rates, historically we have been able to pass along cost increases through increases in tuition. Average tuition rates increased by approximately 5% in both fiscal 2008 and 2007.

We believe that several factors influence the number of individuals seeking post-secondary education programs. According to the U.S. Department of Education, enrollment in degree-granting, post-secondary institutions is projected to grow 15.7% over the ten-year period ending in the fall of 2016 to approximately 20.4 million students. This growth compares with a 23.0% increase reported in the prior ten-year period ended 2006, when enrollment increased from 14.4 million students in 1996 to 17.7 million students in 2006. Enrollment growth in the ten-year period ended 2006 was accompanied by a 24.1% increase in high school graduates from 2.6 million students in 1996 to 3.2 million students in 2006. The U.S. Department of Education, while projecting that the number of high school graduates will remain at approximately 3.2 million students through 2016, estimates that enrollment in degree-granting, post-secondary institutions by students 18-24 years of age will increase 13.2% from 10.6 million students in 2006 to 12.0 million students in 2016. Moreover, the U.S. Department of Education projects even faster growth rates for students 25 years of age and older, up 19.7% from 6.9 million students in 2006 to 8.2 million students in 2016.

In addition to the number of high school graduates available to matriculate into post-secondary education, we believe that several other factors influence demand for post-secondary education. The wage gap between college degree and non-college degree workers provides an important economic incentive to pursue post-secondary education. According to the U.S. Census Bureau, in 2005, the median income for workers 25 years of age and older with a Bachelor’s degree was approximately 63% higher than for high school graduates of the same age with no college experience. A greater number of jobs also require post-secondary education. The U.S. Department of Labor — Bureau of Labor Statistics projects that the growth rate for total job openings from 2006 to 2016 for occupations that require post-secondary education is over 15%, nearly double the growth rate for occupations that do not require post-secondary education. Finally, unemployment rates have been lower for individuals with post-secondary education.

A majority of our students rely on funds received under various government-sponsored student financial aid programs, especially Title IV programs, to pay a substantial portion of their tuition and other education-related expenses. Because of the dependence on government-sponsored programs, we participate in industry groups and monitor the impact of newly proposed legislation on our business. Our students have also increasingly relied upon funds received from alternative lenders to pay a portion of their tuition and related expenses. During fiscal 2008, these loans constituted approximately 22.2% of our net revenues, compared to approximately 22.6% of our net revenues in fiscal 2007.

Our quarterly net revenues and income fluctuate primarily as a result of the pattern of student enrollments. The seasonality of our business has decreased over the last several years due to an increased percentage of students enrolling in online programs, which generally experience less seasonal fluctuations than campus-based programs. Our first fiscal quarter is typically our lowest revenue recognition quarter due to student vacations.

Educational services expense, the largest component of our operating expense, consists primarily of costs related to the development, delivery and administration of our education programs. Major cost components are faculty compensation, salaries of administrative and student services staff, costs of educational materials, facility occupancy costs, information systems costs, loan fees and bad debt expense. We anticipate that these expenses as a percentage of net revenues will decrease over time due to continued leverage on our fixed cost base through the introduction of new programs at our existing schools and continued growth in the number of students taking classes online.

The second largest expense line item, general and administrative expense, consists of marketing and student admissions expenses and certain central staff departmental costs such as executive management, finance and accounting, legal, corporate development and other departments that do not provide direct services to our students. We have centralized many of these services to gain consistency in management reporting, efficiency in administrative effort and cost control. With regard to the marketing component of our expenses, we have seen a change in the way we market to and attract inquiries from prospective students as the Internet has become an increasingly important way of reaching students. Internet inquiries, which generally cost less than leads from traditional media sources such as television and print, convert to applications at a lower rate than inquiries from traditional media sources.

Depreciation and amortization consists of depreciation and amortization of property, equipment and intangible assets (together, “long-lived assets”).

Results of Operations

The following table sets forth for the periods indicated the percentage relationship of certain statements of operations items to net revenues.

	Predecessor	Successor
	Period from	Period from
	July 1, 2005	June 1, 2006			Three Months
	through	through	Year Ended		Ended
	May 31,	June 30,	June 30,		September 30,
	2006	2006	2007	2008	2007	2008
					(Unaudited)
Net revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Educational services	53.9%	79.3%	53.5%	53.5%	56.9%	58.4%
General and administrative	24.9%	34.9%	23.1%	24.9%	26.6%	27.9%
Depreciation and amortization	5.8%	9.9%	6.7%	6.0%	7.8%	6.1%

Total costs and expenses	84.6%	124.1%	83.3%	84.4%	91.3%	92.4%

Income (loss) before interest and income taxes	15.4%	(24.1)%	16.7%	15.6%	8.7%	7.6%
Interest (income) expense, net	(0.5)%	18.9%	12.4%	9.4%	11.3%	8.9%

Income (loss) before income taxes	15.9%	(43.0)%	4.3%	6.2%	(2.6)%	(1.3)%
Provision for (benefit from) income taxes	6.7%	(16.7)%	2.0%	2.4%	(1.0)%	(0.5)%

Net income (loss)	9.2%	(26.3)%	2.3%	3.8%	(1.6)%	(0.8)%

Three months ended September 30, 2008 compared to the three months ended September 30, 2007

Net revenues

Net revenues for the three months ended September 30, 2008 increased 20.2% to $434.2 million, compared to $361.3 million for the same period a year ago. The increase in net revenues quarter to quarter primarily resulted from a 16.6% increase in student enrollment from July 2007 to July 2008, with students from schools acquired in the past year representing less than 1% of the increase in student population, and an approximate 5% increase in tuition rates, partially offset by a lower than average credit load taken by students. The decrease in credit load was primarily due to growth in students enrolled in fully online programs, in which students typically take a lesser credit load. Tuition revenue generally varies based on the average tuition charge per credit hour, average credits per student and the average student population.

Our quarterly net revenues and net income fluctuate primarily as a result of the pattern of student enrollments at our schools. The seasonality of our business has decreased over the last several years due to an increased percentage of students enrolling in online programs, which generally experience less seasonal fluctuations than campus-based programs. Our first fiscal quarter is typically our lowest revenue recognition quarter due to student vacations.

Educational services expenses

Educational services expense consists primarily of costs related to the development, delivery and administration of our education programs. The major cost components include, but are not limited to, faculty compensation, salaries of administrative and student services staff, costs of educational materials, facility occupancy costs, information systems costs, loan fees and bad debt expense. Educational services expense increased compared to the prior year quarter by $47.9 million, or 23.3%, to $253.5 million for the current quarter, due primarily to the incremental costs incurred to support higher student enrollment. As a percentage of net revenues, educational services expenses increased 148 basis points compared to the prior year quarter. Bad debt expense increased by 151 basis points compared to the prior year quarter due primarily to larger receivable balances, increased delinquencies and allowances recorded in connection with our new student lending program with a private lender. In addition, we experienced a 30 basis point increase in fees paid to a private lender to facilitate loans obtained by our students. These increases were partially offset by a 15 basis point decrease in rent expense associated with schools compared with the prior year quarter. Rent expense associated with schools was $35.3 million in the current quarter and $29.9 million in the prior year quarter. The remaining net decrease as a percentage of net revenues of 18 basis points in the current quarter was primarily the result of experiencing operating leverage on other costs such as personnel costs, school supply costs and insurance.

General and administrative expenses

General and administrative expenses were $121.3 million for the current quarter, an increase of 26.2% from $96.1 million in the prior year quarter. As a percentage of net revenues, general and administrative expenses increased 133 basis points compared with the prior year quarter. An increase in personnel costs of 175 basis points was due primarily to continued investment in marketing and admissions representatives. This increase was partially offset by experiencing operating leverage of 42 basis points on other general and administrative expenses, including employee-related costs, advertising, consulting and corporate supplies in the current quarter.

Depreciation and amortization

Depreciation and amortization expense on long-lived assets was $26.6 million for the current quarter, a decrease of 6.0% from $28.3 million in the prior year quarter. As a percentage of net revenues, depreciation and amortization decreased 170 basis points compared with the prior year quarter due primarily to a $4.8 million impairment charge incurred at one of our schools during the quarter ended September 30, 2007. The remaining net decrease as a percentage of net revenues of 37 basis points is primarily due to the fixed nature of these expenses.

Income before interest and taxes

Income before interest and taxes increased by $1.5 million, or 4.9%, to $32.8 million for the current quarter compared with the prior year quarter. The corresponding margin decreased to 7.6% in the current quarter from 8.7% in the prior year quarter due to the factors described above.

Interest expense, net

Net interest expense was $38.3 million in the current quarter, a decrease of $2.4 million from the prior year quarter. The decrease in net interest expense is related to the decrease in the average interest rate of the term loan for the current quarter compared with the prior year quarter, coupled with the effect of required principal repayments of $38.6 million on outstanding indebtedness since September 30, 2007.

Income tax benefit

The income tax benefit for the three months ended September 30, 2008 was $2.1 million as compared to an income tax benefit of $3.6 million for the same period in the prior year. The Company’s effective tax rate was 38.2% for the three months ended September 30, 2008 as compared to 38.6% for the same period in the prior year. The decrease in the effective tax rate in the current year period as compared to the same period in the prior year was primarily due to the impact of internal restructuring completed during fiscal year 2008. The effective rates differed from the combined federal and state statutory rates primarily due to valuation allowances, expenses that are non-deductible for tax purposes, the deferred tax impact of utilization of Canadian net operating loss carryforwards, and the application of FIN 48.

Net loss

We had a net loss of $3.4 million in the three months ended September 30, 2008 compared to $5.8 million in the three months ended September 30, 2007 due to the factors described above.

Year Ended June 30, 2008 (Fiscal 2008) Compared with Year Ended June 30, 2007 (Fiscal 2007)

Net revenues

Net revenues for fiscal 2008 increased 23.5% to $1,684.2 million, compared to $1,363.7 million for the same period a year ago, primarily resulting from a 19.1% increase in average student enrollment, and an approximate 5% increase in tuition rates, slightly offset by a lower average credit load taken by students. Average student enrollment for fiscal 2008 increased to approximately 91,900 students, less than 1.0% of which was from the acquisitions of educational institutions, compared to approximately 77,200 students in fiscal 2007. The decrease in credit load was primarily the result of growth in the number of students enrolled in fully online programs, in which students typically take a lesser credit load. Tuition revenue generally varies based on the average tuition charge per credit hour, average credits per student and the average student population. We derived approximately 91% of our net revenues from tuition and fees paid by, or on behalf of, our students in both the 2008 and 2007 periods.

Bookstore and housing revenue is largely a function of the average student population. Net housing revenues increased to $76.7 million in fiscal 2008 compared to $59.8 million in fiscal 2007, and revenues from bookstore sales (which include supplies and other items) in fiscal 2008 grew to $55.9 million compared to $46.1 million in fiscal 2007.

Educational services expenses

Educational services expenses increased by $171.2 million, or 23.5%, to $901.1 million in fiscal 2008 from $729.9 million in fiscal 2007, due primarily to the incremental costs incurred to support higher student enrollment. As a percentage of net revenues, educational services expenses decreased by two basis points. We experienced a reduction in personnel and facility expenses, excluding rent, of 64 basis points as a percentage of net revenues in the current fiscal year despite continued investment in new campuses and online programs. These decreases were partially offset by an increase in bad debt expense of 46 basis points, due to an increase in the proportion of our receivables from out of school students, which are reserved for at a higher rate than in-school students. As a percentage of net revenues, bad debt expense represented 2.5% in fiscal 2008 as compared to 2.0% in fiscal 2007. Rent expense associated with campuses, which increased as a percentage of net revenues by nine basis points, was $131.3 million in the current fiscal year and $105.0 million in the prior fiscal year. The remaining net increase as a percentage of net revenues of seven basis points in the current fiscal year was driven by other costs, none of which were individually significant.

General and administrative expenses

General and administrative expense was $419.3 million for fiscal 2008, an increase of 33.2% from $314.9 million in fiscal 2007. As a percentage of net revenues, general and administrative expenses increased 180 basis points compared with the prior fiscal year. Personnel costs increased 91 basis points as a percentage of net revenues, primarily as a result of continued investments in marketing and admissions. In addition, higher investment in advertising in our fully online programs and at our new campuses drove an increase of 104 basis points as a percentage of net revenues compared to the prior fiscal year. These increases as a percentage of net revenues were partially offset by a decrease in consulting and other professional services expenses of 18 basis points compared with the prior fiscal year. The remaining net increase of three basis points as a percentage of net revenues in fiscal 2008 was driven by other costs, none of which were individually significant.

Depreciation and amortization

Depreciation and amortization expense on long-lived assets was $100.3 million for fiscal 2008, an increase of 10.7% from $90.5 million in fiscal 2007. Due to the fixed nature of these expenses, we experienced a reduction in depreciation and amortization of 68 basis points as a percentage of net revenues, despite taking a $5.5 million impairment charge at one of our schools during fiscal 2008.

Income before interest and taxes

Income before interest and taxes increased by $35.1 million, or 15.4%, to $263.5 million for fiscal year 2008 compared with $228.4 for fiscal 2007. The corresponding margin decreased to 15.6% in fiscal 2008 from 16.7% in the prior fiscal year due to the factors described above.

Net interest expense

Net interest expense was $157.7 million in fiscal 2008, a decrease of $11.4 million from the prior fiscal year. The decrease in net interest expense is related to the decrease in the average interest rate of the term loan during the current fiscal year, coupled with the effect of required principal repayments on long-term debt of $38.5 million since June 30, 2007, which reduced average outstanding borrowings.

Provision for income taxes

Income tax expense for fiscal 2008 was $41.1 million as compared to $27.1 million in fiscal 2007. Our effective tax rate was 38.9% in fiscal 2008 as compared to 45.7% in fiscal 2007. The decrease in the effective rate for fiscal 2008 as compared to the prior fiscal year was primarily due to the impact of valuation allowances established against certain state deferred tax assets as a result of an internal restructuring in fiscal year 2007, a decrease in the state current provision as a result of the restructuring in fiscal year 2007 and a decrease in state deferred taxes.

Net income

Net income increased by $32.5 million to $64.7 million in fiscal 2008 due to the factors described above.

Successor Year Ended June 30, 2007 (Fiscal 2007) Compared with the Predecessor 11-Month Period from July 1, 2005 through May 31, 2006 (2006 Period)

Net revenues

Net revenues for fiscal 2007 increased to $1,363.7 million from $1,095.8 million in the 11-month period ended May 31, 2006, which was primarily due to a 12.7% growth in average total student enrollment and an approximate 5% increase in tuition rates, along with an additional month of revenue in fiscal 2007. Average student enrollment for fiscal 2007 increased to approximately 77,200 students, of which less than 1.0% were from schools acquired during the period, compared to approximately 68,500 students in the 11-month prior year period. We derived approximately 91% of our net revenues from tuition and fees paid by, or on behalf of, our students in both fiscal 2007 and the 2006 period.

Bookstore and housing revenue is largely a function of the average student population. Net housing revenues increased to $59.8 million in fiscal 2007 compared to $47.3 million in the 11-month period ended May 31, 2006, and revenues from bookstore sales (which include supplies and other items) in fiscal 2007 grew to $46.1 million compared to $38.6 million in the 11-month period ended May 31, 2006.

Educational services

Educational services expense includes faculty and certain administrative compensation, rent and other facility operating costs, cost of sales and bad debt. As a percentage of net revenues, educational services expense decreased 40 basis points in fiscal 2007 compared to the 2006 period. During the 2006 period, we incurred non-cash equity based compensation expense, which is a component of personnel costs, associated with Statement of Financial Accounting Standards (“SFAS”) No. 123R of $13.1 million, compared to no expense in fiscal 2007. After adjusting for the effect of non-cash equity based compensation expense incurred during the 2006 period, educational services expenses increased 80 basis points as a percentage of net revenues in fiscal 2007. This increase was primarily due to higher personnel costs, which accounted for a 54 basis point increase, through continued investment at new campuses and our online operations. Rent expense associated with schools during fiscal 2007 increased 23 basis points from the 2006 period as a percentage of net revenues due primarily to new campus growth. Bad debt expense increased seven basis points as a percentage of net revenues in fiscal 2007 compared with the 2006 11-month period. These increases were partially offset by reductions due to operating leverage on other facility operating costs such as utilities, outside services and repairs and maintenance of four basis points as a percentage of net revenues period to period.

General and administrative

General and administrative expense decreased 186 basis points as a percentage of net revenues in fiscal 2007 compared to the 2006 period. During the 2006 period, we incurred non-cash equity based compensation expense, which is a component of personnel costs, associated with SFAS No. 123R of $19.1 million, compared to no expense in fiscal 2007. We also incurred legal and professional fees and severance payments related to the Transaction of $38.2 million in the 2006 period. After adjusting for the effects of non-cash equity based compensation expense associated with SFAS No. 123R and transaction-related costs in the 2006 period, general and administrative expense increased 335 basis points as a percentage of net revenues in fiscal 2007 compared to the prior year period. Continued investment in marketing and admissions personnel resulted in an increase of 140 basis points in personnel expenses as a percentage of net revenues compared to the 2006 period. Additionally, continued investment in advertising at our new campuses and related to our online operations drove a 128 basis point increase period to period as a percentage of net revenues. Consulting and advisory expenses resulted in an increase of 62 basis points as a percentage of net revenues compared to the prior 11-month period primarily due to the impact of $5.0 million in advisory fees paid to the Sponsors in fiscal 2007. The remaining increase of five basis points as a percentage of net revenues was primarily driven by other general and administrative costs, none of which were individually significant.

Depreciation and amortization

Depreciation and amortization expense on long-lived assets was $90.5 million for fiscal 2007 and $62.9 million in the 11-month 2006 period. This increase resulted from the effects of increases in the book basis of these long-lived assets due to business combinations accounting required in connection with the Transaction.

Income before interest and income taxes

Income before interest and taxes increased by $59.7 million to $228.4 million in fiscal 2007 from $168.7 million in the 2006 period. The corresponding margin increased to 16.7% for fiscal 2007, as compared to 15.4% for the 2006 period, due to the factors described above.

Interest expense, net

We incurred net interest expense for fiscal 2007 of $169.1 million, compared to net interest income of $5.3 million in the 2006 period. The increase in net interest expense is due to interest associated with the debt incurred in connection with the Transaction as well as amortization of related financing costs deferred as part of the Transaction.

Provision for income taxes

Income tax expense in fiscal 2007 was $27.1 million as compared to $73.6 million for the 11-month 2006 period. Our effective tax rate was 45.7% in fiscal 2007 as compared to 42.3% in the 2006 period. The increase in the effective rate for fiscal 2007 as compared to the 2006 period was primarily due to the impact of valuation allowances established against state deferred tax assets and deferred tax expense resulting from the release of a portion of the valuation allowance previously established against deferred tax assets associated with Canadian net operating loss carryforwards that were utilized during the year.

Net income

Net income decreased by $68.2 million to $32.2 million in fiscal 2007 from $100.4 million in the 2006 period due to the factors described above.

Successor Period from June 1, 2006 through June 30, 2006

Net revenues for the one-month period ended June 30, 2006 were $74.4 million, of which 90.1% represented tuition and fees paid by, or on behalf of, our students. Tuition revenue is driven by average tuition charge per credit hour, average credits per student and average student population. The remaining revenue of $7.4 million consisted of bookstore and housing revenue, which is largely a function of the average student population. Our education services expense during June 2006 was $59.0 million and primarily consisted of $33.9 million of salaries and benefits of employees at our schools and $8.4 million of rent. General and administrative expenses were $26.0 million and primarily consisted of $10.1 million of salaries and benefits of employees in our corporate offices and $11.6 million of advertising expenses. Depreciation and amortization on property, equipment and intangible assets was $7.4 million. Net interest expense was $14.1 million and consists of one month of interest expense corresponding to the debt acquired to finance the Transaction. The net loss of $19.7 million was driven by the factors described above.

Liquidity and Capital Resources

Our primary source of cash is tuition collected from our students. We finance our operating activities primarily from cash generated from operations. Acquisitions have historically been financed through cash generated from operations as well as borrowing on our revolving credit facility. We believe that cash flow from operations, supplemented from time to time with borrowings under our $322.5 million revolving credit agreement, will provide adequate funds for ongoing operations, planned expansion to new locations, planned capital expenditures and debt service during the next twelve months.

We and our subsidiaries or affiliates or significant EDMC stockholders may from time to time, in our or their sole discretion, purchase, repay, redeem or retire any of our outstanding debt or equity securities (including any publicly issued debt securities), in privately negotiated or open market transactions, by tender offer or otherwise.

Net working capital is calculated based on total current assets less total current liabilities. Advance payments and amounts outstanding under our revolving credit facility are directly offset in cash and cash equivalents and do not contribute to the change in net working capital. At September 30, 2008, our working capital deficit was approximately $59.4 million, compared to a working capital deficit of $43.7 million at September 30, 2007.

Operating cash flows

Cash provided by operating activities for the three-month period ended September 30, 2008 was $108.5 million, a decrease of $76.5 million compared to the prior year period. Decreased operating cash flows as compared to the prior year period were primarily due to the timing of receipts of advance payments along with an increase in income tax payments from the prior year quarter.

Days sales outstanding (“DSO”) in receivables was 26.6 days at September 30, 2008 compared to 17.9 days at September 30, 2007. Net accounts receivable can be affected significantly by the changes in the start dates of academic terms from reporting period to reporting period. We calculate DSO by dividing net student and other receivables at period end by average daily net revenues for the most recently completed quarter. Quarterly average daily revenue is determined by taking the total net revenues for a quarter and dividing by the number of calendar days in a quarter. The level of accounts receivable reaches a peak immediately after the billing of tuition and fees at the beginning of each academic period. Collection of these receivables is heaviest at the start of each academic period. Additionally, federal financial aid proceeds for continuing students can be received up to ten days prior to the start of an academic quarter.

In an effort to provide our students with financing for the cost of tuition, we have established relationships with alternative loan providers. Alternative loans to students, which are non-recourse to us with the exception of our new student lending program, help bridge the funding gap created by tuition rates that have risen faster than federally-guaranteed student loans.

We have accrued a total of $23.3 million as of September 30, 2008 for uncertain tax positions under FIN 48, excluding interest and the indirect benefits associated with state income taxes. Future cash payments relating to the amount accrued may result if we are ultimately unsuccessful in defending these uncertain tax positions. However, we cannot reasonably predict at this time the future period in which these payments may occur.

Investing cash flows

Capital expenditures increased to $50.8 million, or 11.7% of net revenues, for the three-month period ended September 30, 2008 from $32.8 million, or 9.1% of net revenues, in the prior year three-month period primarily due to an increase in investments in new school locations over the prior year period along with several large existing campus expansions during the current quarter. Capital expenditures are expected to be between 6% and 8% of our net revenues in fiscal 2009. Reimbursements for tenant improvements represent cash received from lessors based on the terms of lease agreements and reduce the capital expenditures related to leasehold improvements.

We lease most of our facilities under operating lease agreements. We anticipate that future commitments on existing leases will be paid from cash provided from operating activities. We also expect to extend the terms of leases that will expire or enter into similar long-term commitments for comparable space.

Financing cash flows

Borrowings under our $322.5 million revolving credit facility are available to satisfy certain year-end regulatory financial ratios, finance acquisitions and fund working capital needs resulting from the seasonal pattern of cash receipts throughout the year. We borrowed $120.0 million under the revolving credit facility at June 30, 2008 to satisfy certain year-end regulatory financial ratios. On July 1, 2008, we repaid this outstanding balance from cash on hand at June 30, 2008. In September 2008, we borrowed $180.0 million under the revolving credit facility as a precautionary measure due to the current state of the capital markets.

At September 30, 2008, we had outstanding letters of credit issued to the U.S. Department of Education for approximately $92.8 million, including a $91.9 million letter of credit due to our failure to satisfy certain regulatory financial ratios after giving effect to the Transaction. Outstanding letters of credit reduced our availability to borrow funds under the $322.5 million revolving credit facility. Including those issued to the U.S. Department of Education, an aggregate of $102.7 million of letters of credit were outstanding at September 30, 2008.

As a result of the Transaction, we are highly leveraged and our debt service requirements are significant. At September 30, 2008, we had $2,078.2 million in aggregate indebtedness outstanding, including short-term debt under our revolving credit facility, with additional borrowing capacity of $39.8 million under our senior credit facility, after giving effect to outstanding letters of credit and amounts drawn on our revolving credit facility. We expect our cash flows from operations, combined with availability under our revolving credit facility, to provide sufficient liquidity to fund our current obligations, projected working capital requirements and capital spending for a period that includes the next twelve months.

Federal Family Education Loan Program and Private Student Loans

Effective October 1, 2007, the federal government reduced the subsidies received by private lenders and guaranty agencies for participation in the FFEL program. A number of private lenders have announced that they will not continue to participate in the FFEL program due to the decrease in subsidies and the tightening of the credit markets within the U.S. economy. We recently expanded our FFEL programs to include additional private lenders on our recommended lender lists and do not anticipate that students attending our schools will encounter problems in obtaining federally guaranteed student loans from private lenders. Private lenders available to originate federally guaranteed student loans vary by education system. We continue to monitor the availability of private lenders and, as a precaution against possible limitations on the availability of private lenders, we have ensured that all of our schools are approved to enable our students to obtain direct loans under the William D. Ford Federal Loan program. We anticipate that our schools would be able to access this program in the event that students encountered problems obtaining federally guaranteed student loans from private lenders. However, we have not processed any significant volume of student loans through the Direct

Loan program and could experience delays in the receipt of federal student aid in the event that we need to process a significant volume of transactions on an expedited basis.

The tightened credit markets and recent federal and state regulatory focus on student lending have resulted in private lenders imposing stricter underwriting standards on students who require private loans to fund tuition and fees associated with obtaining an education. Given that approximately 25% of the students attending our schools received non-federally funded guaranteed private loans in calendar 2007, which indirectly represented approximately 23% of our net revenues, we have responded with several initiatives in order to address the private loan needs of our students:

•	In April 2008, we entered into a new agreement with Sallie Mae to provide up to $90.0 million of loans to current students who previously received loans from Sallie Mae and are continuing their education but who do not satisfy Sallie Mae’s current standard underwriting criteria. We pay credit enhancement fees to Sallie Mae in connection with these loans based on the principal balance of each loan disbursed by Sallie Mae under the agreement.

•	We have added additional providers of private student loans to our recommended lender lists. The new lenders vary based on education system.

•	We have provided additional training to financial aid officers at all our schools. The training focuses on highlighting to prospective students the benefits of obtaining co-borrowers and the use of PLUS loans, cash payments and other sources of available aid.

•	In August 2008, we introduced a new student loan program with a private lender that enables students who have exhausted all available government-sponsored or other aid and have been denied a private loan to borrow a portion of their tuition and other educational expenses at our schools not covered by other financial aid sources if they or a co-borrower meet certain eligibility and underwriting criteria. We estimate that our investments in loans under this program will be less than $50.0 million in fiscal 2009, subject to limitations on such investments set forth in the documents governing our debt arrangements.

The new loan program will adversely impact our liquidity and expose us to new and greater credit risk because we will own loans to our students. This financing provides for payments to us by our students over an extended term, which could have a material adverse effect on our cash flows from operations in fiscal 2009. In addition, we have the risk of collection with respect to these purchased loans, which will result in a significant increase in our bad debt expense as a percentage of net revenues in fiscal 2009 compared to prior year periods. Further, the credit enhancement fee that we will pay to Sallie Mae in connection with loans that it provides to continuing students who do not satisfy Sallie Mae’s current standard underwriting criteria will be higher than the fees we previously paid to Sallie Mae under the Discount Loan Program.

Increases in this financing and similar loan programs will also increase our receivables and our days sales outstanding in fiscal 2009 compared to prior year periods.

Contractual obligations

The following table describes our commitments at June 30, 2008 under various contracts and agreements (in thousands):

	Total Amounts	Payments due by Fiscal Year
	Committed	2009	2010	2011	2012	2013	Thereafter

Revolving credit loans(1)	$120,000	$120,000	$—	$—	$—	$—	$—
Term loan(2)	1,138,677	11,850	11,850	11,850	8,887	1,094,240	—
Senior notes(3)	375,000	—	—	—	—	—	375,000
Senior subordinated notes(4)	385,000	—	—	—	—	—	385,000
Mortgage debt of consolidated entities(5)	1,404	208	226	244	263	284	179
Capital leases	1,364	804	534	26	—	—	—

Total short-term and long-term debt	2,021,445	132,862	12,610	12,120	9,150	1,094,524	760,179
Interest payments(6)	842,015	147,715	146,845	146,370	117,849	132,032	151,204
Operating leases(7)	720,880	118,018	97,435	85,508	80,380	78,372	261,167
Unconditional purchase obligations(8)	22,612	12,647	6,002	3,103	435	425	—

Total commitments	$3,606,952	$411,242	$262,892	$247,101	$207,814	$1,305,353	$1,172,550

(1)	Borrowings under our revolving credit facility, if any, mature on June 1, 2012. As the $120.0 million of borrowings outstanding under our revolving credit facility was repaid on July 1, 2008, we have included it in the table above as a 2009 repayment.

(2)	Our term loan under the senior secured credit facility matures on June 1, 2013.

(3)	Our senior notes are due June 1, 2014.

(4)	Our senior subordinated notes are due June 1, 2016.

(5)	Our mortgage debt of consolidated entities matures on January 2, 2014.

(6)	Interest payments are based on either the fixed rate or the variable rate as of June 30, 2008 and assume that repayments are in accordance with the loan agreements without giving effect to mandatory prepayments.

(7)	Our operating lease obligations extend through 2020.

(8)	We have various contractual obligations that extend through 2013 for future services.

Contingencies

In June 2007, The New England Institute of Art (“NEIA”) received a civil investigative demand letter from the Massachusetts State Attorney General requesting information in connection with the Attorney General’s review of alleged submissions of false claims by NEIA to the Commonwealth of Massachusetts and alleged unfair and deceptive student lending and marketing practices engaged in by the school. In February 2008, the Attorney General informed NEIA that it does not plan to further pursue its investigation of the false claims and deceptive marketing practices. NEIA intends to fully cooperate with the Attorney General in connection with its investigation of NEIA’s student lending practices.

The Art Institute of Portland and our schools located in Illinois have received requests for information from the Attorney General of their respective states addressing the relationships between the schools and providers of loans to students attending the schools. We have responded to the requests for information and have fully cooperated with the Attorneys General in their investigations, and we will continue to do so should the investigations continue.

In addition to the matters described above, we are a defendant in certain legal proceedings arising out of the conduct of our business. In the opinion of management, based upon an investigation of these claims and discussion with legal counsel, the ultimate outcome of such legal proceedings, individually and in the aggregate, is not anticipated to have a material adverse effect on our consolidated financial position, results of operations or liquidity.

At September 30, 2008, we have provided $9.0 million of surety bonds primarily to state regulatory agencies through four different surety providers. We believe that these surety bonds will expire without being funded; therefore, the commitments are not expected to affect our financial condition.

Indebtedness

Overview

As of September 30, 2008, we had $1,315.7 million of senior indebtedness outstanding under our senior secured credit facilities, including $180.0 million outstanding on our revolving credit facility that we borrowed in September 2008 as a precautionary measure due to the current state of the capital markets. We also had an additional $39.8 million of unutilized capacity under our revolving credit facility after giving effect to amounts already drawn and $102.7 million of letters of credit. Our liquidity requirements are significant and include debt service and capital expenditures, as further described in the sections below.

We benefit from investments with attractive returns on capital and favorable working capital balances due to advance payment of tuition and fees. We generated cash flows from operations of $108.5 million and $185.0 million in the three months ended September 30, 2008 and 2007, respectively. Our obligation to make principal and interest payments on the indebtedness incurred in June 2006 in connection with the Transaction has not negatively impacted our ability to make investments in numerous areas of our business, including marketing and admissions, new and expanded campuses, online education and infrastructure necessary to support future enrollment growth and enhance the student experience. However, our $1,185.0 million term facility matures on June 1, 2013. Additionally, our $375.0 million senior notes mature on June 1, 2014 and our $385.0 million senior subordinated notes mature on June 1, 2016. Our ability to make scheduled payments on our indebtedness, or to refinance our obligations under our debt agreements on acceptable terms, if at all, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to the financial and business risk factors described in this prospectus, many of which are beyond our control. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay the opening of new schools, acquisitions or capital expenditures, sell assets, seek to obtain additional equity capital or restructure our indebtedness.

Senior secured credit facilities

Overview.  Our senior secured credit facilities consist of a $1,185.0 million term loan facility and a $322.5 million revolving credit facility. The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swing line loans.

Interest rate and fees.  Borrowings under the senior secured credit facilities bear interest at a rate equal to LIBOR plus an applicable margin or, at our option, an applicable margin plus an alternative base rate determined by reference to the higher of (x) the prime rate as published in The Wall Street Journal or (y) the federal funds rate plus 0.5%. The initial applicable margin for borrowings under the revolving credit facility was 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings and, under the term loan facility, 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings. The applicable margin for borrowings under the senior secured credit facilities has been reduced subject to our attainment of certain leverage ratios, as discussed below.

In February 2007, we amended and restated our $1,185.0 million senior secured term loan facility to decrease the interest rate on the outstanding indebtedness to LIBOR plus an applicable margin spread of 2.0% from LIBOR plus an applicable margin spread of 2.5%. The amendment and restatement of the senior secured term loan facility was accounted for under Emerging Issues Task Force 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” in which the old and new debt agreements were not considered “substantially different”.

The applicable margin spread was further reduced to 1.75% on May 18, 2007 as a result of our leverage ratio falling below 5.5 to 1.0 as of March 31, 2007. The interest rate, including applicable margin, on the senior secured term loan facility was 5.56% at September 30, 2008. The aggregate amount outstanding under our senior secured credit facilities at September 30, 2008 was $1,315.7 million.

In February 2008, we increased our revolving credit facility by $22.5 million to $322.5 million through increased bank participation. There were no amendments to the existing credit agreement, and no loan fees paid in connection with the increase. We utilize interest rate swap agreements, which are contractual agreements to exchange payments based on underlying interest rates, to manage the variable rate portion of our term debt. On June 6, 2006, we entered into two five-year interest rate swap agreements, for a total notional amount of $750.0 million, in order to hedge a portion of our exposure to variable interest payments associated with the senior secured credit facilities. The interest rate swaps are for $375.0 million effective July 1, 2006 and $375.0 million effective July 3, 2006. Under the terms of the interest rate swaps, we receive payments based on variable interest rates based on the three month LIBOR and make payments based on a fixed rate of 5.397%.

In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate was 0.50% per annum, which was reduced to 0.375% on May 20, 2008 due to our attaining certain leverage ratios. We must also pay customary letter of credit fees.

Payments.  We are required to pay installments on the loans under the term loan facility in quarterly principal amounts of $3.0 million, which is equal to 0.25% of their initial total funded principal amount calculated as of the closing date through April 1, 2013, with the remaining amount payable on June 1, 2013. We estimate the June 1, 2013 payment will be $1,082.4 million, assuming we do not make any prepayments or complete any refinancing before then.

We may be required to make additional principal payments beginning in the first fiscal quarter of 2008 based on excess cash flow generated for the preceding fiscal year, as defined in the senior secured term loan agreement. We made such a prepayment of $22.6 million with respect to cash generated during the year ended June 30, 2007 in October 2007, which was included in current liabilities on our June 30, 2007 balance sheet. We were not required to make a payment in fiscal 2009 related to fiscal 2008; however, we cannot estimate the additional principal amounts, if any, we may be required to pay after fiscal 2009.

Principal borrowings outstanding under the revolving credit facility are due and payable in full on June 1, 2012.

Certain covenants and events of default.  The senior secured credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

•	incur additional indebtedness;

•	make capital expenditures;

•	create liens on assets;

•	engage in mergers or consolidations;

•	sell assets;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans or advances;

•	repay subordinated indebtedness (including the senior subordinated notes);

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	enter into certain restrictive agreements;

•	amend agreements governing our subordinated indebtedness (including the senior subordinated notes) and our constitutive documents;

•	change the nature of our business; and

•	change the status of Education Management Holdings LLC as a passive holding company.

In addition, the credit agreement governing our senior secured credit facilities requires us to maintain the following financial covenants:

•	a maximum total leverage ratio; and

•	a minimum interest coverage ratio.

The credit agreement governing our senior secured credit facilities also contains certain customary affirmative covenants and events of default. The agreement also has a cross-default provision to debt with a principal amount of greater than $50 million, which would cause the term loan to be prepaid or redeemed.

Senior notes and senior subordinated notes

On June 1, 2006, we issued $375.0 million aggregate principal amount of 8 3/4% senior notes due June 1, 2014 and $385.0 million aggregate principal amount of 10 1/4% senior subordinated notes due June 1, 2016. The indentures governing the senior notes and senior subordinated notes limit our (and most or all of our subsidiaries’) ability to:

•	incur additional indebtedness;

•	pay dividends on or make other distributions or repurchase our capital stock;

•	make certain investments;

•	enter into certain types of transactions with affiliates;

•	use assets as security in other transactions; and

•	sell certain assets or merge with or into other companies.

Subject to meeting certain qualifications, the indentures governing the senior notes and senior subordinated notes permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness. The indenture governing the senior notes includes a cross-default provision to debt with a principal amount of greater than $50.0 million, which would cause the senior notes to be prepaid or redeemed.

Covenant compliance

Under our senior secured credit facilities, we are required to satisfy a maximum total leverage ratio, a minimum interest coverage ratio and other financial conditions tests. As of September 30, 2008, we were in compliance with the financial and non-financial covenants. Our continued ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those ratios and tests in the future.

Adjusted EBITDA is a non-GAAP measure used to determine our compliance with certain covenants contained in the indentures governing the senior notes and senior subordinated notes and in our senior secured credit facilities. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures governing the senior notes and senior subordinated notes and our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants.

The breach of covenants in our senior secured credit facilities that are tied to ratios based on Adjusted EBITDA could result in a default under that agreement, in which case the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration would also result in a default under our indentures governing the senior notes and senior subordinated notes. Additionally, under our senior secured credit facilities and the indentures governing the senior notes and senior subordinated notes, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is also tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent net income or cash flows from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. In addition, unlike GAAP measures such as net income and earnings per share, Adjusted EBITDA does not reflect the impact of our obligations to make interest payments on our debt service obligations, which have increased substantially as a result of our indebtedness incurred in June 2006 to finance the Transaction and related expenses. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we may consider not to be indicative of our ongoing operations. In particular, the definition of Adjusted EBITDA in the senior credit facilities and the indentures allows us to add back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. Further, our debt instruments require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

The following is a reconciliation of net income, which is a GAAP measure of our operating results, to Adjusted EBITDA as defined in our debt agreements. The terms and related calculations are defined in the senior secured credit agreement (in millions).

For the Twelve
Months Ended
September 30, 2008

Net income	$67.1
Interest expense, net	155.3
Provision for income taxes	42.7
Depreciation and amortization(1)	98.6

EBITDA	363.7

Reversal of impact of unfavorable leases(2)	(1.5)
Transaction and advisory expense(3)	5.0
Severance and relocation	3.4
Capital taxes	1.3
Other	1.7

Adjusted EBITDA — Covenant Compliance	$373.6

(1)	Depreciation and amortization includes non-cash charges related to fixed asset impairments of $0.7 million.

(2)	Represents non-cash reduction to rent expense due to the amortization on $7.3 million of unfavorable lease liabilities resulting from fair value adjustments required under SFAS No. 141 as part of the Transaction.

(3)	Represents fees incurred under a management advisory agreement with the Sponsors.

Our covenant requirements and actual ratios for the twelve months ended September 30, 2008 are as follows:

	Covenant	Actual
	Requirements	Ratios

Senior Secured Credit Facility
Adjusted EBITDA to Consolidated Interest Expense ratio	Minimum of 1.60x	2.41x
Consolidated Total Debt to Adjusted EBITDA ratio	Maximum of 7.00x	4.63x

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of business that include foreign currency exchange rates. We typically do not utilize forward or option contracts on foreign currencies or commodities. We are subject to fluctuations in the value of the Canadian dollar relative to the U.S. dollar. We do not believe we are subject to material risks from reasonably possible near-term change in exchange rates.

The fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, to the extent the underlying liability will be settled in cash, approximate their carrying values because of the short-term nature of these instruments. Derivative financial instruments are carried at fair value, which is based on the amount we would pay to terminate the agreements. We do not use derivative financial instruments for trading or speculative purposes.

At September 30, 2008, we had total debt obligations of $2,078.2 million, including $1,315.7 million of variable rate debt, at a weighted average interest rate of 7.49%. A hypothetical change of 1.25% in interest rates from September 30, 2008 levels would have increased or decreased interest expense approximately $1.8 million for the variable rate debt in the three-month period ended September 30, 2008.

Two five-year interest rate swap agreements fix the interest rate for $750.0 million of our variable rate debt through July 1, 2011. The interest rate swaps are for $375.0 million effective July 1, 2006 and $375.0 million effective July 3, 2006. At September 30, 2008, we had variable rate debt of $565.7 million that was subject to market rate risk, as our interest payments fluctuated as the underlying interest rates changed as a result of market changes. Under the terms of the interest rate swaps, we receive payments based on variable interest rates based on the three month LIBOR and make payments based on a fixed rate of 5.397%. The net receipt or payment from the interest rate swap agreements is recorded in interest expense. The interest rate swaps are designated and qualify as cash flow hedges under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. As such, the swaps are accounted for as an asset or a liability in the consolidated balance sheet at fair value. The fair value of the swap agreements are estimated by a qualified third party based on current settlement prices and quoted market prices of comparable contracts. For the three-month period ended September 30, 2008, we recorded an unrealized after-tax loss of $0.8 million in other comprehensive loss related to the change in market value on the swap agreements. The cumulative unrealized net loss of $25.2 million, net of tax, at September 30, 2008 related to the swaps may be recognized in the statement of operations if certain terms of the senior secured credit facility change, if the senior secured credit facility is extinguished or if the swap agreements are terminated prior to maturity.

Regulations

U.S. Department of Education regulations require Title IV program funds received by our schools in excess of the tuition and fees owed by the relevant students at that time to be, with these students’ permission, maintained and classified as restricted funds until they are returned to the students or billed for the portion of their education program related to those funds. Funds transferred through electronic funds transfer programs are held in a separate cash account and released when certain conditions are satisfied. These restrictions have not significantly affected our ability to fund daily operations.

Education institutions participating in Title IV programs must satisfy a series of specific standards of financial responsibility. The U.S. Department of Education has adopted standards to determine an institution’s financial responsibility to participate in Title IV programs. The regulations establish three ratios: (i) the equity ratio, intended to measure an institution’s capital resources, ability to borrow and financial viability; (ii) the primary reserve ratio, intended to measure an institution’s ability to support current operations from expendable resources; and (iii) the net income ratio, intended to measure an institution’s profitability. Each ratio is calculated separately, based on the figures in the institution’s most recent annual audited financial statements, and then weighted and combined to arrive at a single composite score. The composite score must be at least 1.5 in order for the institution to be deemed financially responsible without conditions or additional oversight. If an institution fails to meet any of these requirements, the U.S. Department of Education may set restrictions on the institution’s eligibility to participate in Title IV programs. We have posted a $91.9 million letter of credit with the U.S. Department of Education and are subject to heightened cash monitoring restrictions due to our failure to satisfy the composite score requirement on a consolidated basis after the Transaction.

Regulations promulgated under the HEA require all for-profit education institutions to comply with the 90/10 Rule, which imposes sanctions on participating institutions that derive more than 90% of their total revenue on a cash accounting basis from Title IV programs. Effective July 1, 2008, an institution that derives more than 90% of its total revenue on a cash accounting basis from the Title IV programs for two consecutive fiscal years becomes immediately ineligible to participate in Title IV programs and may not reapply for eligibility until the end of the following two fiscal years. Under regulations effective prior to July 1, 2008, an institution that derived more than 90% of its total revenue on a cash accounting basis from the Title IV programs for a given fiscal year became immediately ineligible to participate in Title IV programs and could not reapply for eligibility until the end of the following fiscal year. Compliance with the 90/10 Rule is measured at the end of each of our fiscal years. For those of our institutions that disbursed federal financial aid during fiscal 2008, the percentage of revenues derived from Title IV programs computed for purposes of the 90/10 Rule ranged from approximately 50% to 84%, with a weighted average of approximately 65%. Effective July 1, 2008, the annual Stafford loans available for undergraduate students under the FFEL program increased by $2,000 which, coupled with recent increases in grants from the Pell program and other Title IV loan limits, will result in some of our schools experiencing an increase in the revenues they receive from Title IV programs. The recently passed HEA reauthorization contains relief from recent increases in the availability and amount of federal aid by, among other things, for all FFEL loans disbursed before July 1, 2011, permitting the $2,000 of additional Stafford loan availability to be counted as revenue not derived from Title IV programs.

Use of Estimates and Critical Accounting Policies

General

In preparing our financial statements in conformity with accounting principles generally accepted in the United States, judgments and estimates are made about the amounts reflected in the consolidated financial statements that affect the reported amounts of assets, liabilities, net revenues and expenses during the reporting period. As part of the financial reporting process, our management collaborates to determine the necessary information on which to base judgments and develop estimates used to prepare the consolidated financial statements. Historical experience and available information are used to make these judgments and estimates. However, different amounts could be reported using different assumptions and in light of changes in facts and circumstances. Therefore, actual amounts could differ from the estimates reflected in the consolidated financial statements appearing elsewhere in this prospectus.

We believe that the following critical accounting policies comprise the more significant judgments and estimates used in the preparation of the consolidated financial statements.

Revenue Recognition and Receivables

We bill tuition and housing revenues at the beginning of an academic term and recognize the revenue on a pro rata basis over the term of instruction or occupancy. As some of our academic terms have starting and ending dates that differ from our fiscal quarters, at the end of each fiscal quarter, we may have tuition from these academic terms on which the associated revenue has not yet been earned in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. Accordingly, this unearned revenue has been recorded as unearned tuition in the accompanying consolidated balance sheets. Advance payments represent that portion of payments received but not earned and are also recorded as a current liability in the accompanying consolidated balance sheets. These payments are typically related to future academic periods and generally are refundable.

If a student withdraws from one of our schools, the standards of the U.S. Department of Education, most state education authorities that regulate our schools, the accrediting commissions that accredit our schools, and our own internal policies (collectively, “Refund Policies”) limit a student’s obligation for tuition and fees to the school depending on when a student withdraws during an academic term. The terms of the Refund Policies vary by state, and the limitations imposed by the Refund Policies are generally based on the portion of the academic term that has elapsed at the time the student withdraws. The greater the portion of the academic term that has elapsed at the time the student withdraws, the greater the student’s obligation is to the school for the tuition and fees related to that academic term. We record revenue net of any refunds that result from any applicable Refund Policy, and at no point do we recognize gross revenue on amounts that will ultimately be refunded in future periods.

The trade receivable balances are comprised of individually insignificant amounts due primarily from students throughout the United States and Canada. Our accounts receivable balances at each balance sheet date consist of amounts related to revenue from current or former students for classes that have been completed, prior periods of occupancy in our housing facilities for which payment has not been received or obligations of current students for tuition, housing or other items related to academic terms in progress for which payment has not been received.

We determine our allowance for doubtful accounts for most locations primarily by categorizing gross receivables based upon the enrollment status (in-school vs. out-of-school) of the student and establishing a reserve based on the likelihood of collection in consideration of our historical experience. Student accounts are monitored through an aging process whereby past due accounts are pursued. When certain criteria are met (primarily aging with no payments and account balances past the due date by more than four months) and internal collection measures have been taken without success, the accounts of former students are placed with an outside collection agency. Student accounts in collection are reserved at a high rate and are evaluated on a case-by-case basis before being written off. If current collection trends differ significantly from historical collections, an adjustment to our allowance would be required. Historically, however, the allowance for doubtful accounts has been within our estimate of uncollectible accounts. A one percentage point change in our allowance for doubtful accounts as a percentage of gross receivables at June 30, 2008 and 2007 would have resulted in a change in net income of $0.8 million and $0.6 million, respectively, for the years ended June 30, 2008 and 2007.

Impairment of Property, Equipment and Finite-Lived Intangible Assets

We record impairment losses on property and equipment and finite-lived intangible assets when events and circumstances indicate the assets are impaired and the undiscounted cash flows estimated to be generated by those assets are less than their carrying amounts, as described in SFAS No. 144, “Accounting or Disposal of Long-Lived Assets”. Events and circumstances that trigger an impairment review include deteriorating economic conditions or poor operating performance at individual locations or groups of locations. The impairment loss is measured by comparing the fair value of the assets to their carrying amounts using a traditional discounted cash flow model, and it is recorded as an operating expense in the statement of operations in the period in which carrying value exceeds fair value. As described in Notes 5 and 6 to the audited June 30, 2008 consolidated financial statements, we recorded an impairment charge of $4.5 million related to property and equipment and $1.0 million related to finite-lived intangible assets during fiscal 2008. For other property, equipment and finite-lived intangible assets that were tested for impairment, the sum of the future undiscounted cash flows was sufficiently in excess of the carrying amounts such that reducing the cash flows by 10% would not have resulted in impairment. We did not record any impairment charges during the year ended June 30, 2007.

Impairment of Goodwill and Indefinite-Lived Intangible Assets

We test our goodwill and indefinite-lived intangible assets for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill may not be fully recoverable in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”. The

goodwill test compares the carrying value of the goodwill of each of our reporting units to its implied fair value. We estimate the fair value of each of our reporting units using a traditional discounted cash flow approach. This evaluation requires use of internal business plans that are based on our judgments and estimates regarding future economic conditions, demand for our educational services and their pricing, costs and inflation rates, and discount rates, among other factors. These judgments and estimates involve inherent uncertainties, and the measurements of the fair values of the reporting units are dependent on the accuracy of the assumptions used in making the estimates and how these estimates compare to our future operating performance. Any impairment would be recorded as an operating expense in the statement of operations in the period in which carrying value exceeds fair value.

The impairment test for indefinite-lived intangible assets, which consist of the tradenames associated with The Art Institute schools, and licensing, accreditation, and Title IV program participation assets for all of our education systems, requires a new determination of the fair value using the same approach from the original valuation as of the acquisition date of an entity. An impairment would be recognized for an amount equal to the difference between the carrying value and the fair value recorded as an operating expense in the statement of operations in the period in which the carrying value exceeds the fair value.

We did not record any impairment charges related to goodwill or indefinite-lived intangibles during fiscal 2008 or fiscal 2007. For our annual impairment tests in fiscal 2008 and 2007, neither an increase in the discount rate of 1% nor a decrease in the projected cash flows of 10% would have resulted in an impairment.

Income Taxes

We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”, which requires the use of the asset and liability method. Under this method, deferred tax assets and liabilities result from (i) temporary differences in the recognition of income and expense for financial and income tax reporting requirements and (ii) differences between the recorded value of assets acquired in business combinations accounted for as purchases for financial reporting purposes and their corresponding tax bases. SFAS No. 109 also requires that deferred income tax assets be reduced by a valuation allowance if it is more-likely-than-not that some portion of the deferred income tax asset will not be realized. We evaluate all available evidence, both positive and negative, on a quarterly basis to determine whether, based on the weight of that evidence, a valuation allowance is needed. Future realization of the tax benefit of an existing deferred tax asset ultimately depends upon the existence of sufficient taxable income of the appropriate character within the carryback or carryforward period available under the tax law of the applicable jurisdiction. In evaluating future realization of an existing deferred tax asset, we must apply judgment based upon our past experience as to the likelihood of generating sufficient taxable income of the appropriate character within the period allowed under applicable tax law. At June 30, 2008 and 2007, we had gross deferred tax assets of $74.3 million and $41.3 million, respectively, and valuation allowances against those gross deferred tax assets of $22.5 million and $19.1 million, respectively. We re-evaluate the realizability of these deferred tax assets quarterly and will adjust the valuation allowances based upon the available evidence. Any future change in our assessment of the realizability of these deferred tax assets could affect our effective income tax rate, net income, and net deferred tax assets in the period in which our assessment changes.

We adopted the provisions of FIN 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109,” on July 1, 2007. Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is at least more-likely-than-not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the position. The amount of the tax benefit so recognized is measured as the largest amount of benefit that is more-likely-than-not to be realized upon effective settlement. We classify interest expense and penalties accrued in connection with unrecognized tax benefits as income tax expense in our consolidated statement of operations. This classification is consistent with our past accounting policy for interest and penalties related to tax liabilities.

Share-Based Payment

In August 2006, EDMC’s Board of Directors approved the 2006 Stock Option Plan for executive management and key personnel. As of June 30, 2008 approximately 1.7 million options were outstanding under this plan. Under SFAS No. 123R, compensation expense related to option grants is not recognized until one of the conditions entitling participants to fair value for their shares becomes probable. We did not recognize any compensation expense under SFAS No. 123R during fiscal 2008 or 2007 even though certain of our time-based stock options vested during these fiscal years because (i) shares of EDMC’s common stock that are received upon an option holder’s exercise are subject to a call right held by EDMC, which allows EDMC to repurchase such common stock at a value equal to the lesser of an option exercise price or current fair value if an employee voluntarily terminates his or her employment or is terminated for cause, and (ii) in the event that EDMC does not exercise this repurchase right, the holder is prohibited from selling the shares of common stock received upon exercise of a stock option without EDMC’s prior consent. A 10% increase in the fair values of the time-based and performance-based options would have increased unrecognized compensation cost by $3.4 million at June 30, 2008.

We use the Black-Scholes option pricing model to determine the fair value of time-based stock options at the grant date. In order to value performance-based options, we use a Monte Carlo simulation model. Both models require management to make certain assumptions to determine compensation expense. Such assumptions can significantly impact the fair values of stock options and associated compensation expense recognized over the requisite service periods. See Note 13 to the accompanying audited consolidated financial statements for a further discussion on share-based compensation.

EDMC’s Board of Directors establishes the exercise price for each option grant based on the estimated fair value at the date of grant. Given that EDMC was not publicly traded during the period covered by the 2006 Stock Option Plan, we used assumptions and valuation methodologies to estimate the fair value of EDMC’s common stock during the period. In order to value our SFAS No. 123R compensation expense, options granted in August and December 2006 were based on contemporaneous private transactions involving EDMC’s common stock. Beginning in January 2007, option grants were valued based on a valuation as of the beginning or ending of the fiscal quarter in which the options were granted, depending on the proximity of the grant date to the beginning or ending of the quarter. We did not separately estimate the values of common stock during periods between our quarter-end dates because we believe a quarterly fair value calculation for EDMC’s common stock is a reasonable method of estimating its fair value at any point during the quarter. Variations of both the market and income approaches were used in the analyses for all quarterly valuations. The valuations used the following methodologies described in the American Institute of Certified Public Accountants’ practice aid entitled Valuation of Privately-Held-Company Equity Securities Issued as Compensation: (i) a discounted cash flow analysis (“Income Method” or “DCF”); (ii) the Guideline Public Company method; and (iii) the Guideline Transactions method. The valuations derived under each approach were then weighted to derive an overall company value, which was used to value EDMC’s common stock after adjusting for outstanding indebtedness. Factors contributing to the results of the three methods used, and the relative weights of each methodology, were as follows:

(i)	Income method (DCF)

The income method considers our consistent revenue and EBITDA growth since the Transaction along with our significant leverage, the regulatory nature of our business and our ability to attract and retain key personnel. A weight of 50% was given to this method in determining the fair value of EDMC’s common stock.

(ii)	Guideline Public Company method

The Guideline Public Company method uses the relative price and associated earnings multiples of publicly traded peer companies. The same peer group was used for each valuation. Under this methodology, we compared our financial results to those of our competitors’ for each of the following quantitative measures: last twelve months’ profit margins; size as it relates to the cost of capital; historical revenue growth; historical EBITDA growth; and asset returns and leverage. Qualitative factors were also considered. A weight of 25% was given to this method in determining the fair value of EDMC’s common stock, except for the March 31, 2008 valuation, where this method received a 50% weighting.

(iii)	Guideline Transactions method

The Guideline Transactions method is based on actual market transactions of companies within our peer group including us. A weight of 25% was given to this method in determining the fair value of EDMC’s common stock, except for the March 31, 2008 valuation, when the staleness of market data resulted in zero weight given to this method.

In addition to the methodologies, we considered the following additional factors which generally affect the fair market value of EDMC’s common stock for option grants after December 31, 2006:

•	the nature, history and growth opportunities of our business;

•	the outlook for the general economy and for our industry;

•	the book value of the securities and our financial condition;

•	the historical trend of earnings and the future earnings and dividend-paying potential;

•	market valuations of our publicly traded competitors, with particular attention given to the ratio of price to sales, equity and earnings; and

•	the risk involved in the investment, as related to earnings stability, capital structure, competition and market potential.

Long-Term Incentive Compensation Plan

EDMC’s Board of Directors adopted the LTIC Plan during fiscal 2007. Pursuant to the terms of the plan, a bonus pool will be created based on returns to Providence Equity Partners and Goldman Sachs Capital Partners (together the “Principal Shareholders”) after the occurrence of a “realization event” under the terms of the plan. Approximately 700,000 units were outstanding at June 30, 2008, out of a total of 1,000,000 units authorized. Each unit represents the right to receive a payment based on the value of the bonus pool. As the contingent future events that would result in value to the unit-holders are not probable to occur at June 30, 2008, we did not recognize compensation expense during fiscal 2008 related to these units. The plan is currently being accounted for as a liability-plan as the units must be settled in cash if a realization event were to occur prior to an initial public offering by EDMC. After the completion of an initial public offering, the units may be settled in shares of EDMC’s common stock or cash at EDMC’s discretion.

New Accounting Standards

As described in Note 7 to the unaudited consolidated financial statements included elsewhere in this prospectus, we adopted SFAS No. 157, “Fair Value Measurements” as of July 1, 2008. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position 157-2 (FSP No. 157-2), which delayed the effective date for applying this standard to nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. Nonfinancial assets and nonfinancial liabilities for which we have not applied the provisions of SFAS No. 157 include those measured at fair value as a result of goodwill and long-lived asset impairment testing. We do not expect the adoption of FSP No. 157-2, effective for us beginning July 1, 2009, to have a material impact on our financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations”, which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. The requirements of SFAS No. 141R are effective for us beginning July 1, 2009. We intend to apply the provisions of this standard for any business combination that transpires after the effective date.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an Amendment of FASB Statement 133”, which will enhance required disclosures regarding how an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for us beginning July 1, 2009. We do not expect the adoption of SFAS No. 161 to have a material impact on our consolidated financial statements or disclosures.

BUSINESS

Business Overview

EDMC is among the largest providers of post-secondary education in North America, with approximately 110,500 enrolled students as of October 2008. We offer academic programs to our students through campus-based and online instruction, or through a combination of both. We are committed to offering quality academic programs and continuously strive to improve the learning experience for our students. Our educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including design, media arts, health sciences, psychology and behavioral sciences, culinary, fashion, business, education, legal and information technology. Each of our schools located in the United States is licensed in the state in which it is located, accredited by a nationally recognized accreditation agency and certified by the U.S. Department of Education, enabling students to access federal student loans, grants and other forms of public and private financial aid. Our academic programs are designed with an emphasis on applied, career-oriented content and are taught primarily by faculty members who, in addition to having appropriate credentials, offer practical and relevant professional experience in their respective fields. Our net revenues for fiscal 2008 were $1,684.2 million.

During our more than 35-year operating history, we have expanded the reach of our education systems and currently operate 88 primary locations across 28 U.S. states and in Canada. In addition, we have offered online programs since 2000, enabling our students to pursue degrees fully online or through a flexible combination of both online and campus-based education. Since October 1997, we have experienced a compounded annual enrollment growth rate of 18.0%. During the same time period, the schools that we have owned or operated for one year or more experienced a compounded annual enrollment growth rate of 12.0%.

Since the transaction in June 2006, we have enhanced our senior management team and made investments to accelerate enrollment growth. We have made significant investments in numerous areas of our workforce, including marketing and admissions, new and expanded campuses, online education and infrastructure in order to support future enrollment growth and enhance the student experience. Our increased focus on online education has resulted in strong enrollment growth. The number of students enrolled in fully online academic programs has more than doubled to approximately 13,100 students in October 2007, compared to approximately 4,600 students in July 2006. In addition, we have opened 15 new locations, acquired two schools, developed over 30 new academic programs and introduced over 375 new or existing academic programs to locations that had not previously offered such programs. Total enrollment at our schools has grown by 19.5% between October 2006 and October 2007. During the same time period, same-school enrollment for schools owned or operated for one year or more increased 18.2%.

Each of our 88 schools provides student-centered, career-focused education. Our portfolio of schools is organized and managed to capitalize on recognized brands and align them with specific targeted markets based on field of study, employment opportunity, type of degree offering and student demographics:

•	The Art Institutes. The Art Institutes focus on applied arts in creative professions such as graphic design, interior design, web design and interactive media, digital filmmaking, media arts and animation, game art and design, fashion design and marketing and culinary arts. The Art Institutes offer Associate’s, Bachelor’s and Master’s degree programs, as well as certain non-degree diploma programs. Students pursue their degrees through local campuses, fully online programs through The Art Institute of Pittsburgh, Online Division and blended formats, which combine on campus and online education. There are 43 Art Institutes campuses in 23 U.S. states and in Canada.

•	Argosy University. Argosy University offers academic programs in psychology and behavioral sciences, education, business and health sciences disciplines. Argosy students can obtain Doctoral, Master’s and undergraduate degrees. Argosy’s academic programs focus on graduate students seeking advanced credentials as a prerequisite to initial licensing, career advancement and/or structured pay increases. Students pursue their degrees through local campuses, fully online programs and blended formats. There are 19 Argosy University campuses in 13 U.S. states.

•	Brown Mackie Colleges. Brown Mackie Colleges offer flexible Associate’s and non-degree diploma programs that enable students to develop skills for entry-level positions in high demand vocational specialties and Bachelor’s degree programs that assist students to advance within the workplace. Brown Mackie Colleges offer programs in growing fields such as nursing, medical assisting, business, criminal justice, legal support and information technology. There are 20 Brown Mackie College campuses in ten U.S. states.

•	South University. South University offers programs in health sciences and business disciplines, including business administration, health services management, nursing, pharmacy, medical assistant, criminal justice and information technology. South University offers Doctoral, Master’s, Bachelor’s and Associate’s degrees through local campuses, fully online programs and blended formats. There are five South University campuses in four U.S. states.

Our business model has a number of favorable financial characteristics, including consistent historical revenue growth, the opportunity for future profit margin expansion and strong operating cash flow generation, although the increase in interest expense resulting from the significant indebtedness that we incurred in connection with the Transaction has caused our net income to decline in recent periods as compared to periods prior to the Transaction.

•	History of consistent revenue growth. We believe that we benefit from a business model with good insight into future revenue and earnings, given the length of our academic programs and relatively consistent persistence rates. Over 63% of our students as of October 2007 were enrolled in Doctorate, Master’s and Bachelor’s degree programs, which are typically multi-year programs that contribute to the overall stability of our student population. The significant investments we have made since the Transaction in numerous areas of our workforce, including marketing and admissions, new campuses and online education and infrastructure, are designed to support future enrollment growth.

•	Opportunity for future profit margin expansion. Our business model benefits from scale and permits us to leverage fixed costs across our delivery platforms. Since the Transaction in June 2006, and notwithstanding the increase in interest expense resulting from the indebtedness that we incurred in connection with the Transaction and the resulting adverse effect on our net income, we have made significant investments in numerous areas of our workforce in order to support future enrollment growth and enhance the student experience. We expect that our business model, along with the anticipated benefits of these investments, will enable us over time to leverage fixed costs as we add new locations and expand our existing locations. With respect to our online programs, we have built sufficient presence to enable us over time to utilize shared technology and infrastructure. We believe that our continued focus on information systems, operating processes and key performance indicators will permit us to enhance our educational quality, growth and profitability over time, although we expect that expenses incurred with respect to our student lending initiatives will negatively impact our profitability in the short term.

•	Strong operating cash flow generation. We historically have generated strong cash flows. We benefit from investments with attractive returns on capital and favorable working capital balances due to advance payment of tuition and fees. In fiscal 2008, we generated cash flows from operations of $151.3 million. Since the Transaction, most of our investments have been made to support growth, as well as the infrastructure required to leverage our delivery platforms.

All of these characteristics complement the successful outcomes that we deliver to our students, as reflected in our student persistence and graduate employment rates and in student satisfaction survey data. Approximately 90% of undergraduate students who graduated from our institutions during the calendar year ended December 31, 2007 and were available for employment obtained a position in their field of study or a related field within six months of graduation.

Industry Overview

The U.S. Department of Education estimates that the U.S. public and private post-secondary education market for degree-granting institutions was a $364 billion industry in 2005, representing approximately 17.5 million students enrolled at over 4,300 institutions. According to the National Center of Education Statistics, traditional students, who typically are recent high school graduates under 25 years of age and are pursuing their first higher education degree, represent approximately 61% of the national student population. The remaining 39% of the student population is comprised of non-traditional students, who are largely working adults pursuing further education in their current field or are preparing for a new career.

We believe that there are a number of factors contributing to the long-term growth of the post-secondary education industry. First, the shift toward a services-based economy increases the demand for higher levels of education. According to the U.S. Department of Labor — Bureau of Labor Statistics, the projected growth rate for total job openings from 2006 to 2016 for occupations that require post-secondary education is over 15%, nearly double the growth rate for occupations that do not require post-secondary education. Second, economic incentives are favorable for post-secondary graduates. According to the U.S. Census Bureau, in 2005, the median income for individuals aged 25 years and older with a Bachelor’s degree was approximately 63% higher than for high school graduates of the same age with no college experience, and the average unemployment rate in 2006 for persons aged 25 years and older with a Bachelor’s degree was nearly half that of those without college experience. Third, government and private financial aid in various forms, including loan guarantees, grants and tax benefits for post-secondary students, has continued to increase. We believe that this support will continue as the U.S. government emphasizes the development of a highly skilled, educated workforce to maintain global competitiveness. Finally, the strong demand for post-secondary education has enabled educational institutions to consistently increase tuition and fees. According to the College Board, public four-year colleges have increased tuition and fees by 7.1% annually on average over the last ten years.

We believe that for-profit providers will capture an increasing share of the growing demand for post-secondary education, which has not been fully addressed by traditional public and private universities. Non-profit public and private institutions can face limited financial capability to expand their offerings in response to the growing demand for education, due to a combination of state funding challenges, significant expenditures required for research and the professor tenure system. Certain private institutions also may control enrollments to preserve the perceived prestige and exclusivity of their degree offerings.

As a result, we believe that for-profit, post-secondary education providers continue to have significant opportunities for growth. According to the National Center of Education Statistics, the number of students at for-profit, degree-granting institutions grew at an average annual rate of 15.4% from 1995 to 2005, compared to 2.1% growth for all degree-granting institutions over the same period. For-profit providers have continued their strong growth, primarily due to the higher flexibility of their programmatic offerings and learning structure, their emphasis on applied, career-oriented content and their ability to consistently introduce new campuses and academic programs. Despite rapid growth, the share of the post-secondary education market that has been captured by for-profit providers remains relatively small. In 2005, according to the National Center for Education Statistics, for-profit institutions accounted for 5.8% of all post-secondary enrollments, up from 1.7% in 1995.

We believe that growth in online education has been supported by favorable student outcomes, the flexibility and convenience associated with the instructional format and the higher penetration of broadband Internet access. According to Eduventures Inc., a leading information services company for the education market, online education programs generated an estimated $8.6 billion of revenues in 2006. Eduventures estimates that online enrollment grew by 36% annually from 2002 to 2005 and projects growth of 20% in 2007 and 17% in 2008.

The post-secondary education industry is highly fragmented, with no one provider controlling a significant share of the market. Students choose among providers based on programs and degrees offered, program flexibility and convenience, quality of instruction, graduate employment rates, reputation and recruiting effectiveness. This multi-faceted market fragmentation results in significant differentiation among various education providers, limited direct competition and minimal overlap between for-profit providers. The main competitors of for-profit, post-secondary education providers are local public and private two-year junior and community colleges, traditional public and private undergraduate and graduate colleges and, to a lesser degree, other for-profit, career-oriented schools.

Our Competitive Strengths

We believe that the combination of the following strengths differentiates our business:

•	Recognized brands aligned with specific fields of study and degree offerings

We offer academic programs primarily through four education systems. We have devoted significant resources to establishing, and continue to invest in developing, the brand identity for each education system. Through The Art Institutes, Argosy University, Brown Mackie Colleges and South University education systems, we have the ability to align our academic program offerings to address the unique needs of specific student groups. Our marketing strategy is designed to develop brand awareness among practitioners and likely prospects in particular fields of study. We believe that this comprehensive brand building approach in each specific market also enables us to gain economies of scale with respect to student acquisition and retention costs, assists in the recruitment and retention of quality faculty and staff members and accelerates our ability to expand online course offerings.

•	Diverse program offerings and broad degree capabilities

Our breadth of programmatic and degree offerings enables us to appeal to a diverse range of potential students. We currently offer academic programs in the following areas: design, media arts, health sciences, psychology and behavioral sciences, culinary, fashion, business, education, legal and information technology. Students seeking Bachelor’s or more advanced degrees represent over 63% of our student population, which provides us with a stable student population and consistent revenues.

•	National portfolio of schools and integrated online learning platform

The combination of our national portfolio of schools and integrated online learning platform provides students at three of our education systems with flexible curriculum delivery options and academic programs taught on campus, online and in blended formats. This flexibility enables our academic programs to appeal to both traditional students and working adults who may seek convenience due to scheduling, geographical or other constraints.

We have 88 primary locations across 28 U.S. states and in Canada. Our campuses are located primarily in large metropolitan areas, and we focus our marketing efforts on generating demand primarily within a 100-mile radius of the campus. Throughout our history, we have invested in our campuses in order to provide attractive and efficient learning environments. Our schools offer many amenities found in traditional colleges, including libraries, bookstores and laboratories, as well as the industry-specific equipment necessary for the various programs that we offer.

Our online presence offers a practical and flexible solution for our students. We have made a significant investment in online education by strengthening our online presence within The Art Institutes, Argosy University and South University education systems. We have introduced new online academic programs, strengthened our technology infrastructure, hired additional faculty and staff and increased our spending on marketing and admissions. We intend to continue to invest in the expansion of our online program offerings and our marketing efforts to capitalize on our well-known branded schools in order to expand our online presence.

•	Commitment to offering quality academic programs and student and graduate success

We are committed to offering quality academic programs, and we continuously strive to improve the learning experience for our students. We are dedicated to recruiting and retaining quality faculty and instructors with relevant industry experience and appropriate academic credentials. Our advisory boards help us to reassess and update our educational offerings on a regular basis in order to ensure the relevance of our curriculum and to design new academic programs. We do this with the goal of enabling students to either enter or advance in their chosen field. Our staff of trained, dedicated career services specialists maintains strong relationships with employers in order to improve our student graduate employment rates in their chosen fields. We measure the quality of our academic programs through metrics such as student persistence, graduate employment and graduate starting salary.

•	Strong management team with a focus on long-term performance

Since the Transaction, we have enhanced our senior management team and made investments to accelerate enrollment growth and build infrastructure to establish a platform for sustainable growth. Our school presidents and senior operating executives also have substantial experience in the sector and have contributed to our history of success. We plan to continue to build our strong management team as we execute on our growth strategy.

Our Growth Strategy

We intend to pursue the following key elements of our current growth strategy:

•	Introduce new and existing academic programs across our national portfolio of schools

We seek to identify emerging industry trends in order to understand the evolving educational needs of our students and graduates. With the assistance of over 1,500 industry experts and employers who actively participate on curriculum advisory teams, we are able to rapidly develop new academic programs that address specific market opportunities. We are also able to tailor our existing proprietary content for courses across our degree programs. New academic programs that we have introduced since the Transaction include Master’s degree programs in Interior Design, Management, Principal Preparation and Health Services Management, Bachelor’s degree programs in Entertainment Design, Hotel and Restaurant Management and Hospitality Management, and Associate’s degree programs in Accessory Design, Early Childhood Education, Restaurant and Catering Operations, Registered Nursing and Veterinary Technician.

In addition to developing new academic programs, we frequently introduce existing academic programs to additional locations in our national portfolio of schools, allowing us to drive incremental enrollment growth, utilize our existing curriculum development in multiple locations and capitalize on identified market needs.

•	Increase enrollments in online distance learning and blended-format programs

Our investments in online education have enabled us to increase the number of students enrolled in fully online academic programs from approximately 4,600 students as of July 2006 to approximately 13,100 students as of October 2007. We believe that the fully online programs offered by The Art Institute of Pittsburgh, Online Division, Argosy University and South University allow us to offer academic programs that meet the needs of a wide range of distance learning students. In addition, our 88 schools operate under brands that are well-known within various fields, and we believe that our online programs benefit from our strong campus presence and related marketing expenditures. Online offerings are also a cost effective means for us to utilize many of our existing education curricula and generate attractive returns on capital. We intend to continue to invest in the expansion of our online program offerings and enhance our marketing efforts to capitalize on our well-known branded schools and further expand our online presence.

•	Develop new school locations in attractive markets

We believe that many attractive locations are available to open additional campuses across the United States. We have identified target locations in new geographic markets, as well as opportunities to open additional campuses within existing large metropolitan areas. Because of the relatively large number of potential markets available for opening new campuses, we focus our efforts on markets that we believe offer the most attractive projected growth and return on capital. We rigorously analyze employment statistics and demographic data in order to align our new schools with the specific educational needs of a targeted market. This focus enables penetration and presence for new schools. After entering a market, we drive incremental growth through the introduction of new academic programs and degrees, which enhance return on investment in new markets. We pursue additional efficiencies through our centralized and standardized infrastructure, systems and processes.

Student Recruitment and Marketing

We use marketing tools such as the Internet, radio, local newspaper, television and print media advertising, telephone campaigns and direct mail campaigns to attract new students to our schools. In addition, the general reputation of our schools and referrals from current students, alumni and employers is an important source of new students. We also employ approximately 200 representatives who make presentations at high schools. These representatives also participate in college fairs and other inquiry-generating activities. In fiscal 2008, representatives conducted over 25,000 high school visits and attended approximately 3,000 career events.

In fiscal 2008, our marketing efforts generated inquiries from approximately 2.4 million prospective students as compared to approximately 1.6 million inquiries in fiscal 2007. Marketing and admissions expense represented approximately 21.0% and 19.1% of net revenues in fiscal 2008 and fiscal 2007, respectively.

Our internal advertising agency creates publications, television and radio commercials, videos and other promotional materials for our schools. The agency is also responsible for inquiry generation, media planning and placement, online marketing, website development and branding.

Student Admissions and Retention

The admissions and entrance standards of each school are designed to identify those students who are best equipped to meet the requirements of their chosen fields of study and successfully complete their programs. In evaluating prospective students, we seek individuals with, among other things, a strong desire to learn, passion for their area of interest and initiative. We believe that a success-oriented student body results in higher retention and placement rates, increased student and employer satisfaction and lower student default rates on government loans. To be qualified for admission to one of our schools, each applicant must have received a high school diploma or a General Education Development certificate. Applicants to our graduate and Doctorate programs are required to have received an undergraduate degree as a condition to admission. Most of our schools interview prospective students to assess their qualifications, their interest in the programs offered by the school and their commitment to their education. In addition, the curricula, student services, education costs, available financial resources and student housing options, if applicable, are reviewed during interviews.

Due to our broad program offerings, our students come from a wide variety of backgrounds. The estimated average age of a new student at all of our schools during fiscal 2008 was 26.5 years old.

Our students may fail to finish their programs for a variety of personal, academic or financial reasons. To reduce the risk of student withdrawals, each of our schools devotes staff resources to advising students regarding academic and financial matters, part-time employment and, if applicable, housing. Remedial courses are mandated for our undergraduate and graduate students with lower academic skill levels, and tutoring is encouraged for students experiencing academic difficulties. Our net annual persistence rate, which measures the number of students who are enrolled during a fiscal year and either graduate or advance to the next fiscal year, for all of our students was approximately 68% in fiscal 2008 as compared to approximately 71% in fiscal 2007.

Education Programs

The relationship of each of our schools with potential employers for our students plays a significant role in the development and adaptation of the school curriculum. Most of our schools have one or more program advisory boards composed of members of the local and regional communities or employers in the fields which we serve. These boards provide valuable input to the school’s education department, which allows the school to keep programs current and provide students with the training and skills that employers seek.

Our wide range of academic programs culminate in the awarding of diploma certificates and a variety of degrees. In the fall of 2007 and 2006, the enrollment by degree for all our schools was as follows:

	2007	2006

Bachelor’s degrees	48.8%	47.5%
Associate’s degrees	26.2%	27.4%
Diploma and Certificates	10.3%	10.0%
Doctorate degrees	8.4%	9.2%
Master’s degrees	6.3%	5.9%

The type of degrees and programs we offer vary by each of our schools. The following summarizes the programs offered at each of our education systems as of July 31, 2008. Not all programs are offered at each school location within an education system.

The Art Institutes.  The Art Institutes offer the following degree programs. For internal purposes, we classify the degree programs at The Art Institutes according to four schools or areas of study.

The School of Design
Associate’s Degree
 Advertising
Drafting Technology
Drafting Technology with AutoCAD
Graphic Design
Industrial Design Technology
Interior Design
Interior Planning with AutoCAD
Home Furnishings Merchandising
Kitchen & Bath Design

Bachelor’s Degree
 Advertising
Advertising Design
Design Management
Entertainment Design
Design Studies
Design & Technology Graphics
Design Visualization
Graphic Design
Illustration
Illustration & Design
Industrial Design
Industrial Design & Technology
Interior Design
Set & Exhibit Design
Visual Communications
Visual & Entertainment Arts

Master’s Degree Graphic Design Interior Design Visual Arts

The School of Fashion

Associate’s Degree Accessory Design Apparel Design Apparel Accessory Design Fashion Design Fashion Marketing Fashion Merchandising Visual Merchandising	Bachelor’s Degree Apparel Design Fashion Design Fashion Marketing & Management Fashion Marketing Fashion Merchandising Fashion & Retail Management

The School of Media Arts

Associate’s Degree
Animation
Animation Art & Design
Art & Design Technology
Audio Production
Broadcasting
Digital Arts
Digital Filmmaking & Video Production
Digital Photography
Photography
Photographic Imaging
Video Production

Bachelor’s Degree
Audio Production
Audio & Media Technology
Computer Animation
Digital Filmmaking & Video Production
Digital Media Production
Digital Photography
Film & Digital Production
Game Art & Design
Game Programming
Media Arts & Animation
Photography
Photographic Imaging
Visual Effects & Motion Graphics
Visual & Game Programming
Visual & Entertainment Arts

Master’s Degree Computer Animation Film

The School of Culinary Arts

Associate’s Degree Baking and Pastry Culinary Arts Culinary Arts & Restaurant Management Restaurant & Catering Management Restaurant & Catering Operations Wine, Spirits & Beverage Management	Bachelor’s Degree Culinary Management Culinary Arts Management Culinary Arts Food & Beverage Management Hotel & Restaurant Management Hospitality Management

Argosy University.  The following degree programs are offered by Argosy University.

Psychology and Behavioral Sciences

Bachelor of Arts Psychology Education Specialist Degree School Counseling	Doctor of Education Counselor Education and Supervision Counseling Psychology Organizational Leadership Pastoral Community Counseling

Master of Arts
Clinical Psychology
Clinical Psychology/Marriage & Family Therapy
Counseling Psychology
Counseling Psychology/Marriage & Family
  Therapy
Community Counseling
School Counseling
Forensic Psychology
Industrial Organizational Psychology
Marriage and Family Therapy
Mental Health Counseling
Psychopharmacology
Sport-Exercise Psychology
School Psychology
Doctor of Psychology Clinical Psychology Marriage & Family Therapy School Psychology

Health Sciences

Associate of Applied Science Diagnostic Medical Sonography Histotechnology Medical Assisting Radiologic Technology Veterinary Technology	Associate of Science Dental Hygiene Medical Laboratory Technician Radiation Therapy

Education

Educational Specialist Instructional Leadership Educational Leadership Master of Arts in Education Adult Education & Training Instructional Leadership Educational Leadership	Doctor of Education Instructional Leadership Educational Leadership Community College Executive Leadership

Business

Associate of Applied Science Accounting Technology Business Management Computer Programming and Applications Computer Software Technology Bachelor of Science Business Administration	Master of Science Health Services Management Management Master of Business Administration Doctor of Business Administration

Brown Mackie Colleges.  Brown Mackie College schools offer the following primary degree programs.

Health Sciences

Associate’s Degrees
Administration in Gerontology
Gerontology
Health & Therapeutic Massage
Healthcare Administration
Medical Assisting
Medical Office Management
Nursing
Occupational Therapy Assistant
Pharmacy Technology
Physical Therapist Assistant
Surgical Technology
Veterinary Technology
Bachelor’s Degrees Healthcare Management

Education

Associate’s Degree Early Childhood Education

Legal Studies

Associate’s Degrees Criminal Justice Paralegal	Bachelor’s Degrees Criminal Justice Legal Studies

Business

Associate’s Degrees Accounting Technology Business Management Office Management Sales & Marketing	Bachelor’s Degrees Business Administration

Information Technology

Associate’s Degrees Electronics Computer Networking and Applications Computer Programming and Applications Computer Software Technology Database Technology Information Technology

Design Technologies

Associate’s Degrees Audio/Video Production Computer Aided Design and Drafting Technology Graphic Design

South University.  South University offers the following degree programs.

School of Health Professions

Associate’s Degrees Allied Health Science Medical Assisting Physical Therapist Assisting	Master’s Degrees Anesthesiologist Assistant Nursing Physician Assistant Studies Professional Counseling
Bachelor’s Degrees Health Science Nursing Nursing RN to BSN (degree completion) Physician Assistant Studies Psychology

School of Pharmacy

Doctorate Degrees Doctor of Pharmacy

School of Business

Associate’s Degrees Accounting Business Administration Graphic Design Information Technology Paralegal Studies	Master’s Degrees Leadership Information Systems Technology Healthcare Administration Criminal Justice Business Administration

Bachelor’s Degrees Business Administration Criminal Justice Graphic Design Healthcare Management Legal Studies Information Technology

In addition to the programs listed above, we own Western State University College of Law, which offers Juris Doctor degrees, and the Ventura Group, which provides courses and materials for post-graduate licensure examinations in the human services fields and continuing education courses for K-12 educators. In July 2008, two of our indirectly wholly-owned subsidiaries entered into a Stock Purchase Agreement with Knowledge Investment Partners Education Fund, L.P. and KIP SIU LLC (together, the “Purchaser”) pursuant to which the Purchaser will purchase all of the issued and outstanding capital stock of Western State University of Southern California, which operates Western State University College of Law. Total cash proceeds from the sale are expected to be between $5 million and $10 million. The transaction is expected to close in early 2009 and is subject to customary conditions, including regulatory approvals.

Graduate Employment

We measure our success as an educator of students to a significant extent by the ability of our students to find jobs in their chosen field of employment upon graduation from our schools. Most of our schools provide career development instruction to our students in order to assist the students in developing essential job-search skills. In addition to individualized training in interviewing, networking techniques and resume-writing, most of our schools require students to take a career development course. Additionally, we provide ongoing placement resources to our students and recent graduates. Career services departments also assist current students in finding part-time employment while attending school. Students in certain of our Doctorate programs spend up to a year in a paid internship in their chosen field.

Each school’s career services department plays a role in marketing the school’s curriculum to the community in order to produce job leads for graduates. Career services advisors educate employers about the caliber of our graduates. These advisors participate in professional organizations, trade shows and community events to keep apprised of industry trends and maintain relationships with key employers. Career services staff visit employer sites to learn more about their operations and better understand their employment needs. As of September 30, 2008, the career services departments of our schools had approximately 375 employees. We estimate that our career services departments maintain contact with approximately 70,000 employers nationwide.

Based on information collected by us from graduating students and employers, we believe that, of the approximately 14,500 undergraduate students who graduated from our schools during the calendar year ended December 31, 2007, approximately 90% of the available graduates obtained employment in their fields of study, or in related fields of study, within six months of graduation. The graduate employment rates presented in this prospectus exclude students who are pursuing further education, who are deceased, who are in active military service, who have medical conditions that prevent them from working, who are continuing in a career unrelated to their program of study because they currently earn salaries which exceed those paid to entry-level employees in their field of study, who choose to stay at home full-time or who are international students no longer residing in the country in which their school is located. The average salary paid to our available graduating undergraduate students from The Art Institutes, the Brown Mackie Colleges and South University for calendar year 2007 who obtained employment in their fields of study, or in related fields of study, was approximately $30,600.

Accreditation

In the United States, accreditation is a process through which an institution submits itself to qualitative review by an organization of peer institutions. Accrediting agencies primarily examine the academic quality of the instructional programs of an institution, and a grant of accreditation is generally viewed as reliable authority that an institution’s programs meet generally accepted academic standards. Accrediting agencies also review the administrative and financial operations of the institutions they accredit to ensure that each institution has the resources to perform its educational mission.

Pursuant to provisions of the HEA, the U.S. Department of Education relies on accrediting agencies to determine whether the academic quality of an institution’s educational programs is sufficient to qualify the institution to participate in federal financial aid programs under Title IV of the HEA. The HEA and its implementing regulations specify certain standards that all recognized accrediting agencies must adopt in connection with their review of post-secondary institutions. All of our U.S. schools are accredited by an institutional accrediting agency recognized by the U.S. Department of Education.

In addition to the institutional accreditations described above, a number of our institutions have specialized programmatic accreditation for particular educational programs. For example, ten Art Institutes offer interior design programs that have programmatic accreditation by the Council for Interior Design Accreditation and 15 Art Institutes offer culinary programs accredited by the American Culinary Federation. Ten Argosy University locations have received accreditation by the American Psychological Association for their Doctor of Psychology programs and three Argosy University locations are accredited by the Council for Accreditation of Counseling and Related Educational Programs. Eight of our medical assisting programs (four at South University and four at Brown Mackie Colleges) are accredited by the Commission on Accreditation of Allied Health Education Programs. While these programmatic accreditations cannot be relied upon for our schools to obtain and maintain certification to participate in Title IV programs, they are commonly relied upon in the relevant professions as indicators of the quality of the academic program.

The following table shows the location of each of our campuses at July 31, 2008, the name under which it operates, the year of its establishment, the date we opened or acquired it and the institutional accrediting agency (for schools accredited by more than one recognized accrediting agency, the primary accrediting agency is listed first). No accreditation is shown for The Art Institute of Toronto as the Province of Ontario has no accreditation process for post-secondary schools. The Art Institute of Toronto is registered with the Ontario Ministry of Training, Colleges and Universities.

		Calendar	Fiscal Year
		Year	Acquired
School	Location	Established	or Opened	Accrediting Agency

The Art Institutes The Art Institute of Atlanta	Atlanta, GA	1949	1971	Commission on Colleges of the Southern Association of Colleges and Schools (“SACS”)

The Art Institute of Atlanta — Decatur	Decatur, GA	2007	2008	SACS (as an additional location of The Art Institute of Atlanta)

The Art Institute of Austin	Austin, TX	2008	2008	SACS (as a branch of The Art Institute of Houston)

The Art Institute of California — Hollywood (formerly California Design College)	Los Angeles, CA	1991	2003	Accrediting Council of Independent Colleges and Schools (“ACICS”)

The Art Institute of California — Inland Empire	San Bernardino, CA	2006	2006	Accrediting Commission of Career Schools and Colleges of Technology (“ACCSCT”) (as a branch of The Art Institute of California — San Diego)

The Art Institute of California — Los Angeles	Los Angeles, CA	1997	1998	ACICS

The Art Institute of California — Orange County	Orange County, CA	2000	2001	ACICS (as a branch of The Art Institute of California — Los Angeles)

The Art Institute of California — Sacramento	Sacramento, CA	2007	2007	ACICS (as a branch of The Art Institute of California — Los Angeles)

		Calendar	Fiscal Year
		Year	Acquired
School	Location	Established	or Opened	Accrediting Agency

The Art Institute of California — San Diego	San Diego, CA	1981	2001	ACCSCT

The Art Institute of California — San Francisco	San Francisco, CA	1939	1998	ACICS (as a branch of The Art Institute of California — Los Angeles)

The Art Institute of California — Sunnyvale	Sunnyvale, CA	2008	2008	ACICS (as a branch of The Art Institute of California — Hollywood)

The Art Institute of Charleston	Charleston, SC	2007	2007	SACS (as a branch of The Art Institute of Atlanta)

The Art Institute of Charlotte	Charlotte, NC	1973	2000	ACICS

The Art Institute of Colorado	Denver, CO	1952	1976	Higher Learning Commission (“HLC”) of the North Central Association

The Art Institute of Dallas	Dallas, TX	1964	1985	SACS

The Art Institute of Fort Lauderdale	Fort Lauderdale, FL	1968	1974	ACICS

The Art Institute of Houston	Houston, TX	1974	1979	SACS

The Art Institute of Indianapolis	Indianapolis, IN	2006	2006	ACCSCT (as a branch of The Art Institute of Las Vegas)

The Art Institute of Jacksonville	Jacksonville, FL	2007	2007	SACS (as a branch of Miami International University of Art & Design)

The Art Institute of Las Vegas	Las Vegas, NV	1983	2001	ACCSCT

The Art Institute of Michigan	Detroit, MI	2007	2008	HLC and ACCSCT (as a branch of The Illinois Institute of Art — Chicago)

		Calendar	Fiscal Year
		Year	Acquired
School	Location	Established	or Opened	Accrediting Agency

The Art Institute of Tennessee — Nashville	Nashville, TN	2006	2007	SACS (as a branch of The Art Institute of Atlanta)

The Art Institute of New York City	New York, NY	1980	1997	ACICS

The Art Institute of Ohio — Cincinnati	Cincinnati, OH	2004	2005	ACCSCT (as a branch of The Illinois Institute of Art — Chicago)

The Art Institute of Philadelphia	Philadelphia, PA	1971	1980	ACICS

The Art Institute of Phoenix	Phoenix, AZ	1995	1996	ACICS

The Art Institute of Pittsburgh	Pittsburgh, PA	1921	1970	Middle States Association of Colleges & Schools of the Commission on Higher Education

The Art Institute of Portland	Portland, OR	1963	1998	Northwest Commission on Colleges and Schools Universities (“NWCCU”)

The Art Institute of Raleigh-Durham	Durham, NC	2008	2008	ACICS (as a branch of The Art Institute of Charlotte)

The Art Institute of Salt Lake City	Salt Lake City, UT	2007	2007	ACCSCT (as a branch of The Art Institute of Las Vegas)

The Art Institute of Seattle	Seattle, WA	1946	1982	NWCCU

The Art Institute of Tampa	Tampa, FL	2004	2004	SACS (as a branch of the Miami International University of Art & Design)

The Art Institute of Toronto	Toronto, Ontario	1997	2002	None

The Art Institute of Tucson	Tucson, AZ	2002	2007	ACICS

		Calendar	Fiscal Year
		Year	Acquired
School	Location	Established	or Opened	Accrediting Agency

The Art Institute of Vancouver	Vancouver, BC	1979	2003	Private Career Training Institutions Agency of British Columbia

The Art Institute of Washington	Arlington, VA	2000	2001	SACS (as a branch of The Art Institute of Atlanta)

The Art Institute of York — Pennsylvania	York, PA	1952	2004	ACCSCT

The Art Institutes International — Kansas City	Kansas City, KS	2008	2008	ACICS (as a branch of The Art Institute of Phoenix)

The Art Institutes International Minnesota	Minneapolis, MN	1964	1997	ACICS

The Illinois Institute of Art — Chicago	Chicago, IL	1916	1996	HLC and ACCSCT (Chicago and Detroit locations only)

The Illinois Institute of Art — Schaumburg	Schaumburg, IL	1983	1996	HLC and ACCSCT (as a branch of The Illinois Institute of Art — Chicago)

Miami International University of Art & Design	Miami, FL	1965	2002	SACS

The New England Institute of Art	Boston, MA	1988	2000	New England Association of Schools and Colleges

Argosy University				HLC (all locations)

Argosy University, Atlanta	Atlanta, GA	1990	2002

Argosy University, Chicago	Chicago, IL	1976	2002

Argosy University, Dallas	Dallas, TX	2002	2002

Argosy University, Denver	Denver, CO	2006	2006

Argosy University, Honolulu	Honolulu, HI	1979	2002

Argosy University, Inland Empire	San Bernadino, CA	2006	2006

		Calendar	Fiscal Year
		Year	Acquired
School	Location	Established	or Opened	Accrediting Agency

Argosy University, Nashville	Nashville, TN	2001	2001

Argosy University, Orange County	Orange, CA	1999	2002

Argosy University, Phoenix	Phoenix, AZ	1997	2002

Argosy University, Salt Lake City	Salt Lake City, UT	2008	2008

Argosy University, San Diego	San Diego, CA	2006	2006

Argosy University, San Francisco	Point Richmond, CA	1998	2002

Argosy University, Santa Monica	Santa Monica, CA	2006	2006

Argosy University, Sarasota	Sarasota, FL	1969	2002

Argosy University, Schaumburg	Schaumburg, IL	1979	2002

Argosy University, Seattle	Seattle, WA	1997	2002

Argosy University, Tampa	Tampa, FL	1997	2002

Argosy University, Twin Cities	Eagan, MN	1961	2002

Argosy University, Washington D.C.	Arlington, VA	1994	2002

South University				SACS (all locations)

South University/ Savannah	Savannah, GA	1899	2004

South University/ Montgomery	Montgomery, AL	1997	2004

South University/ West Palm Beach	West Palm Beach, FL	1974	2004

South University/ Columbia	Columbia, SC	1935	2004

South University/ Tampa	Tampa, FL	2006	2006

		Calendar	Fiscal Year
		Year	Acquired
School	Location	Established	or Opened	Accrediting Agency

The Brown Mackie Colleges

Brown Mackie College — Akron	Akron, OH	1980	2004	ACICS (as a branch of Brown Mackie College — Cincinnati)

Brown Mackie College — Cincinnati	Cincinnati, OH	1927	2004	ACICS

Brown Mackie College — Findlay	Findlay, OH	1986	2004	ACICS

Brown Mackie College — Northern Kentucky	Ft. Mitchell, KY	1927	2004	ACICS (as a branch of Brown Mackie College — Cincinnati)

Brown Mackie College — North Canton	North Canton, OH	1984	2004	ACICS (as a branch of Brown Mackie College — Tucson)

Brown Mackie College — Atlanta	Norcross, GA	1969	2004	ACICS (as a branch of The Art Institute of Charlotte

Brown Mackie College — Lenexa	Lenexa, KS	1984	2004	HLC (as a branch of Brown Mackie College — Salina)

Brown Mackie College — Salina	Salina, KS	1892	2004	HLC

Brown Mackie College — Merrillville	Merrillville, IN	1984	2004	ACICS (as a branch of Brown Mackie College — Cincinnati)

Brown Mackie College — Michigan City	Michigan City, IN	1890	2004	ACICS (as a branch of Brown Mackie College — Cincinnati)

Brown Mackie College — Moline	Moline, IL	1985	2004	ACICS (as a branch of Brown Mackie College — Cincinnati)

Brown Mackie College — Fort Wayne	Fort Wayne, IN	1991	2004	ACICS (as a branch of Brown Mackie College — South Bend)

Brown Mackie College — South Bend	South Bend, IN	1882	2004	ACICS

Brown Mackie College — Louisville	Louisville, KY	1935	2004	ACICS (as a branch of Brown Mackie College — Findlay)

		Calendar	Fiscal Year
		Year	Acquired
School	Location	Established	or Opened	Accrediting Agency

Brown Mackie College — Hopkinsville	Hopkinsville, KY	1995	2004	ACICS (as a branch of Brown Mackie College — Findlay)

Brown Mackie College — Miami	Miami, FL	2004	2005	ACICS (as a branch of Brown Mackie College — Cincinnati)

Brown Mackie College — Tucson	Tucson, AZ	1972	2007	ACICS

Brown Mackie College — Indianapolis	Indianapolis, IN	2007	2008	ACICS (as a branch of Brown Mackie College — Findlay)

Brown Mackie College — Boise	Boise, ID	2008	2008	ACICS (as a branch of Brown Mackie College — South Bend)

Brown Mackie College — Tulsa	Tulsa, OK	2008	2008	ACICS (as a branch of Brown Mackie College — South Bend)

Western State University College of Law (1)	Fullerton, CA	1966	2002	Commission on Colleges of the Western Association of Schools and Colleges; provisionally accredited by American Bar Association

(1)	In July 2008, two of our indirectly wholly-owned subsidiaries entered into a Stock Purchase Agreement with the Purchaser pursuant to which the Purchaser will purchase all of the issued and outstanding capital stock of Western State University of Southern California, which operates Western State University College of Law. Total cash proceeds from the sale are expected to be between $5 million and $10 million. The transaction is expected to close in early 2009 and is subject to customary conditions, including regulatory approvals.

Accrediting agencies monitor each educational institution’s performance across a broad range of areas. Monitoring is generally performed through annual self-reporting and through the conduct of periodic site visits by representatives of the accrediting agency and qualified persons from peer institutions. In the event an accrediting agency determines that such school’s performance in one or more areas falls below certain parameters, the accrediting agency may require the school to supply it with supplemental reports on the accrediting agency’s specific areas of concern until that school meets the accrediting agency’s performance guideline or standard. As of November 20, 2008, seven of our schools were required to provide such supplemental reports. Of these seven schools on supplemental reporting status, two schools are required to request and receive permission from their accrediting agency prior to filing an application for a new location or program offering. An accrediting agency also may order an institution to show cause why its accreditation should not be revoked or conditioned if it receives information leading it to question whether the institution satisfies the requirements of continued accreditation. An institution found not to be in compliance with required standards may have its accreditation revoked or withdrawn, or it may be placed on probation to more closely monitor its compliance with accrediting requirements.

Student Financial Assistance

Many students at our U.S. schools rely, at least in part, on financial assistance to pay for the cost of their education. In the United States, the largest sources of such support are the federal student aid programs under Title IV of the HEA. Additional sources of funds include other federal grant programs, state grant and loan programs, private loan programs and institutional grants and scholarships. To provide students access to financial assistance resources available through Title IV programs, a school must be (i) authorized to offer its programs of instruction by the relevant agency of the states in which it is located, (ii) institutionally accredited by an agency recognized by the U.S. Department of Education, and (iii) certified as an eligible institution by the U.S. Department of Education. In addition, the school must ensure that Title IV program funds are properly accounted for and disbursed in the correct amounts to eligible students and remain in compliance generally with the Title IV program regulations.

As in the United States, there are certain risks associated with operating post-secondary institutions in Canada, including, among other risks:

•	if our schools fail to comply with extensive regulations, we could be subject to financial penalties, restrictions on our operations or loss of external financial aid funding for our students;

•	the provinces or national government may change the law or reduce funding for student financial aid programs, which could harm our student population and revenue;

•	if our schools do not maintain their approvals, they may not operate or participate in federal student financial aid programs; and

•	government and regulatory agencies may conduct compliance reviews, bring claims or initiate litigation against us.

While the U.S. states support public colleges and universities primarily through direct state subsidies, the U.S. federal government provides a substantial part of its support for post-secondary education in the form of grants and loans to students who can use this support at any institution that has been certified as eligible by the U.S. Department of Education. Students at our U.S. schools receive loans, grants and work-study funding to fund their education under several Title IV programs, of which the three largest are the FFEL program, the Direct Loan program and the Pell program. Most of our U.S. schools also participate in the Federal Supplemental Educational Opportunity Grant (“FSEOG”) program, the Federal Perkins Loan (“Perkins”) program and the Federal Work-Study program. During fiscal 2008 and fiscal 2007, the net cash receipts from the financial sources that funded our revenue from tuition and fees for attending our post-secondary institutions were as follows ($ in millions):

	Fiscal 2008			Fiscal 2007
		% of			% of
	Gross Cash	Gross	% of Net	Gross Cash	Gross	% of Net
	Receipts(1)	Receipts	Revenue	Receipts(1)	Receipts	Revenue

Federal Title IV Aid(2):
Stafford Loans	$838.1	42.4%	49.8%	$631.6	39.5%	46.3%
PLUS Loans	191.2	9.7%	11.4%	163.3	10.2%	12.0%
Pell Grants	143.5	7.3%	8.5%	98.7	6.2%	7.2%
FSEOG awards	11.4	0.6%	0.7%	10.5	0.7%	0.8%
Perkins Loans	7.4	0.4%	0.4%	6.2	0.4%	0.5%
Other Title IV Aid(3)	7.2	0.4%	0.4%	5.7	0.4%	0.4%

	1,198.8	60.6%	71.2%	916.0	57.4%	67.2%

Private Loans	374.0	18.9%	22.2%	308.4	19.3%	22.6%
Cash Payments	350.0	17.7%	20.7%	319.6	20.0%	23.4%
State Grants	45.1	2.3%	2.7%	42.5	2.7%	3.1%
Canadian Financial Aid	9.8	0.5%	0.6%	8.9	0.6%	0.7%

Total Cash Receipts(4)	$1,977.7	100.0%	117.4%	$1,595.4	100.0%	117.0%

Net Revenue			$1,684.2 (5)			$1,363.7 (5)

(1)	Cash receipts are net of the return to the federal student financial aid programs of all unearned funds from students who withdraw from a program of study.

(2)	For fiscal 2008 and 2007, equals Title IV financial aid received by students attending (i) The Art Institutes during quarters starting during the fiscal year except for The New England Institute of Art, where the summer semester beginning in May was included in the following fiscal year; (ii) Argosy University during the summer semester that began in May prior to the beginning of the fiscal year and the fall and winter semesters that began during the fiscal year; (iii) South University during the quarters starting during the fiscal year, except that campus based students attending the summer quarter beginning at the end of June and fully online students attending the quarter beginning in May were included in the following fiscal year; (iv) Brown Mackie Colleges during quarters starting during the fiscal year; and (v) Western States University during the summer semester that began in May prior to the beginning of the fiscal year and the fall and winter semesters which began during the fiscal year.

(3)	Includes receipts from the Federal Work-Study program, the Academic Competitive Grant program and the National SMART Grant program.

(4)	Gross cash receipts include stipends, or financing received by students in excess of tuition and fees that they pay to our schools, which we receive from financing sources on behalf of students. Stipends are generally used by students to fund living expenses while attending school. Total stipends paid to students during fiscal 2008 and 2007 were $339.3 million and $262.8 million, respectively.

(5)	The difference between net revenue and gross cash receipts paid by students to attend our post-secondary institutions primarily relates to stipends received on behalf of students and the effect of timing differences between cash-basis and accrual-basis accounting, including changes in student accounts receivable balances.

FFEL and Direct Loans.  The FFEL and Direct Loan programs consist of two types of loans: Stafford loans, which are made available to students regardless of financial need, and Parent Loan for Undergraduate Students (“PLUS”) loans, which are made available to parents of undergraduate students classified as dependents and graduate students. The primary difference between the FFEL and the Direct Loan programs is that the FFEL program is administered and funded by private sources while the U.S. Department of Education provides the administration and funds for the Direct Loan program. While all of our schools are eligible to participate in the Direct Loan program, only Brown Mackie College — Tucson and The Art Institute of Tucson currently participate in the program.

Effective July 1, 2008, under the Stafford loan program, an undergraduate student may borrow up to $5,500 for the first academic year, $6,500 for the second academic year and, in certain educational programs, $7,500 for each of the third and fourth academic years. Students who are classified as independent can obtain up to an additional $4,000 for each of the first and second academic years and, depending upon the educational program, an additional $5,000 for each of the third and fourth academic years. Students enrolled in programs higher than a bachelor-level program can borrow up to $20,500 per academic year. Students enrolled in certain graduate-level health professions can receive an additional $12,500 per academic year. During fiscal 2008, undergraduate students only were permitted to borrow up to $3,500 for the first academic year, $4,500 for the second academic year and, in certain educational programs, $5,500 for each of the third and fourth academic years under the Stafford loan program. Currently, PLUS loans may be obtained by parents of a dependent student in an amount not to exceed the difference between the total cost of that student’s education (including allowable educational expenses) and other aid to which that student is entitled.

Pell.  Pell grants are the primary component of Title IV programs under which the U.S. Department of Education makes grants to undergraduate students who demonstrate financial need. Every eligible student is entitled to receive a Pell grant; there is no institutional allocation or limit. Effective as of July 1, 2008, the maximum amount of availability of a Pell grant increased to $4,731 per year from a maximum of $4,310 per year in fiscal 2008. The maximum available to an eligible student under the Pell grant program depends on student need and other factors.

FSEOG.  FSEOG awards are designed to supplement Pell grants for the neediest undergraduate students. FSEOG grants at our schools generally range in amount from $300 to $1,200 per year. However, the availability of FSEOG awards is limited by the amount of those funds allocated to an institution under a formula that takes into account the size of the institution, its costs and the income levels of its students. We are required to make a 25% matching contribution for all FSEOG program funds disbursed. Resources for this institutional contribution may include institutional grants and scholarships and, in certain U.S. states, portions of state grants and scholarships.

Perkins.  Eligible undergraduate students may borrow up to $5,500 under the Perkins program during each academic year, with an aggregate maximum of $27,500 for students with at least two years of study. Eligible graduate students may borrow up to $8,000 in Perkins loans each academic year, with an aggregate maximum of $60,000. Perkins loans have a 5% interest rate and repayment is delayed until nine months after a student ceases enrollment as at least a half-time student. Perkins loans are made available to those students who demonstrate the greatest financial need. Perkins loans are made from a revolving account. Congress has not supplied any new federal capital contributions to the Perkins program in several years. When Congress last funded the program, 75% of the new funding was contributed by the U.S. Department of Education and the remainder by the applicable school. Each school collects payments on Perkins loans from its former students and re-lends those funds to currently enrolled students. Collection and disbursement of Perkins loans is the responsibility of each participating institution. During fiscal 2008, we collected approximately $4.5 million from our former students. We were not required to make any matching contributions in fiscal 2008.

Federal Work-Study.  Under the Federal Work-Study program, federal funds are made available to pay up to 75% of the cost of part-time employment of eligible students, based on their financial need, to perform work for the institution or for off-campus public or non-profit organizations. Most of our schools participate in the Federal Work-Study program. In order to participate in the program, each year a school must have at least 7% of the school’s Federal Work-Study program allocation paid to students performing community service work and at least one student in a literacy job. In fiscal 2008, all of our schools met this requirement.

New Title IV Programs.  Effective July 1, 2006, Congress enacted two new Title IV federal aid programs, the Academic Competitive Grant (“ACG”) and the National SMART (Science and Mathematics Access to Retain Talent) Grant. Both of these new programs require students to be eligible for a Pell grant and to attend school on a full-time basis. The ACG is designed for students in degree programs who recently have graduated from a high school at which they were enrolled in a rigorous curriculum. Students may receive a maximum of $750 under ACG during their first academic year and

$1,300 during their second academic year. The National SMART Grant is designed for students in their third or fourth academic year with a cumulative grade point average of 3.0 or greater in certain designated bachelor’s degree or higher programs, primarily focused on science and math programs. Eligible students may receive up to $4,000 in each of their third and fourth academic year.

Legislative Action.  Political and budgetary concerns can significantly affect Title IV programs. Congress generally reauthorizes the HEA approximately every six years. In August 2008, President Bush signed into law a reauthorization of the HEA that continues the Title IV HEA programs through at least September 30, 2014. The HEA reauthorization, among other things, revised the 90/10 Rule, as described in more detail under “— Federal Oversight of Title IV Programs — The ‘90/10 Rule’ ”, revised the calculation of an institution’s cohort default rate, required additional disclosures and certifications with respect to non-Title IV alternative loans and prohibited certain activities or relations between lenders and schools to discourage preferential treatment of lenders based on factors not in students’ best interests. In addition, Congress determines federal appropriations for Title IV programs on an annual basis. Congress also can make changes in the laws affecting Title IV programs in those annual appropriations bills and in other laws it enacts between HEA reauthorizations. In September 2007, legislation was enacted which, among other things, decreased private lender and guaranty agency yields for participation in the FFEL program, decreased student interest rates on Stafford loans and limited repayment obligations for students who receive loans pursuant to Title IV programs. Since a significant percentage of our revenue is derived from Title IV programs, any action by Congress that significantly reduces Title IV program funding or the ability of our schools or students to participate in Title IV programs would have a material adverse effect on our business, results of operations or financial condition. Legislative action also could increase our administrative costs and require us to adjust our practices in order for our schools to comply fully with Title IV program requirements.

     Other Financial Assistance Sources

Students at several of our U.S. schools participate in state aid programs. In addition, certain students at some of our U.S. schools receive financial aid provided by the U.S. Department of Veterans Affairs, the U.S. Department of the Interior (Bureau of Indian Affairs) and the Rehabilitative Services Administration of the U.S. Department of Education (vocational rehabilitation funding). Our schools also provide institutional grants and scholarships to qualified students. In fiscal 2008, institutional scholarships had a value equal to approximately 2% of our net revenues.

There are private supplemental loan programs available to our students, and those programs allow students to repay a portion of their loans after graduation and make loans available to students with lower than average credit ratings. The primary objective of these loan programs is to facilitate funding which students can use to pay a portion of their tuition and fees that they are unable to pay through personal resources or government-backed loan programs. Such loans are without recourse to us or our schools, except for repurchase obligations under a loan program that we introduced in August 2008. In fiscal 2008, private loans represented approximately 22.2% of our net revenues, as compared to approximately 22.6% of net revenues in fiscal 2007.

Approximately 95% of the private loans in fiscal 2008 were offered by Sallie Mae and its affiliates and serviced by its affiliated loan servicer. During fiscal 2008, Sallie Mae and other providers of private loans made the underwriting criteria used in their standard private loan programs more stringent, thereby decreasing the availability of private loans to our students and prospective students with poor or no credit history. In addition, Sallie Mae terminated a Discount Loan Program in March 2008 that provided up to $50.0 million of loans per year to students attending post-secondary institutions owned by us who otherwise would not have qualified for credit-based loans. In April 2008, we entered into a new agreement with Sallie Mae to provide up to $90.0 million of loans to current students who previously received loans from Sallie Mae and are continuing their education but who do not satisfy Sallie Mae’s current standard underwriting criteria. We will pay a fee to Sallie Mae in connection with these loans based on the principal balance of each loan disbursed by Sallie Mae under the agreement. This fee is higher than the fees that we previously paid to Sallie Mae under the

Discount Loan Program. The agreement expires on December 31, 2008 and is terminable by Sallie Mae upon 30 days prior notice to us.

In response to the decrease in availability of private loans for students who did not qualify for credit-based loans, in August 2008 we introduced a new student loan program with a private lender that enables students who have exhausted all available government-sponsored or other aid and have been denied a private loan to borrow a portion of their tuition and other educational expenses at our schools not covered by other financial aid sources if they or a co-borrower meet certain eligibility and underwriting criteria. We currently estimate that our investments in loans under this program will not exceed $50.0 million in fiscal 2009, subject to limitations on such investments set forth in the documents governing our debt arrangements.

     Availability of Lenders

While students attending our schools may choose any private provider of federally guaranteed student loans, students use a limited number of lending institutions to obtain their federally guaranteed loans to help pay their direct costs of attendance. While we believe that other lenders or the Federal Direct Loan program would be willing to make federally guaranteed student loans to our students if federally guaranteed loans were no longer available from our current lenders, there can be no assurances in this regard. In addition, the HEA requires the establishment of lenders of last resort in every state to ensure that loans are available to students at any school that cannot otherwise identify lenders willing to make federally guaranteed loans to its students.

We estimate that three student loan guaranty agencies guaranteed over 90% of all federally guaranteed student loans made to students enrolled at our U.S. schools during fiscal 2008. We believe that other guaranty agencies would be willing to guarantee federal loans to our students if any of the current agencies ceased guaranteeing those loans or reduced the volume of loans they guarantee, although there can be no assurances in this regard.

     Federal Oversight of Title IV Programs

Our U.S. schools are subject to audits or program compliance reviews by various external agencies, including the U.S. Department of Education, its Office of Inspector General and state, guaranty and accrediting agencies. The HEA and its implementing regulations also require that an institution’s administration of Title IV program funds be audited annually by an independent accounting firm. If the U.S. Department of Education or another regulatory agency determines that an institution has improperly disbursed Title IV or state program funds or violated a provision of the HEA or state law or their implementing regulations, the affected institution may be required to repay such funds to the U.S. Department of Education or the appropriate state agency or lender and may be assessed an administrative fine. Although we endeavor to comply with all federal and state laws and implementing regulations, we cannot guarantee that our interpretation of the relevant rules will be upheld by the U.S. Department of Education or other agencies, or upon judicial review.

If the U.S. Department of Education is dissatisfied with an institution’s administration of Title IV programs, it can transfer, without prior notice or judicial review, the institution from the advance system of receiving Title IV program funds to the cash monitoring or reimbursement method of payment, under which a school may have to advance its own funds to students and provide documentation to the U.S. Department of Education that the funds were properly disbursed prior to receiving reimbursement from Title IV programs.

Violations or alleged violations of Title IV program requirements also could subject us to other civil and criminal sanctions, suits under the federal False Claims Act or administrative proceedings to impose fines or limit, suspend or terminate our eligibility for participation in Title IV programs. The U.S. Department of Education also may initiate an emergency action to temporarily suspend an institution’s participation in Title IV programs without advance notice if it determines that a regulatory violation creates an imminent risk of material loss of public funds.

The HEA requires each accrediting agency recognized by the U.S. Department of Education to undergo comprehensive periodic review by the U.S. Department of Education to ascertain whether such accrediting agency is adhering to required standards. We are not aware of any reason why any of the agencies that accredit our institutions would not be approved as a result of such review. In any event, if an accreditation agency is not approved by the U.S. Department of Education, the HEA grants affected institutions reasonable opportunity to apply for accreditation from a different agency.

Cohort Default Rates.  If, at any point, an institution’s FFEL/Direct cohort default rate equals or exceeds 25% for each of the three most recent federal fiscal years, it no longer will be eligible to participate in Title IV programs for the remainder of the federal fiscal year in which the U.S. Department of Education determines that such institution has lost its eligibility and for the two subsequent federal fiscal years. If, at any given point, an institution’s Perkins cohort default rate equals or exceeds 50% for each of the three most recent federal fiscal years it no longer will be eligible to participate in the Perkins programs for the remainder of the federal fiscal year, in which the U.S. Department of Education determines that such institution has lost its eligibility and for the two subsequent federal fiscal years.

None of our schools has had an FFEL/Direct cohort default rate of 25% or greater for any of the last three consecutive federal fiscal years. The most recent year for which FFEL/Direct cohort default rates have been calculated is federal fiscal year 2006. The official weighted average combined FFEL/Direct cohort default rate for borrowers at our schools for federal fiscal year 2006 was 5.4%, and our individual schools’ rates ranged from 1.0% to 11.3%.

Under the recently enacted HEA reauthorization, an institution’s cohort default rate for the 2009 federal fiscal year, as well as subsequent federal fiscal years, will be based on the rate at which its former students who enter repayment during the year default on their FFEL and Direct loans on or before the end of the second year following the year in which they entered repayment. The 2009 cohort default rate will include students who enter repayment between October 1, 2008 and September 30, 2009 and who default on or before September 30, 2011. As a result of the extended default period, most institutions’ respective cohort default rates are expected to materially increase when rates based upon the new calculation method first are published after October 1, 2011. The recently enacted HEA reauthorization provides some relief from the anticipated increase in cohort default rates by increasing the default rate threshold from 25% to 30% effective October 1, 2011 and by requiring that the rate as calculated under the old methodology will be used in determining sanctions associated with high cohort default rates until the federal fiscal year beginning October 1, 2013.

If an institution’s FFEL/Direct cohort default rate equals or exceeds 25% in any of the three most recent federal fiscal years, or if its cohort default rate for loans under the Perkins program exceeds 15% for the most recent federal award year (July 1 through June 30), that institution may be placed on provisional certification status for up to three years. Provisional certification by itself does not limit an institution’s access to Title IV program funds but does subject that institution to closer review by the U.S. Department of Education and possible summary adverse action if that institution commits a material violation of Title IV program requirements.

To our knowledge, the U.S. Department of Education considers provisional certification based on an institution’s exceeding the cohort default rate thresholds described in the previous paragraph only when that institution is otherwise subject to a U.S. Department of Education renewal of certification review. As of June 30, 2008, 15 of our schools had Perkins cohort default rates in excess of 15% for students who were to begin repayment during the federal award year ending June 30, 2007, the most recent year for which such rates have been calculated. Funds from the Perkins program did not exceed 5% of these schools’ respective net revenues in fiscal 2008. None of these schools has been placed on provisional certification for this reason.

Each of our schools whose students participate in the FFEL/Direct program maintains a student loan default management plan if its default rate equals or exceeds 5%. Those plans provide for extensive loan counseling, methods to increase student persistence and completion rates and graduate employment rates, strategies to increase graduate salaries and, for most schools, the use of external agencies to assist the school with loan counseling and loan servicing after a student ceases to attend that school. These activities are in addition to the loan servicing and collection activities of FFEL/Direct lenders and guaranty agencies. The historical default rates experienced by Argosy University and Western State University College of Law have been relatively low, and therefore these schools have engaged in significantly fewer default management activities.

Regulatory Oversight.  The U.S. Department of Education is required to conduct periodic reviews to determine whether to renew the eligibility and certification of every institution participating in Title IV programs. Generally such reviews occur every six years, although it typically occurs after three years for an institution on provisional certification. A denial of renewal of certification precludes a school from continuing to participate in Title IV programs. Currently all of our schools are operating under a Provisional Program Participation Agreement with the U.S. Department of Education due to the change of control of the Company which occurred in connection with the Transaction.

Financial Responsibility Standards.  Education institutions participating in Title IV programs must satisfy a series of specific standards of financial responsibility. The U.S. Department of Education has adopted standards to determine an institution’s financial responsibility to participate in Title IV programs. The regulations establish three ratios: (i) the equity ratio, intended to measure an institution’s capital resources, ability to borrow and financial viability; (ii) the primary reserve ratio, intended to measure an institution’s ability to support current operations from expendable resources; and (iii) the net income ratio, intended to measure an institution’s profitability. Each ratio is calculated separately, based on the figures in the institution’s most recent annual audited financial statements, and then weighted and combined to arrive at a single composite score. The composite score must be at least 1.5 in order for the institution to be deemed financially responsible without conditions or additional oversight. If an institution fails to meet any of these requirements, the U.S. Department of Education may set restrictions on the institution’s eligibility to participate in Title IV programs. Institutions are evaluated for compliance with these requirements as part of the U.S. Department of Education’s renewal of certification process and also annually as each institution submits its audited financial statements to the U.S. Department of Education. For fiscal 2008, we believe that, on an individual institution basis, each of our schools then participating in Title IV programs satisfied the financial responsibility standards. At our consolidated level, our financial statements did not satisfy the financial responsibility standards for fiscal 2008 and will not for the foreseeable future. Following the Transaction, the U.S. Department of Education separately considered our and our schools’ compliance with the financial responsibility requirements at our consolidated level. We were required by the U.S. Department of Education to post an $87.9 million letter of credit in October 2006, which increased to $91.9 million in March 2008, and are subject to provisional certification and additional financial and cash monitoring with respect to our disbursement of Title IV funds due to our failure on a consolidated basis to satisfy the financial responsibility standards after the completion of the Transaction. The letter of credit, provisional certification and financial and heightened cash monitoring will be in effect until at least June 2009 and are likely to continue beyond that date. The implementation of heightened cash monitoring has not materially impacted our cash flows from operations.

Return of Title IV Funds.  Institutions that receive Title IV funds must follow requirements that ensure the return to the federal student financial aid programs of all unearned funds of a student who withdraws from a program. If refunds are not properly calculated and timely paid, institutions are subject to adverse actions by the U.S. Department of Education. We have posted a letter of credit for one of our schools because independent audits indicated that it had exceeded federal thresholds for allowable number of late refunds during at least one of its two most recent fiscal years. Our 2008 annual financial aid compliance audits have not been completed, and therefore the number of schools requiring a letter of credit may increase. We have instituted practices and procedures at recently acquired schools to expedite refunds of FFEL program funds, including payment of refunds by electronic fund transfers.

Administrative Capability Requirements.  Regulations of the U.S. Department of Education specify extensive criteria an institution must satisfy to establish that it has the requisite “administrative capability” to participate in Title IV programs. These criteria require, among other things, that the institution comply with all applicable federal student financial aid regulations, have capable and sufficient personnel to administer Title IV programs, have acceptable methods of defining and measuring the satisfactory academic progress of its students, provide financial aid counseling to its students and submit all reports and financial statements required by the regulations. If an institution fails to satisfy any of these criteria, the U.S. Department of Education may require the repayment of federal student financial aid funds, transfer the institution from the advance system of payment of Title IV program funds to the cash monitoring or reimbursement method of payment, place the institution on provisional certification status or commence a proceeding to impose a fine or to limit, suspend or terminate the participation of the institution in Title IV programs.

Restrictions on Operating Additional Schools.  The HEA generally requires that certain educational institutions be in full operation for two years before applying to participate in Title IV programs. However, under the HEA and applicable regulations, an institution that is certified to participate in Title IV programs may establish an additional location and apply to participate in Title IV programs at that location without reference to the two-year requirement if such additional location satisfies all other applicable requirements. In addition, a school that undergoes a change of ownership resulting in a change of control (as defined under the HEA) must be reviewed and recertified for participation in Title IV programs under its new ownership. All of our schools are currently provisionally certified due to the Transaction. During the time when a school is provisionally certified, it may be subject to summary adverse action for a material violation of Title IV program requirements and may not establish additional locations without prior approval from the U.S. Department of Education. However, provisional certification does not otherwise limit an institution’s access to Title IV program funds. Our expansion plans are based, in part, on our ability to add additional locations and acquire schools that can be recertified. The U.S. Department of Education has informed us that it will not seek to impose growth restrictions on any of our schools as a result of the Transaction.

The “90/10 Rule”.  Under a provision of the HEA commonly referred to as the “90/10 Rule”, an institution will cease to be eligible to participate in Title IV programs if, on a cash accounting basis, more than 90% of its revenues for the prior two fiscal years were derived from Title IV programs. If an institution violates the 90/10 Rule, it may not reapply for eligibility until the end of two fiscal years. Prior to the enactment of the HEA reauthorization in August 2008, an institution that derived more than 90% of its total revenue on a cash accounting basis from the Title IV programs for a given fiscal year became immediately ineligible to participate in Title IV programs and was unable to apply to regain eligibility until the end of the following fiscal year. For our schools that disbursed federal financial aid during fiscal 2008, the percentage of revenues derived from Title IV programs on a cash accounting basis ranged from approximately 50% to 84%, with a weighted average of approximately 65%. Effective July 1, 2008, the annual Stafford loans available for undergraduate students under the FFEL program increased by $2,000 which, coupled with recent increases in grants from the Pell program and other Title IV loan limits, will result in some of our schools experiencing an increase in the revenues they receive from Title IV programs. The new HEA reauthorization contains relief from recent increases in the availability and amount of federal aid by, among other things, for all FFEL loans disbursed before July 1, 2011, permitting the $2,000 of additional Stafford loan availability used to pay institutional charges to be counted as revenue not derived from Title IV programs.

Restrictions on Payment of Bonuses, Commissions or Other Incentives.  An institution participating in the Title IV programs may not provide any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any person or entity engaged in any student recruiting or admission activities or in making decisions regarding the awarding of Title IV program funds. Effective July 2003, the U.S. Department of Education published regulations to attempt to clarify this so-called “incentive compensation” law. The regulations identify 12 compensation arrangements that the U.S. Department of Education has determined are not in violation of the incentive compensation law, including the payment and adjustment of salaries, bonuses and commissions in certain circumstances. The regulations do not establish clear criteria for compliance in all circumstances, and the U.S. Department of Education has announced that it no longer will review and approve individual schools’ compensation plans prior to their implementation. Although we cannot provide any assurances that the U.S. Department of Education will not find deficiencies in our compensation plans, we believe that our current compensation plans are in compliance with the HEA and the regulations promulgated by the U.S. Department of Education.

State Authorization and Accreditation Agencies

Each of our U.S. campuses, including our campuses that provide online programs, is authorized to offer education programs and grant degrees or diplomas by the state in which such school is physically located. The level of regulatory oversight varies substantially from state to state. In some U.S. states, the schools are subject to licensure by the state education agency and also by a separate higher education agency. Some states have sought to assert jurisdiction over online educational institutions that offer educational services to residents in the state or that advertise or recruit in the state, notwithstanding the lack of a physical location in the state. State laws may establish standards for instruction, qualifications of faculty, location and nature of facilities, financial policies and responsibility and other operational matters. State laws and regulations may limit our ability to obtain authorization to operate in certain states or to award degrees or diplomas or offer new degree programs. Certain states prescribe standards of financial responsibility that are different from those prescribed by the U.S. Department of Education. If we are found not to be in compliance with an applicable state regulation and a state seeks to restrict one or more of our business activities within its boundaries, we may not be able to recruit or enroll students in that state and may have to cease providing services and advertising in that state, which could have a material adverse effect on our student enrollment and revenues.

Each of our U.S. schools is accredited by a national or regional accreditation agency recognized by the U.S. Department of Education, and some educational programs are also programmatically accredited. The level of regulatory oversight and standards can vary based on the agency. Certain accreditation agencies prescribe standards that are different from those prescribed by the U.S. Department of Education.

If a school does not meet its accreditation or state requirements, its accreditation and/or state licensing could be limited, modified, suspended or terminated. Failure to maintain licensure or institutional accreditation makes a school ineligible to participate in Title IV programs.

Certain of the state authorizing agencies and accrediting agencies with jurisdiction over our schools also have requirements that may, in certain instances, limit our ability to open a new school, acquire an existing school, establish an additional location of an existing school or add new educational programs.

Canadian Regulation and Financial Aid

Our Canadian schools are subject to regulation in the provinces in which they operate and in the provinces in which they recruit students. Depending on their province of residence, our Canadian students may receive loans under the federally funded Canada Student Loan Program and/or provincial funding from their province of residence. Canadian schools must meet eligibility standards to administer these programs and must comply with all relevant statutes, rules, regulations and requirements. We believe that our Canadian schools currently hold all necessary registrations, approvals and permits and meet all eligibility requirements to administer these governmental financial aid programs. If our Canadian schools cannot meet these and other eligibility standards or fail to comply with applicable requirements, it could have a material adverse effect on our business, results of operations, cash flows or financial condition.

The British Columbia government, through its Ministry of Advanced Education, regulates private career colleges through an arms length accreditation and registration body called the Private Career Training Institutions Agency of British Columbia (“PCTIA”) and provides financial assistance to eligible students through the StudentAid BC (“SABC”). In Ontario, the government regulates private career colleges through the Ministry of Training Colleges and Universities and provides student assistance through the Ontario Student Assistance Program (“OSAP”). In both provinces, the student aid programs are substantially the same and include a federal component under the Canada Student Loan Program and a provincial portion administered through the respective provincial OSAP or the SABC programs. In order to maintain the right to administer student assistance, our schools must abide by the rules, regulations and administrative manuals and Memorandum of Agreements with the Canada Student Loan Program and the respective OSAP/SABC Student Loans Plans.

Institutions cannot automatically acquire student aid designation through the acquisition of other student aid eligible institutions. In the event of a change of ownership, including a change in controlling interest, the respective ministries as well as OSAP or SABC, as applicable, require evidence that the institution has continued capacity and a formal undertaking to comply with registration and student aid eligibility requirements. Given that the provincial governments and PCTIA (in the case of British Columbia) periodically revise their respective regulations and other requirements and change their respective interpretations of existing laws and regulations, we cannot assure you that the provincial governments and/or PCTIA will agree with our interpretation of each requirement.

Canadian schools are required to audit their administration of student aid programs annually or as otherwise directed by OSAP or SABC, as the case may be. We believe that we have complied with these requirements.

Employees

At September 30, 2008, we employed approximately 10,300 full time employees, of whom approximately 2,350 were faculty members, and approximately 1,900 part-time employees, of whom approximately 1,650 were faculty members. In addition, we also employed approximately 4,800 adjunct faculty members at September 30, 2008. Adjunct faculty members are employed on a term-to-term basis, while part-time faculty members work a regular part-time schedule.

Competition

The post-secondary education market is highly fragmented and competitive. Our schools compete for students with traditional public and private two-year and four-year colleges and universities and other for-profit schools, including those that offer distance learning programs. Many public and private colleges and universities, as well as other private career-oriented schools, offer programs similar to those we offer. Public institutions receive substantial government subsidies, and both public and private institutions have access to government and foundation grants, tax-deductible contributions and other financial resources generally not available to for-profit schools. Accordingly, public and private institutions may have facilities and equipment superior to those in the for-profit sector and often can offer lower effective tuition prices. Some of our competitors in both the public and private sectors also have substantially greater financial and other resources than we do.

Seasonality in Results of Operations

Our quarterly revenues and income fluctuate primarily as a result of the pattern of student enrollments at our schools. The seasonality of our business has decreased over the last several years due to an increased percentage of students enrolling in online programs, which generally experience fewer seasonal fluctuations than campus-based programs. Our first quarter is typically our lowest revenue recognition quarter due to student vacations.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors, nominees for director and executive officers, including their ages as of October 31, 2008. All of our directors hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until their successors are duly elected and qualified. Executive officers serve at the request of the Board of Directors. The Board of Directors has determined that Leo F. Mullin is independent according to the listing standards for companies with securities listed on Nasdaq.

Name	Age	Position

John R. McKernan, Jr.	60	Executive Chairman and Chairman of the Board of Directors
Todd S. Nelson	49	Chief Executive Officer, President and Director
Robert A. Carroll	43	Senior Vice President — Chief Information Officer
Joseph A. Charlson	38	Senior Vice President — Chief Marketing Officer
Danny Finuf	48	President, Brown Mackie Colleges
John M. Mazzoni	45	President, The Art Institutes
Stacey R. Sauchuk	49	Senior Vice President — Academic Programs and Student Affairs
John T. South, III	61	Senior Vice President, Chancellor, South University and Chairman of the Board of Directors of Argosy University
Craig D. Swenson	56	President, Argosy University
Roberta L. Troike	42	Senior Vice President — Human Resources
Stephen J. Weiss	45	President, EDMC Online Higher Education
Edward H. West	42	Executive Vice President and Chief Financial Officer
Adrian M. Jones	44	Director
Jeffrey T. Leeds	52	Director
Leo F. Mullin	65	Director
Paul J. Salem	45	Director
Peter O. Wilde	40	Director

John R. McKernan, Jr. is our Executive Chairman and Chairman of the Board of Directors. Mr. McKernan served as our Chief Executive Officer from September 2003 until February 2007. Mr. McKernan joined us as our Vice Chairman and a member of the Board of Directors in June 1999. In March 2003, he became our President and served in that office until September 2003. Mr. McKernan served as Governor of the State of Maine from 1987 to 1995.

Todd S. Nelson has served as our Chief Executive Officer and President and a Director since February 2007. Mr. Nelson worked as an independent consultant from January 2006 through January 2007 and for Apollo Group, Inc. from 1987 through January 2006. Mr. Nelson served in various roles with Apollo Group, Inc. and was appointed President in February 1998, Chief Executive Officer in August 2001 and Chairman of the Board in June 2004. Mr. Nelson was a member of the faculty at the University of Nevada at Las Vegas from 1983 to 1984.

Robert A. Carroll has served as our Senior Vice President — Chief Information Officer since June 2007. Mr. Carroll was an independent consultant from January 2006 through June 2007, serving as the Interim Chief Information Officer for Western Governors University from January 2007 to June 2007. From July 1998 to January 2006, Mr. Carroll served as the Chief Information Officer for Apollo Group, Inc.

Joseph A. Charlson was hired as Senior Vice President — Strategic Marketing in February 2005, was appointed Chief Marketing Officer in August 2005. Prior to joining us, Mr. Charlson was a Strategy Lead and then Senior Manager — Pharmacy at Target Corporation from July 2003 through

February 2005, a management consultant with McKinsey & Company from August 2001 through July 2003 and President of United States Building Technology Inc. from January 1997 through January 2001.

Danny Finuf has served as President of Brown Mackie Colleges since July 2006. From July 2004 to July 2006, he served as Group Vice President for the Company. From September 2003 to July 2004, he served as Regional Vice President of the Central Region. From November 1995 to September 2003, he held the position of Campus President and Regional President for seven Brown Mackie campuses. Prior to joining American Education Centers, which was acquired by Education Management Corporation in September 2003, from August 1990 to November 1995, Mr. Finuf was the Vice President of Administrative Services for Spartan College of Aeronautics in Tulsa, OK.

John M. Mazzoni has been the President of The Art Institutes since October 2005. From March 2005 to October 2005, he served as our Senior Vice President of Group Operations. From August 2004 to March 2005, he served as Group Vice President for EDMC. From July 2001 through August 2004, he served as Group Vice President for The Art Institutes. From August 1987 through July 2001, he held several senior management level positions in the areas of Operations, Finance and Information Systems.

Stacey R. Sauchuk has been our Senior Vice President — Academic Programs and Student Affairs since July 2003. Ms. Sauchuk was our Group Vice President from August 2001 through July 2003 and President of The Art Institute of Philadelphia from January 1997 through July 2000. From August 2000 through July 2001, Ms. Sauchuk was an executive search consultant with Witt/Kieffer.

John T. South, III, joined us in July 2003 when we acquired South University, which was owned by Mr. South. Mr. South has served as Chancellor of South University since October 2001 and was appointed the Chairman of the Board of Trustees of Argosy University in February 2006. In his current role with us, Mr. South also oversees the Brown Mackie Colleges. Prior to our acquisition of South University, Mr. South was shareholder and CEO of various affiliated private colleges and had been Chief Executive Officer of South University since 1975. Mr. South also served as President of South University prior to being appointed Chancellor in October 2001. Mr. South currently is on the advisory board of Sun Trust Bank of Savannah.

Craig D. Swenson was named President of Argosy University in September 2007. Prior to becoming President of Argosy University, Mr. Swenson was the Provost and Vice President of Academic Affairs at Western Governors University in Salt Lake City, UT from April 2006 to September 2007 and, prior to that, served for seven years as Provost and Senior VP for Academic Affairs for the University of Phoenix system where he also served as Senior Regional Vice President and a Vice President and Campus Director. Mr. Swenson started his professional career in marketing, public relations and advertising and, prior to becoming a full-time academician, was Vice President and Marketing Director for First Interstate Bank. Mr. Swenson is a member of the U.S. Army Education Committee and recently completed service as a member of the U.S. Secretary of Education’s National Advisory Council on Institutional Quality and Integrity (NACIQI).

Roberta L. Troike has been our Senior Vice President — Human Resources since April 2007. Prior to joining us, from May 2005 through March 2007, Ms. Troike was the Vice President of Human Resources at Glimcher Realty Trust, a New York Stock Exchange traded real estate investment trust that owns, develops and manages regional and super-regional shopping malls. From December 2000 to April 2005, Ms. Troike was the Director of Human Resources for Bath and Body Works. Ms. Troike also served as Vice President for First USA Bank from June 1996 to November 2000.

Stephen J. Weiss joined us as President, EDMC Online Higher Education in October 2003. Prior to joining us, Mr. Weiss served as President and Chief Operating Officer of Capella Education Company from October 1998 to June 2003 and Director, Education Business Unit of Honeywell Corporation from July 1997 to October 1998. Mr. Weiss also serves on the board of directors of AWS Convergence Technologies, Inc.

Edward H. West became our Executive Vice President and Chief Financial Officer upon the consummation of the Transaction in June 2006. Mr. West is the former Chairman and Chief Executive Officer of ICG Commerce, a position he held from 2002 until 2006. Prior to joining ICG Commerce, Mr. West served as President and Chief Operating Officer from 2001 to 2002 and Chief Financial Officer from 2000 to 2001 of Internet Capital Group, Inc. Prior to joining Internet Capital Group, Inc., Mr. West was an employee of Delta Air Lines, Inc. from 1994 to 2000 and most recently served as its Executive Vice President and Chief Financial Officer.

Adrian M. Jones joined Goldman, Sachs & Co. in 1994 and has been a Managing Director within the Principal Investment Area of its Merchant Banking Division since 2002. He serves on the boards of directors of Biomet, Inc., Dollar General Corporation, HealthMarkets, Inc. and Signature Hospital Holding, LLC.

Jeffrey T. Leeds is President and Co-Founder of Leeds Equity Partners, which he co-founded in 1993 and which invests in private equity transactions in the education, information services and training industries. Prior to co-founding Leeds Equity Partners, Mr. Leeds spent seven years specializing in mergers and acquisitions and corporate finance at Lazard Freres & Co. Prior to joining Lazard Freres & Co., Mr. Leeds served as a law clerk to the Hon. William J. Brennan, Jr. of the Supreme Court of the United States during the 1985 October Term. Mr. Leeds also worked in the corporate department of the law firm of Cravath, Swaine & Moore in New York after graduating from law school. Mr. Leeds currently serves as a director of SeatonCorp. and RealPage, Inc. and as a Trustee on the United Federation of Teacher’s Charter School Board in New York City. Mr. Leeds has previously served as a director of Ross University, Argosy University and Datamark, Inc., among others.

Leo F. Mullin retired as Chief Executive Officer of Delta Air Lines, Inc. in December 2003 and Chairman in April 2004, after having served as Chief Executive Officer of Delta Air Lines, Inc. since 1997 and Chairman since 1999. Mr. Mullin currently serves in a consultative capacity as a Senior Advisor, on a part-time basis, to Goldman Sachs Capital Partners. Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, from 1995 to 1997. He was an executive of First Chicago Corporation from 1981 to 1995, serving as that company’s President and Chief Operating Officer from 1993 to 1995, and as Chairman and Chief Executive Officer of American National Bank, a subsidiary of First Chicago Corporation, from 1991 to 1993. Mr. Mullin is also a director of Johnson & Johnson and ACE Limited, a provider of insurance and reinsurance services. He is a member of The Business Council.

Paul J. Salem is a Senior Managing Director and a co-founder of Providence Equity Partners. Prior to joining Providence Equity Partners in 1992, Mr. Salem worked for Morgan Stanley & Co. in corporate finance and mergers and acquisitions. Prior to that time, Mr. Salem spent four years with Prudential Investment Corporation, an affiliate of Prudential Insurance, where his responsibilities included leveraged buyout transactions and helping to establish Prudential’s European investment office. Mr. Salem is also a director of Asurion Corp.

Peter O. Wilde is a Managing Director of Providence Equity Partners. Prior to joining Providence Equity Partners in 2002, Mr. Wilde was a General Partner at BCI Partners, where he began his career in private equity investing in 1992. Mr. Wilde is also a director of Asurion Corp., Decision Resources, Inc., Jones and Bartlett Publishers, Kerasotes Theatres, Inc., Medical Media Holdings, Inc., Pluris Inc. and Survey Sampling International LLC and is chairman of Study Island and The Vendome Group, LLC.

Providence Equity Partners and Goldman Sachs Capital Partners each have the right to appoint two representatives and Leeds Equity Partners has the right to appoint one representative to our Board of Directors under the terms of our Shareholders Agreement.

In October 2004, Apollo Group, Inc. and certain of its then current executive officers, including Todd S. Nelson, our Chief Executive Officer, President and a Director, were named as defendants in three civil lawsuits in the U.S. District Court for the District of Arizona alleging violations of Sections 10(b) and 20(b) of the Securities Exchange Act of 1934, as amended, later consolidated as In re Apollo Group, Inc. Securities Litigation. In August 2008, the District Court entered judgment in favor of all of the defendants, including Mr. Nelson, overturning a previous jury verdict in favor of the plaintiffs. The plaintiffs have appealed the judgment.

Leo F. Mullin, a Director, served as Chief Executive Officer of Delta Air Lines, Inc. from 1997 through December 2003 and as Chairman of Delta Air Lines, Inc. from 1999 through April 2004. Delta Air Lines, Inc. filed a petition under federal bankruptcy laws in September 2005.

Compensation Discussion and Analysis

Overview

The Company is a wholly-owned subsidiary of Education Management Holdings LLC, which is wholly owned by Education Management Corporation. Representatives from the Principal Shareholders negotiated compensation arrangements with our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, whom we collectively refer to as our named executive officers (“Named Executive Officers”), and the overall amounts and mix of compensation paid to these executive officers reflects negotiations between these executive officers and the Principal Shareholders.

Compensation Objectives

Our executive compensation program is intended to meet three principal objectives:

•	to provide competitive compensation packages to attract and retain superior executive talent;

•	to reward successful performance by the executive and the Company by linking a significant portion of compensation to our financial and business results; and

•	to further align the interests of executive officers with those of our shareholders by providing long-term equity compensation and meaningful equity ownership.

To meet these objectives, our compensation program balances short-term and long-term performance goals and mixes fixed and at-risk compensation that is directly related to shareholder value and overall performance.

Our compensation program for senior executives, including the Named Executive Officers, is designed to reward Company performance. The compensation program is intended to reinforce the importance of performance and accountability at various operational levels, and therefore a significant portion of total compensation is in both cash and stock-based compensation incentives that reward performance as measured against established goals, i.e., “pay for performance”. Each element of our compensation program is reviewed individually and considered collectively with the other elements of our compensation program to ensure that it is consistent with the goals and objectives of both that particular element of compensation and our overall compensation program. For each Named Executive Officer, we look at each individual’s contributions to our overall results, and our operating and financial performance compared with the targeted goals.

Mix of Compensation Elements

Our executive compensation during fiscal 2008 consisted of base salary, cash bonuses, grants under long-term incentive plans, benefits and perquisites. We do not have any formal or informal policy or target for allocating compensation between long-term and short term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Similarly, compensation decisions regarding one compensation component do not directly affect decisions regarding other compensation elements. For example, an increase to the base salary of a Named Executive Officer does not require a formulaic decrease to another element of the executive’s compensation. Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components.

We believe that together all of our compensation components provide a balanced mix of base compensation and compensation that is contingent upon each executive officer’s individual performance and our overall performance. A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through incentive compensation to achieve business objectives and create shareholder value. We believe that each of our compensation components is critical in achieving this goal. Base salaries provide executives with a base level of monthly income and security. Annual cash bonuses motivate executives to drive our financial performance. Long-term equity incentive awards link the interests of our executives with our shareholders, which motivates our executives to create shareholder value. In addition, we want to ensure that our compensation programs are appropriately designed to encourage executive officer retention, which is accomplished through all of our compensation elements.

Base Salary

We determine base salaries for all of our Named Executive Officers by reviewing the individual’s performance, the value each Named Executive Officer brings to us and general labor market conditions. Elements of individual performance considered, among others, without any specific weighting given to each element, were business-related accomplishments during the year, difficulty and scope of responsibilities, effective leadership, motivation, communication, experience, expected future contributions to the Company, future potential, difficulty of replacement and accountability within the Company. While base salary provides a base level of compensation intended to be competitive with the external market, the base salary for each Named Executive Officer is determined on a subjective basis after consideration of these factors and is not based on target percentiles or other formal criteria. Although we believe that base salaries for our Named Executive Officers for fiscal 2008 were generally competitive with the external market, we did not engage in benchmarking to determine base compensation. Rather, after subjectively setting base salaries based on the above factors, we reviewed a broad-based salary survey of a group of companies with which the Company competes for executive talent to obtain a general understanding of the reasonableness of base salaries for our Named Executive Officers. No element of Named Executive Compensation was set or adjusted based on compensation data regarding the compensation practices of other companies.

The base salaries of Named Executive Officers are reviewed on an annual basis, and any annual increase is the result of an evaluation of the Company and of the individual Named Executive Officer’s performance for the period. An increase or decrease in base pay may also result from a promotion or other significant change in a Named Executive Officer’s responsibilities during the year. Our Board of Directors reviews the relative internal compensation relationships among the Named Executive Officers, based principally on each executive’s level of responsibilities, individual performance and future potential. While the Board monitors these pay relationships, it does not target any specific pay ratios.

Cash Bonuses

We provide annual incentives to our executive officers and other key employees in the form of cash bonuses to align executive officer pay with overall company financial performance and to promote achievement of both corporate and individual performance goals. These bonuses are granted pursuant to our Management Incentive Compensation Plan (“MICP”), which provides that bonuses are to be paid based on the attainment of corporate and individual goals and objectives. At the beginning of each fiscal year, the Board of Directors establishes target bonuses as a percentage of each eligible employee’s annual salary. For our executive officers, these target bonus percentages are based on their respective employment agreements. The terms of the employment agreements with our Named Executive Officers, including the target bonus percentages under the MICP, were the product of extensive negotiations with the Sponsors. For fiscal 2008, the target percentages of base salary for each of our Named Executive Officers were as follows: Messrs. McKernan, Nelson and West 125%, Mr. Mazzoni 90% and Mr. Weiss 100%, The Board of Directors establishes annual performance “triggers” which must be satisfied in order for employees who participate in the MICP to receive bonus payments. In fiscal 2008, the performance triggers were as follows:

•	For education systems other than Argosy University, achievement of a specified undergraduate student placement rate and average starting salary for placed students; and

•	For Argosy University employees, receipt from HLC of reaccreditation for a minimum of a five-year period with no prohibitions on the formation of new campuses or introduction of new programs.

Corporate officers (including our executive officers) receive 85% of their target bonus based on satisfaction of the non-Argosy University payment trigger and 15% of their target bonus based on satisfaction of the Argosy University payment trigger. We selected these percentages to reflect the relative overall importance of our education systems other than Argosy University as a group as compared with Argosy University. Both performance triggers were satisfied during fiscal 2008.

If the performance triggers are satisfied, the amount of bonuses paid under the MICP is determined based on our performance against specific financial targets established by the Board of Directors at the beginning of each year and the satisfaction of individual key performance objectives (“KPOs”) approved at the beginning of the fiscal year. For fiscal 2008, the financial targets were (i) earnings before interest, depreciation, taxes and amortization (“EBITDA”) less capital expenditures, and (ii) net revenue. Corporate officers, including Named Executive Officers Messrs. McKernan, Nelson, and West, received 60% percent of their bonus based on the EBITDA less capital expenditures target, 20% based on the net revenue target and 20% based on the completion of their individual KPOs. Actual performance is measured against the financial and KPO targets and bonus amounts are adjusted as follows:

Financial Measures	Above Plan	Below Plan

Revenue	4% increase for each 1% above plan	1% reduction for the first 1% below plan, 2% for the next 1% below plan, 3% for the next 1% below plan and 4% for every percent below plan thereafter.
EBITDA	4% increase for each 1% above plan	1% reduction for the first 1% below plan, 2% for the next 1% below plan, 3% for the next 1% below plan and 4% for every percent below plan thereafter.
Capital Expenditures	1% increase for each 1% better than plan	1% reduction for the first 1% worse than plan, 2% for the next 1% below plan, 3% for the next 1% below plan and 4% for every percent below plan thereafter.
Key Performance Objectives	4% increase for each 1% above plan	4% reduction for each 1% below plan

Our performance against the company-wide financial targets during fiscal 2008 was as follows: (i) net revenues achieved 100.9% of the target of $1.7 billion; (ii) EBITDA achieved 108.5% of the target of $382.7 million; and (iii) capital expenditures achieved 100% of the target of $124.3 million. For fiscal 2008, Messrs. McKernan, Nelson and West were paid bonuses under the MICP in the amounts of $819,836, $1,024,795 and $838,469, respectively. These amounts were determined based on EBITDA less capital expenditures and net revenue targets being exceeded, each executive’s completion of his KPOs related to the Company’s achievement of its financial targets and a 20% discretionary bonus for each executive, which was approved by our Board of Directors.

Eligible employees who work for a specific school system are paid bonuses based on the results of their respective school system and their individual performance against their KPOs. The financial target portion of the bonuses payable to Messrs. Mazzoni and Weiss under the MICP are based partially on our overall financial results and partially based on the results of The Art Institutes and our fully online programs, respectively. Mr. Mazzoni’s bonus under the MICP was impacted by, in addition to our overall financial results discussed above, the following financial performance by The Art Institutes education system: (i) net revenues achieved 102.2% of the target of $1.1 billion; (ii) EBITDA achieved 107.4% of the target of $334.9 million; and (iii) capital expenditures achieved 100.4% of the target of $66.1 million. Mr. Weiss’ bonus under the MICP was impacted by, in addition to our overall financial results discussed above, the following financial performance by the fully online programs offered by The Art Institute of Pittsburgh, Online Division, Argosy University and South University: (i) net revenues achieved 98.9% of the target of $188.6 million; (ii) EBITDA achieved 96.0% of the target of $32.8 million; and (iii) capital expenditures achieved 110.4% of the target of $11.1 million. For fiscal 2008, Messrs. Mazzoni and Weiss were paid bonuses under the MICP in the amounts of $436,970 and $403,322, respectively. These amounts were determined based on EBITDA less capital expenditures and net revenue targets being exceeded, each executive’s completion of his KPOs related to the achievement of operating metrics, such as persistence, programmatic offerings, staffing and the successful completion of our operating plan, and a 20% discretionary bonus for each executive, which was approved by our Board of Directors.

Members of executive committees at individual schools receive bonuses based on the financial results of their school and their performance against their individual KPOs. The MICP provides for minimum and maximum attainments of each financial target and additional payments based on greater than 100% satisfaction of the EBITDA, capital expenditures and net revenue financial targets. We believe that the minimum level of performance for meeting the financial targets in any given year should not be easily achievable and typically would not be achieved in every case. As for the maximum level or greater payout, we believe that this level of performance would typically be achieved less often than the minimum target level of performance. This uncertainty ensures that any payments under the MICP are truly performance-based, consistent with the plan’s objectives. However, we recognize that the likelihood of achieving either level of performance for any given year may be different, and we believe that the bonus amount paid should be appropriate for the performance level achieved.

The Board of Directors has the discretion to increase or decrease a bonus computed under the terms of the MICP by up to 20% of amount otherwise payable under the plan, provided that no bonus under the MICP may exceed 150% of an employee’s annual salary. In fiscal 2008, each of our Named Executive Officers received a 20% discretionary increase to their bonuses payable under the MICP.

Long-Term Incentive Plans

EDMC’s Board of Directors believes that equity-based compensation awards foster and promote our long-term financial success by linking the interests of our executive management team with EDMC’s shareholders. The Board also believes that increasing the personal equity stake of our executive officers in our continued success and growth can potentially materially increase shareholder value. Equity-based compensation awards also enable us to attract and retain the services of an outstanding management team, upon which the success of our operations are largely dependent. Options to purchase EDMC’s common stock are the primary equity compensation vehicle we utilize, as the EDMC Board of Directors believes the award of options align the interests of these individuals with the interests of EDMC’s shareholders and our growth in real value over the long-term, as the benefits of these awards are enhanced with an appreciation of the price of EDMC’s common stock.

2006 Stock Option Plan.  Under the 2006 Stock Option Plan, certain management and key employees of the Company are granted a combination of time-based options and performance-based options to purchase common stock issued by EDMC. Time-based options generally vest ratably over a five-year period on the anniversary of the date of the grant. Time-based options generally vest upon a change of control, subject to certain conditions, and both time-based and performance-based options expire ten years from the date of grant. A change of control would occur upon any transaction or occurrence immediately following which certain private equity funds affiliated with the Principal Shareholders, in the aggregate, cease to beneficially own securities of EDMC representing a majority of the outstanding voting power entitled generally to vote for the election of directors.

Performance-based options vest upon the attainment of specified returns on invested capital in EDMC by the private equity funds affiliated with the Principal Shareholders that invested in EDMC in connection with the Transaction. More specifically, performance-based options generally vest in 20% increments upon the Principal Shareholders’ realizing, through one or more “Realization Events”, multiples of their invested capital of two, two and a half, three, three and a half, and four. A minimum realized return multiple of two is required for any of the options to vest and all options vest if a return multiple of four is realized. For these purposes a “Realization Event” is any event or transaction (i) in which the Principal Shareholders receive cash or marketable securities in respect of their interest in shares of EDMC’s common stock, including by means of a sale, exchange or other disposition of their interests in shares of EDMC’s common stock (other than transfers by members of the Principal Shareholders to or among their respective affiliates) or dividends or other distributions from EDMC to its shareholders or (ii) the first day after (a) the Principal Shareholders cease to own in the aggregate at least 30% of EDMC’s outstanding voting securities, measured by voting power, and (b) the Principal Shareholders have, in the aggregate, disposed of at least 70% of their shares and have received cash or marketable securities for such shares. EDMC granted these performance-based options to align even more closely the interests of our employees with those of its shareholders by tying the vesting of those options to the realization of target equity values by the Principal Shareholders. Because these options will not vest unless the Principal Shareholders receive certain multiples on their original investment, this drives our Named Executive Officers to increase our financial performance, overall value and liquidity, which benefits all of EDMC’s shareholders, not just the Principal Shareholders.

Both the time-based and performance-based grants are subject to conditions under SFAS No. 123R that define certain events that must occur in order for the participants to receive fair market value for their options.

Time-based options offer a retentive feature to the stock option program that satisfies an important program objective by providing continuity through business cycles as well as smoothing payout volatility. Time-based options also provide further alignment with shareholders through increased ownership levels. Performance-based options ensure both shareholder alignment and focus on business priorities, by clearly communicating what is most important in driving business performance and ultimately creating shareholder value. We believe that a performance-based option program focusing on returns on invested capital to the Principal Shareholders creates specific alignment with objectives for growth, profitability and shareholder value. EDMC subjectively allocated the number of time-based and performance-based option grants to our Named Executive Officers in amounts that it believed would both retain the Named Executive Officers as well as motivate them to drive our financial performance.

LTIC Plan.  EDMC adopted a LTIC Plan in December 2006 principally to serve as another tool to align the interests of our employees with the interests of EDMC’s shareholders by motivating them to increase share value by giving them the opportunity to benefit if EDMC’s stock price rises, which increased share value is also the primary interest of EDMC’s shareholders. Pursuant to the terms of the LTIC Plan, a bonus pool will be created after the occurrence of a “Realization Event” based on returns to the Principal Shareholders in excess of their initial investment. The size of the bonus pool can generally range from $2 million to $21 million, based on the Principal Shareholders realizing from two times their initial investment to four times their initial investment, provided that if the return realized by the Principal Shareholders exceeds four times their initial investment, the bonus pool will equal the product of 0.0075 and the aggregate proceeds in excess of the total capital invested in shares of EDMC’s common stock by all EDMC shareholders. The amount of the bonus pool that an employee will be entitled to receive will be determined by multiplying the amount of the bonus pool by a fraction, the numerator of which is the total number of units held by the employee and the denominator of which is 1,000,000. Payments under the LTIC Plan will be in cash or, at the election of EDMC’s Board of Directors, shares of EDMC’s common stock. For purposes of the LTIC Plan, a “Realization Event” is the first day after (a) certain private equity funds affiliated with the Principal Shareholders cease to own in the aggregate at least 30% of EDMC’s outstanding voting securities, measured by voting power, and (b) the Principal Shareholders have, in the aggregate, disposed of at least 70% of their shares and have received cash or marketable securities for such shares. None of our executive officers participated in the LTIC Plan during fiscal 2008.

Benefits and Perquisites

We offer a variety of health and welfare programs to all eligible employees, including the Named Executive Officers. The Named Executive Officers generally are eligible for the same benefit programs on the same basis as the rest of the Company’s employees, including medical and dental care coverage, life insurance coverage, short-and long-term disability and a 401(k) plan. In addition, we maintain a nonqualified deferred compensation plan that is available to all key executives, officers and certain other employees. For a description of the terms of this plan, as well as information about the account balances held by each of the Named Executive Officers, see “Nonqualified Deferred Compensation” below.

We also offer to certain executives limited perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The perquisites provided to the Named Executive Officers include reimbursement of relocation expenses and related tax gross-ups and are quantified in the Summary Compensation Table below.

Compensation Committee Interlocks and Insider Participation

Because our equity is not publicly traded, we do not have a compensation committee. Our Board is composed of seven directors, two of whom were officers of the Company during the past fiscal year, all of whom participated in deliberations concerning executive officer compensation during fiscal year 2008. There are no interlocking relationships requiring disclosure under the applicable rules promulgated under the U.S. federal securities laws.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of the Company’s Named Executive Officers for the fiscal years ended June 30, 2008 and 2007.

							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
					Option	Incentive	Deferred
	Fiscal			Stock	Award	Plan	Compensation	All Other
	Year	Salary	Bonus(7)	Award	(s)(1)	Payments	Earnings	Compensation		Total

John R. McKernan, Jr.	2008	$463,472	$136,639	—	—	$683,197	—	$69,560	(2)	$1,352,868
Executive Chairman	2007	553,466	157,059	—	—	785,297	—	60,254		1,556,076
Todd S. Nelson	2008	568,192	170,799	—	—	853,996	—	82,794	(3)	1,675,781
President and Chief Executive Officer	2007	177,692	65,442	—	—	327,208	—	31,838		602,180
Edward H. West	2008	464,192	139,745			698,724	—	108,909	(4)	1,411,570
Chief Financial Officer	2007	450,000	128,503	—	—	642,516	—	56,970		1,277,989
John M. Mazzoni	2008	309,462	72,878	—	—	364,092	—	30,896	(5)	777,328
President, The Art Institutes	2007	297,061	60,507	—	—	302,535	—	25,173		685,276
Stephen J. Weiss	2008	308,262	67,220	—	—	336,102	—	34,944	(6)	746,528
President, EDMC Online	2007	294,185	33,807	—	—	416,193	—	20,201		764,386
Higher Education

(1)	The Company did not record any expense for options under SFAS No. 123R during fiscal 2008, due to restrictions on option holders’ ability to receive value on their stock option grants until certain performance conditions are achieved. If we had recorded option expense under SFAS No. 123R, we would have recorded expense for the time-vested options of $918,732 for Mr. McKernan, $1,834,621 for Mr. Nelson, $442,778 for Mr. West, $221,154 for Mr. Mazzoni and $294,984 for Mr. Weiss. A description of the Company’s analysis of SFAS No. 123R expense is set forth in Note 12 to the accompanying audited consolidated financial statements.

(2)	Represents the Company’s match to Mr. McKernan’s 401(k) contribution ($8,182), the amount paid to the Company’s Deferred Compensation Plan on Mr. McKernan’s behalf due to a limitation on the Company’s match to the 401(k) plan under Internal Revenue Code limitations ($57,355), compensation for declining the Company’s health insurance benefit program and the dollar value of life insurance premiums we paid with respect to term life insurance for the benefit of Mr. McKernan.

(3)	Represents the reimbursement for housing in Pittsburgh, Pennsylvania, reimbursement for travel to and from Pittsburgh, Pennsylvania ($40,994) and a tax gross-up payment for the housing and travel reimbursements ($38,290) along with the dollar value of life insurance premiums we paid with respect to term life insurance for the benefit of Mr. Nelson.

(4)	Represents a tax-gross up payment for relocation expenses ($47,814), expense reimbursement and a related tax-gross-up ($5,095), the Company’s match to Mr. West’s 401(k) contribution ($10,405), the amount paid to the Company’s Deferred Compensation Plan on Mr. West’s behalf due to a limitation on the Company’s match to the 401(k) plan under Internal Revenue Code limitations ($45,055), and the dollar value of life insurance premiums we paid with respect to term life insurance for the benefit of Mr. West.

(5)	Represents the Company’s match to Mr. Mazzoni’s 401(k) contribution ($10,054), the amount paid to the Company’s Deferred Compensation Plan on Mr. Mazzoni’s behalf due to a limitation on the Company’s match to the 401(k) plan under Internal Revenue Code limitations ($20,167), and the dollar value of life insurance premiums we paid with respect to term life insurance for the benefit of Mr. Mazzoni.

(6)	Includes the Company’s match to Mr. Weiss’ 401(k) contribution ($10,358), the amount paid to the Company’s Deferred Compensation Plan on Mr. Weiss’s behalf due to a limitation on the Company’s match to the 401(k) plan under Internal Revenue Code limitations ($23,912), and the dollar value of life insurance premiums we paid with respect to term life insurance for the benefit of Mr. Weiss.

(7)	Amounts in this column represent discretionary bonuses paid under the MICP.

Grants of Plan-Based Awards

There were no grants of plan-based awards to the Named Executive Officers during fiscal 2008.

Employment Agreements

We have entered into employment agreements with all our executive officers and certain other senior managers. The agreements were designed to retain executives and provide continuity of management in the event of an actual or threatened change of control. In addition, under the terms of the option awards made to executives, acceleration of vesting of options occurs if a change of control takes place or due to certain other termination events. These arrangements and potential post-employment termination compensation payments are described in more detail in the section entitled “Potential Payments Upon Termination or Change of Control” below.

McKernan Employment Agreement.  Effective as of June 1, 2006, we entered into an employment agreement with Mr. McKernan, which was modified on February 13, 2007 and June 28, 2007 (the “McKernan Agreement”). The McKernan Agreement cancelled and superseded Mr. McKernan’s prior employment agreement, dated as of August 5, 2003. Mr. McKernan became our Executive Chairman in February 2007 when Mr. Nelson was hired as Chief Executive Officer and President. The McKernan Agreement provides that Mr. McKernan will receive an annual salary of $550,000, subject to review and discretionary increases by the Board of Directors, a target bonus of 125% of his annual salary and other employee benefits under the various benefit plans and programs we maintain for our employees. As of December 31, 2007, a “transition event” will be deemed to occur under the McKernan Agreement and Mr. McKernan’s annual salary will decrease by 40% and he will forfeit 40% of his nonvested stock options. Mr. McKernan will decrease his hours worked on behalf of the Company once the transition event occurs and will be permitted to undertake other engagements that do not interfere with his obligations to the Company.

The McKernan Agreement is for a five-year term. We may terminate the McKernan Agreement with or without cause and Mr. McKernan may resign in each case, other than a termination for cause, upon 30 days’ advance written notice to the other party. Under the McKernan Agreement, cause means (i) Mr. McKernan’s willful and continued failure to use his best efforts to perform his reasonably assigned duties (other than on account of disability); (ii) Mr. McKernan is indicted for, convicted of, or enters a plea of guilty or nolo contendere to, (x) a felony or (y) a misdemeanor involving moral turpitude; (iii) in carrying out his duties under the McKernan Agreement, Mr. McKernan engages in (x) gross negligence causing material harm to EDMC, its business or reputation, (y) willful and material misconduct or (z) willful and material breach of fiduciary duty; or (iv) Mr. McKernan willfully and materially breaches (x) the restrictive covenants described in the McKernan Agreement or (y) certain material written policies of EDMC, as in effect on the date of the McKernan Agreement.

If Mr. McKernan is terminated during his term other than for cause (as defined in the McKernan Agreement), or by Mr. McKernan for good reason, Mr. McKernan is entitled to a lump sum severance payment of (i) one and one-half times (or three times if the date of termination is within the first two-year period, or if it is in anticipation of or within two years following a change of control, as defined in the 2006 Stock Option Plan) the sum of his base salary plus the target annual bonus, and (ii) a pro-rata annual bonus based on his target annual bonus. “Good reason”, as that term is used above, includes (a) any material diminution of authorities, titles or offices, (b) any change in the reporting structure such that Mr. McKernan reports to someone other than the Board of Directors, (c) a relocation of primary place of employment by more than 50 miles, (d) a material breach of ours of any material obligation to Mr. McKernan, and (e) any failure of ours to obtain the assumption in writing of its obligation to perform the McKernan Agreement by any successor following any merger, consolidation, sale or similar transaction, except where the assumption occurs by operation of law.

The McKernan Agreement contains non-competition, non-solicitation and confidentiality covenants. The non-competition provision continues for a period of twenty-four months following termination of employment. Mr. McKernan also purchased $3,000,000 of EDMC common stock pursuant to a purchase agreement with the Principal Shareholders.

Nelson Employment Agreement.  On February 8, 2007, we entered into an employment agreement (the “Nelson Agreement”) with Mr. Nelson pursuant to which Mr. Nelson serves as the Chief Executive Officer and President of the Company and as a Director of the Company.

The Nelson Agreement is for a term of three years ending on February 20, 2010 and is subject at the end of that initial term to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 180 days prior to the end of the applicable term. Under the terms the agreement, Mr. Nelson receives a base salary of $550,000 and a target bonus of 125% of his base salary. The salary and target bonus percentages will be reviewed annually and may be adjusted upward by the Board of Directors. Mr. Nelson will also receive other employee benefits under the various benefit plans and programs the Company maintains for its employees.

The Company may terminate the Nelson Agreement with or without cause and Mr. Nelson may resign upon 30 days’ advance written notice to the other party, except that no notice is required upon termination by the Company for cause. Under the Nelson Agreement, cause means (i) Mr. Nelson’s willful and continued failure to use his best efforts to perform his reasonably assigned duties (other than on account of disability); (ii) Mr. Nelson is indicted for, convicted of, or enters a plea of nolo contendere to, (x) a felony or (y) a misdemeanor involving moral turpitude; (iii) in carrying out his duties under the Nelson Agreement, Mr. Nelson engages in (x) gross negligence causing material harm to us or our business or reputation, (y) willful and material misconduct or (z) willful and material breach of fiduciary duty; (iv) Mr. Nelson willfully and materially breaches (x) the restrictive covenants described in the Nelson Agreement or (y) certain material written policies, as in effect on the Effective Date; or (v) Mr. Nelson is named in and receives a Wells Notice or is notified by the U.S. Department of Justice or U.S. Attorney’s Office that he has been designated a “target” of an investigation by either of them.

Upon the termination of Mr. Nelson’s employment for any reason, Mr. Nelson will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Mr. Nelson is terminated during the term of the Nelson Agreement other than for cause, or if Mr. Nelson terminates his employment for good reason, Mr. Nelson is entitled to a lump sum severance payment equal to (i) 1.5 times the sum of his annual base salary plus his target annual bonus, and (ii) a pro-rated annual bonus based on his target annual bonus. In the event that such termination without cause or for good reason is in anticipation of or within two years following a change of control, as defined in the 2006 Stock Option Plan, the lump sum paid to Mr. Nelson will equal (y) 3.0 times the sum of his base salary plus the target annual bonus, and (z) a pro-rated annual bonus based on his target annual bonus. “Good reason”, as that term is used above, generally includes (a) any material diminution in Mr. Nelson’s responsibilities or titles, or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to an executive in his role at a corporation of the size and nature of the Company; (b) any change in the reporting structure so that Mr. Nelson does not report to the Board of Directors; (c) any relocation of the Company’s principal office to a location more than fifty (50) miles from Pittsburgh, Pennsylvania following Mr. Nelson’s relocation to the metropolitan Pittsburgh area; (d) a material breach by the Company of any material obligation to Mr. Nelson; or (e) in the event of a change of control, any failure of the Company to obtain written agreement of the successor to the Company to perform the Company’s obligations under the Nelson Agreement. If the Company terminates the agreement effective upon expiration of the term with timely notice to Mr. Nelson, and Mr. Nelson elects to terminate his employment within 30 days after the end of the term, then such termination will be treated as a termination without cause under the Nelson Agreement.

The Nelson Agreement also includes non-competition, non-solicitation and confidentiality covenants. The non-competition provision continues for a period of 12 months following termination of employment while the non-solicitation period continues for 24 months following termination of employment. Mr. Nelson purchased $10,000,000 of EDMC common stock pursuant to the Nelson Agreement. We also agreed to reimburse Mr. Nelson for housing in Pittsburgh, Pennsylvania and periodic round trips to Phoenix, Arizona and Salt Lake City, Utah through June 2009.

West Employment Agreement.  Effective as of June 1, 2006, we entered into an employment agreement with Mr. West, dated as of June 1, 2006 (the “West Agreement”), under which Mr. West serves as our Executive Vice President and Chief Financial Officer. The West Agreement is for a term of three years ending on June 1, 2009 and is subject at the end of that initial term to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 180 days prior to any renewal date. Mr. West currently receives a base salary at an annual rate of $450,000, which is reviewed annually and may be adjusted upward by the Board of Directors, plus a target bonus of 125% of his annual salary and other employee benefits under the various benefit plans and programs we maintain for our employees.

Mr. West also purchased $500,000 of EDMC common stock pursuant to a purchase agreement with the Principal Shareholders.

We may terminate the West Agreement with or without cause and Mr. West may resign in each case, other than a termination for cause, upon 30 days advance written notice to the other party. Under the West Agreement, cause means (i) Mr. West’s willful and continued failure to use his best efforts to perform his reasonably assigned duties (other than on account of disability); (ii) Mr. West is indicted for, convicted of, or enters a plea of guilty or nolo contendere to, (x) a felony or (y) a misdemeanor involving moral turpitude; (iii) in carrying out his duties under the West Agreement, Mr. West engages in (x) gross negligence causing material harm to us or our business or reputation, (y) willful and material misconduct or (z) willful and material breach of fiduciary duty; or (iv) Mr. West willfully and materially breaches (x) the restrictive covenants described in the West Agreement or (y) certain material written policies of EDMC, as in effect on the Effective Date.

Upon an eligible termination for any reason, Mr. West will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. Under the West Agreement, if Mr. West is terminated during his term other than for cause, or by Mr. West for good reason, Mr. West is entitled to a lump sum severance payment of (i) one and one-half times (or two times if the date of termination is in anticipation of or within two years following a change of control, as defined in the 2006 Stock Option Plan) the sum of Mr. West’s base salary plus the target annual bonus and (ii) a pro-rata annual bonus based on his target annual bonus. “Good reason”, as that term is used above, includes (a) any material diminution of authorities, titles or offices, (b) any change in the reporting structure such that Mr. West reports to someone other than the Chief Executive Officer, (c) a relocation of primary place of employment by more than 50 miles, (d) a material breach of ours of any material obligation to Mr. West and (e) any failure of ours to obtain the assumption in writing of its obligation to perform the West Agreement by any successor following a change of control. If we terminate the agreement effective upon expiration of the term with timely notice to Mr. West, and Mr. West elects to terminate his employment within 30 days after the end of the term, then such termination will be treated as a termination without cause under the West Agreement.

The West Agreement contains non-competition, non-solicitation and confidentiality covenants. The non-competition provision continues for a period of 18 months following termination of employment. The West Agreement provides that we would reimburse Mr. West for housing in Pittsburgh, Pennsylvania and weekly round trips to Philadelphia, Pennsylvania through August 2007 unless Mr. West earlier relocated to Pittsburgh, Pennsylvania. We also agreed to bear the cost of Mr. West’s relocation to Pittsburgh, Pennsylvania in accordance with our relocation policy. Mr. West relocated to Pittsburgh, Pennsylvania during fiscal 2007.

Other Executive Employment Agreements.  The employment agreements with Messrs. Mazzoni and Weiss include the following terms:

•	A three-year term commencing December 7, 2006, with one-year automatic renewals unless terminated on 180 days advance notice, provided that if we terminate the agreement effective upon expiration of the term with timely notice to executive, and the executive elects to terminate his employment within 30 days after the end of the term, then such termination will be treated as a termination without cause under the employment agreement;

•	An annual base salary which is reviewed annually and may be adjusted upward by the Board of Directors, plus a target bonus based on a percentage of the executive’s annual salary;

•	Employee benefits under the various benefit plans and programs we maintain for our employees;

•	Participation in the EDMC stock option plan;

•	Monthly salary and bonus payments for 12 months (18 months in the case of Mr. Weiss) upon a termination without “cause” or a resignation for “good reason”, provided that the period of monthly payments increases to two years if the termination without cause or resignation for good reason if the date of termination is in anticipation of or within two years following a change of control, as defined in the 2006 Stock Option Plan;

•	Cause means (i) the individual’s willful and continued failure to use his best efforts to perform his reasonably assigned duties (other than on account of disability); (ii) the individual is indicted for, convicted of, or enters a plea of guilty or nolo contendere to, (x) a felony or (y) a misdemeanor involving moral turpitude; (iii) the individual engages in (x) gross negligence causing material harm to us or our business or reputation, (y) willful and material misconduct or (z) willful and material breach of fiduciary duty; or (iv) the individual willfully and materially breaches (x) the restrictive covenants described in his respective agreement or (y) certain material written policies, as in effect on the Effective Date;

•	Good reason means the occurrence of any of the following events without either the individual’s prior written consent or full cure within 30 days after he gives written notice to us describing the event and requesting cure: (i) the reassignment to the individual to a position that is not a corporate officer level position or the assignment to the individual of duties that are not consistent with such corporate officer level position; (ii) any relocation of the individual’s principal place of employment; (iii) any material breach by us or any of our affiliates of any material obligation to the individual; or (iv) any failure of us to obtain the assumption in writing of its obligation to perform his respective agreement by any successor to all or substantially all of our assets within 15 days after any merger, consolidation, sale or similar transaction, except where such assumption occurs by operation of law;

•	Noncompetition, confidentiality and nonsolicitation restrictive covenants for a period of 12 months after termination of employment;

•	In the event of the executive’s disability, continuation of all compensation and benefits through the earlier to occur of the next anniversary of the date of the employment agreement or the date of the executive’s death, provided that the obligation to pay the executive’s base salary will be reduced by the amounts paid to the executive under any long-term disability insurance plan that we sponsor or otherwise maintain and that in no event will our total annual obligation for base salary payments to the executive be greater than an amount equal to two-thirds of the executive’s base salary; and

•	In the event of the executive’s death, six months of salary, a pro-rata bonus for the year of death and six months of bonus payments based on the higher of (i) the average bonus paid to the executive in each of the last three years, and (ii) the bonus paid to the executive in the most recent 12 month period (annualized for any partial year payments).

The definition of “good reason” in each of the executive’s employment agreements includes (i) the reassignment of the executive to a position that is not a corporate officer level position or the assignment to the executive of duties that are not consistent with such corporate officer level position, (ii) a relocation of the executive’s primary place of employment by more than 50 miles, (iii) a material breach of ours of any material obligation to the executive and (iv) any failure of ours to obtain the assumption in writing of its obligation to perform the employment agreement by any successor following a change of control.

The time-vested stock option agreements entered into with each of our executive officers provide for additional vesting in the event that the executive is terminated without cause or resigns for good reason prior to the executive’s time vested options becoming fully vested.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding stock options and restricted stock held by the Named Executive Officers at June 30, 2008.

	Option Awards								Stock Awards
												Equity
											Equity	Incentive
					Equity						Incentive	Plan Awards:
					Incentive						Plan Awards:	Market or
					Plan Awards:					Market	Number of	Payout Value
	Number of		Number of		Number of				Number of	Value of	Unearned	of Unearned
	Securities		Securities		Securities				Shares or	Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying				Units of	Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised		Option	Option	Stock That	Stock That	Rights That	Rights That
	Options (#)		Options (#)		Unearned		Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
	Exercisable		Unexercisable		Options (#)		Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

John R. McKernan, Jr.	64,439	(1)	59,863	(1)	—		$50.00	5/31/2016	—	—	—	—
	—		—		124,299	(2)	50.00	5/31/2016	—	—	—	—
Todd S. Nelson	56,420	(3)	225,681	(3)	—		55.00	3/8/2017	—	—	—	—
	—		—		282,102	(4)	55.00	3/8/2017	—	—	—	—
	5,000	(5)	20,000	(5)	—		55.00	3/29/2017	—	—	—	—
Edward H. West	27,368	(6)	41,053	(6)	—		50.00	5/31/2016	—	—	—	—
	—		—		68,421	(4)	50.00	5/31/2016	—	—	—	—
	2,053	(7)	8,210	(7)	—		60.00	6/27/2017	—	—	—	—
	—		—		10,263	(4)	60.00	6/27/2017	—	—	—	—
John M. Mazzoni	13,240	(6)	19,860	(6)	—		50.00	5/31/2016	—	—	—	—
	—		—		33,100	(4)	50.00	5/31/2016	—	—	—	—
	993	(7)	3,972	(7)	—		60.00	6/27/2017	—	—	—	—
	—		—		4,965	(4)	60.00	6/27/2017	—	—	—	—
Stephen J. Weiss	17,660	(6)	26,490	(6)	—		50.00	5/31/2016	—	—	—	—
	—		—		44,150	(4)	50.00	5/31/2016	—	—	—	—
	1,324	(7)	5,298	(7)	—		60.00	6/27/2017	—	—	—	—
	—		—		6,623	(4)	60.00	6/27/2017	—	—	—	—

(1)	Represents time-vested stock options that vest on a monthly basis over a five-year term. Mr. McKernan forfeited 46,750 of his time-vested stock options on December 31, 2007, the effective date of the “transition event” under his employment agreement.

(2)	Represents performance-vested stock options that vest based on investment returns to the investment funds associated with the Principal Shareholders which invested in EDMC in connection with the Transaction. Mr. McKernan forfeited 46,755 of his performance vested stock options on December 31, 2007, the effective date of the “transition event” under his employment agreement.

(3)	Represents time-based stock options which vest over a five-year period, 20% of which vested on March 9, 2008, one year from the date of grant, and 20% of which vests on each of the next four anniversaries of the date of grant.

(4)	Represents performance-vested stock options that vest based on investment returns to the investment funds associated with the Principal Shareholders which invested in EDMC in connection with the Transaction.

(5)	Represents time-based stock options which vest over a five-year period, 20% of which vested on March 30, 2008, one year from the date of grant, and 20% of which vests on each of the next four anniversaries of the date of grant.

(6)	Represents time-based stock options which vest over a five-year period, 20% of which vested on June 1, 2007 and 20% of which vests on June 1 of the next four years.

(7)	Represents time-based stock options which vest over a five-year period, 20% of which vested on June 28, 2008, one year from the date of grant, and 20% of which vests on each of the next four anniversaries of the date of grant.

Option Exercises and Stock Vested

None of the Named Executive Officers exercised any stock options during fiscal 2008.

Pension Benefits

None of the Named Executive Officers receive pension benefits.

Nonqualified Deferred Compensation

The following table sets forth the nonqualified deferred compensation received by the Named Executive Officers during fiscal 2008.

	Executive	Registrant	Aggregate
	Contributions	Contributions	Earnings	Aggregate	Aggregate
	in Fiscal	in Fiscal	in Fiscal	Withdrawals/	Balance at
	2008	2008*	2008	Distributions	6/30/08

John R. McKernan, Jr.	$94,236	$57,355	$(46,189)	—	$756,120
Todd S. Nelson	—	—	—	—	—
Edward H. West	—	45,055	(3,641)	—	41,414
John M. Mazzoni	2,704	20,167	(2,957)	—	133,859
Stephen J. Weiss	—	23,912	(2,223)	—	49,013

*	The amounts in this column are reported as compensation in the All Other Compensation column of the Summary Compensation Table.

We have a nonqualified deferred compensation plan for key executives, officers and certain other employees to allow compensation deferrals in addition to the amounts that may be deferred under the 401(k) plan. Participants in the deferred compensation plan may defer up to 100% of their annual cash compensation. While we do not match any portion of a participant’s contribution to the deferred compensation plan, participants who do not receive the full employer match on their contribution to the 401(k) plan due to Internal Revenue Code limitations on individual contributions to the 401(k) plan may have the matching contribution they would have received absent the Internal Revenue Code limitation contributed to the deferred compensation plan on their behalf. We currently match 100% of employee contributions to the 401(k) plan for up to 3% of compensation and 50% of employee contributions between 4% and 6% of compensation. The investment options available in the deferred compensation plan are similar to those offered in the 401(k) plan, except that one managed investment fund available to participants in the 401(k) plan is not an investment option for the deferred compensation plan. Plan benefits are paid from our assets.

Potential Payments Upon Termination or Change-in-Control

This section describes payments that may be made to the Company’s Named Executive Officers upon several events of termination, including termination in connection with a change of control, assuming the termination event occurred on June 30, 2008 (except as otherwise noted). All payments to an executive described below are conditioned on the executive’s execution, delivery and non-revocation of a valid and enforceable general release of claims.

We may terminate the employment agreements with each of the Named Executive Officers with or without cause and the executive may resign in each case, other than a termination for cause, upon 30 days’ advance written notice to the other party. Upon an eligible termination for any reason, the executive will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If the executive is terminated for cause or if the executive terminates his employment other than for good reason, any annual bonus earned will be forfeited.

The term “good reason” for each executive employment agreement is described above under “Employment Agreements”.

The term “change in control” for each executive employment generally means a transaction or occurrence immediately following which the Principal Shareholders, in the aggregate, cease to beneficially own securities of the Company representing a majority of the outstanding voting power entitled generally to vote for the election of directors.

The term “cause” under each executive employment agreement generally means that the executive has engaged in any of a list of specified activities, including any of the following:

•	the willful failure to use best efforts to perform the executive’s employment duties;

•	the indictment for, conviction of or guilty plea to any felony or a misdemeanor involving moral turpitude;

•	gross negligence causing harm to the Company or willful and material misconduct or breach of fiduciary duty; or

•	the willful breach of certain restrictive covenants or written policies.

Other material terms of the employment agreements with the Named Executive Officers addressing payments upon termination or a change of control are as follows:

John R. McKernan, Jr.

If Mr. McKernan is terminated during his term other than for cause, or if Mr. McKernan terminates his employment for good reason, Mr. McKernan is entitled to a lump sum severance payment of (i) one and one-half times (or three times if the date of termination is within the first two-year period of the agreement, or if it is in anticipation of or within two years following a change in control) the sum of Mr. McKernan’s base salary plus the target annual bonus and (ii) a pro-rated annual bonus based on his target annual bonus.

In addition, the McKernan Agreement will terminate prior to its scheduled expiration date in the event of death or disability. In the event of Mr. McKernan’s death during the employment term, we will continue to pay any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements in addition to a pro-rated annual bonus payment based on his target annual bonus for the year of such termination.

Todd S. Nelson

If Mr. Nelson is terminated by the Company other than for cause, or if Mr. Nelson terminates his employment with good reason, Mr. Nelson is entitled to a lump sum severance payment equal to (i) 1.5 times (or three times if the termination is in anticipation of or within two years after a change in control) the sum of his annual base salary plus his target annual bonus, and (ii) a pro-rated annual bonus based on his target annual bonus. Mr. Nelson is also entitled to reimbursement for COBRA premiums in the amount of COBRA premiums charged to Mr. Nelson minus the amount charged to actively employed senior executives for like coverage not to exceed 18 months.

In addition, the Nelson Agreement will terminate prior to its scheduled expiration date in the event of Mr. Nelson’s death or disability. In the event of his death or disability during the employment term, the Company will pay Mr. Nelson or his estate, as applicable, in addition to any accrued unpaid amounts, his pro-rated annual bonus for the year of such termination.

Edward H. West

If Mr. West is terminated by the Company other than for cause, or if Mr. West terminates his employment with good reason, then Mr. West is entitled to a lump sum severance payment of (i) one and one-half times (or two times if the date of termination is in anticipation of or within two years following a change in control) the sum of Mr. West’s base salary plus the target annual bonus, and (ii) a pro-rated annual bonus based on his target annual bonus. Mr. West is also entitled to reimbursement for COBRA premiums, in the amount of COBRA premium charged to Mr. West minus the amount charged to actively employed senior executives for like coverage not to exceed 18 months.

In addition, the West Agreement will terminate prior to its scheduled expiration date in the event of death or disability. In the event of Mr. West’s death during the employment term, we will continue to pay any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements in addition to a pro-rated annual bonus payment based on his target annual bonus for the year of such termination.

Agreements with Messrs. Mazzoni and Weiss

If either of Messrs. Mazzoni or Weiss is terminated by the Company other than for cause, or one of these executives terminates his employment with good reason, then the executive is entitled to severance payment of (i) one times for Mr. Mazzoni and one and one-half times for Mr. Weiss (or two times for both executives if the termination is in anticipation of or within two years following a change in control) the sum of the executive’s base salary plus the target annual bonus, and (ii) a pro-rated annual bonus based on his target annual bonus. Severance payments are made on a monthly basis except in the event of a termination in anticipation of or within two years following a change of control, in which case the payment will be made in a lump sum. Each executive is also entitled to continuation of welfare benefits minus the amount charged to actively employed senior executives for like coverage not to exceed 18 months.

In addition, the employment agreements with Messrs. Mazzoni or Weiss will terminate prior to its scheduled expiration date in the event of death or disability. In the event of the executive’s death during the employment term, we will continue to pay to the executive’s designee or his estate the executive’s base salary and pro rata target annual bonus for a period of six months in addition to a pro-rated annual bonus payment based on his target annual bonus for the year of such termination. In the event of the executive’s disability, the employment agreement will not terminate until the anniversary date of the agreement next following the date that the executive is determined to be disabled. For the period from the date the executive is determined to be disabled through the earlier of the next anniversary date of the date of the employment agreement or the date of the executive’s death, we will continue to provide the executive all compensation and benefits provided for under the agreement, provided that our obligation to pay the executive’s base salary will be reduced by the amounts paid to the executive under any long-term disability insurance plan and our total annual obligation pay the executive’s base salary will not exceed two-thirds of the executive’s base salary.

Table of Benefits Upon Termination Events

The following tables show potential payments to the Named Executive Officers upon termination of employment assuming a June 30, 2008 termination date. In connection with the amounts shown in the table, stock option benefit amounts for each option as to which vesting will be accelerated upon the occurrence of the termination event is equal to the product of the number of shares underlying the option multiplied by the difference between the exercise price per share of the option and the estimated fair market value of the stock on June 30, 2008 established by a contemporaneous private transaction in EDMC common stock.

John R. McKernan, Jr.

				Change in
	Without Cause		For Cause or	Control or
	or for Good		Without Good	Sale of
	Reason		Reason	Business(1)		Disability	Death

Compensation:
Base Salary and Target Bonus	$1,372,800	(2)	$—	$2,745,600	(3)	$—	$—
Target Bonus in Year of Termination	572,000		—	572,000		572,000	572,000
Stock Options(4)	4,852,447		2,964,203	5,717,892		2,964,203	2,964,203
Benefits and Perquisites:
Health and Welfare Benefits	—		—	—		—	—
Outplacement Services	—		—	—		—	—
Life Insurance Proceeds(5)	—		—	—		—	500,000
Disability Benefits(6)	—		—	—			—
Accrued Vacation Pay	22,440		22,440	22,440		22,440	22,440
Excise Tax and Gross-Up	—		—	—		—	—

Total:	$6,819,687		$2,986,643	$9,057,932		$3,558,643	$4,058,643

(1)	If a sale of a business occurs and the executive’s employment agreement is not assumed, then his termination is considered a resignation for good reason. If, however, a sale of a business occurs and the executive’s employment agreement is assumed but he chooses to terminate his employment, then the executive’s termination is considered a resignation without good reason. For purposes of the table, we have assumed that the executive is terminated without cause or terminates his employment for good reason after the occurrence of a change in control.

(2)	Consists of 1.5 times the sum of (i) base salary at June 30, 2008, and (ii) fiscal 2008 target incentive bonus.

(3)	Consists of three times the sum of (i) base salary at June 30, 2008, and (ii) fiscal 2008 target incentive bonus.

(4)	Assumes fair market value of $96.00 per share. The executive’s time-vested stock options become fully vested upon a change in control of EDMC. In the event that Mr. McKernan is terminated other than for cause or terminates his employment for good reason, his time-vested stock options will continue to vest for an additional 24 months. In the event that the executive is terminated for cause, the executive’s right to exercise his stock options terminates upon the effectiveness of the termination while the executive may exercise any vested stock options during the 30-day period following termination of employment by the executive without good reason. For purposes of the table, we have assumed that the executive exercises his vested stock options prior to a termination for cause or within 30 days after a termination by the executive without good reason. Amount does not include any vesting of performance-vested stock options because the minimum vesting of such options requires a return of at least twice the initial investment in EDMC by the Principal

Shareholders in connection with the Transaction. Does not include the impact of any repurchase rights held by EDMC upon exercise of the stock options under EDMC’s Amended and Restated Shareholders Agreement.

(5)	Amount equals the proceeds payable upon the executive’s death under the Company’s group term life insurance policy which covers all employees. Does not include the proceeds of any supplemental life insurance purchased by the executive.

(6)	The Company does not provide a disability policy for employees. Does not include any disability benefits which the executive may be eligible for under a policy paid for by the executive.

Todd S. Nelson

				Change in
	Without Cause		For Cause or	Control or
	or for Good		Without Good	Sale of
	Reason		Reason	Business(1)		Disability	Death

Compensation:
Base Salary and Target Bonus	$1,930,500	(2)	$—	$3,861,000	(3)	$—	$—
Target Bonus in Year of Termination	715,000		—	715,000		715,000	715,000
Stock Options(4)	7,554,685		2,518,228	12,591,141		2,518,228	2,518,228
Benefits and Perquisites:
Health and Welfare Benefits(5)	12,478		—	12,478		—	—
Outplacement Services	—		—	—		—	—
Life Insurance Proceeds(6)	—		—	—		—	500,000
Disability Benefits(7)	—		—			—	—
Accrued Vacation Pay	22,000		22,000	22,000		22,000	22,000
Excise Tax and Gross-Up	—		—	—		—	—

Total:	$10,234,663		$2,540,228	$17,201,619		$3,255,228	$3,755,228

(1)	If a sale of a business occurs and the executive’s employment agreement is not assumed, then his termination is considered a resignation for good reason. If, however, a sale of a business occurs and the executive’s employment agreement is assumed but he chooses to terminate his employment, then the executive’s termination is considered a resignation without good reason. For purposes of the table, we have assumed that the executive is terminated without cause or terminates his employment for good reason after the occurrence of a change in control.

(2)	Consists of 1.5 times the sum of (i) fiscal 2008 base salary of $572,000 and (ii) fiscal 2008 target incentive bonus of $715,000.

(3)	Consists of three times the sum of (i) fiscal 2008 base salary of $572,000 and (ii) fiscal 2008 target incentive bonus of $715,000.

(4)	Assumes fair market value of $96.00 per share. The executive’s time-vested stock options become fully vested upon a change in control of EDMC. In the event that Mr. Nelson is terminated other than for cause or terminates his employment for good reason, an additional 20% of his time-vested stock options will vest on each of the next two anniversaries of the date of grant. In the event that the executive is terminated for cause, the executive’s right to exercise his stock options terminates upon the effectiveness of the termination while the executive may exercise any vested stock options during the 30-day period following termination of employment by the executive without good reason. For purposes of the table, we have assumed that the executive exercises his vested stock options prior to a termination for cause or within 30 days after a termination by the executive without good reason. Amount does not include any vesting of performance vested stock options because the minimum vesting of such options requires a return of at least twice the initial investment in EDMC by the Principal Shareholders in connection with the Transaction. Does not include the impact of any repurchase rights held by EDMC upon exercise of the stock options under EDMC’s Amended and Restated Shareholders Agreement.

(5)	Amount equals the Company’s estimated expense of providing the executive with COBRA health insurance benefits for 18 months after termination.

(6)	Amount equals the proceeds payable upon the executive’s death under the Company’s group term life insurance policy which covers all employees. Does not include the proceeds of any supplemental life insurance purchased by the executive.

(7)	The Company does not provide a disability policy for employees. Does not include any disability benefits which the executive may be eligible for under a policy paid for by the executive.

Edward H. West

				Change in
	Without Cause		For Cause or	Control or
	or for Good		Without Good	Sale of
	Reason		Reason	Business(1)		Disability	Death

Compensation:
Base Salary and Target Bonus	$1,579,500	(2)	$—	$2,106,000	(3)	$—	$—
Target Bonus in Year of Termination	585,500		—	585,500		585,500	585,500
Stock Options(4)	2,739,574		1,332,840	3,516,834		1,332,840	1,332,840
Benefits and Perquisites:
Health and Welfare Benefits(5)	13,086		—	13,086		—	—
Outplacement Services	—		—	—		—	—
Life Insurance Proceeds(6)	—		—	—		—	500,000
Disability Benefits(7)			—				—
Accrued Vacation Pay	19,800		19,800	19,800		19,800	19,800
Excise Tax and Gross-Up	—		—	—		—	—

Total:	$4,937,460		$1,352,640	$6,241,220		$1,938,140	$2,438,140

(1)	If a sale of a business occurs and the executive’s employment agreement is not assumed, then his termination is considered a resignation for good reason. If, however, a sale of a business occurs and the executive’s employment agreement is assumed but he chooses to terminate his employment, then the executive’s termination is considered a resignation without good reason. For purposes of the table, we have assumed that the executive is terminated without cause or terminates his employment for good reason after the occurrence of a change in control.

(2)	Consists of 1.5 times the sum of (i) fiscal 2008 base salary of $468,000 and (ii) fiscal 2008 target incentive bonus of $585,000.

(3)	Consists of two times the sum of (i) fiscal 2008 base salary of $468,000 and (ii) fiscal 2008 target incentive bonus of $585,000.

(4)	Assumes fair market value of $96.00 per share. The executive’s time-vested stock options become fully vested upon a change in control of EDMC. In the event that Mr. West is terminated other than for cause or terminates his employment for good reason, an additional 20% of his time-vested stock options will vest on each of the next two anniversaries of the date of grant. In the event that the executive is terminated for cause, the executive’s right to exercise his stock options terminates upon the effectiveness of the termination while the executive may exercise any vested stock options during the 30-day period following termination of employment by the executive without good reason. For purposes of the table, we have assumed that the executive exercises his vested stock options prior to a termination for cause or within 30 days after a termination by the executive without good reason. Amount does not include any vesting of performance-vested stock options because the minimum vesting of such options requires a return of at least twice the initial investment in EDMC by the Principal Shareholders in connection with the Transaction. Does not include the impact of any repurchase rights held by EDMC upon exercise of the stock options under EDMC’s Amended and Restated Shareholders Agreement.

(5)	Amount equals the Company’s estimated expense of providing the executive with COBRA health insurance benefits for 18 months after termination.

(6)	Amount equals the proceeds payable upon the executive’s death under the Company’s group term life insurance policy which covers all employees. Does not include the proceeds of any supplemental life insurance purchased by the executive.

(7)	The Company does not provide a disability policy for employees. Does not include any disability benefits which the executive may be eligible for under a policy paid for by the executive.

John M. Mazzoni

				Change in
	Without Cause		For Cause or	Control or
	or for Good		Without Good	Sale of
	Reason		Reason	Business(1)		Disability		Death

Compensation:
Base Salary and Target Bonus	$592,800	(2)	$—	$1,185,600	(3)	$208,000	(4)	$156,000	(5)
Target Bonus in Year of Termination	280,800		—	280,800		280,800	(6)	181,521	(7)
Stock Options(8)	985,056		644,788	1,701,340		644,788		644,788
Benefits and Perquisites:
Health and Welfare Benefits(9)	8,724		—	8,724		8,724		—
Outplacement Services(10)	25,000		—	25,000		—		—
Life Insurance Proceeds(11)	—		—	—		—		500,000
Disability Benefits(12)	—		—	—		—		—
Accrued Vacation Pay	4,200		4,200	4,200		4,200		4,200
Excise Tax and Gross-Up	—		—	—		—		—

Total:	$1,896,580		$648,988	$3,205,664		$1,146,512		$1,486,509

(1)	If a sale of a business occurs and the executive’s employment agreement is not assumed, then his termination is considered a resignation for good reason. If, however, a sale of a business occurs and the executive’s employment agreement is assumed but he chooses to terminate his employment, then the executive’s termination is considered a resignation without good reason. For purposes of the table, we have assumed that the executive is terminated without cause or terminates his employment for good reason after the occurrence of a change in control.

(2)	Consists of the sum of (i) fiscal 2008 base salary of $312,000 and (ii) fiscal 2008 target incentive bonus of $280,800.

(3)	Consists of two times the sum of (i) fiscal 2008 base salary of $312,000 and (ii) fiscal 2008 target incentive bonus of $280,800.

(4)	Equals two-thirds of the executive’s base salary for fiscal 2008.

(5)	Equals one-half of the executive’s fiscal 2008 base salary.

(6)	Equals the executive’s fiscal 2008 target incentive bonus.

(7)	Equals one-half of the executive’s fiscal 2007 actual incentive bonus.

(8)	Assumes fair market value of $96.00 per share. The executive’s time-vested stock options become fully vested upon a change in control of EDMC. In the event that Mr. Mazzoni is terminated other than for cause or terminates his employment for good reason, an additional 20% of his time-vested stock options will vest on the next anniversary of the date of grant. In the event that the executive is terminated for cause, the executive’s right to exercise his stock options terminates upon the effectiveness of the termination while the executive may exercise any vested stock options during the 30-day period following termination of employment by the executive without good reason. For purposes of the table, we have assumed that the executive exercises his vested stock options prior to a termination for cause or within 30 days after a termination by the executive without good reason. Amount does not include any vesting of performance-vested stock options because the minimum vesting of such options requires a return of at least twice the initial investment in EDMC by the Principal Shareholders in connection with the Transaction. Does not include the impact of any repurchase rights held by EDMC upon exercise of the stock options under EDMC’s Amended and Restated Shareholders Agreement.

(9)	Amount equals the Company’s estimated expense of providing the executive with health and welfare benefits for twelve months after termination.

(10)	Amount equals the Company’s estimated expense of providing the executive with outplacement services upon termination. The executive may elect to receive a lump sum payment from the Company in lieu of receiving outplacement services.

(11)	Amount equals the proceeds payable upon the executive’s death under the Company’s group term life insurance policy which covers all employees. Does not include the proceeds of any supplemental life insurance purchased by the executive.

(12)	The Company does not provide a disability policy for employees. Does not include any disability benefits which the executive may be eligible for under a policy paid for by the executive.

Stephen J. Weiss

	Without Cause		For Cause	Change in
	or For		or Without	Control or Sale
	Good Reason		Good Reason	of Business(1)		Disability		Death

Compensation:
Base Salary and Target Bonus	$936,000	(2)	$—	$1,248,000	(3)	$208,000	(4)	$156,000	(5)
Target Bonus in Year of Termination	312,000		—	312,000		312,000	(6)	225,000	(7)
Stock Options(8)	1,313,896		860,038	2,269,292		860,038		860,038
Benefits and Perquisites:
Health and Welfare Benefits(9)	12,264		—	12,264		12,264		—
Outplacement Services(10)	25,000		—	25,000		—		—
Life Insurance Proceeds(11)	—		—	—		—		500,000
Disability Benefits(12)	—		—	—		—		—
Accrued Vacation Pay	15,600		15,600	15,600		15,600		15,600
Excise Tax and Gross-Up	—		—	—		—		—

Total:	$2,614,760		$875,638	$3,882,156		$1,407,902		$1,756,638

(1)	If a sale of a business occurs and the executive’s employment agreement is not assumed, then his termination is considered a resignation for good reason. If, however, a sale of a business occurs and the executive’s employment agreement is assumed but he chooses to terminate his employment, then the executive’s termination is considered a resignation without good reason. For purposes of the table, we have assumed that the executive is terminated without cause or terminates his employment for good reason after the occurrence of a change in control.

(2)	Consists of 1.5 times the sum of (i) fiscal 2008 base salary of $312,000 and (ii) fiscal 2008 target incentive bonus of $312,000.

(3)	Consists of two times the sum of (i) fiscal 2008 base salary of $312,000 and (ii) fiscal 2008 target incentive bonus of $312,000.

(4)	Equals two-thirds of the executive’s base salary for fiscal 2008.

(5)	Equals one-half of the executive’s fiscal 2008 base salary.

(6)	Equals the executive’s fiscal 2008 target incentive bonus.

(7)	Equals one-half of the executive’s fiscal 2007 actual incentive bonus.

(8)	Assumes fair market value of $96.00 per share. The executive’s time-vested stock options become fully vested upon a change in control of EDMC. In the event that Mr. Weiss is terminated other than for cause or terminates his employment for good reason, an additional 20% of his time-vested stock options will vest on the next anniversary of the date of grant. In the event that the executive is terminated for cause, the executive’s right to exercise his stock options terminates upon the effectiveness of the termination while the executive may exercise any vested stock options during the 30-day period following termination of employment by the executive without good reason. For purposes of the table, we have assumed that the executive exercises his vested stock options prior to a termination for cause or within 30-days after a termination by the executive without good reason. Amount does not include any vesting of performance-vested stock options because the minimum vesting of such options requires a return of at least twice the initial investment in EDMC by the Principal Shareholders in connection with the Transaction. Does not include the impact of any repurchase rights held by EDMC upon exercise of the stock options under EDMC’s Amended and Restated Shareholders Agreement.

(9)	Amount equals the Company’s estimated expense of providing the executive with health and welfare benefits for twelve months after termination.

(10)	Amount equals the Company’s estimated expense of providing the executive with outplacement services upon termination. The executive may elect to receive a lump sum payment from the Company in lieu of receiving outplacement services.

(11)	Amount equals the proceeds payable upon the executive’s death under the Company’s group term life insurance policy which covers all employees. Does not include the proceeds of any supplemental life insurance purchased by the executive.

(12)	The Company does not provide a disability policy for employees. Does not include any disability benefits which the executive may be eligible for under a policy paid for by the executive.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

All of the outstanding equity interests of Education Management LLC are owned by Education Management Holdings LLC. The following table presents information regarding the beneficial ownership of the equity securities of Education Management Corporation, parent of Education Management Holdings LLC, as of October 31, 2008 by each person who is known by us to beneficially own more than 5% of the equity securities of Education Management Corporation, by each of our directors, by each of the Named Executive Officers, and by all of our directors and executive officers as a group.

		Percentage of
Name and Address of	Number of	Outstanding
Beneficial Owner(1)	Shares Owned	Shares Owned

Providence Equity Funds(2)	9,130,608	34.1
GS Limited Partnerships(3)(4)	9,130,608	34.1
GS EDMC Investors, LP(4)	1,600,000	8.3
GS Private Equity Partners Funds(5)	1,400,000	5.2
Leeds Equity Partners(6)	2,213,417	8.3
Adrian M. Jones(4)(5)	9,130,608	34.1
Jeffrey T. Leeds(6)	2,213,417	8.3
John M. Mazzoni(7)	22,233	*
John R. McKernan, Jr.(8)	132,991	*
Leo F. Mullin	10,000	*
Todd S. Nelson(9)	243,238	1.0
Paul J. Salem(2)	9,130,608	34.1
Stephen J. Weiss(10)	28,984	*
Edward H. West(11)	39,421	*
Peter O. Wilde(2)	9,130,608	34.1
All executive officers and directors as a group (17 persons)(12)	21,037,948	78.6

*	Less than 1%.

(1)	The address of each listed shareholder, unless otherwise noted, is c/o Education Management Corporation, 210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222.

(2)	Consists of (i) 7,223,947 shares of common stock held by Providence Equity Partners V L.P. (“PEP V”), whose general partner is Providence Equity GP V L.P., whose general partner is Providence Equity Partners V L.L.C. (“PEP V LLC”); (ii) 1,141,053 shares of common stock held by Providence Equity Partners V-A L.P. (“PEP V-A”), whose general partner is Providence Equity GP V L.P., whose general partner is PEP V LLC; (iii) 598,071 shares of common stock held by Providence Equity Partners IV L.P. (“PEP IV”), whose general partner is Providence Equity GP IV L.P., whose general partner is Providence Equity Partners IV L.L.C. (“PEP IV LLC”), (iv) 1,929 shares of common stock held by Providence Equity Operating Partners IV L.P. (“PEOP IV”) whose general partner is Providence Equity GP IV L.P., whose general partner is PEP IV LLC, and (v) 165,608 shares of common stock owned by PEP EDMC L.L.C. (collectively with PEOP IV, PEP IV, PEP V and PEP V-A, the “Providence Equity Funds”). PEP V LLC may be deemed to share beneficial ownership of the shares owned by PEP V and PEP V-A. PEP V LLC disclaims this beneficial ownership. PEP IV LLC may be deemed to share the beneficial ownership of PEP IV and PEOP IV. PEP IV LLC disclaims this beneficial ownership. Mr. Salem is a member of PEP V LLC and PEP IV LLC and may also be deemed to possess indirect beneficial ownership of the securities owned by the Providence Equity Funds, but disclaims such beneficial ownership. PEP EDMC L.L.C. may be deemed to share beneficial ownership with PEP V, PEP V-A, PEP IV and PEOP IV. PEP EDMC L.L.C. disclaims this beneficial ownership. Mr. Wilde is a limited partner of Providence Equity GP IV L.P. and Providence Equity Partners GP V L.P. and disclaims beneficial ownership of any securities owned by such limited partnerships. The address of Mr. Salem, Mr. Wilde and each of the entities listed in this footnote is c/o Providence Equity Partners Inc., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.

(3)	Consists of 4,720,611 shares owned by GS Capital Partners V Fund, L.P., 2,438,470 shares owned by GS Capital Partners Fund V Offshore Fund, L.P., 1,618,762 shares owned by GS Capital Partners V Institutional, L.P., 187,157 shares owned by GS Capital Partners V GmbH & Co. KG, and 165,608 shares owned by GSCP V EDMC Holdings, L.P. (collectively, the “Goldman Sachs Capital Partners Funds”).

(4)	The Goldman Sachs Group, Inc. and certain affiliates, including Goldman, Sachs & Co., may be deemed to directly or indirectly own the 10,730,608 shares of common stock which are collectively owned directly or indirectly by the Goldman Sachs Capital Partners Funds and GS EDMC Investors, LP, of which affiliates of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. are the general partner, managing limited partner or the managing partner. Goldman, Sachs & Co. is the investment manager for certain of the Goldman Sachs Capital Partner Funds and GS EDMC Investors, LP. Goldman, Sachs & Co. is a direct and indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the Goldman Sachs Capital Partner Funds and GS EDMC Investors, LP share voting power and investment power with certain of their respective affiliates. Adrian M. Jones is a managing director of Goldman, Sachs & Co. Each of Mr. Jones, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. disclaims beneficial ownership of the common shares owned directly or indirectly by the Goldman Sachs Capital Partners Funds and GS EDMC Investors, LP, except to the extent of their pecuniary interest therein, if any. The address of the Goldman Sachs Capital Partner Funds, The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and Mr. Jones is 85 Broad Street, 10th Floor, New York, New York 10004.

(5)	Consists of 427,926 shares owned by GS Private Equity Partners 2000, L.P., 150,626 shares owned by GS Private Equity Partners 2000 Offshore, L.P., 166,192 shares owned by GS Private Equity Partners 2000 — Direct Investment Fund, L.P., 59,656 shares owned by GS Private Equity Partners 2002, L.P., 229,774 shares owned by GS Private Equity Partners 2002 Offshore, L.P., 51,850 shares owned by GS Private Equity Partners 2002 — Direct Investment Fund, L.P., 26,380 shares owned by GS Private Equity Partners 2002 Employee Fund, L.P., 18,554 shares owned by GS Private Equity Partners 2004, L.P., 120,705 shares owned by GS Private Equity Partners 2004 Offshore, L.P., 34,596 shares owned by Multi-Strategy Holdings, LP, 83,372 shares owned by GS Private Equity Partners 2004 — Direct Investment Fund, L.P. and 30,369 shares owned by GS Private Equity Partners 2004 Employee Fund, L.P. (collectively, the “GS Private Equity Partners Funds”). The Goldman Sachs Group, Inc., and certain of its affiliates, including Goldman Sachs Asset Management, L.P., may be deemed to directly or indirectly own the shares of common stock which are owned by the GS Private Equity Partners Funds, of which affiliates of The Goldman Sachs Group, Inc. and Goldman Sachs Asset Management, L.P. are the general partner, managing limited partner or the managing partner. Goldman Sachs Asset Management, L.P. is the investment manager for certain of the GS Private Equity Partners Funds. Goldman Sachs Asset Management, L.P. is a direct and indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc., Goldman Sachs Asset Management, L.P. and the GS Private Equity Partners Funds share voting power and investment power with certain of their respective affiliates. Each of The Goldman Sachs Group, Inc. and Goldman Sachs Asset Management, L.P. disclaims beneficial ownership of the common shares owned directly or indirectly by the GS Private Equity Partners Funds except to the extent of their pecuniary interest therein, if any. The address of Goldman Sachs Asset Management, L.P. and the GS Private Equity Partner Funds is 32 Old Slip, 9th Floor, New York, New York 10004.

(6)	Shares are owned by Leeds Equity Partners IV, L.P., whose general partner is Leeds Equity Associates IV, L.L.C. Jeffrey T. Leeds, a Director of the Company, is the Managing Member of Leeds Equity Associates IV, L.L.C. The address of Leeds Equity Partners IV, L.P., Leeds Equity Associates IV, L.L.C. and Mr. Leeds is 350 Park Avenue, 23rd Floor, New York, New York 10022.

(7)	Includes 14,233 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(8)	Includes 72,991 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(9)	Includes 61,420 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(10)	Includes 18,984 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(11)	Includes 29,421 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(12)	Includes 222,496 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

EDMC sold 181,818 shares of common stock to Todd S. Nelson for $55.00 per share in March 2007 pursuant to the terms of Mr. Nelson’s employment agreement. In addition, in October of 2006 we sold the following shares of common stock to executive officers and a director at $50.00 per share pursuant to a voluntary executive common stock purchase plan: Joseph A. Charlson — 4,500 shares; John M. Mazzoni — 8,000 shares; Leo F. Mullin — 10,000 shares; Stacey R. Sauchuk — 5,000 shares; John T. South, III — 50,000 shares; and Stephen J. Weiss — 10,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sponsor Management Agreement

Upon completion of the Transaction, we entered into a Sponsor Management Agreement with affiliates of each of the Sponsors pursuant to which those affiliates of the Sponsors agreed to provide us with certain financial and strategic advisory services, including financial and structural analysis, due diligence investigations, advice regarding corporate strategy, debt and equity offerings, and acquisition strategy, and other advice related to these services.

Under the Sponsor Management Agreement, affiliates of the Sponsors receive an aggregate annual management fee equal to $5.0 million and reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with the provision of services pursuant to the Sponsor Management Agreement. In addition, affiliates of the Sponsors also received aggregate transaction fees and expenses of approximately $40.7 million in connection with services provided by those entities in connection with the Transaction. The Sponsor Management Agreement includes customary indemnification provisions in favor of these affiliates of the Sponsors and their respective affiliates and representatives.

Upon a change of control in our ownership or an initial public offering of common stock by EDMC that meets certain conditions, and in recognition of the facilitation of the change of control or public offering, these affiliates of the Sponsors are entitled to receive from us a single lump sum cash payment equal to the then-present value of all then-current and future management fees payable under the Sponsor Management Agreement, assuming a ten-year term, and calculated using discount rates equal to the yield on U.S. treasury securities with a maturity on or near the tenth anniversary of the closing date of the Transaction. Upon such an event, all of the provisions of the Sponsor Management Agreement will terminate, other than the provisions relating to indemnification. This payment is permitted under the agreements governing our senior secured credit facilities and the notes.

Outside of the Sponsor Management Agreement, affiliates of the Sponsors may receive compensation for providing investment banking or other financial advisory services in connection with actual or potential acquisitions, divestitures, financing or transactions involving us.

Historical Transactions with Management

Robert B. Knutson, our Chairman of the Board prior to the Transaction, was a limited partner, with no managerial authority, in Ocean World Associates Ltd. The Art Institute of Fort Lauderdale leases one of its buildings from Ocean World Associates Ltd. for approximately $1.9 million annually. In July 2005, Ocean World Associates Ltd. sold its interest in the building leased by The Art Institute of Fort Lauderdale.

Mr. Knutson and Albert Greenstone, a director emeritus prior to the Transaction, were limited partners, with no managerial authority, in AIPH Limited Partnership, which is the general partner of The Art Institute of Philadelphia Limited Partnership (the “Lessor”). The Art Institute of Philadelphia, a division of a wholly-owned subsidiary of EDMC, leases one of its buildings from the Lessor for approximately $720,000 annually. The Art Institute of Philadelphia is the greater partner of AIPH Limited Partnership and consolidates both AIPH Limited Partnership and the Lessor in its financial statements.

J. William Brooks, our former President and Chief Operating Officer, is married to Nancy Brooks, who we employed as Vice President of Marketing — Brown Mackie College. Ms. Brooks received compensation of $170,170 and $128,265 during fiscal 2005 and fiscal 2006, respectively, in connection with her employment. Ms. Brooks did not report to Mr. Brooks, and he was not responsible for determining her annual compensation or bonus.

Other Relationships

South University, which is a wholly-owned subsidiary of the Company, leases five of the buildings it occupies from two separate entities owned by John T. South, III, one of our executive officers. Total rental payments under these arrangements, which are included in educational services on our consolidated statements of income, were approximately $1.6 million for fiscal 2008, $1.6 million for fiscal 2007, $0.1 million for the Successor one-month period ended June 30, 2006 and $1.4 million for the Predecessor 11-month period ended May 31, 2006.

We license student information system software from Campus Management Corp. In February 2008, investment funds associated with Leeds Equity Partners purchased Campus Management Corp. Jeffrey Leeds serves on our Board of Directors and as President of Leeds Equity Partners. During fiscal 2008, we paid licensing, maintenance and consulting fees to Campus Management Corp. of approximately $4.5 million.

During fiscal 2007, we purchased through a relocation company a house owned by Edward H. West, one of our executive officers, for approximately $2.5 million pursuant to our employee relocation policy. The house was sold by the relocation company after year-end for net proceeds to us of approximately $2.3 million.

In June 2006, we entered into a five-year interest rate swap agreement in the amount of $375.0 million with an affiliate of Goldman Sachs Capital Partners, one of the Sponsors. The terms of the interest rate swap agreement are described in Note 10 to the accompanying audited consolidated financial statements. In February 2007, we paid $425,000 to an affiliate of Goldman Sachs Capital Partners in connection with investment banking services provided to us when we amended and restated our senior secured loan facilities. The beneficial stock ownership of Goldman Sachs Capital Partners in EDMC is described in “Security Ownership of Certain Beneficial Owners and Management”. Adrian M. Jones and Leo F. Mullin are appointees of Goldman Sachs Capital Partners on our Board of Directors under the terms of our existing shareholders agreement.

Expense Reimbursement to the Sponsors

We have reimbursed the Sponsors for certain travel-related expenses of their employees in connection with meetings of our Board of Directors and other meetings related to the management and monitoring of our business by the Sponsors. Since the completion of the Transaction, we have paid approximately $0.3 million in aggregate total expense reimbursements to the Sponsors.

DESCRIPTION OF OTHER INDEBTEDNESS

Overview

As of September 30, 2008, we had $2,078.2 million in aggregate indebtedness outstanding, with $192.9 million included in current liabilities. This indebtedness was incurred primarily to finance the Transaction and to pay related expenses. We had an additional $39.8 million of unutilized capacity outstanding under our revolving credit facility after giving effect to amounts already drawn and $102.7 million of letters of credit at September 30, 2008. Our liquidity requirements are significant and include debt service and capital expenditures, as further described below.

We benefit from investments with attractive returns on capital and favorable working capital balances due to advance payment of tuition and fees. We generated cash flows from operations of $108.5 million and $185.0 million in the three months ended September 30, 2008 and 2007, respectively. Our obligation to make principal and interest payments on the indebtedness incurred in June 2006 in connection with the Transaction has not negatively impacted our ability to make investments in numerous areas of our business, including marketing and admissions, new and expanded campuses, online education and infrastructure necessary to support future enrollment growth and enhance the student experience. However, our $1,185.0 million term loan facility matures on June 1, 2013. Additionally, our senior notes mature on June 1, 2014, and our senior subordinated notes mature on June 1, 2016. Our ability to make scheduled payments on our indebtedness, or to refinance our obligations under our debt agreements on acceptable terms, if at all, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to the financial and business risk factors described in this prospectus, many of which are beyond our control. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay the opening of new schools, acquisitions or capital expenditures, sell assets, seek to obtain additional equity capital or restructure our indebtedness.

Senior Secured Credit Facilities

Overview.  In connection with the Transaction, we entered into senior secured credit facilities consisting of a $1,185.0 million term loan facility and a $300.0 million revolving credit facility. The revolving credit facility was increased to $322.5 million in February 2008. The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swing line loans.

Interest Rate and Fees.  Borrowings under the senior secured credit facilities bear interest at a rate equal to LIBOR plus an applicable margin or, at our option, an applicable margin plus an alternative base rate determined by reference to the higher of (x) the prime rate as published in The Wall Street Journal or (y) the federal funds rate plus 1/2 of 1.0%. The initial applicable margin for borrowings under the revolving credit facility was 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings and, under the term loan facility, 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings. The applicable margin for borrowings under the senior secured credit facilities has been reduced subject to our attainment of certain leverage ratios, as discussed below.

In February 2007, we amended and restated our term loan facility to decrease the interest rate on the outstanding indebtedness to LIBOR plus an applicable margin spread of 2.0% over LIBOR plus an applicable margin spread of 2.5%. The amendment and restatement of the term loan facility was accounted for under Emerging Issues Task Force 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”, under which the old and new debt agreements were not considered “substantially different”.

The applicable margin spread was further reduced to 1.75% on May 18, 2007 as a result of our leverage ratio falling below 5.5x as of March 31, 2007. The interest rate, including applicable margin, on the term loan facility was 5.56% at September 30, 2008. As of September 30, 2008, we had aggregate outstanding borrowings of $1,315.7 million under our senior secured credit facilities.

In February 2008, we increased our revolving credit facility by $22.5 million to $322.5 million through increased bank participation. There were no amendments to the existing credit agreement, and no loan fees paid in connection with this increase. We utilize interest rate swap agreements, which are contractual agreements to exchange payments based on underlying interest rates, to manage the variable rate portion of our term debt. On June 6, 2006, we entered into two five-year interest rate swap agreements for a total notional amount of $750 million in order to hedge a portion of our exposure to variable interest payments associated with the senior secured credit facilities. The interest rate swaps are for $375.0 million effective July 1, 2006 and $375.0 million effective July 3, 2006. Under the terms of the interest rate swaps, we receive payments based on variable interest rates based on the three month LIBOR and make payments based on a fixed rate of 5.397%.

In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate was 0.50% per annum, which was reduced to 0.375% in May 2008 due to our attaining certain leverage ratios. We also must pay customary letter of credit fees.

Payments.  We are required to pay installments on the loans under the term loan facility in quarterly principal amounts of $3.0 million equal to 0.25% of their initial total funded principal amount calculated as of the closing date through April 1, 2013, with the remaining amount payable on June 1, 2013. We estimate that the June 1, 2013 payment would be $1,082.4 million, assuming that we do not make any prepayments before then.

We may be required to make additional principal payments based on excess cash flows generated for the preceding fiscal year, as defined in the senior secured term loan agreement. We made such a prepayment of $22.6 million with respect to cash generated during fiscal 2007 in the second quarter of fiscal 2008, which was included in current liabilities on our June 30, 2007 balance sheet. We were not required to make a payment in fiscal 2009 related to fiscal 2008; however we cannot estimate the additional principal amounts, if any, that we may be required to pay after fiscal 2009.

Principal amounts outstanding under the revolving credit facility are due and payable in full on June 1, 2012.

Certain Covenants and Events of Default.  The credit agreement governing the senior secured credit facilities contains a number of covenants that, among other things, restrict, subject to certain exceptions, our subsidiaries’ ability to:

•	incur additional indebtedness;

•	make capital expenditures;

•	create liens on assets;

•	engage in mergers or consolidations;

•	sell assets;

•	pay dividends and distributions or repurchase the capital stock of Education Management LLC;

•	make investments, loans or advances;

•	repay subordinated indebtedness (including the senior subordinated notes);

•	amend agreements governing our subordinated indebtedness (including the senior subordinated notes) and our constitutive documents;

•	change the nature of our business; and

•	change the status of Education Management Holdings LLC as a passive holding company.

In addition, the credit agreement governing the senior secured credit facilities requires us to maintain a maximum total leverage ratio and a minimum interest coverage ratio within specified ranges.

The credit agreement governing the senior secured credit facilities also contains certain customary affirmative covenants and events of default. The credit agreement also has a cross-default provision to debt with a principal amount of greater than $50 million, which would cause the term loan to be prepaid or redeemed.

DESCRIPTION OF NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, the term “Company” refers to Education Management LLC and not any of its Affiliates. “EM Finance” and “Co-Issuer” refer only to Education Management Finance Corp. and not any of its Affiliates, and “Issuers” refers to both of them.

The Issuers are jointly and severally liable for all obligations under the Notes. EM Finance is a Wholly-Owned Subsidiary of the Company that was incorporated in Delaware as a special purpose finance subsidiary to facilitate the offering of the outstanding Notes and other debt securities of the Company. The Company believes that some prospective purchasers of the Notes may be restricted in their ability to purchase debt securities of partnerships or LLCs such as the Company unless the securities are jointly issued by a corporation. EM Finance will not have any substantial operations or assets and will not have any revenues. Accordingly, you should not expect the Company to participate in servicing the principal and interest obligations on the Notes.

The Issuers issued $375.0 million aggregate principal amount of 8 3/4% senior notes due 2014 (the “Existing Senior Notes”) and $385.0 million aggregate principal amount of 10 1/4% senior subordinated notes due 2016 (the “Existing Senior Subordinated Notes” and together with the Senior Notes, the “Existing Notes”). We offered to exchange the Existing Senior Notes for identical principal amounts of exchange senior notes (the “Exchange Senior Notes,” and together with the Existing Senior Notes, the “Senior Notes”) and offered to exchange the Existing Senior Subordinated Notes for identical principal amounts of exchange senior subordinated notes due 2016 (the “Exchange Senior Subordinated Notes,” and together with the Existing Senior Subordinated Notes, the “Senior Subordinated Notes”). The Existing Senior Notes and the Exchange Senior Notes were issued under an Indenture dated June 1, 2006 (the “Senior Indenture”) among the Issuers, the Guarantors and The Bank of New York, as trustee (the “Trustee”). The Existing Senior Subordinated Notes and the Exchange Senior Subordinated Notes were issued under an Indenture dated June 1, 2006 (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) among the Issuers, the Guarantors and the Trustee. The outstanding Existing Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. See “Notice to Investors.” The terms of the outstanding Notes include those stated in the Indentures and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indentures, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indentures because they, not this description, define your rights as Holders of the Notes. You may request copies of the Indentures at our address set forth under the heading “Prospectus Summary.”

Brief Description of Senior Notes

The Senior Notes are:

•	unsecured senior obligations of the Issuers;

•	pari passu in right of payment with or senior to all other Indebtedness of the Issuers (including borrowings under the Senior Credit Facilities);

•	effectively subordinated to all secured Indebtedness of the Issuers (including borrowings under the Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness, and to all liabilities of non-guarantor subsidiaries of the Issuers;

•	senior in right of payment to any existing and future Subordinated Indebtedness (as defined with respect to the Senior Notes) of the Issuers, including the Senior Subordinated Notes;

•	initially guaranteed on an unsecured senior basis by all of the Company’s existing and future direct and indirect domestic Restricted Subsidiaries, other than any subsidiary that directly owns or operates a school or has been formed for such purpose and has no material assets; and

•	entitled to registration rights pursuant to a Registration Rights Agreement.

Brief Description of Senior Subordinated Notes

The Senior Subordinated Notes are:

•	unsecured senior subordinated obligations of the Issuers;

•	subordinated in right of payment to all existing and future Senior Indebtedness of the Issuers (including borrowings under the Senior Credit Facilities and the Senior Notes);

•	effectively subordinated to all secured Indebtedness of the Issuers (including borrowings under the Senior Credit Facilities), to the extent of the value of the assets securing such Indebtedness, and to all liabilities of non-guarantor subsidiaries of the Issuers;

•	senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Senior Subordinated Notes) of the Issuers;

•	initially guaranteed on an unsecured senior subordinated basis by all of the Company’s existing and future direct and indirect domestic Restricted Subsidiaries, other than any subsidiary that owns or operates a school; and

•	entitled to registration rights pursuant to a Registration Rights Agreement.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally, irrevocably and unconditionally, guarantee the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under each Indenture and series of the Notes, whether for payment of principal of or interest on or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the applicable Indenture by executing such Indenture. The Guarantors will guarantee the Senior Notes on an unsecured senior basis and the Senior Subordinated Notes on an unsecured senior subordinated basis.

All existing Restricted Subsidiaries, other than as detailed below, guarantee the Notes. Under certain circumstances, future Subsidiaries of the Company will also guarantee the Notes. Each of the Guarantees of the Notes is a general unsecured obligation of each Guarantor and will be effectively subordinated to all Secured Indebtedness of each such entity. The Guarantees of the Senior Notes are pari passu in right of payment with or senior to all Indebtedness of each such entity and the Guarantees of the Senior Subordinated Notes are subordinated in right of payment to all existing and future Senior Indebtedness of each such entity. The Notes are structurally subordinated to Indebtedness of Subsidiaries of the Issuers that do not Guarantee the Notes.

Not all of the Company’s existing Subsidiaries Guarantee the Notes. None of the Company’s existing Foreign Subsidiaries, non-Wholly-Owned Subsidiaries or Subsidiaries that directly own or operate a school guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company. Although the Indentures limit the incurrence of Indebtedness by non-Guarantor Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the Indentures do not impose any limitation on the incurrence by non-Guarantor Restricted Subsidiaries of liabilities that are not considered Indebtedness under the Indentures. For the three months ended September 30, 2008, our guarantor subsidiaries accounted for $3.3 million, or 0.8% of our net revenues, and $0.1 million of net income, compared to a total company net loss of $3.4 million. As of September 30, 2008, our guarantor subsidiaries, exclusive of inter-company balances, accounted for $6.7 million, or 0.2% of our total assets, and $2.3 million, or 0.1%, of our total liabilities.

The obligations of each Guarantor under its Guarantees are limited as necessary to prevent the Guarantees from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the applicable Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payment on the notes.”

A Guarantee by a Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in compliance with the provisions of the applicable Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the proper designation of such Guarantor as an Unrestricted Subsidiary under the applicable Indenture; or

(d) the Issuers exercising their legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuers’ obligations under the applicable Indenture being discharged in accordance with the terms of such Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the applicable Indenture relating to such transaction have been complied with.

Ranking

Senior Notes

The payment of the principal of, premium, if any, and interest on the Senior Notes and the payment of any Guarantee on the Senior Notes are pari passu with or senior to all other Indebtedness of the Issuers or the relevant Guarantor, as the case may be, but are effectively subordinated to all of the Issuers’ and the Guarantors’ existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of March 31, 2006, the Company had $1,185.0 million of consolidated Indebtedness (excluding letters of credit) that would have been pari passu with the Senior Notes (all of which would have been secured Indebtedness, consisting entirely of Secured Indebtedness under the Senior Credit Facilities). Subject to the limits described below, the Issuers may incur additional Secured Indebtedness.

Senior Subordinated Notes

The payment of the principal of, premium, if any, and interest on the Senior Subordinated Notes and the payment of any Guarantee thereof are subordinate in right of payment to the prior payment in cash in full of all Senior Indebtedness of the Issuers or the relevant Guarantor, as the case may be, including the obligations of the Issuers and such Guarantor under the Senior Credit Facilities and the Senior Notes.

The Senior Subordinated Notes are subordinated in right of payment to all of the Issuers’ and the Guarantors’ existing and future Senior Indebtedness and effectively subordinated to all of the Issuers’ and the Guarantors’ existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. See “— Senior Notes” above.

Although the Indentures contain limitations on the amount of additional Indebtedness that the Issuers and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the Notes

The Issuers maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes is the Trustee.

The Issuers maintain a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitate transfer of Notes on behalf of the Issuers.

The Issuers may change the paying agents or the registrars without prior notice to the Holders. The Issuers or any of their Subsidiaries may act as a paying agent or registrar.

Subordination of the Senior Subordinated Notes

Only Indebtedness of the Issuers or Guarantors that is Senior Indebtedness ranks senior to the Senior Subordinated Notes and the Guarantees in accordance with the provisions of the Indenture. The Senior Subordinated Notes and Guarantees in all respects rank pari passu with all other Senior Subordinated Indebtedness of the relevant Issuer and Guarantor, respectively.

Neither Issuer nor any Guarantor is permitted to pay principal of, premium, if any, or interest on the Senior Subordinated Notes (or pay any other Obligations relating to the Senior Subordinated Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge” below and may not purchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, “pay the Senior Subordinated Notes”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Payment Default”):

(1) any Obligation on any Designated Senior Indebtedness of either Issuer, is not paid in full in cash when due (after giving effect to any applicable grace period); or

(2) any other default on Designated Senior Indebtedness of either Issuer, occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the Issuers are permitted to pay the Senior Subordinated Notes if the Issuers and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuers are not permitted to pay the Senior Subordinated Notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Issuers) of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice;

(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Issuers and related Guarantors are permitted to resume paying the Senior Subordinated Notes after the end of such Payment Blockage Period. The Senior Subordinated Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Issuers (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Senior Subordinated Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice unless such default has been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

In connection with the Senior Subordinated Notes, in the event of any payment or distribution of the assets of either Issuer upon a total or partial liquidation, dissolution, reorganization, insolvency or bankruptcy of or similar proceeding relating to such Issuer or its property:

(1) the holders of Senior Indebtedness of such Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Senior Subordinated Notes are entitled to receive any payment;

(2) until the Senior Indebtedness of such Issuer is paid in full in cash, any payment or distribution to which Holders of the Senior Subordinated Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Senior Subordinated Notes may receive Permitted Junior Securities; and

(3) if a distribution is made to Holders of the Senior Subordinated Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Senior Subordinated Notes are required to hold it in trust for the holders of Senior Indebtedness of such Issuer and pay it over to them as their interests may appear.

The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Subordinated Indenture upon the failure of the Issuers to pay interest or principal with respect to the Senior Subordinated Notes when due by their terms. If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Issuers must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice may be given only by the Representative with respect thereto unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of the Issuers is outstanding, neither the Issuers nor any Guarantor may pay the Senior Subordinated Notes until five Business Days after the Representatives of all the holders of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if the Subordinated Indenture otherwise permits payment at that time.

Each Guarantor’s obligations under its Guarantee of the Senior Subordinated Notes are senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuers’ obligations under the Senior Subordinated Notes apply equally to the obligations of such Guarantor under its Guarantee.

A Holder by its acceptance of Senior Subordinated Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Subordinated Indenture and appoints the Trustee its attorney-in-fact for such purpose.

By reason of the subordination provisions contained in the Subordinated Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuers or a Guarantor who are holders of Senior Indebtedness of the Issuers or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the Senior Subordinated Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Senior Subordinated Notes.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Senior Subordinated Notes pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge,” if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indentures. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

Senior Notes

The Issuers issued $375,000,000 of Senior Notes. The Senior Notes mature on June 1, 2014. Interest on the Senior Notes accrues at the rate of 8 3/4% per annum and is payable semi-annually in arrears on June 1 and December 1 to the Holders of Senior Notes of record on the immediately preceding May 15 and November 15. Interest on the Senior Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Senior Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Senior Subordinated Notes

The Issuers issued $385,000,000 of Senior Subordinated Notes. The Senior Subordinated Notes mature on June 1, 2016. Interest on the Senior Subordinated Notes accrues at the rate of 10 1/4% per annum and is payable semi-annually in arrears on June 1 and December 1 to the Holders of Senior Subordinated Notes of record on the immediately preceding May 15 and November 15. Interest on the Senior Subordinated Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Senior Subordinated Notes is computed on the basis of a 360 day year comprised of twelve 30-day months.

Additional Notes

Subject to compliance with the covenant described below under the caption “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuers may issue additional Senior Notes (“Additional Senior Notes”) or additional Senior Subordinated Notes (“Additional Senior Subordinated Notes” and together with the Additional Senior Notes, “Additional Notes”) from time to time under the Indentures. The Notes issued under either Indenture and any Additional Notes subsequently issued under such Indenture will be part of the same issue of Notes of such series and will be treated as a single class with the Notes of such series for all purposes under the applicable Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Senior Notes,” “Senior Subordinated Notes” and “Notes” for all purposes of the Indentures and this “Description of Notes” include any Additional Notes that are actually issued.

Payment of Principal and Interest

Principal of, premium, if any, and interest on the Notes is payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuers, the Issuers’ office or agency in New York is the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” We and our subsidiaries or affiliates or significant EDMC stockholders may from time to time, in our or their sole discretion, purchase, repay, redeem or retire any of our outstanding debt or equity securities (including any publicly issued debt securities), in privately negotiated or open market transactions, by tender offer or otherwise.

Optional Redemption

Senior Notes

General

At any time prior to June 1, 2010 the Issuers may redeem all or a part of the Senior Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder, at a redemption price equal to 100% of the Senior Notes, plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after June 1, 2010 the Issuers may redeem the Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder, at a redemption price (expressed as a percentage of the principal amount of the Senior Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on June 1 of each of the years indicated below:

Year	Percentage

2010	104.375%
2011	102.188%
2012 and thereafter	100.000%

Upon Certain Equity Offerings

In addition, until June 1, 2009, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Senior Notes issued by them at a redemption price equal to 108.75% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Senior Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of Senior Notes originally issued under the Senior Indenture and any Additional Senior Notes that are Senior Notes issued under the Senior Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee shall select the Senior Notes to be purchased in the manner described under “Repurchase at the Option of Holders — Selection and Notice.”

Senior Subordinated Notes

General

At any time prior to June 1, 2011 the Issuers may redeem all or a part of the Senior Subordinated Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder, at a redemption price equal to 100% of the Senior Subordinated Notes, plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable Redemption Date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after June 1, 2011 the Issuers may redeem the Senior Subordinated Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder, at a redemption price (expressed as a percentage of the principal amount of the Senior Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on June 1 of each of the years indicated below:

Year	Percentage

2011	105.125%
2012	103.417%
2013	101.708%
2014 and thereafter	100.000%

Upon Certain Equity Offerings

In addition, until June 1, 2009, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes issued by them at a redemption price equal to 110.25% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and

Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Senior Subordinated Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of Senior Subordinated Notes originally issued under the Subordinated Indenture and any Additional Senior Subordinated Notes that are Senior Subordinated Notes issued under the Subordinated Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee shall select the Senior Subordinated Notes to be purchased in the manner described under “Repurchase at the Option of Holders — Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

Each Indenture provides that if a Change of Control occurs, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the outstanding Notes issued under such Indenture as described under “Optional Redemption,” the Issuers will make an offer to purchase all of the Notes issued under such Indenture pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control in the case of the Senior Notes and 60 days in the case of the Senior Subordinated Notes, the Issuers will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuers are redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the applicable Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent permitted by law,

(1) accept for payment all Notes issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

The Senior Credit Facilities and Senior Notes limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuers become a party may prohibit or limit the Issuers from purchasing any Senior Subordinated Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuers are prohibited from purchasing the Senior Subordinated Notes, the Issuers could seek the consent of their lenders and the holders of the Senior Notes to permit the purchase of the Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowings, the Issuers will remain prohibited from purchasing the Senior Subordinated Notes. In such case, the Issuers’ failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Subordinated Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Subordinated Indenture would restrict payments to the Holders of Senior Subordinated Notes under certain circumstances. The Senior Credit Facilities will provide that certain change of control events with respect to the Issuers would constitute a default thereunder. If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and the Issuers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indentures, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Such restrictions in each of the Indentures can be waived only with the consent of the Holders of a majority in principal amount of then outstanding Notes issued under such Indenture. Except for the limitations contained in such covenants, however, the Indentures does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

The provisions under each of the Indentures relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes issued under such Indenture.

Asset Sales

Each Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to consummate an Asset Sale, unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that, for purposes of this provision and for no other purpose, each of the following shall be deemed to be cash:

(a)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes issued under such Indenture or, in the case of liabilities of a Guarantor, the Guarantee of such Guarantor, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b)	any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c)	any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause I that is at that time outstanding, not to exceed 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of

Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a)	in the case of the Senior Indenture, any Secured Indebtedness, and in the case of the Subordinated Indenture, Senior Indebtedness (and in each case to correspondingly reduce commitments with respect thereto);

(b)	Obligations under Indebtedness ranking pari passu with such Notes (and to correspondingly reduce commitments with respect thereto) or reduce Obligations under such Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an Asset Sale Offer (in accordance with the procedures set forth below)); provided that in the case of a reduction of Obligations other than under the Notes the Company shall use commercially reasonable efforts to equally and ratably reduce Obligations under such Notes as provided under “Optional Redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Senior Subordinated Notes to purchase their Senior Subordinated Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Senior Subordinated Notes that would otherwise be prepaid, or

(c)	Indebtedness of a Restricted Subsidiary that is not the Co-Issuer or a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary,

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

(3) to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers shall make an offer to all Holders of the Notes issued under such Indenture and, if required by the terms of any Indebtedness that is pari passu with such Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes of such series and such Pari Passu Indebtedness that is an integral multiple of $1,000 (but in minimum amounts of $2,000) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the applicable Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $25.0 million by mailing the notice required pursuant to the terms of the applicable Indenture, with a copy to the Trustee.

Each Indenture provides that, to the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in such Indenture. If the aggregate principal amount of Notes issued under an Indenture or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds under the applicable Indenture shall be reset at zero. Additionally, the Issuers, at their option, may make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Senior Notes shall not be deemed Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indentures.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indentures, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indentures by virtue thereof.

The Senior Credit Facilities and Senior Notes limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuers become a party may prohibit or limit, the Issuers from purchasing any Senior Subordinated Notes pursuant to this Asset Sales covenant. In the event the Issuers are prohibited from purchasing the Senior Subordinated Notes, the Issuers could seek the consent of their lenders and the holders of the Senior Notes to the purchase of the Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the Senior Subordinated Notes. In such case, the Issuers’ failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Subordinated Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Subordinated Indenture would restrict payments to the Holders of the Senior Subordinated Notes under certain circumstances.

Selection and Notice

If the Issuers are redeeming less than all of the Notes issued by them under either Indenture at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable, by lot or by such other method as the Trustee shall deem fair and appropriate.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes under the applicable Indenture at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indentures. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuers will issue a new Note of the same series in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indentures. During any period of time that: (i) the Notes issued under the applicable Indenture have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under such Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and the Restricted Subsidiaries will not be subject to the following covenants:

(1) “Repurchase at the Option of Holders — Asset Sales”;

(2) “ — Limitation on Restricted Payments”;

(3) “ — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “— Merger, Consolidation or Sale of All or Substantially All Assets— The Company”;

(5) “ — Transactions with Affiliates”;

(6) “ — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(7) “ — Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(8) “ — Limitations on Layering”; and

(9) “Repurchase at the Option of Holders — Change of Control.”

In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants under such Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Senior Subordinated Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under such Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” The Guarantees of the Guarantors will be suspended during the Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero.

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indentures with respect to Notes of the affected series; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described above under the caption “— Limitation on Restricted Payments” had been in effect prior to, but not during the Suspension Period provided that any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to the Company’s right to subsequently designate them as Unrestricted in compliance with the covenants set out below) and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.”

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(a)	dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(b)	dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, a majority of such class is owned by the Company or another Restricted Subsidiary and the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a)	Indebtedness permitted under clauses (7) and (8) of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)	the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends pursuant to clause (b)), (5), (6), (9) and (14) (to the extent not deducted in calculating Consolidated Net Income) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication)

(a)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning April 1, 2006, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b)	100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i)	(A) Equity Interests of the Company, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of:

(x)	Equity Interests to members of management, directors or consultants of the Company, any direct or indirect parent company of the Company and the Company’ Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y)	Designated Preferred Stock; and

(B)	to the extent such net cash proceeds are actually contributed to the Company as equity (other than Disqualified Stock), Equity Interests of any direct or indirect parent company of the Company (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such parent company or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii)	debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Company sold to a Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c)	100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company following the Issue Date (other than net cash proceeds (i) to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), (ii) contributed by a Subsidiary or (iii) constituting an Excluded Contribution; plus

(d)	100% of the aggregate amount received (which amount shall not increase Consolidated Net Income) in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by means of (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Issue Date or, without duplication, (ii) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted

Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e)	in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $40.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, except to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the applicable Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuers or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company or any direct or indirect parent company of the Company to the extent contributed to the Company as common equity (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuers or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuers or a Guarantor, as the case may be, which is incurred in compliance with “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a)	the principal amount or accreted value of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium to be paid (including reasonable tender premiums) and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b)	such new Indebtedness is subordinated to the Notes or the applicable Guarantee issued under such Indenture at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c)	such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d)	such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $15.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)	the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company as equity (other than Disqualified Stock), Equity Interests of any of the Company’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments; plus

(b)	the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less

(c)	the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from members of management of the Company, any of the Company’s direct or indirect parent companies or any of the Company’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date;

(b)	the declaration and payment of dividends to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

(c)	the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to the Company’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed the greater of (x) $60.0 million or (y) 1.5% of Total Assets at the time made;

(12) any Restricted Payment made as part of the Transactions and the fees and expenses related thereto or owed to Affiliates (including dividends to any direct or indirect parent of the Company to permit payment by such parent of such costs), in each case to the extent permitted by (or, in the case of a dividend to fund such payment, to the extent such payment, if made by the Company, would be permitted by) the covenant described under “— Transactions with Affiliates”;

(13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales”; provided that all Notes issued under the Indenture governing such Notes that are tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(14) the declaration and payment of dividends by the Company to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a)	franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b)	federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c)	customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(d)	general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and

(e)	fees and expenses, other than to Affiliates of the Company (it being understood that Goldman, Sachs & Co., shall not be deemed an Affiliate of the Company for this purpose solely as a result of the equity ownership of the Company’s direct or indirect parent by its Affiliates), related to any unsuccessful equity or debt offering of such parent entity; and

(15) the distribution, dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which (i) are cash and/or Cash Equivalents or (ii) were contributed to such Unrestricted Subsidiary in anticipation of such distribution, dividend or other payment, as determined in good faith by the Company);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (11) and (15), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Company’ Subsidiaries were Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10), or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indentures.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided further that the maximum amount that

Restricted Subsidiaries that are not Guarantors may incur pursuant to the foregoing shall not exceed $50.0 million.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Company or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $1,685.0 million outstanding at any one time, less principal payments actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from an Asset Sale;

(2) the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes) and any notes (including Guarantees thereof) issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement;

(3) Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (other than software) that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount at the date of such incurrence (including all Refinancing Indebtedness Incurred to refinance any other Indebtedness incurred pursuant to this clause (4)) not to exceed the greater of (x) $160.0 million and (y) 4% of Total Assets; provided, however, that such Indebtedness exists at the date of such purchase or transaction, or is created within 270 days thereafter (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (4) shall cease to be deemed incurred or outstanding for purposes of this clause (4) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (4));

(5) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(a)	such Indebtedness is not reflected on the balance sheet of the Company, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

(b)	the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not the Co-Issuer or a Guarantor is expressly subordinated in right of payment to the Notes issued under such Indenture; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(8) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Co-Issuer or a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Notes or the Guarantee of the Notes of such Guarantor issued under such Indenture; provided further that any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “— Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “— Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) or (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $150.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such

Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b)	to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes issued under such Indenture or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c)	shall not include:

(i)	Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not an Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company;

(ii)	Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company, that is not an Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii)	Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that, with respect to the Senior Indenture, subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Secured Indebtedness and that, with respect to the Subordinated Indenture, subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under any Senior Indebtedness;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indentures; provided that after giving effect to such acquisition or merger, either

(a)	the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b)	the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the applicable Indenture,

(b)	any guarantee by a Restricted Subsidiary of Indebtedness of the Company provided that such guarantee is incurred in accordance with the covenant described below under “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”; or

(c)	any incurrence by EM Finance of Indebtedness as a co-issuer of Indebtedness of the Company that was permitted to be incurred by another provision of this covenant; and

(18) Indebtedness of Foreign Subsidiaries of the Company incurred not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18)).

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (18) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; and

(2) at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above;

provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant but will be included as Fixed Charges.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

Senior Notes

The Company will not, and will not permit the Co-Issuer or any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens), on any asset or property of the Company, the Co-Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness or other Indebtedness that is subordinated or junior in right of payment to the Senior Notes and related Guarantees, the Senior Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Senior Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the Senior Notes and the related Guarantees and (b) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (other than Subordinated Indebtedness or Indebtedness referred to in clauses (7), (8) or (9) of such covenant); provided that, with respect to Liens securing Obligations permitted under this subclause (b), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.0 to 1.0.

Senior Subordinated Notes

The Company will not, and will not permit the Co-Issuer or any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Senior Subordinated Notes or any related Guarantee, on any asset or property of the Company, the Co-Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Senior Subordinated Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Senior Subordinated Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the Senior Subordinated Notes and the related Guarantees and (b) Liens securing Senior Indebtedness of the Company or any Guarantor.

Merger, Consolidation or Sale of All or Substantially All Assets

The Company

The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, trust or limited liability company organized or existing under the laws of the United States, any State thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Notes issued under the applicable indenture and the

Registration Rights Agreement pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a)	the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b)	the Fixed Charge Coverage Ratio for the Successor Company, the Company and its Restricted Subsidiaries would be greater than such Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the applicable Indenture, the applicable Notes and the Registration Rights Agreement; and

(6) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indentures.

The Successor Company will succeed to, and be substituted for the Company, under the Indentures, the Guarantees and the Notes, as applicable.

Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Company, and

(2) the Company may merge with an Affiliate of the Company, solely for the purpose of reincorporating the Company in the United States or any State thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuers and its Restricted Subsidiaries is not increased thereby.

Guarantors

Subject to certain limitations described in the Indentures governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Company will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Company or Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any State thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b)	the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the applicable Indenture and such Guarantor’s related Guarantees pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c)	immediately after such transaction, no Default exists; and

(d)	the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indentures; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

Subject to certain limitations described in the Indentures, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indentures and such Guarantor’s Guarantees. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Company.

EM Finance

EM Finance shall not consolidate with, merge into, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any Person, or permit any Person to merge with or into EM Finance unless:

(1) concurrently therewith, a corporate Wholly-Owned Restricted Subsidiary of the Company organized and validly existing under the laws of the United States of America or any jurisdiction thereof (which may be the continuing Person as a result of such transaction) shall expressly assume, by a supplemental Indenture, executed and delivered to the Trustee and in form and substance satisfactory to the Trustee, all of the obligations of an issuer under the notes, the Indentures and the Registration Rights Agreement; or

(2) after giving effect thereto, at least one obligor on the notes shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof; and

(3) immediately after such transaction, no Default or Event of Default will have occurred and be continuing.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the disinterested members of the board of directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Company or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indentures described above under the covenant “— Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement as in effect on the

Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of Issuers, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, in each case as disclosed in this prospectus;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the applicable Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder or to any director, officer, employee or consultant;

(11) payments by the Company or any of its Restricted Subsidiaries to any of the Investors (or their Affiliates) made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Company in good faith;

(12) payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Company in good faith; and

(13) investments by the Investors in securities of the Issuers or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b)	pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuers or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a)	contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation;

(b)	the Indentures and the Notes;

(c)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d)	applicable law or any applicable rule, regulation or order;

(e)	any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f)	contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g)	Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)	other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries or other Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j)	customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k)	customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business; and

(l)	any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Company will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than EM Finance, a Guarantor or a Foreign Subsidiary guaranteeing Indebtedness of another Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Issuers or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to each of the Indentures providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company, the Co-Issuer or any Guarantor:

(a)	if the Senior Subordinated Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the Subordinated Indenture supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Senior Subordinated Notes are subordinated to such Indebtedness; and

(b)	if such Indebtedness is by its express terms subordinated in right of payment to the Notes issued under such Indenture, or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to such series of Notes; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Limitation on Layering

The Subordinated Indenture provides that the Company will not, and will not permit the Co-Issuer or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Company, the Co-Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

(1) equal in right of payment with the Senior Subordinated Notes or such Guarantor’s Guarantee of the Senior Subordinated Notes, as the case may be; or

(2) expressly subordinated in right of payment to the Senior Subordinated Notes or such Guarantor’s Guarantee of the Senior Subordinated Notes, as the case may be.

The Subordinated Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Reports and Other Information

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, each Indenture requires the Company to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Company would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuers will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Company’s parent is a guarantor of the Senior Subordinated Notes, the Indentures permit the Issuers to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a stand-alone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offers or the effectiveness of the shelf registration statement (1) by the filing with the SEC of any registration statement and any amendments thereto, with such financial information that satisfy Regulation S-X of the Securities Act or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Company’s website (or that of any of its parent companies) or providing such reports the Trustee, with financial information that satisfied Regulation S-X of the Securities Act, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above.

Limitation on Business Activities of EM Finance

EM Finance may not hold any assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor with respect to the Notes or any other Indebtedness issued by the Company, and may engage in any activities directly related thereto or necessary in connection therewith. EM Finance shall be a Wholly-Owned Subsidiary of the Company at all times.

Events of Default and Remedies

Each Indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under such Indenture (whether or not prohibited by the subordination provisions of the Subordinated Indenture);

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes issued under such Indenture (whether or not prohibited by the subordination provisions of the Subordinated Indenture);

(3) failure by the Issuers or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes issued under such Indenture to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the applicable Indenture or the Notes issued thereunder;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a)	such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b)	the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(5) failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; or

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of such Indenture or the release of any such Guarantee in accordance with such Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under an Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes issued thereunder may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued thereunder to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Subordinated Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration of the Senior Subordinated Notes shall be effective until the earlier of:

(1) acceleration of any such Indebtedness under the Senior Credit Facilities; or

(2) five Business Days after the giving of written notice of such acceleration to the Issuers and the administrative agent under the Senior Credit Facilities.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Company, all outstanding Notes will become due and payable without further action or notice. The Indentures provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

Each Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes issued thereunder by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default and its consequences under such Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note of such series held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of each Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under either Indenture at the request or direction of any of the Holders of the Notes issued thereunder unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the applicable Indenture or the related Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes of such series have requested the Trustee to pursue the remedy;

(3) Holders of the Notes of such series have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under each Indenture the Holders of a majority in principal amount of the total outstanding Notes issued thereunder are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the applicable Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of such series or that would involve the Trustee in personal liability.

Each Indenture provides that the Issuers are required to deliver to the Trustee annually a statement regarding compliance with such Indenture, and the Issuers are required, within 30 days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member or stockholder of the Issuers or any Guarantor or any of their parent companies has any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or the Indentures or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuers and the Guarantors under each Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes issued thereunder. The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to either series of Notes and have each Guarantor’s obligation discharged with respect to its Guarantee of such Notes (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of such series of Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to the applicable Indenture;

(2) the Issuers’ obligations with respect to such Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the applicable Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and those of each Guarantor released with respect to substantially all the restrictive covenants that are described in the applicable Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes issued thereunder. In the event Covenant Defeasance occurs with respect to an Indenture, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuers) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes issued thereunder.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of Notes:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on such Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuers must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)	the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)	since the issuance of the Notes of such series, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the applicable Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the applicable Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the applicable Indenture) to which, the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(6) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(8) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

(1) all Notes theretofore authenticated and delivered under such Indenture, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes issued under such Indenture not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes issued under such Indenture, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes issued under such Indenture not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)	no Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to the applicable Indenture or the Notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the applicable Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(c)	the Issuers have paid or caused to be paid all sums payable by it under the applicable Indenture; and

(d)	the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes issued under such Indenture at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, each Indenture, the Notes issued thereunder and any Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes issued thereunder then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes, and any existing Default or compliance with any provision of the applicable Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued thereunder, other than Notes beneficially owned by the Issuers or their Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the applicable Notes).

Each Indenture provides that, without the consent of each affected Holder of Notes issued thereunder, an amendment or waiver may not, with respect to any such Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any such Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on such Notes, except a rescission of acceleration of such Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the applicable Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders of such series of Notes;

(5) make any such Note payable in money other than that stated therein;

(6) make any change in the provisions of the applicable Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes issued thereunder;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder of such Notes to receive payment of principal of, or interest on such Holder’s applicable Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change in the subordination provisions thereof that would adversely affect the Holders of such Notes; or

(10) except as expressly permitted by the applicable Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes issued thereunder.

Notwithstanding the foregoing, the Issuers, any Guarantor (with respect to a Guarantee or the Indentures to which it is a party) and the Trustee may amend or supplement each Indenture and any Guarantee or Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the applicable Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the applicable Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a Guarantor under the applicable Indenture;

(11) to conform the text of the applicable Indenture, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of such Indenture, Guarantee or Notes;

(12) to make any amendment to the provisions of the applicable Indenture relating to the transfer and legending of Notes as permitted by the applicable Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the applicable Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(13) to make any other modifications to the Notes or the Indentures of a formal, minor or technical nature or necessary to correct a manifest error, so long as such modification does not adversely affect the rights of any Holder of the Notes in any material respect.

The consent of the Holders is not necessary under either Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

Each Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

Each Indenture provides that the Holders of a majority in principal amount of the outstanding Notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indentures provide that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indentures at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

Each Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in each Indenture. For purposes of each Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the transactions contemplated by the Transaction Agreement.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at June 1, 2010 in the case of the Senior Notes and June 1, 2011 in the case of the Senior Subordinated Notes (each such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through June 1, 2010 in the case of the Senior Notes and June 1, 2011 in the case of the Senior Subordinated Notes (excluding accrued but unpaid interest to the

Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points in the case of the Senior Notes and 50 basis points in the case of the Senior Subordinated Notes; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(a)	any disposition of Cash Equivalents or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b)	the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c)	the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants — Limitation on Restricted Payments”;

(d)	any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $10.0 million;

(e)	any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

(f)	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)	the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h)	any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)	foreclosures on assets; and

(j)	any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1) United States dollars;

(2) such local currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government), with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Company.

“Company” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Company” shall be deemed to mean the board of directors of the Company when the fair market value is equal to or in excess of $50.0 million (unless otherwise expressly stated).

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) accretion or accrual of discounted liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) any Additional Interest with respect to either series of Notes, (y) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and (z) any expensing of bridge, commitment and other financing fees; plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions to the extent incurred on or prior to June 30, 2007), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans and other restructuring costs, shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded, and

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded, and

(11) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants — Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (2) all goodwill, tradenames, patents, unamortized debt discount and expense and other intangible assets, all as set forth on the most recent balance sheet of the Company and its consolidated Restricted Subsidiaries and determined in accordance with GAAP.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens as of such date to (2) the Company’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and any such Indebtedness of another Person guaranteed, or secured by a lien on any assets of, the Company or any of its Restricted Subsidiaries) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a)	for the purchase or payment of any such primary obligation, or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Company or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “Certain Covenants — Limitation on Restricted Payments” covenant.

“Designated Senior Indebtedness” means:

(1) any Indebtedness outstanding under the Senior Credit Facilities; and

(2) any other Senior Indebtedness permitted under the Subordinated Indenture, the principal amount of which is $50.0 million or more and that has been designated by the Company as “Designated Senior Indebtedness.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes issued under such Indenture or the date the applicable Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a)	provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b)	Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)	Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d)	any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the applicable Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e)	the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

(f)	any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (other than any such non-cash charges that represent an accrual or reserve for potential cash items in any future period, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g)	the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h)	the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under clause (3) of “Certain Covenants — Transactions with Affiliates”; plus

(i)	any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement reducing Consolidated Net Income, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company as equity (other than Disqualified Stock) or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments” and the calculation set forth in clause (12) under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuances of Disqualified Stock and Preferred Stock”; plus

(j)	any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, and

(3) increased or decreased by (without duplication):

(a)	any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

(b)	any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock (excluding Disqualified Stock) of the Company or any of its direct or indirect parent companies to the extent contributed to the Company as common equity, other than:

(1) public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Company; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires, defeases or extinguishes any Indebtedness (other than Indebtedness repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement, defeasance or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all dividends or other distributions accrued (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any State thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under the Indentures.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the applicable Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)	in respect of borrowed money;

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)	representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d)	representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)	the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)	the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

“Investors” means Goldman Sachs Capital Partners, Providence Equity Partners, Inc. (and Leeds Equity Partners, if it exercises the option to purchase equity of the Company’s parent outstanding on the Issue Date) and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means June 1, 2006.

“Issuers” has the meaning set forth in the first paragraph under “General”.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Secured Indebtedness, in the case of the Senior Notes, and Senior Indebtedness, in the case of the Senior Subordinated Notes, required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the applicable Issuer.

“Officer’s Certificate” means a certificate signed on behalf of each Issuer by an Officer of such Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the “Repurchase at the Option of Holders — Asset Sales” covenant.

“Permitted Holders” means each of the Investors and members of management of the Company (or its direct parent) who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in the Company or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)	such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents received in connection with an Asset Sale made pursuant to the provisions of “Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)	in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b)	as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 3.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants — Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(12) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13) advances to, or guarantees of Indebtedness of, employees not in excess of $5.0 million outstanding at any one time, in the aggregate;

(14) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof; and

(15) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under

“Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (6), (7) and (9) of such paragraph).

“Permitted Junior Securities” means:

(1) Equity Interests in the Company, any Guarantor or any direct or indirect parent of the Company; or

(2) unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes and the related Guarantees are subordinated to Senior Indebtedness under the Subordinated Indenture;

provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Senior Subordinated Notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of the Issuers or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of the issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clauses (1) (“Credit Facility Indebtedness”), (4), 12(b) or (18) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred

Stock” provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuers or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations so long as related Indebtedness is, and is permitted to be under the applicable Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuers and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of an Issuer or any Guarantor;

(16) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuers’ clients;

(17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6) (other than Liens securing Credit Facility Indebtedness), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the applicable Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(18) deposits made in the ordinary course of business to secure liability to insurance carriers;

(19) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $15.0 million at any one time outstanding;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuers or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business; and

(26) during a Suspension Period only, Liens securing Indebtedness, and Indebtedness represented by Sale and Leaseback Transactions, in an amount that does not exceed 15% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries at any one time outstanding.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness. Additionally, solely for purposes of this definition and the covenant described under “Certain Covenants — Liens,” any Indebtedness incurred during a Suspension Period that could have been incurred in compliance with an applicable provision under the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Incurrence of Disqualified Stock and Preferred Stock,” were such covenant in effect at such time, may be deemed by the Company to have been so incurred.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make ratings on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes dated as of the Issue Date, among the Issuers, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuers.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Credit Facility under the Credit and Guaranty Agreement to be entered into as of the Issue Date by and among Holdco, the Company, the Guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and the Agents party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Senior Indebtedness” means, with respect to the Subordinated Indenture:

(1) all Indebtedness of the Issuers or any Guarantor outstanding under the Senior Credit Facilities or Senior Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of any Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of any Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the applicable Indenture;

(3) any other Indebtedness of the Issuers or any Guarantor permitted to be incurred under the terms of the Subordinated Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a)	any obligation of such Person to the Issuers or any of its Subsidiaries;

(b)	any liability for federal, state, local or other taxes owed or owing by such Person;

(c)	any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d)	any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e)	that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Subordinated Indenture; provided, however that such Indebtedness shall be deemed not to have been incurred in violation of the Subordinated Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness of their agent or representative (a) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Indenture and (b) shall have received a certificate from an officer of the Issuers to the effect that the incurrence of such Indebtedness does not violate the provisions of the applicable Indenture.

“Senior Subordinated Indebtedness” means, with respect to the Subordinated Indenture:

(1) with respect to the Issuers, Indebtedness which ranks equal in right of payment to the Senior Subordinated Notes issued by the Issuers; and

(2) with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of Senior Subordinated Notes.

“Significant Subsidiary” means (i) the Co-Issuer or (ii) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and the Company or one of its direct or indirect parent companies as in effect on the Issue Date.

“Subordinated Indebtedness” means, with respect to each Indenture,

(1) any Indebtedness of the Issuers which is by its terms subordinated in right of payment to the Notes issued under such Indenture, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes issued under such Indenture.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)	such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company or such other Person as may be expressly stated.

“Transactions” means the merger contemplated by the Transaction Agreement, the issuance of the Senior Notes and the Senior Subordinated Notes and borrowings under the Senior Credit Facilities on the Issue Date to finance the merger and repay certain debt as described in the prospectus under “The Merger.”

“Transaction Agreement” means the Agreement and Plan of Merger dated as of March 3, 2006 between Education Management Corporation and EM Acquisition Corporation, as the same may be amended prior to the Issue Date.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2010 in the case of the Senior Notes or June 1, 2011 in the case of the Senior Subordinated Notes; provided, however, that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-777bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;

(2) such designation complies with the covenants described under “Certain Covenants — Limitation on Restricted Payments”; and

(3) each of:

(a)	the Subsidiary to be so designated; and

(b)	its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Company or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income and, in the case of Non-United States Holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes as of the date of this prospectus. Unless otherwise stated, this summary deals only with notes held as capital assets (generally, property held for investment).

As used herein, a “United States Holder” means a beneficial owner of the notes that is for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “Non-United States Holder” means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for United States federal income tax purposes) that is not a United States Holder.

This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a United States Holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below.

If a partnership (including any entity classified as a partnership for United States federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors regarding the tax consequences of an investment in the notes.

This summary does not represent a detailed description of the United States federal income and estate tax consequences that may be applicable to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. You should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Consequences to United States Holders

The following is a summary of certain United States federal income tax consequences that will apply to you if you are a United States Holder of notes.

Payments of Interest

Interest on a note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes.

Market Discount

If you purchase a note for an amount that is less than its principal amount, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Amortizable Bond Premium

If you purchase a note for an amount in excess of its principal amount, you will be considered to have purchased the note at a “premium”. You generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the note.

Sale, Exchange and Retirement of Notes

Your tax basis in a note will, in general, be your cost for that note, increased by market discount that you previously included in income, and reduced by any amortized premium and any cash payments on the note other than stated interest. Upon the sale, exchange, retirement or other disposition of a note, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued interest, which will be taxable as interest income to the extent not previously included in income) and the tax basis of the note. Except as described above with respect to market discount, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Consequences to Non-United States Holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to you if you are a Non-United States Holder of notes.

United States Federal Withholding Tax

The 30% United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of voting stock of EDMC or Education Management Finance Corp. within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related, directly or indirectly, to EDMC or Education Management Finance Corp. through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•	either (a) you provide your name and address on an Internal Revenue Service (“IRS”) Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

Special certification rules apply to Non-United States Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided you furnish us with a properly executed IRS Form W-8ECI as discussed above under “United States Federal Withholding Tax”) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any interest payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “United States Federal Withholding Tax,” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

United States Holders

In general, information reporting requirements will apply to certain payments of principal, interest and premium paid on notes and to the proceeds of sale of a note paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Non-United States Holders

Generally, we must report to the IRS and to you the amount of interest on the notes paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the statement described above in the fifth bullet point under “Consequences to Non-United States Holders — United States Federal Withholding Tax.”

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a note made within the United States or conducted through certain United States-related financial intermediaries, if the payer receives the statement described above and does not have actual knowledge or reason to know that you are a United States person as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA) of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we or the initial purchasers of the notes are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all the conditions of any such exemption will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes (and holding or disposing the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding and disposition of the notes.

PLAN OF DISTRIBUTION

This prospectus is to be used by Goldman, Sachs & Co. in connection with offers and sales of the notes in market-making transactions effected from time to time. Goldman, Sachs & Co. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

Private equity funds managed by Goldman, Sachs & Co. own approximately 47.6% of EDMC’s common stock. See “Security Ownership of Certain Beneficial Owners.” Goldman, Sachs & Co. or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services for, including commercial banking, financial advisory and investment banking services, us and our affiliates in the ordinary course of business; and for which they have received customary fees and expenses.

We have been advised by Goldman, Sachs & Co. that, subject to applicable laws and regulations, they currently intend to make a market in the notes. However, Goldman, Sachs & Co. is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice.

Pursuant to registration rights agreements entered into between us and Goldman, Sachs & Co., we have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the offers will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule of Education Management LLC at June 30, 2008 (Successor) and 2007 (Successor), and for the years ended June 30, 2008 (Successor) and 2007 (Successor), for the period from June 1, 2006 to June 30, 2006 (Successor) and for the period from July 1, 2005 to May 31, 2006 (Predecessor) appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We and our guarantor subsidiaries are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the notes, we and our guarantor subsidiaries are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The registration statements, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

As long as we and our guarantor subsidiaries are subject to the periodic reporting requirements of the Exchange Act, we and our guarantor subsidiaries are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. We and our guarantor subsidiaries have agreed that, even if they are not required under the Exchange Act to furnish such information to the SEC, they will nonetheless continue to furnish information that would be required to be furnished by them and their guarantor subsidiaries by Section 13 of the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by their certified independent accountants to the trustee and the holders of the notes as if they were subject to such periodic reporting requirements.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of June 30, 2008 and 2007	F-3
Consolidated Statements of Operations for the Years Ended June 30, 2008 and 2007, the Period from June 1, 2006 through June 30, 2006 and the Period from July 1, 2005 through May 31, 2006	F-4
Consolidated Statements of Cash Flows for the Years Ended June 30, 2008 and 2007, the Period from June 1, 2006 through June 30, 2006 and the Period from July 1, 2005 through May 31, 2006	F-5
Consolidated Statements of Members’ Equity for the Years Ended June 30, 2008 and 2007, the Period from June 1, 2006 through June 30, 2006 and the Period from July 1, 2005 through May 31, 2006	F-7
Notes to Consolidated Financial Statements	F-8
Schedule II — Valuation and Qualifying Accounts	F-45
Supplemental Quarterly Information (unaudited)	F-46
Unaudited Financial Statements
Consolidated Balance Sheets as of September 30, 2008 (unaudited), June 30, 2008 (audited) and September 30, 2007 (unaudited)	F-47
Consolidated Statements of Operations for the three months ended September 30, 2008 (unaudited) and 2007 (unaudited)	F-48
Consolidated Statements of Cash Flows for the three months ended September 30, 2008 (unaudited) and 2007 (unaudited)	F-49
Consolidated Statements of Members’ Equity for the three months ended September 30, 2008 (unaudited) and the year ended June 30, 2008 (audited)	F-50
Notes to Consolidated Financial Statements	F-51

Report of Independent Registered Public Accounting Firm

The Board of Directors of Education Management LLC

We have audited the accompanying consolidated balance sheets of Education Management LLC (the Company or Successor) as of June 30, 2008 and 2007 and the related consolidated statements of operations, members’ equity, and cash flows for the years ended June 30, 2008 and 2007 and the period from June 1, 2006 to June 30, 2006 and the consolidated statements of operations, members’ equity, and cash flows of Education Management Corporation and Subsidiaries (Predecessor) for the period from July 1, 2005 to May 31, 2006. Our audits also included the financial statement schedule listed in the index. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Education Management LLC at June 30, 2008 and 2007, and the consolidated results of its operations and its cash flows for the years ended June 30, 2008 and 2007 and the period from June 1, 2006 to June 30, 2006, and the results of Education Management Corporation and Subsidiaries operations and their cash flows for the period from July 1, 2005 to May 31, 2006 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth herein.

As described in Note 11, the Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 during the year ended June 30, 2008.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
September 9, 2008

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	June 30,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$236,027	$250,723
Restricted cash	13,822	10,308

Total cash, cash equivalents and restricted cash	249,849	261,031
Receivables, net of allowances of $52,270 and $38,002	86,580	69,940
Notes, advances and other	11,339	8,687
Inventories	8,490	6,969
Deferred income taxes	25,352	15,320
Other current assets	37,328	26,421

Total current assets	418,938	388,368

Property and equipment, net	504,560	416,394
Other long-term assets	61,351	68,625
Intangible assets, net	483,853	499,567
Goodwill	2,585,581	2,576,055

Total assets	$4,054,283	$3,949,009

Liabilities and members’ equity
Current liabilities:
Current portion of long-term debt	$12,862	$38,121
Revolver	120,000	90,000
Accounts payable	57,430	50,419
Accrued liabilities	128,398	112,792
Accrued income taxes	11,522	9,430
Unearned tuition	69,154	51,952
Advance payments	60,679	78,337

Total current liabilities	460,045	431,051

Long-term debt, less current portion	1,888,583	1,901,858
Deferred income taxes	186,518	216,276
Deferred rent	96,449	80,166
Other long-term liabilities	71,473	8,585
Members’ equity:
Capital contribution from Education Management Holdings LLC	1,300,000	1,300,000
Accumulated earnings	75,900	12,534
Accumulated other comprehensive loss	(24,685)	(1,461)

Total members’ equity	1,351,215	1,311,073

Total liabilities and members’ equity	$4,054,283	$3,949,009

The accompanying notes are an integral part of these consolidated financial statements.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)

	Successor			Predecessor
			Period from	Period from
			June 1,	July 1,
	For the Fiscal	For the Fiscal	2006	2005
	Year Ended	Year Ended	through	through
	June 30,	June 30,	June 30,	May 31,
	2008	2007	2006	2006
Net revenues	$1,684,158	$1,363,690	$74,397	$1,095,763
Costs and expenses:
Educational services	901,054	729,883	59,007	590,878
General and administrative	419,259	314,868	25,967	273,330
Depreciation and amortization	100,272	90,565	7,385	62,896

Total costs and expenses	1,420,585	1,135,316	92,359	927,104
Income (loss) before interest and income taxes	263,573	228,374	(17,962)	168,659
Interest expense (income), net	157,724	169,053	14,106	(5,350)

Income (loss) before income taxes	105,849	59,321	(32,068)	174,009
Provision for (benefit from) income taxes	41,144	27,128	(12,409)	73,603

Net income (loss)	$64,705	$32,193	$(19,659)	$100,406

The accompanying notes are an integral part of these consolidated financial statements.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Successor			Predecessor
			Period from	Period from
			June 1,	July 1,
	For the Fiscal	For the Fiscal	2006	2005
	Year Ended	Year Ended	through	through
	June 30,	June 30,	June 30,	May 31,
	2008	2007	2006	2006
Cash flows from operating activities:
Net income (loss)	$64,705	$32,193	$(19,659)	$100,406
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization on property and equipment	80,848	71,258	5,676	58,936
Reimbursements for tenant improvements	4,400	6,568	—	1,353
Amortization of intangibles	19,424	19,307	1,709	3,960
Amortization of debt issuance costs	7,690	7,662	—	—
Non-cash adjustments to deferred rent	(2,620)	(898)	(407)	(2,127)
Excess tax benefits from share based payments	—	—	—	(5,462)
Stock-based compensation	—	—	—	32,219
Deferred income taxes	(20,609)	2,868	1,199	(8,423)
Changes in assets and liabilities:
Restricted cash	(3,514)	(272)	(5,293)	149
Receivables	(16,625)	(18,965)	14,675	(12,993)
Inventories	(1,502)	(784)	(363)	(182)
Other assets	(7,370)	1,622	(3,589)	(3,008)
Accounts payable	6,025	4,856	(1,533)	8,782
Accrued liabilities	21,059	72,338	(26,965)	77,286
Unearned tuition	17,202	14,060	(52,348)	59,440
Advance payments	(17,816)	(32,403)	64,539	(8,672)

Total adjustments	86,592	147,217	(2,700)	201,258

Net cash flows provided by (used in) operating activities	151,297	179,410	(22,359)	301,664

Cash flows from investing activities:
Acquisition of Predecessor, net of cash acquired	—	—	(3,526,171)	—
Acquisition of subsidiaries, net of cash acquired	(1,947)	(8,543)	—	(1,333)
Expenditures for long-lived assets	(150,908)	(96,057)	(7,664)	(57,932)
Reimbursements for tenant improvements	(4,400)	(6,568)	—	(1,353)
Investment in marketable securities	—	(344,885)	—	(832,221)
Redemption of marketable securities	—	344,885	—	832,221
Other items, net	—	387	(233)	4,203

Net cash flows used in investing activities	(157,255)	(110,781)	(3,534,068)	(56,415)

Cash flows from financing activities:
Borrowings under revolving credit facility	120,000	90,000	210,000	—
Payments on revolving credit facility	(90,000)	(160,000)	(50,000)	(62,000)
Payments of debt	(38,534)	(9,986)	(91)	(3,603)
Excess tax benefits from share based payments	—	—	—	5,462
Debt issuance costs	—	(833)	(59,574)	—
Borrowings for the acquisition of Predecessor	—	—	1,945,000	—
Capital contribution from Education Management Holdings LLC	—	—	1,300,000	—
Net proceeds received from stock option and award plans	—	—	100,186	16,450
Other	—	—	—	530

Net cash flows provided by (used in) financing activities	(8,534)	(80,819)	3,445,521	(43,161)

Effect of exchange rate changes on cash and cash equivalents	(204)	(383)	124	16
Net change in cash and cash equivalents	(14,696)	(12,573)	(110,782)	202,104
Cash and cash equivalents, beginning of period	250,723	263,296	374,078	171,974

Cash and cash equivalents, end of period	$236,027	$250,723	$263,296	$374,078

The accompanying notes are an integral part of these consolidated financial statements.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
(Dollars in thousands)

	Successor	Successor	Successor	Predecessor
			Period from	Period from
			June 1,	July 1,
	For the Fiscal	For the Fiscal	2006	2005
	Year Ended	Year Ended	through	through
	June 30,	June 30,	June 30,	May 31,
	2008	2007	2006	2006
Cash paid (received) during the period for:
Interest (including swap settlement)	$173,297	$152,963	$175	$674
Income taxes, net of refunds	48,179	(19,371)	1,001	41,037
Noncash investing and financing activities:
Expenditures in accounts payble and accrued liabilities at end of period for property and equipment	$31,230	$21,279	$10,772	$8,165
Tax benefit for options exercised	—	—	—	5,462
Proceeds from stock option and award plans:
Issuance of shares and stock options exercised	$—	$—	$100,186	$21,912

The accompanying notes are an integral part of these consolidated financial statements.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
(Dollars in thousands)

					Accumulated
				Retained	Other
	Common	Additional		Earnings	Comprehensive
	Stock at	Paid-in	Treasury	(Accumulated	Income
	par Value	Capital	Stock	Deficit)	(Loss)(a)	Total

Predecessor
Balance, June 30, 2005	751	328,972	(1,791)	331,956	6,122	666,010
Comprehensive income:
Net income	—	—	—	100,406	—	100,406
Foreign currency translation	—	—	—	—	2,348	2,348

Comprehensive income						102,754
Shares exchanged under stock based plan	—	—	(351)	—	—	(351)
Issuance of restricted stock	—	942	—	—	—	942
Restricted stock expense	—	17,176	—	—	—	17,176
Stock option expense	—	14,080	—	—	—	14,080
Exercise of stock options	8	15,338	—	—	—	15,346
Tax effect on stock compensation	—	5,463	—	—	—	5,463
Stock issued under employee stock purchase plan	1	1,985	—	—	—	1,986

Balance, May 31, 2006	$760	$383,956	$(2,142)	$432,362	$8,470	$823,406

Successor
Capital contribution from Education Management Holdings LLC	$—	$1,300,000	$—	$—	$—	$1,300,000
Comprehensive loss:
Net loss	—	—	—	(19,659)	—	(19,659)
Foreign currency translation	—	—	—	—	(66)	(66)
Unrealized gain on interest rate swaps, net of tax of $1,940	—	—	—	—	2,484	2,484

Comprehensive loss						(17,241)

Balance, June 30, 2006	—	1,300,000	—	(19,659)	2,418	1,282,759

Comprehensive income:
Net income	—	—	—	32,193	—	32,193
Foreign currency translation	—	—	—	—	(334)	(334)
Unrealized loss on interest rate swaps, net of tax of $2,772	—	—	—	—	(3,545)	(3,545)

Comprehensive income						28,314

Balance, June 30, 2007	$—	$1,300,000	$—	$12,534	$(1,461)	$1,311,073

Comprehensive income:
Net income	—	—	—	64,705	—	64,705
Foreign currency translation	—	—	—	—	68	68
Unrealized loss on interest rate swaps, net of tax of $13,609	—	—	—	—	(23,292)	(23,292)

Comprehensive income						41,481
Cumulative effect of adoption of FASB Interpretation No. 48 (Note 11)	—	—	—	(1,339)	—	(1,339)

Balance, June 30, 2008	$—	$1,300,000	$—	$75,900	$(24,685)	$1,351,215

(a)	The balance in accumulated other comprehensive income at June 30, 2008 and 2007 is comprised of $0.3 million and $0.4 million of cumulative foreign currency translation losses and $24.4 million and $1.1 million of unrealized net losses on interest rate swaps, net of tax.

The accompanying notes are an integral part of these consolidated financial statements.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS, GOVERNANCE AND CHANGE IN OWNERSHIP

Description of Business

Education Management LLC and its subsidiaries (the “Company” or the “Successor”) is among the largest providers of postsecondary education in North America, with approximately 96,000 active students as of the fall of 2007. The Company offers education through four different education systems (The Art Institutes, Argosy University, the Brown Mackie Colleges and South University) and through fully online platforms at three of the four education systems. The schools provide students a wide variety of programmatic and degree choices in a flexible learning environment. The curriculum is designed with a distinct emphasis on applied career-oriented content and is primarily taught by faculty members that possess practical and relevant professional experience in their respective fields.

Change in Ownership

The Company is a wholly-owned subsidiary of Education Management Holdings LLC (“Holdings”), which is wholly-owned by Education Management Corporation (“EDMC” or the “Predecessor”). On June 1, 2006, EDMC was acquired by a consortium of private equity investment funds led by Providence Equity Partners, Goldman Sachs Capital Partners and Leeds Equity Partners (collectively, the “Sponsors”). The acquisition was accomplished through the merger of EM Acquisition Corporation into EDMC, with EDMC surviving the merger (the “Transaction”). Although EDMC continued as the same legal entity after the Transaction, EDMC contributed substantially all of its assets and liabilities to the Company in connection with the Transaction.

Pursuant to the terms of the merger agreement, all outstanding shares of EDMC’s common stock were cancelled in exchange for $43.00 per share in cash. The Sponsors, together with certain other investors, became the owners of EDMC. The Transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. See Note 3. The accompanying consolidated balance sheets and consolidated statements of operations, cash flows and members’ equity are presented for the Predecessor and Successor periods, which relate to the periods preceding the Transaction (July 1, 2005 through May 31, 2006) and the period after completion of the Transaction (June 1, 2006 through June 30, 2008), respectively. Accordingly, the Predecessor periods included in the consolidated financial statements relate to EDMC.

The acquisition of EDMC was financed by equity invested in EM Acquisition Corporation by the Sponsors and other investors, cash on hand, borrowings under a new senior secured credit facility by the Company and the issuance by the Company and Education Management Finance Corp. (a wholly-owned subsidiary of the Company) of senior notes due 2014 and senior subordinated notes due 2016.

Government Regulations

Each of the Company’s schools located in the United States is recognized by accreditation agencies and by the U.S. Department of Education, enabling students to access federal student loans, grants and other forms of public and private financial aid. Participating institutions are required to administer Title IV program funds in accordance with the Higher Education Act (“HEA”) and U.S. Department of Education regulations and must use diligence in approving and disbursing funds and servicing loans. In the event a participating institution does not comply with federal requirements or if student loan default rates are at a level that exceeds certain thresholds set by statute and regulation, that institution could lose its eligibility to participate in Title IV programs or could be required to repay funds determined to have been improperly disbursed. Most of the students that attend the Company’s schools participate in federal and state financial aid and assistance programs.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and a controlled entity. All significant inter-company transactions and balances have been eliminated. Unless otherwise specified, any reference to a “year” is to a fiscal year ended June 30. Certain prior year balances have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on assumptions that management believes to be reasonable under the circumstances, the results of which form a basis for making judgments about the carrying value of assets and liabilities that are not readily available from other sources. Actual results may differ from these estimates under different assumptions or conditions. However, management believes that its estimates are reasonable.

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. These investments are stated at cost, which, based upon the scheduled maturities, approximates market value.

Many of the schools hold funds from the United States government under various student aid grant and loan programs in separate bank accounts, and serve as trustee for the U.S. Department of Education or respective lender, guaranty agency or student borrower, as applicable. The funds held in these bank accounts are not shown as cash or restricted cash on the consolidated balance sheet until the authorization and disbursement process has occurred. Once the authorization and disbursement process to the student has been completed, the funds are transferred to unrestricted accounts and become available for use in current operations. This transfer generally occurs for the period of the academic term for which such funds were authorized, with no term being more than 16 weeks in length.

U.S. Department of Education regulations require Title IV program funds received by the Company’s educational institutions in excess of the charges applied to the relevant students at that time to be, with these students’ permission, maintained and classified as restricted. In addition, some states have similar requirements. Restricted cash balances include $13.3 million and $8.3 million of these amounts at June 30, 2008 and 2007, respectively.

Restricted cash balances at June 30, 2007 also include amounts held in escrow related to the acquisition of South University and for other encumbrances. The Company held $1.5 million at June 30, 2007 in escrow for future contingent payments related to the South University acquisition, which was transferred to the previous owner in fiscal 2008 due to the satisfaction of certain conditions primarily relating to the development of certain health profession programs. Restricted cash also includes an endowment of $0.5 million required by state law for two of the Company’s schools at June 30, 2008 and 2007, respectively.

Allowances for Doubtful Accounts

The Company determines its allowance for doubtful accounts for most locations primarily by categorizing gross receivables based upon enrollment status (in-school vs. out-of-school) of the student and establishing a reserve based on the likelihood of collection in consideration of the

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company’s historical experience. Student accounts are monitored through an aging process whereby past due accounts are pursued. When certain criteria are met (primarily aging past the due date by more than four months) and internal collection measures have been taken without success, the accounts of former students are placed with an outside collection agency. Student accounts in collection are reserved for at a high rate and are evaluated on a case-by-case basis before being written off.

Inventories

Inventories consist mainly of textbooks and supplies held for sale to students enrolled in the Company’s educational programs. Cost is determined using the first-in, first-out method, and inventories are valued at the lower of cost or market.

Property and Equipment

Property and equipment are recorded at their estimated cost less accumulated depreciation. As a result of the Transaction, the remaining estimated useful lives of already-existing property and equipment were reevaluated on a prospective basis using the fair values determined by an independent third party appraiser, which were reviewed and evaluated by management. These remaining useful lives ranged from 1 year to 20 years across all asset classes with the exception of buildings, whose useful lives ranged from 15 to 40 years.

The Company’s depreciation policies for assets acquired after the Transaction are as follows:

•	Buildings are depreciated over an estimated useful life of 30 years using the straight-line method.

•	Leasehold improvements and capitalized lease costs are amortized using the straight-line method over the shorter of the original lease term, exclusive of any renewal periods, or their estimated useful lives, which is generally 7 to 15 years.

•	The remainder of the Company’s property and equipment are depreciated over estimated useful lives ranging from 3 to 7 years using the straight-line method.

Accelerated depreciation methods are generally used for income tax purposes. The Company evaluates the recoverability of property and equipment with finite lives whenever events or changes in circumstances indicate the carrying amount of such assets may not be fully recoverable in accordance with SFAS No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets”.

Leases

The Company and its subsidiaries lease certain classroom, dormitory and office space as well as equipment and automobiles under operating leases. Before entering into a lease, an analysis is performed to determine whether a lease should be classified as a capital or an operating lease according to SFAS No. 13, “Accounting for Leases”, as amended (“SFAS No. 13”). The Company also leases space from time to time on a short-term basis in order to provide specific courses or programs.

Certain of the Company’s lease agreements include tenant improvement allowances. These tenant improvement allowances are recorded as leasehold improvement assets in property and equipment and deferred rent liabilities on the consolidated balance sheet. Leasehold improvement assets are amortized on a straight-line basis over the shorter of the term of the lease or useful life of the asset as additional depreciation expense while deferred rent liabilities are amortized over the term of the lease as a reduction to rent expense.

Certain of the Company’s lease agreements include rent escalation clauses, which if fixed and determinable, are recognized on a straight-line basis over the life of the lease in accordance with SFAS No. 13. Lease terms generally range from one to ten years with one or more renewal options. For leases with renewal options, the Company records rent expense and amortizes the leasehold

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

improvements on a straight-line basis over the original lease term, exclusive of the renewal period. When a renewal occurs, the Company records rent expense over the new term.

Goodwill and Other Identifiable Intangible Assets

Goodwill consists of the cost in excess of fair value of the identifiable net assets of entities acquired in business combinations. Other intangibles include student relationships, accreditation, tradenames, programs and favorable leases the Company recorded at fair value at the Transaction date. The Company uses the income approach to establish accreditation, tradename and student relationship asset fair values. Accreditations and tradenames are valued by the “relief from royalty” method, estimating the amount of royalty income that would be generated if the assets were licensed in an arms length transaction to a third party. The Company uses the discounted cash flow method to establish acquired student relationship asset values. The resulting asset value reflects the present value of the projected earnings generated by the student relationship. The cost of intangible assets with determinable useful lives is amortized over estimated useful lives ranging from 3 to 9 years. Goodwill and indefinite-lived intangibles are evaluated annually for impairment and on an interim basis if events or changes in circumstances between annual tests indicate that the asset might be impaired.

Goodwill is potentially impaired when the carrying amount of a reporting unit’s goodwill exceeds its implied fair value, as determined under a two-step approach. The first step is to determine the estimated fair value of each reporting unit. Components are combined when determining reporting units if they have similar economic characteristics. Generally, each education system that the Company operates is a reporting unit for purposes of the impairment tests.

The Company estimates the fair value of each reporting unit by estimating the present value of the reporting unit’s future cash flows. If the recorded net assets of the reporting unit are less than the reporting unit’s estimated fair value, then no impairment exists. Alternatively, if the recorded net assets of the reporting unit exceed its estimated fair value, then goodwill is potentially impaired and a second step is performed. In the second step, the implied fair value of the goodwill is determined by deducting the estimated fair value of all tangible and identifiable intangible net assets of the reporting unit from the estimated fair value of the reporting unit. If the recorded amount of goodwill exceeds this implied fair value, an impairment charge is recorded for the excess.

The impairment test for indefinite-lived assets, consisting of accreditation and tradenames, generally requires a new determination of the fair value of the intangible asset. If the fair value of the intangible asset is less than its carrying value, an impairment loss is recognized for an amount equal to the difference. The intangible asset is then carried at its new fair value.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”, which requires the use of the asset and liability method. Under this method, deferred tax assets and liabilities result from (i) temporary differences in the recognition of income and expense for financial and income tax reporting requirements, and (ii) differences between the recorded value of assets acquired in business combinations accounted for as purchases for financial reporting purposes and their corresponding tax bases. SFAS No. 109 also requires that deferred income tax assets be reduced by a valuation allowance if it is more-likely-than-not that some portion of the deferred income tax asset will not be realized.

The Company and Holdings were organized as single member limited liability companies, and therefore are disregarded entities for federal and state income tax purposes. The Predecessor consolidated group with EDMC as the parent company remains intact for federal income tax purposes and EDMC remains the corporate taxpayer for state income tax purposes. EDMC will report in its federal and state income tax returns all of the income and expense of Holdings and the Company. Therefore, the consolidated income tax provision of the Company is computed on a basis similar to

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

that of the Predecessor and reflects income tax expense based on its share of EDMC’s taxable income.

Derivative Financial Instruments

The Company utilizes interest rate swap agreements, which are contractual agreements to exchange payments based on underlying interest rates, to manage a portion of its floating rate term debt. The interest rate swap agreements qualify and are designated as cash flow hedges under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. As such, the swaps are accounted for as an asset or a liability in the consolidated balance sheets at fair value. Changes in the fair value of the interest rate swaps are recorded in other comprehensive income (loss), net of tax benefit or expense, as the hedges are deemed highly effective for accounting purposes. The fair value of the swap agreements are estimated by a qualified third party based on current settlement prices and quoted market prices of comparable contracts. The Company currently does not use derivative financial instruments for trading or speculative purposes, nor is the Company a party to leveraged derivatives.

Foreign Currency Translation

The financial position and results of operations of the Company’s foreign subsidiaries are initially measured in these entities’ functional currency, which is Canadian dollars. Accordingly, the assets and liabilities of the foreign subsidiaries are translated to U.S. dollars using the exchange rates in effect at the balance sheet date. Revenues and expenses are translated into U.S. dollars using the average monthly exchange rates. Translation adjustments resulting from this process are recorded as a separate component of equity designated as accumulated other comprehensive income (loss) in the consolidated balance sheets. Translation gains or losses during the years presented in the financial statements were not material.

Revenue Recognition

The Company’s net revenues consist of tuition and fees, student housing fees, bookstore sales, restaurant sales in connection with culinary programs, workshop fees, finance charges related to credit extended to students and sales of related study materials, reduced for student refunds and scholarships.

Tuition revenue varies based on the average tuition charge per credit hour, type of program, specific curriculum, the average student population and number of credit hours taken. The Company derived 91.2% of its net revenues from tuition and fees during each of fiscal 2008 and 2007, and 92.2% from tuition and fees during the one-month period ended June 30, 2006. Net revenues from tuition and fees represented 91.1% of total net revenues for the Predecessor period July 1, 2005 through May 31, 2006. Bookstore and housing revenues are largely a function of the average student population.

The Company bills tuition and housing revenues at the beginning of an academic term and recognizes the revenue on a pro rata basis over the term of instruction or occupancy. As some of the Company’s academic terms have starting and ending dates that differ from the Company’s fiscal quarters, at the end of each fiscal quarter the Company has tuition from academic terms where the associated revenue has not yet been earned in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. Accordingly, these amounts have been recorded as unearned tuition in the accompanying consolidated balance sheets. Advance payments represent that portion of payments received but not earned and are also recorded as a current liability in the accompanying consolidated balance sheets. These payments are typically related to future academic periods and are for the most part refundable.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

If a student withdraws from one of the Company’s schools, the standards of the U.S. Department of Education, most state education authorities that regulate the Company’s schools, the accrediting commissions that accredit the Company’s schools and the Company’s own internal policies (collectively, “Refund Policies”) limit a student’s obligation for tuition and fees to the school depending on when a student withdraws during an academic term. The terms of the Refund Policies vary by state, and the limitations imposed by the Refund Policies are generally based on the portion of the academic term that has elapsed at the time the student withdraws. The greater the portion of the academic term that has elapsed at the time the student withdraws, the greater the student’s obligation is to the school for the tuition and fees related to that academic term. The Company records revenue net of any refunds that result from any applicable Refund Policy, and at no point does the Company recognize gross revenue on amounts that will ultimately be refunded in future periods.

Costs and Expenses

Educational services expense consists primarily of costs related to the development, delivery and administration of the Company’s education programs. Major cost components are faculty compensation, administrative salaries, costs of educational materials, facility leases and school occupancy costs, information systems costs and bad debt expense.

General and administrative expense consists of marketing and student admissions expenses and certain central staff departmental costs such as executive management, finance and accounting, legal, corporate development and other departments that do not provide direct services to the Company’s education programs.

Advertising costs are expensed in the fiscal year incurred and classified as general and administrative expense in the accompanying consolidated statements of operations. The Company’s advertising expense was $162.9 million and $117.7 million during the fiscal years ended June 30, 2008 and 2007, respectively, and $10.8 million for the Successor period June 1, 2006 through June 30, 2006. The Predecessor recorded advertising expense of $80.6 million for the period July 1, 2005 through May 31, 2006.

Share-Based Payment

In August 2006, EDMC’s board of directors approved the 2006 Stock Option Plan for executive management and key personnel. As of June 30, 2008, approximately 1.7 million options were outstanding under this plan. Under SFAS No. 123R, “Share-Based Payment”, compensation expense related to these grants is not recognized until one of the conditions entitling these participants to fair value for their shares becomes probable. We did not recognize any compensation expense under SFAS No. 123R during fiscal 2008 or 2007 even though certain of our time-based stock options vested during these fiscal years because (i) shares of EDMC’s common stock that are received upon an option holder’s exercise are subject to a call right held by EDMC, which allows EDMC to repurchase such common stock at a value equal to the lesser of an option exercise price or current fair value if an employee voluntarily terminates his or her employment or is terminated for cause, and (ii) in the event that EDMC does not exercise this repurchase right, the holder is prohibited from selling the shares of common stock received upon exercise of a stock option without EDMC’s prior consent. Accordingly, the Company has not recognized compensation expense related to any options granted during the years ended June 30, 2008 or 2007. The Company also did not recognize any compensation expense during the Successor period from June 1, 2006 through June 30, 2006.

The Black-Scholes option pricing model is used to determine the fair value of time-based stock options at the grant date. In order to value its performance-based options, the Company uses a Monte Carlo simulation model. Both models require management to make certain assumptions to determine compensation expense. Such assumptions can significantly impact the fair values of stock options and

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

associated compensation expense recognized over the requisite service periods. See Note 12 for further discussion of stock-based compensation.

Segment Reporting

Effective July 17, 2006, management reorganized the way in which it operates the Company and makes business decisions. The chief operating decision maker, as defined by SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information”, allocates resources and assesses the performance of the Company at an education system level closely aligned to the brands it manages. The majority of the Company’s schools across these education systems provide services to students utilizing similar delivery methods resulting in similar long term financial performance characteristics. The Company believes that under this organization structure it meets the criteria in SFAS No. 131 for aggregating the education systems into a single reportable segment.

Contingencies

The Company accrues for contingent obligations when it is probable that a liability is incurred and the amount is reasonably estimable. As facts concerning contingencies become known, management reassesses its position and makes appropriate adjustments to its financial statements. Estimates that are particularly sensitive to future changes include tax, legal, and other regulatory matters, which are subject to change as events evolve, and as additional information becomes available during the administrative and litigation process.

Recently Issued Accounting Standards

On September 15, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for the Company’s fiscal year beginning July 1, 2008. The Company does not expect the adoption of SFAS No. 157 to have a material impact on its consolidated financial statements or disclosures.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations”, which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. The requirements of SFAS No. 141R are effective for the Company beginning July 1, 2009. The Company intends to apply the provisions of this standard for any business combination that transpires subsequent to the effective date of the standard.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an Amendment of FASB Statement 133”, which will enhance required disclosures regarding how an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for the Company beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 161 to have a material impact on its consolidated financial statements or disclosures.

3.	BUSINESS COMBINATIONS

Acquisition of Tucson entities

In June 2007, the Company completed the acquisition of two schools in Tucson, Arizona — Tucson Design College and Chaparral College — for approximately $9.9 million, including $0.8 million of cash acquired. The majority of the purchase price was allocated to goodwill. These schools have

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

been included within the Company’s existing Art Institute and Brown Mackie College education systems, respectively.

The Transaction

The Transaction was completed on June 1, 2006 and was financed by a combination of equity invested by the Sponsors and other investors, borrowings under the Company’s senior secured credit facilities, the issuance by the Company and Education Management Finance Corporation of senior notes due 2014 and senior subordinated notes due 2016, and EDMC’s cash on hand. See Note 8 for a description of the Company’s indebtedness. These funds, net of proceeds from the exercise of outstanding stock options, were used to purchase all EDMC’s shares of common stock that were issued and outstanding immediately prior to the completion of the Transaction.

Sources and Uses:

The sources and uses of the funds for the Transaction are shown in the table below (in thousands):

Sources of Funds:

Revolving credit facility	$50,000
Cash and cash equivalents from Predecessor(1)	374,078
Senior secured term loan facilities, due 2013 at 7.63%	1,185,000
Senior notes due 2014 at 8.75%	375,000
Senior subordinated notes due 2016 at 10.25%	385,000
Equity contribution by Sponsors and other investors	1,300,000

Total sources of funds	$3,669,078

Uses of Funds:

Equity purchase price(2)	$3,380,598
Cash and cash equivalents to Successor(1)	147,750
Debt issuance costs	59,574
Transaction costs in purchase price(3)	45,387
Transaction costs incurred by Predecessor(4)	30,279
Prepaid advisory fees	2,932
Other	2,558

Total uses of funds	$3,669,078

(1)	Excludes restricted cash.

(2)	The holders of outstanding shares of common stock were paid $43.00 in cash per share, in connection with the Transaction. There were no outstanding shares of preferred stock at the date of the Transaction. The equity purchase price is reduced by the stock option proceeds of $100.2 million.

(3)	Represents fees and expenses associated with the Transaction paid by the Successor including accounting, legal and investment banking fees and transaction fees paid to affiliates of the Sponsors, as well as other transaction costs and professional fees.

(4)	Represents fees and expenses associated with the Transaction paid by the Predecessor, including investment banking, legal and other professional fees.

Purchase Price Allocation:

The purchase price included the $3.4 billion purchase of the outstanding common stock and settlement of stock options outstanding, and transaction costs of $105.0 million, of which $59.6 million was allocated to the cost of issuing debt while the remaining $45.4 million was included in the overall purchase price.

Under business combination accounting, the total purchase price was allocated to the Company’s net tangible and identifiable intangible assets based on their estimated fair values as of June 1, 2006 as set forth below. The excess of the purchase price over the net tangible and

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

identifiable intangible assets was recorded as goodwill. The allocation of the purchase price for property and equipment, intangible assets and deferred income taxes was based upon valuation data at the date of the Transaction; the estimates and assumptions were subject to change during the allocation period as defined by SFAS No. 141. See Note 6 for the adjustments made to goodwill during fiscal 2007 and 2008.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed, as originally allocated (in thousands):

Property and equipment	$368,665
Other long-term assets	17,202
Intangible assets	518,666
Goodwill	2,568,034
Net current assets acquired	340,179
Deferred income tax liabilities	(217,625)
Deferred rent and other long-term liabilities	(63,895)
Debt assumed	(5,055)

Total purchase price allocation	$3,526,171

A summary of the allocation of purchase price to tangible and identifiable intangible assets, other than goodwill, is as follows:

	FMV	Weighted-
Asset Class	(In thousands)	Average Life

Property and Equipment:
Land	$17,805	Indefinite
Buildings and improvements	71,880	26.6
Leasehold improvements and capitalized lease costs	145,362	10.3
Furniture and equipment	44,173	3.2
Technology and other equipment	64,170	3.1
Software	13,033	5.1
Library books	12,242	3.4

Total	$368,665

Intangible Assets:
Tradename-Art Institutes	$330,000	Indefinite
Licensing, accreditation & Title IV program participation	114,000	Indefinite
Student relationships	39,000	4.5
Favorable leases	16,235	6.0
Programs	10,000	6.4
Online curriculum	6,431	3.3
Tradename-Argosy University	3,000	9.0

Total	$518,666

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Unaudited pro forma financial information:

The following unaudited pro forma results of operations assume that the Transaction occurred as of the beginning of fiscal 2006 and was reflected in the Company’s results from that date. This unaudited pro forma information should not be relied upon as necessarily being indicative of the historical results that would have been obtained if the Transaction had actually occurred at the beginning of the period presented, nor of the results that may be obtained in the future. The pro forma adjustments include the effect of purchase accounting adjustments, transaction costs (including stock-based compensation charges due to the acceleration of stock options in connection with the Transaction), interest expense and related tax effects.

Year Ended
June 30, 2006
(In thousands)

Net revenues	$1,170,160
Net loss	(33,396)

Transaction Costs incurred by Predecessor:

During the period from July 1, 2005 through May 31, 2006, the Predecessor recorded costs associated with the Transaction of $52.8 million. These costs consist of $29.4 million of accounting, investment banking, legal and other professional fees, $9.9 million of employee compensation and payroll taxes, and a $13.5 million non-cash charge for stock compensation resulting from the acceleration of stock options and restricted stock.

4.	OTHER CURRENT ASSETS

Other current assets consisted of the following at June 30 (in thousands):

	2008	2007

Tenant improvement receivables	$21,607	$14,769
Prepaid rent	1,358	1,687
Prepaid advisory fees	2,500	2,521
Prepaid software licenses	1,386	1,409
Prepaid insurance	1,337	1,633
Prepaid service contracts	3,848	980
Other	5,292	3,422

Total other current assets	$37,328	$26,421

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30 (in thousands):

Asset Class	2008	2007

Land	$17,805	$17,805
Buildings and improvements	73,428	72,847
Leasehold improvements and capitalized lease costs	291,132	206,696
Furniture and equipment	85,868	63,176
Technology and other equipment	134,667	94,198
Software	32,768	19,835
Library books	24,348	18,005

Total	660,016	492,562
Less accumulated depreciation	155,456	76,168

Property and equipment, net	$504,560	$416,394

Depreciation and amortization expense on property and equipment was $80.9 million and $71.2 million, respectively, for the years ended June 30, 2008 and 2007, $5.7 million for the Successor period June 1, 2006 through June 30, 2006, and $58.9 million for the Predecessor period July 1, 2005 through May 31, 2006. Such expense includes amortization of capital lease assets under SFAS No. 13, as well as approximately $4.5 million of impairment charges related to fixed assets at certain schools in fiscal 2008.

6.	GOODWILL AND INTANGIBLE ASSETS

The Company made certain adjustments to the allocation of the purchase price from the Transaction during the year ended June 30, 2007. The preliminary allocation of the purchase price for property and equipment, intangible assets and deferred income taxes was based on valuation data and management’s estimates and assumptions, which were subject to change during the allocation period as more information became available. Changes in goodwill during the year ended June 30, 2008 were primarily the result of the adoption of a new accounting standard, FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109” (“FIN 48”). The following table summarizes changes in goodwill during the fiscal years ended June 30, 2007 and 2008 (in thousands):

Balance at June 30, 2006	$2,568,034
Additional goodwill from acquisitions of schools	8,246
Additional adjustments to fair value subsequent to Transaction	(225)

Balance at June 30, 2007	$2,576,055
Adoption of FIN 48	9,441
Other adjustments, net	85

Balance at June 30, 2008	$2,585,581

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Intangible assets other than goodwill consisted of the following amounts at June 30 (in thousands):

	2008		2007
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
Asset Class	Amount	Amortization	Amount	Amortization

Tradename-Art Institutes	$330,000	$—	$330,000	$—
Tradename-Argosy University	3,000	(694)	3,000	(361)
Licensing, accreditation and Title IV program participation	112,179	—	112,179	—
Curriculum and programs	23,200	(8,989)	19,507	(4,835)
Student contracts, applications & relationships	39,511	(23,325)	39,511	(11,856)
Favorable leases and other	16,409	(7,438)	16,391	(3,969)

Total intangible assets	$524,299	(40,446)	$520,588	$(21,021)

State authorizations and accreditations of the Company’s schools are renewed over time in cycles ranging from every year to up to every ten years depending upon government and accreditation regulations. The Company considers these renewal processes to be a routine aspect of the overall business and therefore assigned these assets indefinite lives.

Amortization of intangible assets was $19.4 million and $19.3 million during the years ended June 30, 2008 and 2007, respectively, $1.7 million for the Successor period June 1, 2006 through June 30, 2006, and $4.0 million for the Predecessor period July 1, 2005 through May 31, 2006. Amortization in the year ended June 30, 2008 included approximately $1.0 million of impairment charges at certain schools.

Total estimated amortization of the Company’s intangible assets for each of the years ended June 30, 2009 through 2013 and thereafter is as follows (in thousands):

Amortization
Fiscal Years	Expense

2009	$16,707
2010	7,424
2011	6,091
2012	5,026
2013	2,679
Thereafter	3,747

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	ACCRUED LIABILITIES

Accrued liabilities consist of the following at June 30 (in thousands):

	2008	2007

Payroll and related taxes	$58,720	$47,533
Capital expenditures	18,359	9,377
Advertising	11,770	7,397
Interest	11,084	27,987
Benefits	4,857	2,946
Other	23,608	17,552

Total accrued liabilities	$128,398	$112,792

8.	SHORT TERM AND LONG TERM DEBT

On June 1, 2006, in connection with the Transaction, the Company (i) entered into a new $1,485.0 million senior secured credit facility, consisting of a $1,185.0 million term loan facility with a seven year maturity and a $300.0 million revolving credit facility with a six year maturity, and (ii) issued an aggregate of $760.0 million of senior notes and senior subordinated notes. On February 27, 2008 the Company increased the revolving credit facility to $322.5 million through increased bank participation; there were no amendments to the existing credit agreement and no loan fees paid in connection with this increase. Borrowings on the revolving credit facility outstanding at June 30, 2008 and 2007 are classified as short-term debt on the balance sheet as each year’s outstanding balance was repaid in full on the first business day of the following fiscal year. In both fiscal year end periods, the Company borrowed in order to satisfy certain year-end regulatory financial ratios at June 30.

Short-Term Debt:

At June 30, 2008 and 2007, $120.0 million and $90.0 million, respectively, was outstanding under the $322.5 million revolving credit facility. Outstanding letters of credit totaling $94.3 million at June 30, 2008 reduced availability of borrowings under the revolving credit facility, leaving $108.2 million of available borrowings under the facility. The interest rate on outstanding borrowings on the revolving credit facility at June 30, 2008 and 2007 was 5.75% and 9.25%, respectively, which equals prime plus a margin of 0.75% and 1.00%, respectively. The applicable margin for borrowings under the revolving credit facility can change dependent on certain leverage ratios. The Company is obligated to pay a 0.375% rate per annum commitment fee on undrawn amounts under the revolving credit facility, which also varies based on certain leverage ratios. The revolving credit facility is secured by certain of the Company’s assets and is subject to the Company’s satisfaction of certain covenants and financial ratios described elsewhere in this footnote.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Long-Term Debt:

The Company’s long-term debt consisted of the following at June 30 (in thousands):

	2008	2007

Senior secured term loan facility, due 2013	$1,138,677	$1,176,113
Senior notes due 2014 at 8.75%	375,000	375,000
Senior subordinated notes due 2016 at 10.25%	385,000	385,000
Capital leases	1,364	2,244
Mortgage debt of consolidated entities	1,404	1,622

Total long term debt	1,901,445	1,939,979
Less current portion	12,862	38,121

Total long term debt, less current portion	$1,888,583	$1,901,858

Senior Secured Credit Facility

The Company issued $1,185.0 million of term loans on June 1, 2006 under the senior secured credit facility. The term loans bore interest at a rate equal to LIBOR plus an applicable margin or, at the Company’s option, an applicable margin plus an alternative base rate determined by reference to the higher of (1) the prime rate of interest quoted in the Wall Street Journal Money Rates Section and (2) the federal funds rate plus 1/2 of 1%. The applicable margin for borrowings under the secured credit facility may be reduced subject to satisfying certain leverage ratios.

On February 13, 2007, the Company amended and restated the senior secured term loan facility to decrease the interest rate on the outstanding indebtedness to LIBOR plus an applicable margin of 2.0% from LIBOR plus an applicable margin spread of 2.5%. The amendment and restatement of the senior secured term loan facility was accounted for under Emerging Issues Task Force 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” in which the old and new debt agreements were not considered substantially different.

The applicable margin spread was further reduced to 1.75% on May 18, 2007 as a result of the Company’s leverage ratio falling below 5.5 to 1.0 at March 31, 2007. The interest rate on the senior secured term loan facility was 4.563% and 7.125% at June 30, 2008 and 2007, respectively.

All obligations under the senior secured credit facilities, including the revolving credit facility, are unconditionally guaranteed by Holdings and all of the Company’s subsidiaries other than subsidiaries that own or operate a school and inactive subsidiaries that have less than $100,000 of assets. The senior secured credit facilities are also secured by pledges of the capital stock of the Company and each guarantor and a security interest in, and mortgages on, substantially all the tangible and intangible assets of the Company and each guarantor.

The senior secured credit facilities require the Company to prepay outstanding term loans, subject to certain exceptions, with excess cash flow and in the event of certain asset sales, casualty and condemnation events and issuances of debt. In addition, the Company is required to make installment payments on the outstanding term loans in quarterly principal amounts of 0.25% of their funded total principal amount for the first six years and nine months, with the remaining amount payable on June 1, 2013.

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to incur additional indebtedness, pay dividends and distributions on or repurchase capital stock, create liens on assets, enter into sale and leaseback transactions, repay subordinated indebtedness, make investments, loans or advances, make capital expenditures, engage in certain transactions with affiliates, amend certain material

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

agreements, change its lines of business, sell assets and engage in mergers or consolidations. In addition, the Company is required to satisfy and maintain a maximum total leverage ratio and a minimum interest coverage ratio under the senior secured credit facilities.

Senior Notes Due 2014 and Senior Subordinated Notes Due 2016

The Company issued the senior notes due 2014 and senior subordinated notes due 2016 on June 1, 2006 in connection with the closing of the Transaction. The senior notes due 2014 and senior subordinated notes due 2016 are guaranteed by all of the Company’s subsidiaries other than any subsidiary that owns or operates a school or has been formed for such purpose and has no material assets.

The $375.0 million of senior notes due 2014, which bear interest at 8.75%, are senior unsecured obligations that rank senior in right of payment to future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior notes, including the senior subordinated notes due 2016. The senior notes (i) rank equally in right of payment to all existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior notes, (ii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, and (iii) are structurally subordinated to all obligations of each subsidiary of the Company that is not a guarantor of the senior notes.

The $385.0 million of senior subordinated notes due 2016, which bear interest at 10.25%, are unsecured senior subordinated obligations that are subordinated in right of payment to the existing and future senior debt, including the senior secured credit facilities and the senior notes due 2014. The senior subordinated notes (i) are senior in right of payment to all future subordinated debt, (ii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, and (iii) are structurally subordinated to all obligations of each subsidiary of the Company that is not a guarantor of the senior subordinated notes.

Interest on the senior notes due 2014 and senior subordinated notes due 2016 is payable semi-annually commencing on December 1, 2006. The senior notes due 2014 and senior subordinated notes due 2016 are redeemable in whole or in part, at the option of the Company, at any time at varying redemption prices that generally include premiums, which are defined in the applicable indentures. In addition, upon a change of control, the Company is required to make an offer to redeem all of the senior notes and senior subordinated notes at a redemption price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest.

The indentures governing the senior notes due 2014 and senior subordinated notes due 2016 contain a number of covenants that restrict, subject to certain exceptions, the Company’s ability and the ability of its restricted subsidiaries to incur additional indebtedness or issue certain preferred shares, pay dividends on or make other distributions in respect of its capital stock or make other restricted payments, make certain investments, enter into certain types of transactions with affiliates, create liens securing certain debt without securing the senior notes due 2014 or senior subordinated notes due 2016, as applicable, sell certain assets, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and designate its subsidiaries as unrestricted subsidiaries.

Other indebtedness

The Company has a 1% general partnership interest in a consolidated entity that has an outstanding mortgage on one of the Company’s leased facilities in the amount of approximately $1.4 million at June 30, 2008. The Company would be required to perform under these guarantees if the subsidiary could not satisfy the obligations. The Company has no guarantees for any unconsolidated entities.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company had outstanding letters of credit of $94.3 million at June 30, 2008, including several letters of credit to the U.S. Department of Education for $92.4 million. The U.S. Department of Education requires the Company to maintain a $91.9 million letter of credit due to the Company’s failure to satisfy certain regulatory financial ratios after giving effect to the Transaction. Outstanding letters of credit reduce the availability of the Company to borrow funds under its $322.5 million revolving credit facility.

As of June 30, 2008, future annual principal payments on long-term debt related instruments are as follows (in thousands):

Fiscal Year:

2009	12,864
2010	12,610
2011	12,120
2012	9,150
2013	1,094,524
Thereafter	760,177

Total	$1,901,445

9.	DERIVATIVE INSTRUMENTS

The Company utilizes interest rate swap agreements, which are contractual agreements to exchange payments based on underlying interest rates, to manage the floating rate portion of its term debt. On June 6, 2006, the Company entered into two five-year interest rate swap agreements, for a total notional amount of $750.0 million, in order to hedge a portion of its exposure to variable interest payments associated with the senior secured credit facilities. The interest rate swaps are for $375.0 million effective July 1, 2006 and $375.0 million effective July 3, 2006. Under the terms of the interest rate swaps, the Company receives payments based on variable interest rates based on the three month LIBOR and makes payments based on a fixed rate of 5.397%. The net receipt or payment from the interest rate swap agreements is recorded in interest expense. The interest rate swaps are designated and qualify as cash flow hedges under SFAS No. 133. As such, the swaps are recorded as an asset or a liability in the consolidated balance sheet at fair value. The fair values of the swap agreements are estimated by a qualified third party based on current settlement prices and quoted market prices of comparable contracts. For the fiscal year ended June 30, 2008, the Company recorded an unrealized after-tax loss of $23.3 million in other comprehensive income (loss) related to the change in market value on the swap agreements. At June 30, 2008, there was a cumulative unrealized net loss of $24.4 million, net of tax, related to the swaps included in accumulated other comprehensive income on the Company’s consolidated balance sheet, which may be immediately recognized in the consolidated statement of operations if future events cause the loss of treatment as cash flow hedges as required by SFAS No. 133.

10.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying amounts and fair values of financial instruments as of June 30 (in thousands):

	2008		2007
	Carrying Value	Fair Value	Carrying Value	Fair Value

Fair value of interest rate swaps	$38,916	$38,916	$1,890	$1,890
Variable rate debt	$1,138,677	$1,058,970	$1,176,113	$1,163,045
Fixed rate debt	$762,768	$710,555	$763,866	$785,804

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, to the extent the underlying liabilities will be settled in cash, approximated carrying values because of the short-term nature of these instruments. The derivative financial instruments are carried at fair value, which is based on the amount the Company would pay to terminate the agreements. The fair values of the Company’s debt were determined based on each investment’s trading value at June 30.

11.	INCOME TAXES

The composition of income (loss) before taxes from domestic and foreign locations is as follows (in thousands):

	Successor			Predecessor
			Period from	Period from
	For the Fiscal	For the Fiscal	June 1, 2006	July 1, 2005
	Year Ended	Year Ended	through	through
	June 30, 2008	June 30, 2007	June 30, 2006	May 31, 2006
Income (loss) before taxes:
Domestic	$103,801	$57,283	$(34,170)	$169,759
Foreign	2,048	2,038	2,102	4,250

	$105,849	$59,321	$(32,068)	$174,009

The components of the income tax provision (benefit) reflected in the accompanying consolidated statements of operations are as follows (in thousands):

	Successor			Predecessor
			Period from	Period from
	For the Fiscal	For the Fiscal	June 1, 2006	July 1, 2005
	Year Ended	Year Ended	through	through
	June 30, 2008	June 30, 2007	June 30, 2006	May 31, 2006
Current taxes (benefit):
Federal	$51,406	$16,741	$(10,211)	$67,823
State and local	10,347	7,519	(3,397)	14,203
Tax benefit of stock options	—	—	(39,656)	(5,000)

Total current tax provision (benefit)	61,753	24,260	(53,264)	77,026
Deferred tax provision (benefit)	(20,609)	2,868	1,199	(8,423)
Tax benefit of stock options	—	—	39,656	5,000

Total provision (benefit) for income taxes	$41,144	$27,128	$(12,409)	$73,603

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The provision for (benefit from) income taxes reflected in the accompanying consolidated statements of operations varies from the amounts that would have been provided by applying the United States federal statutory income tax rate to earnings before income taxes as shown below:

	Successor			Predecessor
			Period from	Period from
	For the Fiscal	For the Fiscal	June 1, 2006	July 1, 2005
	Year Ended	Year Ended	through	through
	June 30, 2008	June 30, 2007	June 30, 2006	May 31, 2006
U.S. Federal statutory income tax rate	35.0%	35.0%	35.0%	35.0%
State and local income taxes, net of U.S. federal income tax benefit	3.1%	5.7%	16.2%	7.1%
Increase (decrease) in valuation allowance	1.4%	9.4%	(10.3)%	3.4%
Permanent items	(1.3)%	(3.1)%	(2.1)%	2.3%
Stock options	0.0%	0.0%	0.0%	(5.5)%
Effect of FIN 48	1.5%	0.0%	0.0%	0.0%
Other, net	(0.8)%	(1.3)%	(0.1)%	0.0%

Effective income tax rate	38.9%	45.7%	38.7%	42.3%

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net deferred income tax assets (liabilities) consist of the following at June 30:

	2008	2007
Current deferred tax assets:
Allowance for doubtful accounts	$20,938	$15,005
Accrued wages	4,942	—
Other	1,652	1,101

Gross current deferred tax assets	27,532	16,106
Less valuation allowance	(2,180)	(786)

Total current deferred tax assets	$25,352	$15,320

Noncurrent deferred tax assets:
Interest rate swap	$16,965	$827
Deferred liabilities	11,089	9,167
Foreign and state net operating losses	11,635	14,013
Other	8,838	1,209

Gross noncurrent deferred tax assets	48,527	25,216
Less valuation allowance	(20,297)	(18,333)

Total noncurrent deferred tax assets	$28,230	$6,883

Noncurrent deferred tax liabilities:
Intangibles	$210,845	$213,044
Other	3,903	10,115

Total noncurrent deferred tax liabilities	$214,748	$223,159

Total net noncurrent deferred tax liabilities	$186,518	$216,276

At June 30, 2008, the Company had state net operating loss carry forwards of approximately $83.8 million available to offset future taxable income and a related deferred tax asset of $5.9 million. The carry forwards expire at varying dates beginning in fiscal 2008 through fiscal 2027. The Company has determined that it is currently “more likely than not” that the deferred tax assets associated with $80.4 million of its state net operating loss carry forwards will not be realized and has established a valuation allowance equal to the gross deferred tax asset balance of $5.8 million related to these net operating loss carry forwards. In addition, certain of the Company’s state net operating losses may be subject to annual limitation due to these states’ adoption of the ownership change limitations imposed by Internal Revenue Code Section 382 or similar state provisions, which could result in the expiration of these state net operating loss carryforwards before they can be utilized.

At June 30, 2008, the Company had Canadian net operating loss carry forwards of approximately $19.0 million available to offset future taxable income and a related deferred tax asset of $5.7 million. The carry forwards expire at varying dates beginning in fiscal 2008 through fiscal 2025. At June 30, 2008, the Company had additional Canadian deferred tax assets of $1.0 million related to temporary items. The Company has determined that it is currently “more likely than not” that the deferred tax assets related to its Canadian net operating losses and temporary items will not be realized and has established a valuation allowance equal to the gross deferred tax assets. Under FASB Statement 109, as a result of the purchase accounting associated with the Transaction, the future release of the valuation allowance against the Canadian deferred tax assets upon utilization of those deferred tax assets will reduce goodwill and correspondingly increase the deferred tax provision.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On July 13, 2006, the FASB issued FIN 48, which clarifies the accounting for income taxes in an enterprise’s financial statements. FIN 48 prescribes the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. Under FIN 48, the tax benefit associated with a position taken on a tax return may be recognized in the financial statements when the tax position is at least more-likely-than-not to be sustained upon examination by a taxing authority. The amount of the tax benefit that may be recognized in the financial statements is then measured as the largest amount of benefit that is more-likely-than-not to be realized upon effective settlement. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The recognition and measurement of tax benefits associated with uncertain income tax positions under FIN 48 requires the use of judgment and estimates by management, which are inherently subjective. Changes in judgment about uncertain tax positions taken in previous periods may result from new information concerning an uncertain tax position, completion of an audit or the expiration of statutes of limitation. These changes may create volatility in the Company’s effective tax rate in future periods.

The Company adopted the provisions of FIN 48 on July 1, 2007. As a result of adopting FIN 48, the Company increased its liability for uncertain tax benefits by $18.5 million, which resulted in a charge to retained earnings of $1.3 million that was recorded as a cumulative effect adjustment for a change in accounting principle to member’s equity as of July 1, 2007, an increase in goodwill of $10.2 million and an increase in deferred tax assets of $7.8 million. The Company’s total liability for uncertain tax benefits as of July 1, 2007 was $29.0 million, excluding the indirect benefits associated with state taxes and interest that were recorded as deferred tax assets. This liability includes $1.8 million of interest on uncertain tax positions. The Company did not accrue any penalties on uncertain tax positions. The amount of unrecognized tax benefits as of the date of adoption that, if recognized in future periods, would impact the Company’s effective tax rate is $1.8 million.

A reconciliation of the beginning and ending balance of unrecognized tax benefits is as follows (in thousands):

Unrecognized tax benefits at July 1, 2007	$27,245
Increase in prior year unrecognized tax benefits	762
(Decrease) in prior year unrecognized tax benefits	(3,031)
Increase in current year unrecognized tax benefits	92
(Decrease) in unrecognized tax benefits due to settlement	—
(Decrease) in unrecognized tax benefits due to the expiration of statutes of limitation	(1,825)

Unrecognized tax benefits at June 30, 2008	$23,243

Approximately $3.5 million of the total amount of unrecognized tax benefits at June 30, 2008 would affect the annual effective tax rate if recognized. The Company is unaware of any positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company classifies interest expense and penalties accrued in connection with unrecognized tax benefits as income tax expense in its consolidated statement of operations. This classification is consistent with the Company’s past accounting policy for interest and penalties related to tax liabilities. The total amount of interest recognized in the statement of operations for fiscal 2008 is $1.1 million. No penalties were recognized during fiscal 2008.

The statutes of limitation for the Company’s U.S. income tax returns are closed for years through fiscal 2004. The Internal Revenue Service (IRS) has concluded its examination of the Company’s U.S. income tax return for fiscal year 2005. The IRS accepted the fiscal 2005 tax return as filed. While

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the IRS has completed its examination of the Company’s fiscal 2005 U.S. income tax return, the statute of limitations remains open with respect to that year through March 15, 2009.

The statutes of limitation for the Company’s state and local income tax returns for prior periods vary by jurisdiction. However, the statutes of limitation with respect to the major jurisdictions in which the Company files state and local tax returns are generally closed for years through fiscal 2003.

12.	SHARE-BASED PAYMENT

Successor

2006 Stock Option Plan

In August 2006, EDMC’s board of directors approved the 2006 Stock Option Plan (the “Option Plan”), which authorized equity awards to be granted for up to 1,368,421 shares of EDMC’s common stock. The Option Plan was amended during fiscal 2007 to increase the number of available shares to 1,845,171. Under the Option Plan, certain management and key employees of the Company have been or will be granted a combination of time-based options and performance-based options to purchase common stock issued by EDMC. Both types of grants are subject to certain conditions defined in the Option Plan and in EDMC’s Amended and Restated Shareholders’ Agreement, other than the passage of time, that must occur in order for the participants to receive fair market value for their options such as an initial public offering or a change in the ownership of EDMC.

The Amended and Restated Shareholders’ Agreement contains a call right that gives EDMC the option, not obligation, to repurchase shares issued pursuant to the exercise of stock options to employees who terminate employment with the Company. The purchase price of EDMC’s call option depends on the circumstances under which an employee terminates employment with the Company. If a participant in the Option Plan were to terminate employment, EDMC’s exercise of a repurchase right under the Amended and Restated Shareholders’ Agreement on shares received by the former employee through the exercise of stock options may require equity awards to be expensed in the Company’s statement of operations in the period in which the termination occurs. No outstanding options were exercised during any of the Successor periods.

As a result of the Transaction, the Company was required to reassess the assumptions used in estimating the fair value of options granted to employees. Because of the fact that EDMC’s stock is not publicly traded as the Predecessor’s was, an evaluation of the most appropriate fair value technique as well as how to apply the assumptions used in the fair value calculation was conducted. The Company decided that the continued use of a Black-Scholes method to estimate the fair value of time-based options was appropriate. In order to estimate the fair values of performance-based awards, the Company uses a Monte Carlo simulation model based on the assumptions used in the time-based options’ Black-Scholes model.

Generally, the option term on 2008 and 2007 grants was determined using a simplified method based on the average of the weighted vesting term and the contractual term of the options, except for one individual whose previous option exercise activity allowed for an empirical approach to be used. Expected volatility was determined using historical volatility of a seven-company peer group, all of which have stock that is publicly traded. The risk-free interest rate assumption was determined using the yield on a zero-coupon U.S. Treasury strip by extrapolating to a forward-yield curve. The forfeiture rate was determined using a historical forfeiture rate based on the Predecessor’s activity. Finally, as EDMC does not currently declare dividends or intend to do so in the short term, a dividend yield of zero was used.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Below is a summary of the weighted-average assumptions used for time-based options granted during the years ended June 30:

	2008	2007

Weighted average fair value of options	$43.80	$28.55
Expected dividend yield	0.0%	0.0%
Expected volatility	42.8%	39.9%
Risk-free interest rate	3.6%	4.6%
Expected forfeiture rate	12.4%	12.4%
Expected term	6.5 years	6.5 years

Time-based options granted during fiscal 2008 are as follows:

			Weighted
		Weighted	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
	Options	Price	Term (yrs)	(In thousands)

Outstanding at June 30, 2007	902,260	$52.23
Granted	37,790	$90.61
Exercised	—	—
Forfeited	(65,492)	$50.44

Outstanding at June 30, 2008	874,558	$54.05	8.5	$36,683

Exercisable at June 30, 2008	284,538	$51.43	8.3	$12,683

Below is a summary of the weighted-average assumptions used for performance-based options granted during the years ended June 30:

	2008	2007

Weighted average fair value of options	$22.81	$10.27
Expected dividend yield	0.0%	0.0%
Expected volatility	39.5%	37.2%
Risk-free interest rate	3.2%	4.5%
Expected forfeiture rate	12.4%	12.4%
Expected term	3.2 years	3.8 years

Performance-based options granted during fiscal 2008 are as follows:

			Weighted
		Weighted	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
	Options	Price	Term (yrs)	(In thousands)

Outstanding at June 30, 2007	877,261	$52.23
Granted	37,790	$90.61
Exercised	—	—
Forfeited	(65,492)	$50.44

Outstanding at June 30, 2008	849,559	$54.03	8.5	$35,658

Exercisable at June 30, 2008	—	—	—	—

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Time-based options vest ratably over the applicable service period, which is generally five years, on each anniversary of the date of grant. Performance-based options vest upon the attainment of specified returns on capital invested in EDMC by Providence Equity Partners and Goldman Sachs Capital Partners (together, the “Principal Shareholders”). Time-based and performance-based options also generally vest upon a change in control event, subject to certain conditions, and expire ten years from the date of grant. The aggregate intrinsic values in the tables above represent the pre-tax differences between the estimated fair market value of EDMC common stock at June 30, 2008 and the exercise price of each outstanding and exerciseable stock option had the option holders been able to receive fair market value through the exercise of their options on June 30, 2008.

At June 30, 2008, the Company considered the conditions entitling the option holders to the fair value for their shares to be less than probable in accordance with SFAS No. 5, “Accounting for Contingencies” as defined by SFAS No. 123R. Under SFAS No. 123R, compensation expense on the grants is not recognized until one of the conditions entitling these participants to fair value for their shares becomes probable. Accordingly, the Company has not recognized compensation expense related to either time-based or performance-based grants during the years ended June 30, 2008 or 2007. The total amount of unrecognized compensation cost over the vesting periods of all options, net of expected forfeitures, is $34.1 million at June 30, 2008. The restrictions on option holders to obtain fair value for their shares will terminate in the event of a qualified initial public offering under the terms of EDMC’s Amended and Restated Shareholders’ Agreement.

Long Term Incentive Compensation Plan

EDMC also adopted the Long-Term Incentive Compensation Plan (the “LTIC Plan”) during fiscal 2007. The LTIC Plan consists of a bonus pool that is valued based on returns to the Principal Shareholders in connection with a change in control of EDMC. Approximately 700,000 units were outstanding under the LTIC Plan at June 30, 2008, out of a total of 1,000,000 units authorized. Each unit represents the right to receive a payment based on the value of the bonus pool. As the contingent future events that would result in value to the unit-holders are not probable to occur at June 30, 2008, no compensation expense has been recognized by the Company during any of the Successor periods related to these units. The plan is currently being accounted for as a liability-plan as the units must be settled in cash if a realization event were to occur prior to an initial public offering by EDMC. After the completion of an initial public offering, the units may be settled in shares of common stock or cash at the discretion of EDMC’s board of directors.

Predecessor:

The Predecessor maintained a 1996 Stock Incentive Plan and a 2003 Incentive Plan for directors, executive management and key personnel, which provided for the issuance of stock-based incentive awards. An aggregate of 12,000,000 and 5,400,000 shares of Common Stock were reserved for issuance under the 1996 Stock Incentive Plan and 2003 Stock Incentive Plan, respectively. All grants for the period from July 1, 2005 through May 31, 2006 provide for time-based vesting over two years.

Effective July 1, 2005, the Predecessor adopted the fair value recognition provisions of SFAS No. 123R using the modified prospective transition method; therefore, the Predecessor has not restated results for prior periods. Under this transition method, stock-based compensation expense for the 11-month period ended May 31, 2006 includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of July 1, 2005, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”. Stock-based compensation expense for all stock-based compensation awards, which include stock options and restricted stock units, granted after July 1, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R. During the period from July 1, 2005 through May 31, 2006, the Predecessor recognized these compensation

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

costs on a straight-line basis over the requisite service period of the awards, which is generally the option vesting term.

As a result of adopting SFAS No. 123R, income before taxes and net income for the Predecessor period July 1, 2005 through May 31, 2006 was $14.1 million and $8.1 million lower, respectively than if EDMC had continued to account for share-based compensation under APB 25. Then, prior to the consummation of the Transaction, the remaining $18.7 million of unrecognized compensation cost relating to stock options and restricted stock was accelerated and recorded as compensation expense, due primarily to the removal of vesting limitations to the award holders. Therefore, the total non-cash charges under SFAS No. 123R during the period from July 1, 2005 to May 31, 2006 was $32.2 million, of which $13.4 million related to stock options and $17.8 million related to restricted stock.

The Predecessor estimated the fair value of each option award on the date of grant using a Black-Scholes option valuation model and the assumptions in the following table. The risk free interest rate for the periods within the contractual life of the option was generally based on United States Treasury yields at the date of grant. The Predecessor assumed no dividend since it had historically not paid and did not expect to pay dividends in the immediate future. The Predecessor used historical option exercise and termination data behavior to estimate the expected life of an option grant. Expected volatilities were based on historical volatility of the Predecessor’s stock price.

Eleven Months
Ended May 31,
2006

Risk-free interest rate	3.94%
Expected dividend yield	—
Expected life of options (years)	4.5
Expected volatility rate	30.90%

Prior to the adoption of SFAS No. 123R, the Predecessor presented all tax benefits of deductions resulting from the exercise of stock options as operating cash flows in the statements of cash flows. SFAS No. 123R requires the cash flows resulting from the tax benefits due to tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash flows, with a corresponding reduction to operating cash flows. The total income tax benefit recognized in the statement of operations for share-based compensation plans was $11.8 million for the period July 1, 2005 through May 31, 2006.

Below is a summary of stock options maintained by the Predecessor for the period from July 1, 2005 through May 31, 2006.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Period from July 1, 2005
	through May 31, 2006
		Weighted
		Average
		Exercise
	Options	Price

Outstanding, beginning of period	5,318,964	$22.28
Granted	32,575	32.16
Exercised	807,113	18.44
Forfeited	153,602	29.20

Outstanding, end of period	4,390,824	$22.82

Exercisable, end of period	4,390,824

As described above, all outstanding unvested stock options were fully vested and settled in connection with the Transaction.

During the period from July 1, 2005 through May 31, 2006, the Predecessor granted shares of restricted stock to non-employee directors, executive management and key personnel under the 2003 Incentive Plan. The restricted stock awards entitled the holder to shares of common stock as the award vested, including in connection with a change in control of the Predecessor. The Predecessor measured the fair value of restricted stock awards based upon the market price of the underlying common stock at the date of grant. Restricted stock expense was amortized over the applicable vesting period using the straight line method. As of the date of the Transaction, all 561,768 shares of outstanding restricted stock became vested, as described above.

The Predecessor also maintained an employee stock purchase plan. The employee stock purchase plan allowed eligible employees of the Predecessor to purchase, at a discount, up to an aggregate of 3,000,000 shares of common stock through periodic payroll deduction. The Predecessor issued 70,496 shares of common stock under the employee stock purchase plan during the 11-month Predecessor period ended May 31, 2006. The purchase price discount for participants in the employee stock purchase plan was 5% during the 2006 period.

In addition to the above, the Predecessor’s retirement plan had an employee stock ownership plan (“ESOP”) feature which permitted the Predecessor to make contributions of its common stock to the ESOP for the benefit of its employees. The Predecessor was not under any obligation to make ESOP contributions to the Plan, but they could do so at its discretion. The Predecessor did not make any ESOP contributions during the period July 1, 2005 through May 31, 2006.

13.	OTHER EMPLOYEE BENEFIT PLANS

The Company sponsors a retirement plan that covers substantially all employees. The Company currently matches 100% of employee contributions to the retirement plan for up to 3% of compensation and 50% of employee contributions between 4% and 6% of compensation. The provisions of the retirement plan allow forfeitures of unvested balances to be used to reduce the Company’s matching contributions. The Company recorded expense relating to the retirement plan of approximately $11.6 million and $9.8 million for the fiscal years ended June 30, 2008 and 2007, respectively, $0.7 million for the Successor period June 1, 2006 through June 30, 2006, and $8.5 million for the Predecessor period July 1, 2005 through May 31, 2006.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	COMMITMENTS AND CONTINGENCIES

The Company leases certain classroom, dormitory and office space as well as equipment and automobiles under operating leases that expire on various future dates. Rent expense under these leases was $135.4 million and $108.1 million for the fiscal years ended June 30, 2008 and June 30, 2007, $8.6 million for the Successor period June 1, 2006 through June 30, 2006, and $84.0 million for the Predecessor period July 1, 2005 through May 31, 2006. Rent expense includes short-term commitments for student housing of $45.9 million and $35.6 million during the fiscal years ended June 30, 2008 and June 30, 2007, $2.5 million for the Successor period June 1, 2006 through June 30, 2006, and $27.3 million for the Predecessor period July 1, 2005 through May 31, 2006. Certain of the Company’s operating leases contain provisions for escalating payments and options for renewal.

As of June 30, 2008, the annual minimum future commitments under non-cancelable, long-term operating leases are as follows (in thousands):

2009	$118,018
2010	97,435
2011	85,508
2012	80,380
2013	78,372
Thereafter	261,167

720,880

The Predecessor had a management incentive compensation plan that provided for the awarding of cash bonuses to management personnel using formalized guidelines based upon the operating results of individual schools and the Company as well as other qualitative factors. The Company assumed the previous management compensation plan at the date of the Transaction. These amounts are reflected in accrued liabilities in the accompanying consolidated balance sheets.

At June 30, 2008, the Company has provided $12.2 million of surety bonds primarily to state regulatory agencies through four different surety providers. The Company believes that these surety bonds will expire without being funded; therefore, the commitments are not expected to affect the Company’s financial condition.

In June 2007, The New England Institute of Art (“NEIA”) received a civil investigative demand letter from the Massachusetts State Attorney General requesting information in connection with the Attorney General’s review of alleged submissions of false claims by NEIA to the Commonwealth of Massachusetts and alleged unfair and deceptive student lending and marketing practices engaged in by the school. In February 2008, the Attorney General informed NEIA that it does not plan to further pursue its investigation of the false claims and deceptive marketing practices. NEIA intends to fully cooperate with the Attorney General in connection with its investigation of NEIA’s student lending practices.

The Art Institute of Portland and the Company’s schools located in Illinois have received requests for information from the Attorney General of their respective states addressing the relationships between the schools and providers of loans to students attending the schools. The Company has responded to the requests for information and intends to fully cooperate with the Attorneys General in their investigations.

In addition to the matters described above, the Company is a defendant in certain legal proceedings arising out of the conduct of its business. In the opinion of management, based upon an investigation of these claims and discussion with legal counsel, the ultimate outcome of such legal proceedings, individually and in the aggregate, will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	RELATED PARTY TRANSACTIONS

In connection with the Transaction, the Company paid the Sponsors $40.7 million in fees and expenses for financial and structural advice and analysis as well as assistance with due diligence investigations and debt financing negotiations. This amount has been allocated as debt issuance costs or included in the overall purchase price of the Transaction. Under the terms of an agreement between the Company and the Sponsors, the Company agreed to pay the Sponsors advisory fees of $5.0 million annually. As of June 30, 2008 and 2007, other current assets includes $2.5 million relating to prepaid advisory fees, and general and administrative expenses in each of the fiscal years ended June 30, 2008 and 2007 includes $5.0 million related to these advisory fees. This agreement includes customary exculpation and indemnification provisions in favor of the Sponsors and their affiliates. Additionally, the Company paid an affiliate of one of the Sponsors $0.4 million for investment banking services provided in connection with the February 13, 2007 debt amendment described in Note 8.

South University, a wholly owned subsidiary of the Company, leases five of the buildings it occupies from two separate entities owned by the President of South University, who became an employee of the Company after the purchase of South University in July 2003. Total rental payments, which are included in educational services in the consolidated statements of operations, under these arrangements approximated $1.6 million in each of the fiscal years ended June 30, 2008 and 2007, $0.1 million for the Successor period June 1, 2006 through June 30, 2006, and $1.4 million for the Predecessor period July 1, 2005 through May 31, 2006.

The Company licenses student information system software from Campus Management Corp. In February 2008, investment funds associated with Leeds Equity Partners purchased Campus Management Corp. Jeffrey Leeds serves on the Company’s Board of Directors and as President of Leeds Equity Partners. During fiscal 2008, the Company paid licensing, maintenance and consulting fees to Campus Management Corp. of approximately $4.5 million.

At several dates in fiscal 2007, a non-employee director and company employees purchased shares of the Company’s common stock at fair market values totalling $19.5 million.

In June 2006, the Company entered into a five-year interest rate swap agreement in the amount of $375.0 million with an affiliate of one of the Sponsors. The terms of this swap are discussed in Note 9.

16.	GUARANTOR SUBSIDIARIES FINANCIAL INFORMATION

On June 1, 2006, in connection with the Transaction, the Company issued $375.0 million of senior notes due 2014 and $385.0 million of senior subordinated notes due 2016. The senior notes due 2014 and senior subordinated notes due 2016 are fully and unconditionally guaranteed by all of the Company’s existing direct and indirect domestic restricted subsidiaries, other than any subsidiary that directly owns or operates a school or has been formed for such purposes and subsidiaries that have no material assets (collectively, the“Guarantors”). All other subsidiaries of the Company, either direct or indirect, do not guarantee the senior notes due 2014 and senior subordinated notes due 2016 (“Non-Guarantors”).

The following tables present the consolidated financial position of the Company or the Predecessor (each the “Parent”), as applicable, the Guarantors, the Non-Guarantors and Eliminations as of June 30, 2008 and 2007 and the results of operations and condensed cash flows for the years ended June 30, 2008 and 2007, the one-month period ended June 30, 2006 and the Predecessor period from July 1, 2005 through May 31, 2006.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET (Successor)
June 30, 2008 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current:
Cash and cash equivalents	$2,314	$135	$233,578	$—	$236,027
Restricted cash	500	—	13,322	—	13,822
Notes, advances and trade receivables, net	238	62	97,619	—	97,919
Inventories	—	—	8,490	—	8,490
Other current assets	13,623	700	48,357	—	62,680

Total current assets	16,675	897	401,366	—	418,938

Property and equipment, net	43,057	5,637	455,866	—	504,560
Intangible assets, net	535	67	483,251	—	483,853
Goodwill	9,447	—	2,576,134	—	2,585,581
Intercompany balances	2,009,299	(13,911)	(1,995,388)	—	—
Other long term assets	65,401	—	(4,050)	—	61,351
Investment in subsidiaries	1,389,606	—	—	(1,389,606)	—

Total assets	$3,534,020	(7,310)	$1,917,179	$(1,389,606)	$4,054,283

Liabilities and members’ equity (deficit)
Current:
Short term and current portion of long-term debt	$131,911	$1	$950	$—	$132,862
Accounts payable, accrued and other current liabilities	88,951	4,016	234,216	—	327,183

Total current liabilities	220,862	4,017	235,166	—	460,045

Long-term debt, less current portion	1,886,795	—	1,788	—	1,888,583
Other long term liabilities	75,148	44	92,730	—	167,922
Deferred income taxes	—	72	186,446	—	186,518

Total liabilities	2,182,805	4,133	516,130	—	2,703,068

Total members’ equity (deficit)	1,351,215	(11,443)	1,401,049	(1,389,606)	1,351,215

Total liabilities and members’ equity (deficit)	$3,534,020	$(7,310)	$1,917,179	$(1,389,606)	$4,054,283

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONSOLIDATING BALANCE SHEET (Successor)
June 30, 2007 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current:
Cash and cash equivalents	$57,943	$124	$192,656	$—	$250,723
Restricted cash	2,046	—	8,262	—	10,308
Notes, advances and trade receivables, net	3,217	59	75,351	—	78,627
Inventories	—	—	6,969	—	6,969
Other current assets	8,747	184	32,810	—	41,741

Total current assets	71,953	367	316,048	—	388,368

Property and equipment, net	31,286	5,300	379,808	—	416,394
Intangible assets, net	716	74	498,777	—	499,567
Goodwill	—	—	2,576,055	—	2,576,055
Intercompany balances	2,055,775	(11,586)	(2,044,189)	—	—
Other long term assets	63,969		4,656	—	68,625
Investment in subsidiaries	1,230,503	—	—	(1,230,503)	—

Total assets	$3,454,202	$(5,845)	$1,731,155	$(1,230,503)	$3,949,009

Liabilities and members’ equity (deficit)
Current:
Short term and current portion of long- term debt	$127,216	$6	$899	$—	$128,121
Accounts payable, accrued and other current liabilities	97,442	3,002	202,486	—	302,930

Total current liabilities	224,658	3,008	203,385	—	431,051

Long-term debt, less current portion	1,898,950	—	2,908	—	1,901,858
Other long term liabilities	10,353	42	78,356	—	88,751
Deferred income taxes	9,168	66	207,042	—	216,276

Total liabilities	2,143,129	3,116	491,691	—	2,637,936

Total members’ equity (deficit)	1,311,073	(8,961)	1,239,464	(1,230,503)	1,311,073

Total liabilities and members’ equity (deficit)	$3,454,202	$(5,845)	$1,731,155	$(1,230,503)	$3,949,009

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONSOLIDATING STATEMENT OF OPERATIONS (Successor)
For the fiscal year ended June 30, 2008 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net revenues	$—	$10,850	$1,673,308	$—	$1,684,158
Costs and expenses:
Educational services	28,529	8,192	864,333	—	901,054
General and administrative	(36,958)	6,719	449,498	—	419,259
Depreciation and amortization	8,978	—	91,294	—	100,272

Total costs and expenses	549	14,911	1,405,125	—	1,420,585

Income (loss) before interest and income taxes	(549)	(4,061)	268,183	—	263,573
Interest expense, net	153,874	—	3,850	—	157,724
Equity in earnings of subsidiaries	(159,103)	—	—	159,103	—

Income (loss) before income taxes	4,680	(4,061)	264,333	(159,103)	105,849
Provision for (benefit from) income taxes	(60,025)	(1,579)	102,748	—	41,144

Net income (loss)	$64,705	$(2,482)	$161,585	$(159,103)	$64,705

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONSOLIDATING STATEMENTS OF OPERATIONS (Successor)
For the fiscal year ended June 30, 2007 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net revenues	$1	$9,904	$1,353,785	$—	$1,363,690
Cost and expenses:
Educational services	24,546	6,819	698,518	—	729,883
General and administrative	(52,342)	9,311	357,899	—	314,868
Depreciation and amortization	7,308	—	83,257		90,565

Total costs and expenses	(20,488)	16,130	1,139,674	—	1,135,316

Income (loss) before interest and income taxes	20,489	(6,226)	214,111	—	228,374
Interest expense, net	166,310	2	2,741	—	169,053
Equity in earnings of subsidiaries	(125,372)	—	—	125,372	—

Income (loss) before income taxes	(20,449)	(6,228)	211,370	(125,372)	59,321
Provision for (benefit from) income taxes	(52,642)	(118)	79,888	—	27,128

Net income (loss)	$32,193	$(6,110)	$131,482	$(125,372)	$32,193

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONSOLIDATING STATEMENTS OF OPERATIONS (Successor)
For the one month ended June 30, 2006 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net revenues	$—	$1,673	$72,724	$—	$74,397
Cost and expenses:
Educational services	$4,152	33	54,822	—	59,007
General and administrative	(57,471)	1,815	81,623	—	25,967
Depreciation and amortization	735	—	6,650	—	7,385

Total costs and expenses	(52,584)	1,848	143,095	—	92,359

Income (loss) before interest and income taxes	52,584	(175)	(70,371)	—	(17,962)
Interest expense, net	13,883	1	222	—	14,106
Equity in earnings of subsidiaries	45,308	—	—	(45,308)	—

Income (loss) before income taxes	(6,607)	(176)	(70,593)	45,308	(32,068)
Provision for (benefit from) income taxes	13,052	210	(25,671)	—	(12,409)

Net income (loss)	$(19,659)	$(386)	$(44,922)	$45,308	$(19,659)

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONSOLIDATING STATEMENTS OF OPERATIONS (Predecessor)
For the period from July 1, 2005 to May 31, 2006 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net revenues	$111	$8,018	$1,087,634	$—	$1,095,763
Cost and expenses:
Educational services	$27,848	4,127	558,928	—	590,903
General and administrative	(9,738)	9,564	273,479	—	273,305
Depreciation and amortization	5,191	—	57,705		62,896

Total costs and expenses	23,301	13,691	890,112	—	927,104

Income (loss) before interest and income taxes	(23,190)	(5,673)	197,522	—	168,659
Interest (income) expense, net	(8,127)	1	2,776	—	(5,350)
Equity in earnings of subsidiaries	(114,322)	—	—	114,322	—

Income (loss) before income taxes	99,259	(5,674)	194,746	(114,322)	174,009
Provision for (benefit from) income taxes	(1,147)	(698)	75,448	—	73,603

Net income (loss)	$100,406	$(4,976)	$119,298	$(114,322)	$100,406

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS (Successor)
For the fiscal year ended June 30, 2008 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash flows provided by (used in) operating activities	$(49,045)	$(1,985)	$202,327	$—	$151,297

Cash flows from investing activities
Cash paid for property, equipment and curriculum development	(10,561)	(824)	(139,523)	—	(150,908)
Acquisition of subsidiaries, net of cash acquired	(1,947)	—	—	—	(1,947)
Other investing activities	—	—	(4,400)	—	(4,400)

Net cash flows used in investing activities	(12,508)	(824)	(143,923)	—	(157,255)

Cash flows from financing activities
Net repayments of debt	(7,460)	(5)	(1,069)	—	(8,534)
Intercompany transactions	13,384	2,825	(16,209)		—

Net cash flows provided by (used in) financing activities	5,924	2,820	(17,278)	—	(8,534)

Effect of exchange rate changes on cash and cash equivalents	—	—	(204)	—	(204)

Increase (decrease) in cash and cash equivalents	(55,629)	11	40,922	—	(14,696)
Beginning cash and cash equivalents	57,943	124	192,656	—	250,723

Ending cash and cash equivalents	$2,314	$135	$233,578	$—	$236,027

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS (Successor)
For the fiscal year ended June 30, 2007 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash flows provided by (used in) operating activities	$(13,354)	$(6,362)	$199,126	$—	$179,410

Cash flows from investing activities
Cash paid for property, equipment and curriculum development	(6,722)	(525)	(88,810)	—	(96,057)
Acquisition of subsidiaries, net of cash acquired	(8,543)	—	—	—	(8,543)
Other investing activities	(2,300)	—	(3,881)	—	(6,181)

Net cash flows used in investing activities	(17,565)	(525)	(92,691)	—	(110,781)

Cash flows from financing activities
Net repayments of debt	(78,911)	(9)	(1,066)	—	(79,986)
Intercompany transactions	163,053	7,236	(170,289)	—	—
Other financing activities	(298)	(386)	(149)	—	(833)

Net cash flows provided by (used in) financing activities	83,844	6,841	(171,504)	—	(80,819)

Effect of exchange rate changes on cash and cash equivalents	—	—	(383)	—	(383)

Increase (decrease) in cash and cash equivalents	52,925	(46)	(65,452)	—	(12,573)
Beginning cash and cash equivalents	5,018	170	258,108	—	263,296

Ending cash and cash equivalents	$57,943	$124	$192,656	$—	$250,723

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS (Successor)
For the one month ended June 30, 2006 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash flows provided by (used in) operating activities	$(98,582)	$297	$75,926	$—	$(22,359)

Cash flows from investing activities
Acquisition of subsidiaries	(3,526,171)	—	—	—	(3,526,171)
Cash paid for property, equipment and curriculum development	(1,434)	(35)	(6,195)	—	(7,664)
Other investing activities	—	—	(233)	—	(233)

Net cash flows used in investing activities	(3,527,605)	(35)	(6,428)	—	(3,534,068)

Cash flows from financing activities
Net borrowings (repayments) of debt	2,104,997	(1)	(87)	—	2,104,909
Intercompany transactions	(55,839)	(247)	56,086	—	—
Transaction activities	1,300,000	—	—	—	1,300,000
Other financing activities	40,612	—	—	—	40,612

Net cash flows provided by (used in) financing activities	3,389,770	(248)	55,999	—	3,445,521

Effect of exchange rate changes on cash and cash equivalents	—	—	124	—	124

Increase (decrease) in cash and cash equivalents	(236,417)	14	125,621	—	(110,782)
Beginning cash and cash equivalents	241,435	156	132,487	—	374,078

Ending cash and cash equivalents	$5,018	$170	$258,108	$—	$263,296

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS (Predecessor)
For the period from July 1, 2005 through May 31, 2006 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash flows provided by (used in) operating activities	$52,382	$(4,516)	$253,798	$—	$301,664

Cash flows from investing activities
Acquisition of subsidiaries	(1,333)	—	—	—	(1,333)
Cash paid for property, equipment and curriculum development	(7,691)	(1,159)	(50,435)	—	(59,285)
Other investing activities	—	—	4,203	—	4,203

Net cash flows used in investing activities	(9,024)	(1,159)	(46,232)	—	(56,415)

Cash flows from financing activities
Net repayments of debt	(62,000)	—	(3,603)	—	(65,603)
Intercompany transactions	201,506	5,666	(207,172)	—	—
Other financing activities	54,624	38	(32,220)	—	22,442

Net cash flows provided by (used in) financing activities	194,130	5,704	(242,995)	—	(43,161)

Effect of exchange rate changes on cash and cash equivalents	—	—	16	—	16

Increase (decrease) in cash and cash equivalents	237,488	29	(35,413)	—	202,104
Beginning cash and cash equivalents	3,947	127	167,900	—	171,974

Ending cash and cash equivalents	$241,435	$156	$132,487	$—	$374,078

SCHEDULE II

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS
(Dollars in thousands)

	Balance at		Additions
	Beginning of		Charged to		Balance at End
	Period		Expenses	Deductions	of Period

Allowance accounts for:
Predecessor
Period from July 1, 2005 through May 31, 2006
Uncollectable accounts receivable	$32,824		$21,721	$15,328	$39,217
Estimated future loan losses	1,681		—	—	1,681
Deferred tax asset valuation allowance	8,666		—	2,779	5,887

Successor
Period from June 1, 2006 through June 30, 2006
Uncollectable accounts receivable	$39,217		$1,306	$5,131	$35,392
Estimated future loan losses	1,681		—	—	1,681
Deferred tax asset valuation allowance	10,006	(a)	1,620	—	11,626
Year ended June 30, 2007
Uncollectable accounts receivable	$35,392		$27,930	$25,320	$38,002
Estimated future loan losses	1,681		38	—	1,719
Deferred tax asset valuation allowance	11,626		7,493	—	19,119
Year ended June 30, 2008
Uncollectable accounts receivable	$38,002		$42,201	$27,933	$52,270
Estimated future loan losses	1,719		—	—	1,719
Deferred tax asset valuation allowance	19,119		3,358	—	22,477

(a)	In conjunction with the Transaction, the Company recorded a $4.1 million valuation allowance against various deferred tax assets.

SUPPLEMENTAL QUARTERLY INFORMATION (Unaudited)

The Company’s quarterly net revenues and income fluctuate primarily as a result of the pattern of student enrollments. The seasonality of the Company’s business has decreased over the last several years due to an increased percentage of students enrolling in online programs, which generally experience less seasonal fluctuations than campus-based programs. The first quarter is typically the Company’s lowest revenue recognition quarter due to student vacations.

The following table sets forth the Company’s quarterly results for the Predecessor period from July 1, 2005 to May 31, 2006 and the Successor periods of June 1, 2006 to June 30, 2006 and fiscal 2007 and 2008:

	Predecessor				Successor
				Period from	Period from
	Quarter	Quarter	Quarter	April 1	June 1
	Ended	Ended	Ended	through	through
	September 30	December 31	March 31	May 31	June 30
Fiscal 2006
Net revenues	$252,985	$312,611	$312,533	$217,634	$74,397
Income (loss) before interest and income taxes	20,655	77,852	64,624	5,528	(17,962)
Income (loss) before income taxes	21,359	79,296	66,800	6,554	(32,068)
Net income (loss)	13,952	47,629	40,358	(1,533)	(19,659)

	Quarter Ended
Successor	September 30	December 31	March 31	June 30

Fiscal 2007
Net revenues	$290,515	$358,786	$366,721	$347,668
Income before interest and income taxes	28,089	84,477	74,271	41,537
Income (loss) before income taxes	(15,900)	41,377	32,779	1,065
Net income (loss)	(9,747)	25,364	17,615	(1,039)

	Quarter Ended
Successor	September 30	December 31	March 31	June 30

Fiscal 2008
Net revenues	$361,333	$445,311	$461,164	$416,350
Income before interest and income taxes	31,291	95,024	91,615	45,643
Income (loss) before income taxes	(9,407)	55,210	52,119	7,927
Net income (loss)	(5,778)	33,824	30,981	5,678

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	June 30,	September 30,
	2008	2008	2007
	(Unaudited)		(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$348,990	$236,027	$308,440
Restricted cash	27,637	13,822	17,950

Total cash, cash equivalents and restricted cash	376,627	249,849	326,390

Receivables, net of allowances of $61,045, $52,270 and $42,345	95,407	86,580	65,000
Notes, advances and other	31,837	11,339	7,502
Inventories	11,135	8,490	11,669
Deferred income taxes	25,739	25,352	17,063
Prepaid income taxes	4,201	—	3,898
Other current assets	34,843	37,328	28,705

Total current assets	579,789	418,938	460,227

Property and equipment, net	521,242	504,560	426,422
Other long-term assets	59,995	61,351	67,618
Intangible assets, net	480,373	483,853	494,767
Goodwill	2,585,581	2,585,581	2,586,209

Total assets	$4,226,980	$4,054,283	$4,035,243

Liabilities and Members’ Equity
Current liabilities:
Current portion of long-term debt	$12,854	$12,862	$38,140
Revolver	180,000	120,000	—
Accounts payable	54,100	57,430	58,712
Accrued liabilities	130,052	128,398	116,128
Accrued income taxes	—	11,522	—
Unearned tuition	106,818	69,154	79,889
Advance payments	155,361	60,679	211,092

Total current liabilities	639,185	460,045	503,961

Long-term debt, less current portion	1,885,357	1,888,583	1,898,655
Deferred income taxes	185,085	186,518	202,746
Deferred rent	97,298	96,449	82,906
Other long-term liabilities	73,043	71,473	53,841
Members’ equity:
Capital contribution from Education Management Holdings LLC	1,300,000	1,300,000	1,300,000
Accumulated earnings	72,493	75,900	5,417
Accumulated other comprehensive loss	(25,481)	(24,685)	(12,283)

Total members’ equity	1,347,012	1,351,215	1,293,134

Total liabilities and members’ equity	$4,226,980	$4,054,283	$4,035,243

The accompanying notes are an integral part of these consolidated financial statements.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)

	For the Three Months Ended September 30,
	2008	2007
	(Unaudited)

Net revenues	$434,228	$361,333
Costs and expenses:
Educational services	253,512	205,619
General and administrative	121,302	96,131
Depreciation and amortization	26,604	28,292

Total costs and expenses	401,418	330,042

Income before interest and income taxes	32,810	31,291
Interest expense, net	38,320	40,698

Loss before income tax benefit	(5,510)	(9,407)
Income tax benefit	(2,103)	(3,629)

Net loss	$(3,407)	$(5,778)

The accompanying notes are an integral part of these consolidated financial statements.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Three Months
	Ended September 30,
	2008	2007
	(Unaudited)

Cash flows from operating activities:
Net loss	$(3,407)	$(5,778)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization on property and equipment	22,128	22,551
Amortization of intangible assets	4,476	5,741
Amortization of debt issuance costs	1,923	1,922
Reimbursements for tenant improvements	1,797	474
Non-cash adjustments in deferred rent	(605)	(395)
Changes in assets and liabilities:
Restricted cash	(13,815)	(7,642)
Receivables	(8,985)	4,982
Inventories	(2,667)	(4,669)
Other assets	(18,627)	6,162
Accounts payable	5,765	9,759
Accrued liabilities	(12,151)	(8,504)
Unearned tuition	37,975	27,937
Advance payments	94,708	132,445

Total adjustments	111,922	190,763

Net cash flows provided by operating activities	108,515	184,985

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	—	(420)
Expenditures for long-lived assets	(50,789)	(32,760)
Reimbursements for tenant improvements	(1,797)	(474)

Net cash flows used in investing activities	(52,586)	(33,654)

Cash flows from financing activities:
Borrowings on revolving credit facility	180,000	—
Payments on revolving credit facility	(120,000)	(90,000)
Payments of debt	(3,234)	(3,184)

Net cash flows provided by (used in) financing activities	56,766	(93,184)
Effect of exchange rate changes on cash and cash equivalents	268	(430)

Net change in cash and cash equivalents	112,963	57,717
Cash and cash equivalents, beginning of period	236,027	250,723

Cash and cash equivalents, end of period	$348,990	$308,440

Cash paid during the period for:
Interest (including swap settlement)	$19,116	$22,548
Income taxes	14,634	2,129

The accompanying notes are an integral part of these consolidated financial statements.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
(Dollars in thousands)

			Accumulated Other
	Capital	Accumulated	Comprehensive
	Contribution	Earnings	Loss(a)		Total

Balance, June 30, 2007	$1,300,000	$12,534	$(1,461)		$1,311,073

Comprehensive income:
Net income	—	64,705	—		64,705
Foreign currency translation	—	—	68		68
Unrealized loss on interest rate swaps, net of tax of $13,609	—	—	(23,292)		(23,292)

Comprehensive income					41,481
Cumulative effect of adoption of FASB Interpretation No. 48		(1,339)			(1,339)

Balance, June 30, 2008	1,300,000	75,900	(24,685	)(b)	1,351,215

(Unaudited)
Comprehensive loss:
Net loss	—	(3,407)	—		(3,407)
Foreign currency translation	—	—	31		31
Unrealized loss on interest rate swaps, net of tax of $425	—	—	(827)		(827)

Comprehensive loss					(4,203)

Balance, September 30, 2008 (Unaudited)	$1,300,000	$72,493	$(25,481	)(b)	$1,347,012

(a)	During the three months ended September 30, 2007, comprehensive loss consisted of a $0.1 million foreign currency translation gain and a $10.9 million unrealized loss on interest rate swaps, net of tax.

(b)	The balance in accumulated other comprehensive loss at September 30, 2008, June 30, 2008 and September 30, 2007 is comprised of $25.2 million, $24.4 million and $12.0 million of unrealized net losses on interest rate swaps, net of tax, respectively and $0.3 million of cumulative foreign currency translation losses in all stated periods.

The accompanying notes are an integral part of these consolidated financial statements.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

Basis of Presentation

The accompanying unaudited consolidated financial statements of Education Management LLC and its subsidiaries (collectively, the “Company” or the “Successor”) have been prepared by the Company’s management in accordance with generally accepted accounting principles for interim financial information and applicable rules and regulations of the Securities Exchange Act of 1934, as amended. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles in the United States for annual financial statements. The unaudited consolidated financial statements included herein contain all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary to present fairly the financial position as of September 30, 2008, June 30, 2008 and September 30, 2007, the statements of operations for the three months ended September 30, 2008 and 2007 and the statements of cash flows for the three months ended September 30, 2008 and 2007. The statements of operations for the three months ended September 30, 2008 and 2007 are not necessarily indicative of the results to be expected for future periods. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere in this prospectus for the fiscal year ended June 30, 2008 as filed with the Securities and Exchange Commission (“SEC”). The accompanying consolidated balance sheet at June 30, 2008 has been derived from the consolidated audited balance sheet included elsewhere in this prospectus.

Nature of Operations

The Company is among the largest providers of postsecondary education in North America, with over 110,800 active students as of October 2008. The Company offers education through four different education systems (The Art Institutes, Argosy University, Brown Mackie Colleges and South University) and through online platforms at three of the four education systems. The schools provide students a wide variety of programmatic and degree choices in a flexible learning environment. The curriculum is designed with a distinct emphasis on applied career-oriented content and is primarily taught by faculty members that possess practical and relevant professional experience in their respective fields.

Ownership

The Company is a wholly-owned subsidiary of Education Management Holdings LLC (“Holdings”), which is wholly-owned by Education Management Corporation (“EDMC” or the “Predecessor”). On June 1, 2006, EDMC was acquired by a consortium of private equity investment funds led by Providence Equity Partners, Goldman Sachs Capital Partners and Leeds Equity Partners (together, the “Sponsors”). The acquisition was accomplished through the merger of EM Acquisition Corporation into EDMC, with EDMC surviving the merger (the “Transaction”). Although EDMC continued as the same legal entity after the Transaction, EDMC contributed substantially all of its assets and liabilities to the Company in connection with the Transaction.

Seasonality

The Company’s quarterly net revenues and net income fluctuate primarily as a result of the pattern of student enrollments at its schools. The seasonality of the Company’s business has decreased over the last several years due to an increased percentage of students enrolling in online programs, which generally experience less seasonal fluctuations than campus-based programs. The Company’s first fiscal quarter is typically its lowest revenue recognition quarter due to student vacations.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Reclassifications

Certain reclassifications of September 30, 2007 data have been made to conform to the September 30, 2008 presentation.

2.	RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”. As described in Note 7, the Company adopted SFAS No. 157 as of July 1, 2008. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. 157-2, “Effective Date of FASB Statement No. 157”, which delayed the effective date for applying SFAS No. 157 to nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. Nonfinancial assets and nonfinancial liabilities for which the Company has not applied the provisions of SFAS No. 157 include those measured at fair value as a result of goodwill and long-lived asset impairment testing. The Company does not expect the adoption of FSP No. 157-2, which is effective for the Company on July 1, 2009, to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations”, which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in a company it acquires, including the recognition and measurement of goodwill resulting from a business combination. The requirements of SFAS No. 141R are effective for the Company beginning July 1, 2009. The Company intends to apply the provisions of this standard for any business combination that transpires subsequent to the effective date of the standard.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an Amendment of FASB Statement 133”, which will enhance required disclosures regarding how an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for the Company beginning January 1, 2009, and the Company expects to make the additional disclosures required by this standard when it becomes effective.

3.	SHARE-BASED PAYMENT

2006 Stock Option Plan

The 2006 Stock Option Plan, as amended (the “Option Plan”), authorizes equity awards to be granted for up to approximately 1.8 million shares of EDMC’s common stock, of which awards covering approximately 1.7 million options to purchase EDMC common stock are outstanding at September 30, 2008. Under the Option Plan, certain management and key employees of the Company have been or will be granted a combination of time-based and performance-based options to purchase common stock issued by EDMC. Both types of grants are subject to certain conditions defined in the Option Plan and in EDMC’s Amended and Restated Shareholders’ Agreement, other than the passage of time, that must occur in order for the participants to receive fair market value for their options, such as an initial public offering or a change in ownership of EDMC.

The Amended and Restated Shareholders’ Agreement contains a call right that gives EDMC the option, not obligation, to repurchase shares issued pursuant to the exercise of stock options to

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

employees who terminate employment with the Company. The purchase price of EDMC’s call option depends on the circumstances under which an employee terminates employment with the Company. If a participant in the Option Plan were to terminate employment, EDMC’s exercise of a repurchase right under the Amended and Restated Shareholders’ Agreement on shares received by the former employee through the exercise of stock options may require equity awards to be expensed in the Company’s statement of operations in the period in which the termination occurs. No outstanding options have been exercised as of September 30, 2008.

Time-based options vest ratably over the applicable service period, which is generally five years, on each anniversary of the date of grant. Performance-based options vest upon the attainment of specified returns on capital invested in EDMC by Providence Equity Partners and Goldman Sachs Capital Partners (together, the “Principal Shareholders”). Time-based and performance-based options also generally vest upon a change in control or realization event, as defined in the Amended and Restated Shareholders Agreement, subject to certain conditions, and generally expire ten years from the date of grant. At September 30, 2008, the Company considered the conditions entitling the option holders to fair value for their shares to be less than probable in accordance with SFAS No. 5, “Accounting for Contingencies” as defined by SFAS No. 123R, “Share-Based Payment”. Under SFAS No. 123R, compensation expense on the grants is not recognized until one of the conditions entitling these participants to fair value for their shares becomes probable. Accordingly, the Company has not recognized compensation expense related to any options granted since the Transaction during the three month periods ended September 30, 2008 or 2007. The total amount of unrecognized compensation cost over the vesting periods of all options, net of expected forfeitures, is $34.9 million at September 30, 2008. The restrictions on option holders to obtain fair value for their shares will terminate in the event of a qualified initial public offering under the terms of EDMC’s Amended and Restated Shareholder’s Agreement.

Long Term Incentive Compensation Plan

EDMC has also adopted the Long Term Incentive Compensation Plan (the “LTIC Plan”), which consists of a bonus pool that is valued based on returns to the Principal Shareholders in connection with a change in control of EDMC. Approximately 675,000 units were outstanding under the LTIC Plan at September 30, 2008, out of a total of 1,000,000 units authorized. Each unit represents the right to receive a payment based on the value of the bonus pool. As the contingent future events that would result in value to the unit-holders are not probable to occur at September 30, 2008 or 2007, no compensation expense has been recognized by the Company during the three months ended September 30, 2008 or 2007 related to these units. The plan is currently being accounted for as a liability-plan as the units must be settled in cash if a realization event were to occur prior to an initial public offering by EDMC. After the completion of an initial public offering, the units may be settled in shares of common stock or cash at the discretion of EDMC’s board of directors.

4.	GOODWILL AND LONG-LIVED ASSETS

Goodwill

As a result of the Transaction, the Company recorded approximately $2.6 billion of goodwill. As defined in SFAS No. 141, “Business Combinations”, goodwill is recognized as an asset in the financial statements and is initially measured as the excess of the purchase price of the acquired company over the amounts assigned to net assets acquired. In connection with the Transaction, property, equipment and intangible assets other than goodwill were recorded at fair value. The remaining value was assigned to goodwill and represents the intrinsic value of the Company beyond its tangible and identifiable intangible assets, as evidenced by the excess of the amount paid to acquire the Company over the value of these respective assets.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Intangible Assets

Intangible assets consisted of the following amounts (in thousands):

	September 30, 2008		June 30, 2008		September 30, 2007
	Gross		Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization	Amount	Amortization

Tradename-Art Institutes	$330,000	—	$330,000	—	$330,000	—
Tradename-Argosy University	3,000	(778)	3,000	(694)	3,000	(444)
Licensing, accreditation and Title IV program participation	112,179	—	112,179	—	112,179	—
Curriculum and programs	24,209	(10,175)	23,200	(8,989)	20,418	(5,908)
Student contracts, applications and relationships	39,511	(25,860)	39,511	(23,325)	39,511	(14,593)
Favorable leases and other	16,390	(8,103)	16,409	(7,438)	16,421	(5,817)

Total intangible assets	$525,289	$(44,916)	$524,299	$(40,446)	$521,529	$(26,762)

Amortization of intangible assets for the three months ended September 30, 2008 and 2007 was $4.5 million and $5.7 million, respectively. The three-month period ended September 30, 2007 includes a $1.0 million impairment charge, as more thoroughly discussed below.

Total estimated amortization of the Company’s intangible assets for the remainder of the fiscal year ended June 30, 2009 and for each of the fiscal years ended June 30, 2010 through 2013 and thereafter is as follows (in thousands):

Amortization
Fiscal Years	Expense

2009 (remainder)	$12,231
2010	7,424
2011	6,091
2012	5,026
2013	2,679
Thereafter	4,743

Property and Equipment

The Company evaluates the recoverability of property and equipment whenever events or changes in circumstances indicate the carrying amount of such assets may not be fully recoverable in accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets”. During the three-month period ended September 30, 2007, the Company recorded an impairment charge of $4.8 million in depreciation and amortization expense in the consolidated statement of operations as anticipated future cash flows at one of the Company’s schools could not support the carrying value of its long-lived assets. The $4.8 million charge, which consists of $3.8 million related to property and equipment and $1.0 million related to intangible assets, adjusted the property, equipment and

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

intangible asset values at the school to their respective estimated fair values, as calculated using a traditional discounted cash flow model.

5.	ACCRUED LIABILITIES

Accrued liabilities consisted of the following amounts (in thousands):

	September 30,	June 30,	September 30,
	2008	2008	2007

Payroll and related taxes	$32,554	$58,720	$23,205
Capital expenditures	14,361	18,359	10,673
Advertising	19,988	11,770	11,506
Interest	29,302	11,084	45,806
Benefits	5,061	4,857	4,919
Other	28,786	23,608	20,019

Total accrued liabilities	$130,052	$128,398	$116,128

6.	SHORT-TERM AND LONG-TERM DEBT

Short-Term Debt:

At September 30, 2008, June 30, 2008 and September 30, 2007, $180.0 million, $120.0 million and $0.0 million, respectively, was outstanding under the $322.5 million revolving credit facility. The interest rate on outstanding borrowings on the revolving credit facility at September 30, 2008 and June 30, 2008 was 4.50% and 5.75%, respectively, which equals LIBOR plus a margin of 1.75% at September 30, 2008 and prime plus a margin of 0.75% at June 30, 2008. The applicable margin for borrowings under the revolving credit facility can change dependent on certain leverage ratios. The Company is obligated to pay a 0.375% rate per annum commitment fee on undrawn amounts under the revolving credit facility, which also varies based on certain leverage ratios. The revolving credit facility is secured by certain of the Company’s assets and is subject to the Company’s satisfaction of certain covenants and financial ratios described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Covenant Compliance”.

The Company had outstanding letters of credit of $102.7 million at September 30, 2008, including several letters of credit to the U.S. Department of Education for $92.8 million. The U.S. Department of Education requires the Company to maintain a $91.9 million letter of credit due to the Company’s failure to satisfy certain regulatory financial ratios after giving effect to the Transaction. The outstanding letters of credit totaling $102.7 million at September 30, 2008 reduced availability of borrowings under the revolving credit facility, leaving $39.8 million of available borrowings.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Long-Term Debt:

The Company’s long-term debt consisted of the following amounts (in thousands):

	September 30,	June 30,	September 30,
	2008	2008	2007

Senior secured term loan facility, due 2013	$1,135,715	$1,138,677	$1,173,150
Senior notes due 2014 at 8.75%	375,000	375,000	375,000
Senior subordinated notes due 2016 at 10.25%	385,000	385,000	385,000
Capital leases	1,143	1,364	2,093
Mortgage debt of consolidated entity	1,353	1,404	1,552

Total long-term debt	1,898,211	1,901,445	1,936,795
Less current portion	12,854	12,862	38,140

Total long-term debt, less current portion	$1,885,357	$1,888,583	$1,898,655

On February 13, 2007, the Company amended and restated the senior secured term loan facility to decrease the interest rate on the outstanding indebtedness to LIBOR plus an applicable margin of 2.0% from LIBOR plus an applicable margin spread of 2.5%. The applicable margin spread was further reduced to 1.75% on May 18, 2007 as a result of the Company’s leverage ratio falling below 5.5x at March 31, 2007. The interest rate on the senior secured term loan facility was 5.563% at September 30, 2008, 4.563% at June 30, 2008 and 7.125% at September 30, 2007.

The Company has a 1% general partnership interest in a consolidated entity that has an outstanding mortgage on one of the Company’s leased facilities of $1.4 million at September 30, 2008. The Company would be required to perform under these guarantees if the subsidiary could not satisfy the obligations. The Company has no guarantees for any unconsolidated entities.

7.	DERIVATIVE INSTRUMENTS

The Company utilizes interest rate swap agreements, which are contractual agreements to exchange payments based on underlying interest rates, to manage the floating rate portion of its term debt. Currently, the Company has two interest rate swaps outstanding, each for notional amounts of $375.0 million. Under the terms of the interest rate swaps, the Company receives payments based on variable interest rates based on the three month LIBOR and makes payments based on a fixed rate of 5.397%.

The Company recorded an unrealized after-tax loss of $0.8 million and $10.9 million for the three months ended September 30, 2008 and 2007, respectively, in other comprehensive loss related to the change in market value of the Company’s interest rate swap agreements. Additionally, at September 30, 2008, there was a cumulative unrealized loss of $25.2 million, net of tax, related to these interest rate swaps included in accumulated other comprehensive loss on the Company’s consolidated balance sheet, which may be immediately recognized in the consolidated statement of operations if future events cause the loss of treatment as cash flow hedges as required by SFAS No. 133.

The Company adopted SFAS No. 157, which establishes a three-tier fair value hierarchy and prioritizes the inputs used in measuring fair value, as of July 1, 2008. The three tiers are as follows: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions. SFAS No. 157 applies to other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements.

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The interest rate swap agreements were the only financial assets and liabilities held by the Company that fell within the scope of SFAS No. 157 during the quarter ended September 30, 2008 and did not impact the Company’s financial statements as a result of its adoption. The Company used Level 2 inputs when applying SFAS No. 157 to the interest rate swap agreements, including obtaining quotes from counterparties to the transactions.

8.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying amounts and fair values of financial instruments (in thousands):

	September 30, 2008		June 30, 2008		September 30, 2007
	Carrying	Fair	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value	Value	Value

Fair value of interest rate swap liabilities	$40,169	$40,169	$38,916	$38,916	$19,128	$19,128
Variable rate debt	1,135,715	988,072	1,138,677	1,058,970	1,173,150	1,132,090
Fixed rate debt	762,496	515,246	762,768	710,555	763,645	782,894
Revolving credit facility	180,000	180,000	120,000	120,000	—	—

The fair values of cash and cash equivalents and the revolving credit facility approximate their carrying values because of the short-term nature of these financial instruments. The interest rate swaps are carried at fair value, which is based on the amount the Company would pay to terminate the agreements. The fair values of the Company’s debt are determined based on each instrument’s trading value at the dates presented.

9.	INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”, which requires the use of the asset and liability method. Under this method, deferred tax assets and liabilities result from (i) temporary differences in the recognition of income and expense for financial and federal income tax reporting requirements, and (ii) differences between the recorded value of assets acquired in business combinations accounted for as purchases for financial reporting purposes and their corresponding tax bases. SFAS No. 109 also requires that deferred income tax assets be reduced by a valuation allowance if it is more-likely-than-not that some portion of the deferred income tax asset will not be realized.

The Company and Holdings were organized as single member limited liability companies. As such, the Company and Holdings are disregarded entities for federal and state income tax purposes. The Predecessor consolidated group with EDMC as the parent company remains intact for federal income tax purposes and EDMC remains the corporate taxpayer for state income tax purposes. EDMC will report in its federal and state income tax returns all of the income and expense of Holdings and the Company. Therefore, the consolidated income tax provision of the Company is computed on a basis similar to that of the Predecessor and reflects income tax expense based on its share of EDMC’s taxable income.

The Company’s effective tax rate was 38.2% for the quarter ended September 30, 2008 and 38.6% for the quarter ended September 30, 2007. The effective rates differed from the combined federal and state statutory rates primarily due to valuation allowances, expenses that are non-deductible for tax purposes, the deferred tax impact of utilization of Canadian net operating loss carryforwards, and the application of FASB Interpretation No. 48, “Accounting for the Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”).

We have accrued a total of $23.3 million as of September 30, 2008 for uncertain tax positions under FIN 48, excluding interest and the indirect benefits associated with state income taxes. There

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

have been no material adjustments to FIN 48 liabilities since the last annual disclosure for the fiscal year ended June 30, 2008 as reflected elsewhere in this prospectus.

10.	CONTINGENCIES

In June 2007, The New England Institute of Art (“NEIA”) received a civil investigative demand letter from the Massachusetts State Attorney General requesting information in connection with the Attorney General’s review of alleged submissions of false claims by NEIA to the Commonwealth of Massachusetts and alleged unfair and deceptive student lending and marketing practices engaged in by the school. In February 2008, the Attorney General informed NEIA that it does not plan to further pursue its investigation of the alleged false claims and deceptive marketing practices. NEIA intends to fully cooperate with the Attorney General in connection with its investigation of NEIA’s student lending practices.

The Art Institute of Portland and the Company’s schools located in Illinois have received requests for information from the Attorney General of their respective states addressing the relationships between the schools and providers of loans to students attending the schools. The Company has responded to the requests for information and intends to fully cooperate with the Attorneys General in their investigations.

In addition to the matters described above, the Company is a defendant in certain legal proceedings arising out of the conduct of its business. In the opinion of management, based upon an investigation of these claims and discussion with legal counsel, the ultimate outcome of such legal proceedings, individually and in the aggregate, will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

At September 30, 2008, the Company has provided $9.0 million of surety bonds primarily to state regulatory agencies through four different surety providers. The Company believes that these surety bonds will expire without being funded; therefore, the commitments are not expected to affect the Company’s financial condition.

11.	RELATED PARTY TRANSACTIONS

In connection with the Transaction and under the terms of an agreement between the Company and the Sponsors, the Company agreed to pay the Sponsors advisory fees of $5.0 million annually. Other current assets includes $1.3 million, $2.5 million and $1.3 million at September 30, 2008, June 30, 2008 and September 30, 2007, respectively, relating to these prepaid advisory fees. General and administrative expenses includes $1.3 million related to these advisory fees in each of the three-month periods ended September 30, 2008 and 2007. This agreement includes customary exculpation and indemnification provisions in favor of the Sponsors and their affiliates.

In June 2006, the Company entered into a five-year interest rate swap agreement in the amount of $375.0 million with an affiliate of one of the Sponsors. The terms of this swap are discussed in Note 7.

12.	GUARANTOR SUBSIDIARIES FINANCIAL INFORMATION

On June 1, 2006, in connection with the Transaction, the Company issued $375.0 million of senior notes due 2014 and $385.0 million of senior subordinated notes due 2016. The senior notes due 2014 and senior subordinated notes due 2016 are fully and unconditionally guaranteed by all of the Company’s existing direct and indirect domestic restricted subsidiaries, other than any subsidiary that directly owns or operates a school or has been formed for such purposes and subsidiaries that have no material assets (collectively, the “Guarantors”). All other subsidiaries of the Company, either direct or indirect, do not guarantee the senior notes due 2014 and senior subordinated notes due 2016 (“Non-Guarantors”).

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following tables present the condensed consolidated financial position of the Company (“Parent”), the Guarantor Subsidiaries, the Non-Guarantor Subsidiaries and Eliminations as of September 30, 2008, June 30, 2008 and September 30, 2007. The results of operations and condensed cash flows of the Parent, the Guarantor Subsidiaries, the Non-Guarantor Subsidiaries and Eliminations are presented for the three-month periods ended September 30, 2008 and 2007.

CONDENSED CONSOLIDATING BALANCE SHEET
September 30, 2008 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current:
Cash and cash equivalents	$340,086	$104	$8,800	$—	$348,990
Restricted cash	500	—	27,137	—	27,637
Notes, advances and trade receivables, net	490	61	126,693	—	127,244
Inventories	—	—	11,135	—	11,135
Other current assets	10,687	568	53,528	—	64,783

Total current assets	351,763	733	227,293	—	579,789

Property and equipment, net	44,398	5,884	470,960	—	521,242
Intangible assets, net	490	65	479,818	—	480,373
Goodwill	8,075	—	2,577,506	—	2,585,581
Intercompany balances	1,719,822	(15,747)	(1,704,075)	—	—
Other long-term assets	54,407	—	5,588	—	59,995
Investment in subsidiaries	1,409,362	—	—	(1,409,362)	—

Total assets	$3,588,317	$(9,065)	$2,057,090	$(1,409,362)	$4,226,980

Liabilities and members’ equity (deficit)
Current:
Short-term and current portion of long-term debt	$191,911	$—	$943	$—	$192,854
Accounts payable, accrued and other current liabilities	89,161	2,140	355,030	—	446,331

Total current liabilities	281,072	2,140	355,973	—	639,185

Long-term debt, less current portion	1,883,826	—	1,531	—	1,885,357
Other long-term liabilities	76,407	45	93,889	—	170,341
Deferred income taxes	—	72	185,013	—	185,085

Total liabilities	2,241,305	2,257	636,406	—	2,879,968

Total members’ equity (deficit)	1,347,012	(11,322)	1,420,684	(1,409,362)	1,347,012

Total liabilities and members’ equity (deficit)	$3,588,317	$(9,065)	$2,057,090	$(1,409,362)	$4,226,980

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET
June 30, 2008 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current:
Cash and cash equivalents	$2,314	$135	$233,578	$—	$236,027
Restricted cash	500	—	13,322	—	13,822
Notes, advances and trade receivables, net	238	62	97,619	—	97,919
Inventories	—	—	8,490	—	8,490
Other current assets	13,623	700	48,357	—	62,680

Total current assets	16,675	897	401,366	—	418,938

Property and equipment, net	43,057	5,637	455,866	—	504,560
Intangible assets, net	535	67	483,251	—	483,853
Goodwill	9,447	—	2,576,134	—	2,585,581
Intercompany balances	2,009,299	(13,911)	(1,995,388)	—	—
Other long-term assets	65,401	—	(4,050)	—	61,351
Investment in subsidiaries	1,389,606	—	—	(1,389,606)	—

Total assets	$3,534,020	$(7,310)	$1,917,179	$(1,389,606)	$4,054,283

Liabilities and members’ equity (deficit)
Current:
Short-term and current portion of long-term debt	$131,911	$1	$950	$—	$132,862
Accounts payable, accrued and other current liabilities	88,951	4,016	234,216	—	327,183

Total current liabilities	220,862	4,017	235,166	—	460,045

Long-term debt, less current portion	1,886,795	—	1,788	—	1,888,583
Other long-term liabilities	75,148	44	92,730	—	167,922
Deferred income taxes	—	72	186,446	—	186,518

Total liabilities	2,182,805	4,133	516,130	—	2,703,068

Total members’ equity (deficit)	1,351,215	(11,443)	1,401,049	(1,389,606)	1,351,215

Total liabilities and members’ equity (deficit)	$3,534,020	$(7,310)	$1,917,179	$(1,389,606)	$4,054,283

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET
September 30, 2007 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current:
Cash and cash equivalents	$295,001	$113	$13,326	$—	$308,440
Restricted cash	2,065	—	15,885	—	17,950
Notes, advances and trade receivables, net	657	79	71,766	—	72,502
Inventories	—	—	11,669	—	11,669
Other current assets	10,994	162	38,510	—	49,666

Total current assets	308,717	354	151,156	—	460,227

Property and equipment, net	32,021	5,497	388,904	—	426,422
Intangible assets, net	671	72	494,024	—	494,767
Goodwill	10,154	—	2,576,055	—	2,586,209
Intercompany balances	1,757,805	(14,916)	(1,742,889)	—	—
Other long-term assets	62,642	—	4,976	—	67,618
Investment in subsidiaries	1,230,020	—	—	(1,230,020)	—

Total assets	$3,402,030	$(8,993)	$1,872,226	$(1,230,020)	$4,035,243

Liabilities and members’ equity (deficit)
Current:
Short-term and current portion of long-term debt	$37,217	$4	$919	$—	$38,140
Accounts payable, accrued and other current liabilities	115,795	1,090	348,936	—	465,821

Total current liabilities	153,012	1,094	349,855	—	503,961

Long-term debt, less current portion	1,895,981	—	2,674	—	1,898,655
Other long-term liabilities	54,321	42	82,384	—	136,747
Deferred income taxes	5,582	66	197,098	—	202,746

Total liabilities	2,108,896	1,202	632,011	—	2,742,109

Total members’ equity (deficit)	1,293,134	(10,195)	1,240,215	(1,230,020)	1,293,134

Total liabilities and members’ equity (deficit)	$3,402,030	$(8,993)	$1,872,226	$(1,230,020)	$4,035,243

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONSOLIDATING STATEMENT OF OPERATIONS
For the three months ended September 30, 2008 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net revenues	$—	$3,328	$430,900	$—	$434,228
Costs and expenses:
Educational services	9,100	2,360	242,052	—	253,512
General and administrative	(12,787)	772	133,317	—	121,302
Depreciation and amortization	3,561	—	23,043	—	26,604

Total costs and expenses	(126)	3,132	398,412	—	401,418

Income before interest and income taxes	126	196	32,488	—	32,810
Interest expense, net	37,587	—	733	—	38,320
Equity in earnings of subsidiaries	(19,756)	—	—	19,756	—

Income (loss) before income taxes	(17,705)	196	31,755	(19,756)	(5,510)
Income tax expense (benefit)	(14,298)	75	12,120	—	(2,103)

Net income (loss)	$(3,407)	$121	$19,635	$(19,756)	$(3,407)

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONSOLIDATING STATEMENT OF OPERATIONS
For the three months ended September 30, 2007 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net revenues	$—	$3,149	$358,184	$—	$361,333
Costs and expenses:
Educational services	5,521	2,039	198,059	—	205,619
General and administrative	(19,199)	2,031	113,299	—	96,131
Depreciation and amortization	2,095	—	26,197	—	28,292

Total costs and expenses	(11,583)	4,070	337,555	—	330,042

Income (loss) before interest and income taxes	11,583	(921)	20,629	—	31,291
Interest expense, net	39,727	—	971	—	40,698
Equity in earnings of subsidiaries	(11,508)	—	—	11,508	—

Income (loss) before income taxes	(16,636)	(921)	19,658	(11,508)	(9,407)
Income tax expense (benefit)	(10,858)	(355)	7,584	—	(3,629)

Net income (loss)	$(5,778)	$(566)	$12,074	$(11,508)	$(5,778)

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the quarter ended September 30, 2008 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash flows provided by (used in) operations	$11,740	$(1,621)	$98,396	$—	$108,515

Cash flows from investing activities
Expenditures for long-lived assets	(4,326)	(574)	(45,889)	—	(50,789)
Other investing activities	—	—	(1,797)	—	(1,797)

Net cash flows used in investing activities	(4,326)	(574)	(47,686)	—	(52,586)

Cash flows from financing activities
Net proceeds from (payments of) debt	57,031	(1)	(264)	—	56,766
Intercompany transactions	273,327	2,165	(275,492)	—	—

Net cash flows provided by (used in) financing activities	330,358	2,164	(275,756)	—	56,766

Effect of exchange rate changes on cash and cash equivalents	—	—	268	—	268

Increase (decrease) in cash and cash equivalents	337,772	(31)	(224,778)	—	112,963
Beginning cash and cash equivalents	2,314	135	233,578	—	236,027

Ending cash and cash equivalents	$340,086	$104	$8,800	$—	$348,990

EDUCATION MANAGEMENT LLC AND SUBSIDIARIES
CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the quarter ended September 30, 2007 (In thousands)

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash flows provided by (used in) operations	$39,674	$(2,483)	$147,794	$—	$184,985

Cash flows from investing activities
Expenditures for long-lived assets	(2,292)	(179)	(30,289)	—	(32,760)
Acquisition of subsidiaries, net of cash acquired	(420)	—	—	—	(420)
Other investing activities	(474)	—	—	—	(474)

Net cash flows used in investing activities	(3,186)	(179)	(30,289)	—	(33,654)

Cash flows from financing activities
Net repayments of debt	(92,968)	(2)	(214)	—	(93,184)
Intercompany transactions	293,538	2,653	(296,191)	—	—

Net cash flows provided by (used in) financing activities	200,570	2,651	(296,405)	—	(93,184)

Effect of exchange rate changes on cash and cash equivalents	—	—	(430)	—	(430)

Increase (decrease) in cash and cash equivalents	237,058	(11)	(179,330)	—	57,717
Beginning cash and cash equivalents	57,943	124	192,656	—	250,723

Ending cash and cash equivalents	$295,001	$113	$13,326	$—	$308,440

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Each of the registration rights agreements relating to the securities of the Registrants being registered hereby provides that Education Management LLC and Education Management Finance Corp. will bear all expenses in connection with the performance of their obligation relating to the market-making activities of Goldman, Sachs & Co. and its affiliates. These expenses include printer expenses and accounting and legal fees in an approximate amount of $50,000.

Item 14.	Indemnification of Directors and Officers.

(a) Education Management Finance Corp. and Brown Mackie Holding Company are each incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions, the articles of incorporation and/or the bylaws of Education Management Finance Corp. and Brown Mackie Holding Company provide for indemnification of any person who is, was or shall be a director, officer, employee or agent of the corporation, to the full extent permitted by the DGCL, as amended from time to time.

(b) Education Management LLC is a limited liability company organized under the laws of Delaware

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

In accordance with this provisions, the Limited Liability Company Agreement of Education Management LLC state that the company shall indemnify, defend and hold harmless the member and any director, officer, partner, stockholder, controlling person or employee of the member, each member of the board of managers and any person serving at the request of the company from any liability, loss or damage incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in connection with the business of the company including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided however, that if the liability, loss, damage or claim arises out of any action or inaction of an indemnified party, indemnification shall be available only if (a) either (i) the indemnified party, at the time of such action or inaction determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the company or (ii) in the case of inaction by the indemnified party, the indemnified party did not intend its, his or her inaction to be harmful or opposed to the best interests of the company and (b) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the indemnified party.

(c) Higher Education Services, Inc. is incorporated under the laws of Georgia

Section 14 of the Georgia Business Corporation Code states that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a director under this Code section: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. The Code further states that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director.

A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and f he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes appropriation, in violation of his or her duties, of any business opportunity of the corporation, acts or omissions which involve intentional misconduct or a knowing violation of law, the types of liability set forth in section 14-2-832 of the Code or receipt of an improper personal benefit.

A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability.

The bylaws of Higher Education Services, Inc. provide that the corporation shall indemnify any and all persons who may serve or who have served at any time as directors, trustees or officers to the fullest extent permitted by the Georgia Business Corporation Code.

(d) MCM University Plaza, Inc. is incorporated under the laws of Illinois.

Under Article 8, Section 5 of the Illinois Business Corporation Act, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A corporation may purchase and maintain insurance on behalf of any such person against any liability asserted him or her and incurred by him or her in any such capacity.

The bylaws of MCM University Plaza, Inc. provide that the corporation shall indemnify any and all persons whom it shall have the power to indemnify under the provisions of the Illinois Business Corporation Act from and against any and all of the expenses, liabilities or other matters referred to by such provisions.

(e) AIIM Restaurant, Inc. and Argosy University Family Center, Inc. are each incorporated under the laws of Minnesota.

The Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; acted in good faith; received no improper personal benefit; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions occurring in the official capacity, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity, reasonably believed that the conduct was not opposed to the best interests of the corporation.

A corporation may purchase and maintain insurance on behalf of a person in that person’s official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of this section.

The articles of association and the bylaws of AIIM Restaurant, Inc. and Argosy University Family Center, Inc. provide that directors, officers, committee members and other persons shall have the rights to indemnification provided by the Minnesota Business Corporation Act.

(f) AID Restaurant, Inc. and AIH Restaurant, Inc. are each incorporated under the laws of Texas.

The Texas Business Organizations Code provides that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 of the Code if it is determined in accordance with Section 8.103 that the person acted in good faith; reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and, in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

The bylaws of AID Restaurant, Inc. and AIH Restaurant, Inc. provide that the corporations indemnify its present and former directors and officers to the fullest extent permitted by the Texas Business Corporation Act.

Item 16.	Exhibits.

The following Exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description

3.1	Certificate of Formation of Education Management LLC*
3.2	Limited Liability Company Agreement of Education Management LLC*
3.3	Articles of Incorporation of Education Management Finance Corp.*
3.4	Bylaws of Education Management Finance Corp.*
3.5	Articles of Incorporation of AID Restaurant, Inc.*
3.6	Bylaws of AID Restaurant, Inc.*
3.7	Articles of Incorporation of AIH Restaurant, Inc.*
3.8	Bylaws of AIH Restaurant, Inc.*
3.9	Articles of Incorporation of AIIM Restaurant, Inc.*
3.10	Bylaws of AIIM Restaurant, Inc.*
3.11	Articles of Incorporation of Argosy University Family Center, Inc.*
3.12	Bylaws of Argosy University Family Center, Inc.*
3.13	Certificate of Incorporation of Brown Mackie Holding Company*
3.14	Bylaws of Brown Mackie Holding Company*
3.15	Articles of Incorporation of The Connecting Link, Inc.*
3.16	Bylaws of The Connecting Link, Inc.*
3.17	Articles of Incorporation of EDMC Marketing and Advertising, Inc.*
3.18	Bylaws of EDMC Marketing and Advertising, Inc.*
3.19	Articles of Incorporation of Higher Education Services, Inc.*
3.20	Bylaws of Higher Education Services, Inc.*
3.21	Articles of Incorporation of MCM University Plaza, Inc.*
3.22	Bylaws of MCM University Plaza, Inc.*
4.1	Indenture, dated as of June 1, 2006, among Education Management LLC, Education Management Finance Corp., the Guarantors named therein and The Bank of New York, as Trustee, governing the 8 3/4% Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-4/A of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on November 8, 2006)
4.2	Form of 8 3/4% Senior Note due 2014 (included as part of Exhibit 4.1)
4.3	Indenture, dated as of June 1, 2006, among Education Management LLC, Education Management Finance Corp., the Guarantors named therein and The Bank of New York, as Trustee, governing the 10 1/4% Senior Subordinated Notes due 2016 (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-4/A of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on November 8, 2006)

Exhibit
Number	Description

4.4	Form of 10 1/4% Senior Subordinated Note due 2016 (included as part of Exhibit 4.3)
5.1	Opinion of Simpson Thacher & Bartlett LLP**
10.1	Amended and Restated Credit and Guaranty Agreement dated February 13, 2007 among Education Management LLC, Education Management Holdings LLC, certain Subsidiaries of Education Management Holdings LLC, the designated Subsidiary Borrowers referred to therein, each lender thereto, Credit Suisse Securities (USA) LLC, as Syndication Agent, and BNP Paribas, as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.01 to the Current Report on Form 8-K of Education Management LLC filed on February 14, 2007)
10.2	Employment Agreement dated February 8, 2007 among Education Management LLC, Education Management Corporation and Todd S. Nelson (incorporated by reference to Exhibit 10.02 to the Current Report on Form 8-K of Education Management LLC filed on February 14, 2007)
10.3	Employment Agreement, dated as of December 7, 2006, between Education Management LLC and Joseph A. Charlson (incorporated by reference to Exhibit 10.01 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.4	Employment Agreement, dated as of December 7, 2006, between Education Management LLC and John M. Mazzoni (incorporated by reference to Exhibit 10.02 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.5	Employment Agreement, dated as of December 7, 2006, between Education Management LLC and Stacey R. Sauchuk (incorporated by reference to Exhibit 10.03 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.6	Employment Agreement, dated as of December 7, 2006, between Education Management LLC and John T. South, III (incorporated by reference to Exhibit 10.04 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.7	Letter Agreement, dated as of December 7, 2006, between Education Management LLC and John T. South, III (incorporated by reference to Exhibit 10.05 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.8	Letter Agreement, dated March 30, 2007, between Education Management LLC and John T. South, III (incorporated by reference Exhibit 10.03 to the Current Report on Form 8-K of Education Management LLC filed on April 5, 2007)
10.9	Employment Agreement, dated as of June 1, 2006, between Education Management Corporation and John R. McKernan, Jr. (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on September 24, 2006)
10.10	Letter Agreement, dated February 13, 2007, between Education Management Corporation and John R. McKernan, Jr. (incorporated by reference to Exhibit 10.03 to the Current Report on Form 8-K of Education Management LLC filed on February 14, 2007)
10.11	Letter Agreement, dated June 28, 2007, between Education Management Corporation and John R. McKernan, Jr. (incorporated by reference to Exhibit 10.02 to the Current Report on Form 8-K of Education Management LLC filed on July 5, 2007)
10.12	Employment Agreement, dated as of December 7, 2006, between Education Management LLC and Stephen J. Weiss (incorporated by reference to Exhibit 10.06 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)

Exhibit
Number	Description

10.13	Employment Agreement, dated as of June 1, 2006, between Education Management Corporation and Edward H. West (incorporated by reference to Exhibit 10.16 the Registration Statement on Form S-4 of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on September 24, 2006)
10.14	Form of Executive Time—Vested Stock Option Agreement (incorporated by reference to Exhibit 10.07 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.15	Form of Executive Performance—Vested Stock Option Agreement (incorporated by reference to Exhibit 10.08 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.16	Fiscal 2007 Management Incentive Stock Option Plan (incorporated by reference to Exhibit 10.01 to the Current Report on Form 8-K filed of Education Management LLC on December 11, 2006)
10.17	EDMC Stock Option Plan, effective August 1, 2006, as amended (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-4/A of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on November 8, 2006), amendments filed as Exhibit 10.01 to the Current Report on Form 8- K of Education Management LLC filed on March 15, 2007, Exhibit 10.01 to the Current Report on Form 8-K of Education Management LLC filed on April 5, 2007 and Exhibit 10.01 to the Current Report on Form 8-K of Education Management LLC filed on July 5, 2007)
10.18	Education Management LLC Retirement Plan, as amended and restated as of January 1, 2006 (previously filed as Exhibit 10.01 to the Current Report on Form 8-K of Education Management LLC filed on December 29, 2006)
10.19	Education Management Corporation Long-Term Incentive Compensation Plan (previously filed as Exhibit 10.01 to the Current Report on Form 8-K of Education Management LLC filed on March 2, 2007)
10.20	Amended and Restated Shareholders’ Agreement, dated as of October 30, 2006, between EDMC and each of the Shareholders named therein, as amended (previously filed as Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-4/A of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on November 8, 2006), amendment filed as Exhibit 10.02 to the Current Report on Form 8-K filed by Education Management LLC on April 5, 2007)
12.1	Computation of Ratio of Earnings to Fixed Charges†
21.1	List of Subsidiaries (incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Education Management LLC and Education Management Finance Corp. (File No. 333-140025) filed on November 6, 2008)
23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Ernst & Young LLP†
24.1	Power of Attorney of Education Management LLC*
24.2	Power of Attorney of Education Management Finance Corp*
24.3	Power of Attorney of AID Restaurant, Inc.*
24.4	Power of Attorney of AIH Restaurant, Inc.*
24.5	Power of Attorney of AIIM Restaurant, Inc.*
24.6	Power of Attorney of Argosy University Family Center*

Exhibit
Number	Description

24.7	Power of Attorney of Brown Mackie Holding Company*
24.8	Power of Attorney of The Connecting Link, Inc.*
24.9	Power of Attorney of EDMC Marketing and Advertising, Inc.*
24.10	Power of Attorney of Higher Education Services, Inc.*
24.11	Power of Attorney of MCM University Plaza, Inc.*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the 8 3/4% Senior Notes**
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the 10 1/4% Senior Subordinated Notes**

*	Incorporated by reference to the Registration Statement on Form S-4 of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on September 27, 2006.

**	Incorporated by reference to the Amendment No. 1 to the Registration Statement on Form S-4/A of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on November 8, 2006.

†	Filed herewith.

(b) Financial Statement Schedules

None.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 11A or 12 of Form S-1, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 26, 2008.

EDUCATION MANAGEMENT LLC

By:	/s/ Edward H. West
Name:     Edward H. West

Title:	Executive Vice President and
Chief Financial Officer

Each person whose signature appears below authorizes each of John R. McKernan, Jr., Edward H. West and J. Devitt Kramer as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the 8 3/4% Senior Notes due 2014 and 10 1/4% Senior Subordinated Notes due 2016 of Education Management LLC and Education Management Finance Corp, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Todd S. Nelson Todd S. Nelson	President, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2008

/s/ Edward H. West Edward H. West	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 26, 2008

* Christopher M. Lynne	Senior Vice President and Controller (Principal Accounting Officer)

* John R. McKernan, Jr.	Executive Chairman and Chairman of the Board of Directors

SIGNATURE		TITLE	DATE

* Adrian M. Jones		Director

/s/ Jeffrey T. Leeds Jeffrey T. Leeds		Director	November 26, 2008

* Leo F. Mullin		Director

* Paul J. Salem		Director

* Peter O. Wilde		Director

By:	/s/ Edward H. West Edward H. West	Attorney-in-Fact	November 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 26, 2008.

EDUCATION MANAGEMENT FINANCE CORP.

By:	/s/ Edward H. West
Name:     Edward H. West

Title:	Principal Financial Officer

Each person whose signature appears below authorizes each of John R. McKernan, Jr., Edward H. West and J. Devitt Kramer as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the 8 3/4% Senior Notes due 2014 and 10 1/4% Senior Subordinated Notes due 2016 of Education Management LLC and Education Management Finance Corp, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Todd S. Nelson Todd S. Nelson	President, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2008

/s/ Edward H. West Edward H. West	Principal Financial Officer	November 26, 2008

* Christopher M. Lynne	Controller and Principal Accounting Officer

* John R. McKernan, Jr.	Director

* Adrian M. Jones	Director

SIGNATURE		TITLE	DATE

/s/ Jeffrey T. Leeds Jeffrey T. Leeds		Director	November 26, 2008

* Leo F. Mullin		Director

* Paul J. Salem		Director

* Peter O. Wilde		Director

By:	/s/ Edward H. West Edward H. West	Attorney-in-Fact	November 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 26, 2008.

AID RESTAURANT, INC.

By:	/s/ Edward H. West
Name:     Edward H. West

Title:	Principal Financial Officer

Each person whose signature appears below authorizes each of John R. McKernan, Jr., Edward H. West and J. Devitt Kramer as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the 8 3/4% Senior Notes due 2014 and 10 1/4% Senior Subordinated Notes due 2016 of Education Management LLC and Education Management Finance Corp, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

* Simon Lumley		President, Secretary, Treasurer and Director (Principal Executive Officer)

/s/ Edward H. West Edward H. West		Principal Financial Officer	November 26, 2008

* Christopher M. Lynne		Principal Accounting Officer

By:	/s/ Edward H. West Edward H. West	Attorney-in-Fact	November 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 26, 2008.

AIH RESTAURANT, INC.

By:	/s/ Edward H. West
Name:     Edward H. West

Title:	Principal Financial Officer

Each person whose signature appears below authorizes each of John R. McKernan, Jr., Edward H. West and J. Devitt Kramer as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the 8 3/4% Senior Notes due 2014 and 10 1/4% Senior Subordinated Notes due 2016 of Education Management LLC and Education Management Finance Corp, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

* Larry Horn		President, Secretary, Treasurer and Director (Principal Executive Officer)

/s/ Edward H. West Edward H. West		Principal Financial Officer	November 26, 2008

* Christopher M. Lynne		Principal Accounting Officer

By:	/s/ Edward H. West Edward H. West	Attorney-in-Fact	November 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 26, 2008.

AIIM RESTAURANT, INC.

By:	/s/ Edward H. West
Name:     Edward H. West

Title:	Principal Financial Officer

Each person whose signature appears below authorizes each of John R. McKernan, Jr., Edward H. West and J. Devitt Kramer as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the 8 3/4% Senior Notes due 2014 and 10 1/4% Senior Subordinated Notes due 2016 of Education Management LLC and Education Management Finance Corp, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ William A. Johnson, Jr. William A. Johnson, Jr.		President, Secretary, Treasurer and Director (Principal Executive Officer)	November 26, 2008

/s/ Edward H. West Edward H. West		Principal Financial Officer	November 26, 2008

* Christopher M. Lynne		Principal Accounting Officer

By:	/s/ Edward H. West Edward H. West	Attorney-in-Fact	November 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 26, 2008.

ARGOSY UNIVERSITY FAMILY CENTER, INC.

By:	/s/ Edward H. West
Name:     Edward H. West

Title:	Principal Financial Officer

Each person whose signature appears below authorizes each of John R. McKernan, Jr., Edward H. West and J. Devitt Kramer as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the 8 3/4% Senior Notes due 2014 and 10 1/4% Senior Subordinated Notes due 2016 of Education Management LLC and Education Management Finance Corp, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Scott K. Tjaden Scott K. Tjaden		President and Director (Principal Executive Officer)	November 26, 2008

/s/ Edward H. West Edward H. West		Principal Financial Officer	November 26, 2008

* Christopher M. Lynne		Principal Accounting Officer

By:	/s/ Edward H. West Edward H. West	Attorney-in-Fact	November 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 26, 2008.

BROWN MACKIE HOLDING COMPANY

By:	/s/ Edward H. West
Name:     Edward H. West

Title:	Principal Financial Officer and Director

Each person whose signature appears below authorizes each of John R. McKernan, Jr., Edward H. West and J. Devitt Kramer as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the 8 3/4% Senior Notes due 2014 and 10 1/4% Senior Subordinated Notes due 2016 of Education Management LLC and Education Management Finance Corp, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

* Danny Finuf		President (Principal Executive Officer)

/s/ Edward H. West Edward H. West		Principal Financial Officer and Director	November 26, 2008

* Christopher M. Lynne		Principal Accounting Officer

* John R. McKernan, Jr.		Director

/s/ Todd S. Nelson Todd S. Nelson		Director	November 26, 2008

By:	/s/ Edward H. West Edward H. West	Attorney-in-Fact	November 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 26, 2008.

THE CONNECTING LINK, INC.

By:	/s/ Edward H. West
Name:     Edward H. West

Title:	Principal Financial Officer and Director

Each person whose signature appears below authorizes each of John R. McKernan, Jr., Edward H. West and J. Devitt Kramer as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the 8 3/4% Senior Notes due 2014 and 10 1/4% Senior Subordinated Notes due 2016 of Education Management LLC and Education Management Finance Corp, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Craig D. Swenson Craig D. Swenson		President (Principal Executive Officer)	November 26, 2008

/s/ Edward H. West Edward H. West		Principal Financial Officer and Director	November 26, 2008

* Christopher M. Lynne		Controller and Principal Accounting Officer

* John R. McKernan, Jr.		Director

* John T. South, III		Director

By:	/s/ Edward H. West Edward H. West	Attorney-in-Fact	November 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 26, 2008.

EDMC MARKETING AND ADVERTISING, INC.

By:	/s/ Edward H. West
Name:     Edward H. West

Title:	Principal Financial Officer and Director

Each person whose signature appears below authorizes each of John R. McKernan, Jr., Edward H. West and J. Devitt Kramer as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the 8 3/4% Senior Notes due 2014 and 10 1/4% Senior Subordinated Notes due 2016 of Education Management LLC and Education Management Finance Corp, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

* Joseph A. Charlson		President (Principal Executive Officer)

/s/ Edward H. West Edward H. West		Principal Financial Officer and Director	November 26, 2008

* Christopher M. Lynne		Principal Accounting Officer

* John R. McKernan, Jr.		Director

* John T. South, III		Director

By:	/s/ Edward H. West Edward H. West	Attorney-in-Fact	November 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 26, 2008.

HIGHER EDUCATION SERVICES, INC.

By:	/s/ Edward H. West
Name:     Edward H. West

Title:	Principal Financial Officer and Director

Each person whose signature appears below authorizes each of John R. McKernan, Jr., Edward H. West and J. Devitt Kramer as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the 8 3/4% Senior Notes due 2014 and 10 1/4% Senior Subordinated Notes due 2016 of Education Management LLC and Education Management Finance Corp, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

* John T. South III		President and Director (Principal Executive Officer)

/s/ Edward H. West Edward H. West		Principal Financial Officer and Director	November 26, 2008

* Christopher M. Lynne		Principal Accounting Officer

* John R. McKernan, Jr.		Director

By:	/s/ Edward H. West Edward H. West	Attorney-in-Fact	November 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 26, 2008.

MCM UNIVERSITY PLAZA, INC.

By:	/s/ Edward H. West
Name:     Edward H. West

Title:	Principal Financial Officer and Director

Each person whose signature appears below authorizes each of John R. McKernan, Jr., Edward H. West and J. Devitt Kramer as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the 8 3/4% Senior Notes due 2014 and 10 1/4% Senior Subordinated Notes due 2016 of Education Management LLC and Education Management Finance Corp, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Craig D. Swenson Craig D. Swenson		President (Principal Executive Officer)	November 26, 2008

/s/ Edward H. West Edward H. West		Principal Financial Officer and Director	November 26, 2008

* Christopher M. Lynne		Controller and Principal Accounting Officer

* John R. McKernan, Jr.		Director

* John T. South III		Director

By:	/s/ Edward H. West Edward H. West	Attorney-in-Fact	November 26, 2008

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Formation of Education Management LLC*
3.2	Limited Liability Company Agreement of Education Management LLC*
3.3	Articles of Incorporation of Education Management Finance Corp.*
3.4	Bylaws of Education Management Finance Corp.*
3.5	Articles of Incorporation of AID Restaurant, Inc.*
3.6	Bylaws of AID Restaurant, Inc.*
3.7	Articles of Incorporation of AIH Restaurant, Inc.*
3.8	Bylaws of AIH Restaurant, Inc.*
3.9	Articles of Incorporation of AIIM Restaurant, Inc.*
3.10	Bylaws of AIIM Restaurant, Inc.*
3.11	Articles of Incorporation of Argosy University Family Center, Inc.*
3.12	Bylaws of Argosy University Family Center, Inc.*
3.13	Certificate of Incorporation of Brown Mackie Holding Company*
3.14	Bylaws of Brown Mackie Holding Company*
3.15	Articles of Incorporation of The Connecting Link, Inc.*
3.16	Bylaws of The Connecting Link, Inc.*
3.17	Articles of Incorporation of EDMC Marketing and Advertising, Inc.*
3.18	Bylaws of EDMC Marketing and Advertising, Inc.*
3.19	Articles of Incorporation of Higher Education Services, Inc.*
3.20	Bylaws of Higher Education Services, Inc.*
3.21	Articles of Incorporation of MCM University Plaza, Inc.*
3.22	Bylaws of MCM University Plaza, Inc.*
4.1	Indenture, dated as of June 1, 2006, among Education Management LLC, Education Management Finance Corp., the Guarantors named therein and The Bank of New York, as Trustee, governing the 8 3/4% Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-4/A of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on November 8, 2006)
4.2	Form of 8 3/4% Senior Note due 2014 (included as part of Exhibit 4.1)
4.3	Indenture, dated as of June 1, 2006, among Education Management LLC, Education Management Finance Corp., the Guarantors named therein and The Bank of New York, as Trustee, governing the 10 1/4% Senior Subordinated Notes due 2016 (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-4/A of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on November 8, 2006)
4.4	Form of 10 1/4% Senior Subordinated Note due 2016 (included as part of Exhibit 4.3)
5.1	Opinion of Simpson Thacher & Bartlett LLP**
10.1	Amended and Restated Credit and Guaranty Agreement dated February 13, 2007 among Education Management LLC, Education Management Holdings LLC, certain Subsidiaries of Education Management Holdings LLC, the designated Subsidiary Borrowers referred to therein, each lender thereto, Credit Suisse Securities (USA) LLC, as Syndication Agent, and BNP Paribas, as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.01 to the Current Report on Form 8-K of Education Management LLC filed on February 14, 2007)

Exhibit
Number	Description

10.2	Employment Agreement dated February 8, 2007 among Education Management LLC, Education Management Corporation and Todd S. Nelson (incorporated by reference to Exhibit 10.02 to the Current Report on Form 8-K of Education Management LLC filed on February 14, 2007)
10.3	Employment Agreement, dated as of December 7, 2006, between Education Management LLC and Joseph A. Charlson (incorporated by reference to Exhibit 10.01 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.4	Employment Agreement, dated as of December 7, 2006, between Education Management LLC and John M. Mazzoni (incorporated by reference to Exhibit 10.02 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.5	Employment Agreement, dated as of December 7, 2006, between Education Management LLC and Stacey R. Sauchuk (incorporated by reference to Exhibit 10.03 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.6	Employment Agreement, dated as of December 7, 2006, between Education Management LLC and John T. South, III (incorporated by reference to Exhibit 10.04 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.7	Letter Agreement, dated as of December 7, 2006, between Education Management LLC and John T. South, III (incorporated by reference to Exhibit 10.05 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.8	Letter Agreement, dated March 30, 2007, between Education Management LLC and
John T. South, III (incorporated by reference Exhibit 10.03 to the Current Report on Form 8-K of Education Management LLC filed on April 5, 2007)
10.9	Employment Agreement, dated as of June 1, 2006, between Education Management Corporation and John R,. McKernan, Jr. (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on September 24, 2006)
10.10	Letter Agreement, dated February 13, 2007, between Education Management Corporation and John R. McKernan, Jr. (incorporated by reference to Exhibit 10.03 to the Current Report on Form 8-K of Education Management LLC filed on February 14, 2007)
10.11	Letter Agreement, dated June 28, 2007, between Education Management Corporation and John R. McKernan, Jr. (incorporated by reference to Exhibit 10.02 to the Current Report on Form 8-K of Education Management LLC filed on July 5, 2007)
10.12	Employment Agreement, dated as of December 7, 2006, between Education Management LLC and Stephen J. Weiss (incorporated by reference to Exhibit 10.06 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.13	Employment Agreement, dated as of June 1, 2006, between Education Management Corporation and Edward H. West (incorporated by reference to Exhibit 10.16 the Registration Statement on Form S-4 of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on September 24, 2006)
10.14	Form of Executive Time—Vested Stock Option Agreement (incorporated by reference to Exhibit 10.07 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.15	Form of Executive Performance—Vested Stock Option Agreement (incorporated by reference to Exhibit 10.08 to the Current Report on Form 8-K of Education Management LLC filed on December 13, 2006)
10.16	Fiscal 2007 Management Incentive Stock Option Plan (incorporated by reference to Exhibit 10.01 to the Current Report on Form 8-K filed of Education Management LLC on December 11, 2006)

Exhibit
Number	Description

10.17	EDMC Stock Option Plan, effective August 1, 2006, as amended (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-4/A of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on November 8, 2006), amendments filed as Exhibit 10.01 to the Current Report on Form 8- K of Education Management LLC filed on March 15, 2007, Exhibit 10.01 to the Current Report on Form 8-K of Education Management LLC filed on April 5, 2007 and Exhibit 10.01 to the Current Report on Form 8-K of Education Management LLC filed on July 5, 2007)
10.18	Education Management LLC Retirement Plan, as amended and restated as of January 1, 2006 (previously filed as Exhibit 10.01 to the Current Report on Form 8-K of Education Management LLC filed on December 29, 2006)
10.19	Education Management Corporation Long-Term Incentive Compensation Plan (previously filed as Exhibit 10.01 to the Current Report on Form 8-K of Education Management LLC filed on March 2, 2007)
10.20	Amended and Restated Shareholders’ Agreement, dated as of October 30, 2006, between EDMC and each of the Shareholders named therein, as amended (previously filed as Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-4/A of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on November 8, 2006), amendment filed as Exhibit 10.02 to the Current Report on Form 8-K filed by Education Management LLC on April 5, 2007)
12.1	Computation of Ratio of Earnings to Fixed Charges†
21.1	List of Subsidiaries (incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Education Management LLC and Education Management Finance Corp. (File No. 333-140025) filed on November 6, 2008)
23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Ernst & Young LLP†
24.1	Power of Attorney of Education Management LLC*
24.2	Power of Attorney of Education Management Finance Corp*
24.3	Power of Attorney of AID Restaurant, Inc.*
24.4	Power of Attorney of AIH Restaurant, Inc.*
24.5	Power of Attorney of AIIM Restaurant, Inc.*
24.6	Power of Attorney of Argosy University Family Center*
24.7	Power of Attorney of Brown Mackie Holding Company*
24.8	Power of Attorney of The Connecting Link, Inc.*
24.9	Power of Attorney of EDMC Marketing and Advertising, Inc.*
24.10	Power of Attorney of Higher Education Services, Inc.*
24.11	Power of Attorney of MCM University Plaza, Inc.*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the 8 3/4% Senior Notes**
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the 10 1/4% Senior Subordinated Notes**

*	Incorporated by reference to the Registration Statement on Form S-4 of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on September 27, 2006

**	Incorporated by reference to the Amendment No. 1 to the Registration Statement on Form S-4/A of Education Management LLC and Education Management Finance Corp. (File No. 333-137605) filed on November 8, 2006.

†	Filed herewith.